 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1998

                                                     REGISTRATION NO. 333-61017
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                     DATA PROCESSING RESOURCES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

          CALIFORNIA                        7379                       95-3931443
 (STATE OR OTHER JURISDICTION   (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZA-     CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)
             TION)

                      4400 MACARTHUR BOULEVARD, SUITE 600
                        NEWPORT BEACH, CALIFORNIA 92660
                                (949) 553-1102
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              MICHAEL A. PIRAINO
                           EXECUTIVE VICE PRESIDENT
                      4400 MACARTHUR BOULEVARD, SUITE 600
                        NEWPORT BEACH, CALIFORNIA 92660
                                (949) 553-1102
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                             ELAINE R. LEVIN, ESQ.
                             TIMOTHY R. RUPP, ESQ.
                              RIORDAN & MCKINZIE
                      695 TOWN CENTER DRIVE, SUITE 1500,
                         COSTA MESA, CALIFORNIA 92626
                                (714) 433-2900

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES
EFFECTIVE.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________


                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
===============================================================================

                     DATA PROCESSING RESOURCES CORPORATION

                          [LOGO OF DPRC APPEARS HERE]
                                                                         , 1998

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Data Processing Resources Corporation, a California corporation ("DPRC"), at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach,
California 92660 on [          ,] 1998, at [       ], local time (the "DPRC
Special Meeting").

  DPRC and DPRC Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of DPRC ("Acquisition Corp."), entered into an Agreement and Plan of Merger, dated June 16, 1998, by and among DPRC, Acquisition Corp., Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), and certain shareholders of SPC, which was amended on October 13, 1998 and October 20, 1998, (the "Merger Agreement"). Pursuant to and subject to the terms and conditions of the Merger Agreement, Acquisition Corp will be merged with and into SPC (the "Merger") and each outstanding share of SPC common stock will be converted into shares of DPRC common stock ("DPRC Common Stock") in accordance with an exchange ratio (the "Exchange Ratio") based on the total consideration to be delivered with respect to the Merger. In connection with the Merger, DPRC will assume SPC's existing stock option plan. Following the Merger, SPC will be a wholly owned subsidiary of DPRC.

  The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC (the "Merger Consideration"). The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million (the "Share Issuance"). Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC common stock and for the cancellation of the SPC performance stock options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the remaining SPC stock options under the stock option plan which is being assumed by DPRC in the Merger.

  The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

  At the DPRC Special Meeting, you will be asked to approve (i) the Merger Agreement, (ii) the Share Issuance, (iii) an amendment to DPRC's Articles of Incorporation to increase the number of authorized shares of DPRC Common Stock from 20.0 million shares to 60.0 million shares (the "Charter Amendment") and
(iv) an amendment to DPRC's 1994 Stock Option Plan to increase the number of shares of DPRC Common Stock reserved for issuance upon exercise of stock options granted thereunder from 2.0 million shares to 3.0 million shares (the "Option Plan Amendment").

  FOR THE REASONS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, THE DPRC BOARD OF DIRECTORS (THE "BOARD") UNANIMOUSLY BELIEVES THAT THE MERGER, THE SHARE ISSUANCE, THE CHARTER AMENDMENT AND THE OPTION PLAN AMENDMENT ARE IN THE BEST INTERESTS OF THE SHAREHOLDERS OF DPRC AND, ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT DPRC'S SHAREHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF SUCH PROPOSALS.

  In making its determination as to the fairness of the Merger Consideration, the DPRC Board received and considered materials prepared by NationsBanc Montgomery Securities LLC ("NMS") which evaluated the Merger Consideration to be paid from a financial point of view. The DPRC Board also received the oral opinion of NMS (subsequently confirmed in writing) that the Merger Consideration to be paid by DPRC pursuant to the Merger Agreement was fair to DPRC from a financial point of view as of October 21, 1998 (the "NMS Opinion"). A copy of the NMS Opinion and a copy of the written opinion previously delivered by NMS dated June 15, 1998 and confirmed in a letter dated June 16, 1998, including the assumptions, qualifications and other matters contained therein, is included in the accompanying Proxy Statement/Prospectus as Annex B.

  Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the shareholders of both DPRC and SPC.

  The enclosed Notice and Proxy Statement/Prospectus contain details concerning the Merger, the Share Issuance, the Charter Amendment and the Option Plan Amendment. We urge you to read and consider these documents carefully. Whether or not you plan to attend the DPRC Special Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the DPRC Special Meeting and voted in accordance with your wishes. It is important that your shares be represented at the DPRC Special Meeting. Your vote is important regardless of the number of shares you own.

                                          Sincerely,

                                          Mary Ellen Weaver
                                          Chairman and Chief Executive Officer

                     DATA PROCESSING RESOURCES CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   OF DATA PROCESSING RESOURCES CORPORATION
                          TO BE HELD           , 1998

                               ----------------

TO THE SHAREHOLDERS OF DATA PROCESSING RESOURCES CORPORATION:

  A Special Meeting of Shareholders (the "Special Meeting") of Data Processing Resources Corporation, a California corporation ("DPRC"), will be held on
   ,1998 at [    a.m.], local time, at The Sutton Place Hotel located at 4500
MacArthur Boulevard, Newport Beach, California 92660, for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 1998, as amended October 13, 1998 and October 20, 1998 (the "Merger Agreement"), by and among DPRC, DPRC Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of DPRC ("Acquisition Corp."), Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), and certain shareholders of SPC pursuant to which, among other things, Acquisition Corp. will be merged with and into SPC (the "Merger"), with SPC surviving as a wholly owned subsidiary of DPRC. Upon consummation of the Merger, the outstanding shares of SPC common stock and certain options to purchase shares of SPC common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, on a pro rata basis, shares of common stock of DPRC (the "DPRC Common Stock"). In addition, pursuant to the Merger Agreement, DPRC will be assuming the remaining stock options. The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain payments and liabilities to be assumed by DPRC (the "Merger Consideration"). The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and
  3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC common stock and for the cancellation of certain SPC stock options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the remaining SPC stock options under the stock option plan being assumed by DPRC. The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

    2. To consider and vote upon a proposal to issue shares of DPRC Common Stock with an aggregate value equal to the Merger Consideration of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. The total number of shares of DPRC Common Stock to be issued in the Merger is estimated to be between 2.8 million and 3.3 million (the "Share Issuance").

    3. To consider and vote upon a proposal to amend DPRC's Articles of Incorporation, to increase the number of authorized shares of DPRC Common Stock from 20.0 million shares to 60.0 million shares (the "Charter Amendment").

    4. To consider and vote upon a proposal to amend DPRC's 1994 Stock Option Plan to increase the number of shares of DPRC Common Stock reserved for issuance upon exercise of stock options granted thereunder from 2.0 million shares to 3.0 million shares (the "Option Plan Amendment").

    5. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

  Approval of each of the Merger Agreement, the Charter Amendment and the Option Plan Amendment requires the affirmative vote of a majority of the outstanding shares of DPRC Common Stock entitled to vote thereon at the Special Meeting. Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast with respect to such proposal; provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of DPRC Common Stock entitled to vote thereon at the Special Meeting. Approval of the Merger Agreement, the Charter Amendment and the Share Issuance is required for the Merger to be consummated. If any one of the foregoing three proposals is not approved, even if the other two proposals are approved, the Merger cannot be consummated. Approval of the Option Plan Amendment is not required to consummate the Merger, and if approved, will independently be effected even if any of the other proposals are not approved.

  The board of directors of DPRC (the "DPRC Board") unanimously recommends that shareholders vote FOR approval and adoption of the Merger Agreement, the Share Issuance, the Charter Amendment and the Option Plan Amendment.

  The DPRC Board has fixed the close of business on November 2, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the DPRC Special Meeting or any adjournment thereof. Only holders of record of DPRC Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the DPRC Special Meeting. A complete list of such shareholders will be available for examination by any DPRC shareholder, for any purpose related to the DPRC Special Meeting at the offices of DPRC in Newport Beach, California, during normal business hours for a period of ten days prior to the DPRC Special Meeting.

  SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE DPRC SPECIAL MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. If a shareholder who has returned a proxy attends the DPRC Special Meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted for a vote of shareholders at the DPRC Special Meeting.

                                          By Order of the Board of Directors

                                          Michael A. Piraino
                                          Executive Vice President and
                                           Secretary

Newport Beach, California
     , 1998

                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.

                                                                         , 1998

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC")
at the [               ], [                 ], [               ], on        ,
1998 at [     ], local time. The purpose of the Special Meeting is set forth below and in the accompanying Notice of Special Meeting of SPC Shareholders and is described in detail in the accompanying Proxy Statement/Prospectus.

  SPC entered into an Agreement and Plan of Merger, dated June 16, 1998, by and among Data Processing Resources Corporation, a California corporation ("DPRC") and DPRC Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of DPRC ("Acquisition Corp."), SPC and certain shareholders of SPC, which was amended on October 13, 1998 and October 20, 1998 (the "Merger Agreement"). Pursuant to and subject to the terms and conditions of the Merger Agreement, Acquisition Corp will be merged with and into SPC (the "Merger") and each outstanding share of SPC common stock ("SPC Common Stock") will be converted into shares of DPRC common stock ("DPRC Common Stock") in accordance with an exchange ratio (the "Exchange Ratio") based on the total consideration to be delivered with respect to the Merger. Following the Merger, SPC will be a wholly owned subsidiary of DPRC.

  In addition, in connection with the Merger, DPRC will assume SPC's existing stock option plan. Such plan has outstanding certain stock options to purchase shares of SPC Common Stock which options, following the Merger, will remain outstanding and be exercisable for shares of DPRC Common Stock of equivalent value, as determined by the Exchange Ratio. All of such SPC stock options are currently fully vested and exercisable at an Exchange Ratio adjusted price substantially below the market value of DPRC Common Stock. Certain other options to purchase shares of SPC common stock which are outstanding under SPC's stock option plan (the "SPC Performance Options") will be canceled in the Merger in exchange for shares of DPRC Common Stock with an aggregate value equal to the appraised value of the SPC Performance Options. The number of shares of DPRC Common Stock issued in connection with the Merger Consideration, as defined below, will be reduced by the number of shares of DPRC Common Stock issued in consideration of the cancellation of the SPC Performance Options.

  The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC (the "Merger Consideration"). The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC common stock and for the cancellation of the SPC Performance Options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the SPC stock options under the SPC stock option plan being assumed by DPRC.

  The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

  It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. See the attached Proxy Statement/Prospectus for the calculation of this estimate. The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number of shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions for costs and liabilities and not for any changes in the market price of DPRC Common Stock. Based upon the most recent information available, the estimated aggregate costs and liabilities to be deducted from the implied valuation for SPC's tax liabilities, bank debt outstanding and portion of pre-payment penalty, aged receivables outstanding, noncompetition payments, costs and expenses of the Merger and appraised value of SPC Performance-Vesting Options range from $4.3 million to $13.7 million, which results in the 5.50 to 6.40 estimated Exchange Ratio. However, there is no minimum Exchange Ratio and the actual number of shares may be less than estimated above if the costs and liabilities to be assumed by DPRC in the Merger are more than estimated above. As a result, the exact number of shares of DPRC Common Stock and the market value at the time of the Merger of such shares to be received by SPC shareholders and option holders will not be known at the time of the Special Meeting.

  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SPC AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

  You are urged to read the accompanying Proxy Statement/Prospectus, which provides you with a description of the terms of the proposed transaction. A copy of the Merger Agreement is included as Annex A to the Proxy
Statement/Prospectus.

  It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are urged to complete, date and sign the enclosed proxy card and return it in the enclosed postage paid envelope as promptly as possible.

  If you have any questions prior to the Special Meeting or need further assistance, please call Richard K. Carlisle at SPC's corporate offices at
(704) 348-9000.

  Thank you for your time and attention to the accompanying Notice of Special Meeting and Proxy Statement/Prospectus.

                                          Very truly yours,

                                          Thomas G. Carlisle
                                          Chairman, President and Treasurer

                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.

                               ---------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.
                          TO BE HELD           , 1998

                               ---------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Systems & Programming Consultants, Inc., a North Carolina
corporation ("SPC"), will be held at the [                    ],
[                ], [               ], North Carolina [          ], on
        , 1998, beginning at [     ], local time, for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 16, 1998, as amended October 13, 1998 and October 20, 1998 (the "Merger Agreement"), by and among Data Processing Resources Corporation, a California corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of DPRC ("Acquisition Corp."), SPC, and certain shareholders of SPC pursuant to which, among other things, Acquisition Corp. will be merged with and into SPC (the "Merger"), with SPC surviving as a wholly owned subsidiary of DPRC. Upon consummation of the Merger, the outstanding shares of SPC common stock and certain options to purchase shares of SPC common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, on a pro rata basis, shares of common stock of DPRC ("DPRC Common Stock"). In addition, pursuant to the Merger Agreement, DPRC will be assuming the remaining stock options. The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC common stock and for the cancellation of certain SPC stock options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the remaining SPC stock options under the stock option plan being assumed by DPRC. It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number of shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions for the costs and liabilities and not for any changes in the market price of DPRC Common Stock. However, there is no minimum Exchange Ratio and the actual number of shares may be less than estimated above if the costs and liabilities to be assumed by DPRC in the Merger are more than estimated. As a result, the exact number of shares of DPRC Common Stock and the market value at the time of the Merger of such shares to be received by SPC shareholders and option holders will not be known at the time of the Special Meeting. However, the same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  Only shareholders of record at the close of business on November 2, 1998, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.

  Approval of the proposal described in item 1 above requires the affirmative vote of the holders of a majority of the outstanding shares of SPC Common Stock entitled to be voted with respect to such proposal.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. Any stockholder who signs and mails a proxy may revoke such proxy by delivering written notice of such revocation to the Secretary of SPC prior to the time voting is declared closed or by attending the Special Meeting and voting in person. Please see the accompanying Proxy Statement/Prospectus for further details regarding the treatment of proxies at the Special Meeting.

  Please do not mail any stock certificates at this time.

                                       By Order of the Board of Directors

                                       Richard K. Carlisle
                                       Vice President and Secretary

Charlotte, North Carolina
    , 1998

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED NOVEMBER 6, 1998
          [LOGO OF DATA PROCESSING RESOURCES CORPORATION APPEARS HERE]

                     DATA PROCESSING RESOURCES CORPORATION

                                  -----------

 PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON      , 1998

                                  -----------

     PROSPECTUS FOR UP TO 3,313,769 SHARES OF DPRC COMMON STOCK ISSUABLE IN
                    CONNECTION WITH THE MERGER WITH SPC

  This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") relates to the proposed merger of DPRC Acquisition Corp. ("Acquisition Corp."), a North Carolina corporation and wholly owned subsidiary of Data Processing Resources Corporation, a California corporation ("DPRC"), with and into Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), pursuant to an Agreement and Plan of Merger, dated as of June 16, 1998, by and among DPRC, Acquisition Corp., SPC and certain shareholders of SPC, as amended October 13, 1998 and October 20, 1998 (the "Merger Agreement").

  In accordance with the terms of the Merger Agreement, Acquisition Corp will be merged with and into SPC (the "Merger") and each outstanding share of SPC common stock, no par value per share ("SPC Common Stock") will be converted into shares of DPRC common stock, no par value per share ("DPRC Common Stock"), in accordance with an exchange ratio (the "Exchange Ratio") based on the total consideration to be delivered with respect to the Merger. Following the Merger, SPC will be a wholly owned subsidiary of DPRC.

  In addition, in connection with the Merger, DPRC will assume SPC's existing stock option plan. Such plan has outstanding certain stock options to purchase shares of SPC Common Stock which options, following the Merger, will remain outstanding and be exercisable for shares of DPRC Common Stock of equivalent value, as determined by the Exchange Ratio (the "SPC Time-Vesting Options"). All of the SPC Time-Vesting Options are currently fully vested and exercisable at a price, after adjustment in accordance with the Exchange Ratio, substantially below the market value of DPRC Common Stock. Certain other options to purchase shares of SPC Common Stock which are outstanding under SPC's stock option plan (the "SPC Performance-Vesting Options") will be canceled in the Merger in exchange for shares of DPRC Common Stock with an aggregate value equal to the appraised value of the SPC Performance-Vesting Options. The number of shares of DPRC Common Stock issued in connection with the Merger Consideration, as defined below, will be reduced by the number of shares of DPRC Common Stock issued in consideration of the cancellation of the SPC Performance-Vesting Options.

  The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC (the "Merger Consideration"). The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million (the "Share Issuance"). Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC Common Stock and for the cancellation of the SPC Performance-Vesting Options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the SPC Time-Vesting Options under the SPC stock option plan being assumed by DPRC.

  The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

  It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number of shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions for costs and liabilities and not for any changes in the market price of DPRC Common Stock. Based upon the most recent information available, the estimated aggregate costs and liabilities to be deducted from the implied valuation for SPC's tax liabilities, bank debt outstanding and portion of pre-payment penalty, aged receivables outstanding, noncompetition payments, costs and expenses of the Merger and appraised value of SPC Performance-Vesting Options range from $4.3 million to $13.7 million, which results in the 5.50 to 6.40 estimated Exchange Ratio. However, there is no minimum Exchange Ratio and the actual number of shares may be less than estimated above if the costs and liabilities to be assumed by DPRC in the Merger are more than estimated above. As a result, the exact number of shares of DPRC Common Stock and the market value at the time of the Merger of such shares to be received by SPC shareholders and option holders will not be known at the time of the Special Meeting.

  This Proxy Statement/Prospectus is being furnished to the holders of DPRC Common Stock in connection with the solicitation of proxies by the Board of Directors of DPRC (the "DPRC Board") for use at a special meeting of
shareholders of DPRC to be held on           , 1998, and any and all
adjournments and postponements thereof (the "DPRC Special Meeting").

  At the DPRC Special Meeting, holders of DPRC Common Stock will be asked to consider proposals to: (i) approve the Merger Agreement, (ii) approve the Share Issuance, (iii) approve an amendment to DPRC's Articles of Incorporation to increase the number of authorized shares of DPRC Common Stock from 20.0 million shares to 60.0 million shares (the "Charter Amendment") and (iv) approve an amendment to DPRC's 1994 Stock Option Plan to increase the number of shares of DPRC Common Stock reserved for issuance upon exercise of stock options granted thereunder from 2.0 million shares to 3.0 million shares (the "Option Plan Amendment").

  This Proxy Statement/Prospectus also constitutes the prospectus of DPRC with respect to the shares of DPRC Common Stock to be issued to the shareholders and option holders of SPC pursuant to the Merger Agreement filed as part of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). DPRC will apply to have the shares of DPRC Common Stock issued pursuant to the Merger listed on the Nasdaq National Market (the "NNM").

  On June 15, 1998, the last full day of trading prior to the announcement of the execution of the Merger Agreement, the last reported sale price of DPRC Common Stock, as reported on the NNM, was $30.875. On November 5, 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale price of DPRC Common Stock as reported on the NNM, was $20 11/16.

  This Proxy Statement/Prospectus and the accompanying forms of proxy are
first being mailed to shareholders of DPRC on or about               , 1998.

    THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
         STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF DPRC WITH RESPECT TO THE MERGER.

                               ----------------

        The date of this Proxy Statement/Prospectus is [      ], 1998.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
 AVAILABLE INFORMATION..................................................     ii
 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................    iii
 SUMMARY................................................................      1
 RISK FACTORS...........................................................     19
 THE SPECIAL MEETINGS...................................................     28
 THE MERGER.............................................................     32
    Background of the Merger............................................     32
    DPRC's Reasons for the Merger; Recommendations of the DPRC Board....     36
    SPC's Reasons for the Merger; Recommendations of the SPC Board......     38
    Opinion of NMS, Financial Advisor to DPRC...........................     41
    The Merger Agreement................................................     45
    Listing of DPRC Common Stock........................................     52
    Resale of Shares of DPRC Common Stock Issued in the Merger;
     Affiliates.........................................................     52
    Interests of Certain Persons in the Merger..........................     53
    Board of Directors and Management Following the Merger..............     53
    Accounting Treatment of the Merger..................................     54
    Material Federal Income Tax Consequences of the Merger to SPC
     Shareholders.......................................................     55
    Federal Income Tax Treatment of Stock Options.......................     55
    Rights of DPRC Dissenting Shareholders..............................     56
    Rights of SPC Dissenting Shareholders...............................     58
 COMPARATIVE MARKET DATA................................................     61
 DESCRIPTION OF CAPITAL STOCK OF DPRC...................................     62
 COMPARATIVE RIGHTS OF SHAREHOLDERS.....................................     63
 DPRC SELECTED CONSOLIDATED FINANCIAL DATA..............................     67
 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS..................     69
 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET.........................     70
 UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME DATA..............     71
 BUSINESS OF SPC........................................................     74
 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SPC..     75
 SELECTED FINANCIAL DATA OF SPC.........................................     76
 SPC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.................................................     78
 PROPOSED DPRC SHARE ISSUANCE...........................................     84
 PROPOSED DPRC CHARTER AMENDMENT........................................     85
 PROPOSED AMENDMENT OF DPRC 1994 STOCK OPTION PLAN......................     86
 OTHER BUSINESS.........................................................     89
 SUBMISSION OF DPRC SHAREHOLDER PROPOSALS...............................     89
 LEGAL MATTERS..........................................................     90
 EXPERTS................................................................     90
 FINANCIAL STATEMENTS...................................................    F-1
 ANNEXES
 ANNEX A:   AGREEMENT AND PLAN OF MERGER, AS AMENDED...................     A-1
 ANNEX B:   OPINION OF NATIONSBANC MONTGOMERY SECURITIES LLC...........     B-1
 ANNEX C-1: CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW
            RELATING TO DISSENTERS' RIGHTS OF SHAREHOLDERS.............   C-1-1
 ANNEX C-2: TEXT OF CHAPTER 55, ARTICLE 13 OF THE GENERAL STATUTES OF
            NORTH CAROLINA CONCERNING RIGHTS OF DISSENTING
            SHAREHOLDERS...............................................   C-2-1
 ANNEX D:   DATA PROCESSING RESOURCES CORPORATION 1994 STOCK OPTION
            PLAN, AS AMENDED...........................................     D-1

                             AVAILABLE INFORMATION

  DPRC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith, files reports, proxy statements, registration statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by DPRC with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the
Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or from the Commission's Internet Web site at http://www.sec.gov. Such reports, proxy statements and other information concerning DPRC are also available for inspection at the offices of The Nasdaq Stock Market at 17 K Street, N.W., Washington, D.C. 20006.

  DPRC has filed with the Commission the Registration Statement with respect to the DPRC Common Stock to be issued pursuant to the Merger Agreement, of which this Proxy Statement/Prospectus constitutes a part. The information contained herein with respect to DPRC and its affiliates has been provided by DPRC. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the contents of any contract, agreement or other document referred to herein and filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by DPRC with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    (a) The Annual Report of DPRC on Form 10-K (File No. 0-27612) for its fiscal year ended July 31, 1998.

    (b) The definitive Proxy Statement of DPRC, as filed with the Commission November 17, 1997.

    (c) The Current Report of DPRC on Form 8-K dated July 1, 1996, as filed with the Commission on July 16, 1996, and the Form 8-K/A filed with the Commission on August 28, 1996.

    (d) The Current Report of DPRC on Form 8-K dated January 27, 1998, as filed with the Commission on February 11, 1998, and the Forms 8-K/A filed with the Commission on March 5, 1998, March 20, 1998 and September 29, 1998.

    (e) The Current Report of DPRC on Form 8-K dated August 6, 1998, as filed with the Commission on August 6, 1998.

    (f) The Current Report of DPRC on Form 8-K dated October 20, 1998, as filed with The Commission on October 22, 1998.

    (g) The 424(b)(3) Prospectus dated June 11, 1998, as filed with the Commission on June 18, 1998 relating to the Registration Statement of DPRC on Form S-3 (File No. 333-53371).

    (h) The Registration Statement of DPRC on Form 8-A/A Amendment No. 1, filed with the Commission on March 1, 1996, registering DPRC Common Stock under Section 12(g) of the Exchange Act.

    (i) All documents filed by DPRC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the DPRC Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO DATA PROCESSING RESOURCES CORPORATION, 4400 MACARTHUR BOULEVARD, SUITE 600, NEWPORT BEACH, CALIFORNIA 92660, TELEPHONE
(949) 553-1102, ATTENTION MICHAEL A. PIRAINO. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY DPRC BY
             , 1998 [5 BUSINESS DAYS PRIOR TO MEETING].

                               ----------------


  NO PERSON IS AUTHORIZED BY DPRC TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

  NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF DPRC SINCE THE DATE HEREOF.

  WHEN USED IN THIS PROXY STATEMENT/PROSPECTUS, STATEMENTS CONTAINING THE WORDS "EXPECTS," "ANTICIPATES," "ESTIMATES," "BELIEVES" AND WORDS OF SIMILAR IMPORT MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                    SUMMARY

  This summary highlights selected information from this Proxy Statement/Prospectus and may not contain all of the information that is important. To understand the Merger fully and for a more complete description of the legal terms of the Merger, shareholders should read carefully this entire document, including the annexes, and the documents incorporated by reference. See "Available Information" and "Incorporation of Certain Documents by Reference." Shareholders should also carefully consider the information set forth below in "Risk Factors." Except as otherwise noted, references to "DPRC" refer to Data Processing Resources Corporation and its subsidiaries.

                                 THE COMPANIES

DPRC

  Data Processing Resources Corporation ("DPRC") is a leading provider of information technology ("IT") staffing services to a diverse group of corporate clients. Utilizing full-time salaried and hourly technical consultants, DPRC offers a wide range of staffing solutions to meet its clients' enterprise-wide IT needs. DPRC's technical consultants have expertise on multiple hardware platforms utilizing a wide variety of software applications and provide services covering all aspects of the systems applications development lifecycle, including planning, design, building and programming, implementation, maintenance and ongoing management. In addition, DPRC also provides other specialty staffing services such as Year 2000 conversion, network management and desktop services, internet/intranet development and support, packaged software implementation (including responsibility for deliverables), software engineering and help desk support.

  Early in fiscal 1994, DPRC began to implement a growth strategy focused on expanding its geographic coverage, increasing its service offerings and enhancing overall profitability. DPRC has expanded from three California offices in 1996 to 17 offices in 12 states and four international recruiting offices (two in England, one in Australia and one in Canada) as of September 30, 1998. Of the 14 new offices, six were internally developed and eight were acquired. In addition, through internal development and acquisitions, DPRC has added a number of high margin, specialty service areas and increased its percentage of full-time salaried consultants.

  DPRC plans to continue its acquisition strategy in order to further expand its geographic scope and broaden its service offerings. DPRC believes that both the size and fragmented nature of the IT services industry provides continuing opportunities for expansion. DPRC continually reviews potential acquisitions and is currently in various stages of investigating and negotiating with several acquisition candidates. There are no proposed material acquisitions, singly or in the aggregate, which are probable. DPRC has not entered into a definitive purchase agreement with any acquisition candidate and there is no assurance that DPRC will consummate a transaction with any of the candidates with whom it is currently in negotiations.

  DPRC's business strategy encompasses a number of key elements which management believes are necessary to ensure high quality standards and to achieve consistently strong financial performance. The primary element of this strategy is to recruit, develop and retain qualified technical consultants. To compete for scarce IT resources, DPRC focuses on: (i) expanding its pool of experienced and specialized recruiters; (ii) offering its technical consultants competitive wages; (iii) offering its technical consultants an opportunity to purchase a comprehensive employee benefits package; (iv) effectively communicating with its technical consultants; (v) providing specialized training through licensed training programs; and (vi) expanding its national recruiting organization. In connection with a prior acquisition, DPRC acquired international recruiting capabilities with two offices in England, one in Australia and one in Canada. DPRC also attracts new consultants in its established markets through referrals and the internet.

  DPRC was incorporated in 1984 as a California corporation, and its principal executive offices are located at 4400 MacArthur Boulevard, Suite 600, Newport Beach, California 92660. DPRC's telephone number is (949) 553-1102.

SPC

  SPC, founded in 1980, is headquartered in Charlotte, North Carolina and provides IT services, including contract resources, custom solutions, software services and systems integration, to Fortune 500 organizations as well as regional companies throughout the Southeast. SPC has branch offices in Atlanta, Georgia, Charlotte, North Carolina, Dallas, Texas, Nashville, Tennessee, Raleigh, North Carolina, Richmond, Virginia, St. Louis, Missouri and Tampa, Florida and has targeted locations in the Northeast, Southeast and Southwest for the opening of additional branch offices.

  SPC's strategy to date has been to grow internally by providing services of the highest quality and responding to its clients' changing technological needs. SPC's rigorous recruiting process is designed to locate and retain top candidates in the industry. These candidates are screened for their technical skills and their ability to fit within the culture of SPC. SPC's national recruiting organization supplements the local branch office recruiting efforts by providing such branches with additional employee candidates and assisting them in overall recruiting efforts. In this manner, a more uniform skill level for technical consultants is distributed throughout SPC's geographical markets.

  Once a consultant is hired, SPC continues to support its quality objectives by providing quality plan reviews and feedback to the consultants. SPC has a formal training plan that was developed and is updated by its professional development committee. SPC has developed a training infrastructure that provides dedicated resources such as a training coordinator and a state-of-the-art training room with high-end PCs. SPC's top technical professionals are employed to develop and teach courses. SPC currently has approximately
500 technical professionals comprised of project managers/business analysts/consultants, database administrators/tech leads, senior programmers/analysts, programmers/analysts and programmers in addition to its administrative staff.

  SPC has approximately 135 active clients across many industries with concentrations in financial services, telecommunications, manufacturing and information technology. SPC's five largest accounts comprised approximately 56.0% of total revenue for eight month period ended August 31, 1998 and its two largest customers, NationsBank and First Union National Bank, accounted for 24.7% and 16.6%, respectively, of such revenue. SPC's expansive network of contacts throughout the technical community alerts SPC to changes in the marketplace and opportunities for SPC's clients and employees. Working closely with clients in the conceptual planning and analysis phases of new opportunities allows SPC to timely respond to needs for contract personnel. The combination of providing quality services in a timely and responsive manner has led to the development of long-term relationships between SPC and many of its clients.

  SPC was incorporated as a South Carolina corporation in 1980 and became a North Carolina corporation in 1992. Its principal executive offices are located at 212 South Tryon, Suite 700, Charlotte, North Carolina 28281. SPC's telephone number is (704) 348-9000.

ACQUISITION CORP.

  Acquisition Corp., which is a wholly owned subsidiary of DPRC, was incorporated in North Carolina on June 15, 1998, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has engaged in no business other than incident to its creation and the Merger Agreement and the transactions contemplated by the Merger. Acquisition Corp. has its principal executive offices at Suite 600, 4400 MacArthur Boulevard, Newport Beach, California 92660.

OPERATIONS AFTER THE MERGER

  The merger of DPRC and SPC will provide the combined company with a platform to accelerate DPRC's aggressive, yet disciplined, domestic growth plan. The Merger will position DPRC as a provider of IT services with a network of 24 branch offices serving approximately 550 clients nationwide. The addition of SPC will add seven offices in new geographic markets to the Company's existing operations and will increase its penetration in two existing markets. Only the Dallas, Texas and St. Louis, Missouri offices of SPC are located in areas in which DPRC currently has offices. Following the Merger, DPRC will have offices located in 17 states: Arizona, California, Colorado, Florida, Georgia, Iowa, Illinois, Kansas, Missouri, Minnesota, Nebraska, North Carolina, Oregon, Tennessee, Texas, Virginia and Washington and four offices located internationally. Also, SPC's national recruiting organization is expected to complement DPRC's national recruiting organization and expand the number and skills of its technical consultants.

  DPRC has identified synergies expected to be realized as a result of the Merger, mainly derived from: (i) the ability of SPC and DPRC to cross-sell value-added services to the other's existing and potential customers; (ii) a greater presence in markets through its expanded national network of offices;
(iii) the addition of more salaried, rather than hourly, technical consultants;
(iv) an expanded national recruiting organization to augment the number and skills of its technical consultants; (v) enhanced purchasing efficiencies; and
(vi) improvements in skill mix. Many of these synergies should be achieved by combining the resources of DPRC and SPC and by applying DPRC's existing programs to SPC's business. After giving effect to these expected synergies resulting from the Merger, the Merger is expected by DPRC to be accretive to its earnings in the fiscal year ending July 31, 1999 and thereafter. See "The Merger--DPRC's Reasons for the Merger; Recommendations of the DPRC Board." No assurances can be made, however, that any of these synergies will be realized, or even if realized, that they will have a positive effect on DPRC's financial condition.

                              THE SPECIAL MEETINGS

DPRC

  PURPOSE. At the DPRC Special Meeting, DPRC shareholders will be asked to: (i) approve the Merger Agreement; (ii) approve the Share Issuance; (iii) approve the Charter Amendment; (iv) approve the Option Plan Amendment; and (v) transact any other business that properly may come before the meeting or any adjournments or postponements thereof.

  TIME, PLACE AND DATE. The DPRC Special Meeting will be held at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California
92660, on        , 1998, at [       .], local time.

  RECORD DATE; QUORUM; VOTES REQUIRED. Holders of shares of DPRC Common Stock as of the close of business on November 2, 1998, which has been set as the "DPRC Record Date," will be entitled to vote at the DPRC Special Meeting. As of the DPRC Record Date, 11,786,947 shares of DPRC Common Stock were outstanding and entitled to vote, of which 22% was beneficially owned by the directors and executive officers of DPRC. The presence in person or by proxy of a majority of the outstanding shares of DPRC Common Stock at the DPRC Special Meeting constitutes a quorum, thus enabling the shareholders to transact business at the DPRC Special Meeting. Approval of each of the Merger Agreement, the Charter Amendment and the Option Plan Amendment requires the affirmative vote of a majority of the outstanding shares of DPRC Common Stock entitled to vote thereon at the DPRC Special Meeting. Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast with respect to such proposal; provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of DPRC Common Stock entitled to vote thereon at the DPRC Special Meeting. Approval of the Merger Agreement, the Charter Amendment and the Share Issuance is Required for the Merger to be consummated. If any one of the foregoing three proposals is not approved, even if the other two proposals are approved, the Merger cannot be consummated. Approval of the Option Plan Amendment is not required to consummate the Merger, and if approved, will independently be effected even if any of the other proposals are not approved. See "The Special Meetings."

SPC

  PURPOSE. At a special meeting of the shareholders of SPC (the "SPC Special Meeting"), SPC shareholders will be asked to: (i) approve the Merger Agreement; and (ii) transact any other business that properly may come before the meeting or any adjournments or postponements thereof.

  TIME, PLACE AND DATE. The SPC Special Meeting will be held at the
[               ], located at [    ], North Carolina[     ] on        , 1998,
at [          ], local time.

  RECORD DATE; QUORUM; VOTES REQUIRED. Holders of shares of SPC Common Stock as of the close of business on November 2, 1998, which has been set as the "SPC Record Date," will be entitled to vote at the SPC Special Meeting. As of the SPC Record Date, 329,168 shares of SPC Common Stock were outstanding and entitled to vote, of which approximately 87% was beneficially owned by the directors and executive officers of SPC. The presence in person or by proxy of a majority of the outstanding shares of SPC Common Stock at the Special Meeting constitutes a quorum, thus enabling the shareholders to transact business at the SPC Special Meeting. Approval of the Merger Agreement requires the affirmative vote of a majority of all outstanding shares of SPC Common Stock entitled to vote at the SPC Special Meeting. See "The Special Meetings." 69,895 shares of SPC Common Stock, representing approximately 21% of the outstanding shares of SPC Common Stock, are held by the Systems & Programming Consultants, Inc. Stock Bonus Plan ("Stock Bonus Plan"). Those shares are held in the names of Thomas G. Carlisle and Richard K. Carlisle, as the trustees of the Stock Bonus Plan ("Trustees"). However, as required by law, each participant in the Stock Bonus Plan is entitled to direct the Trustees as to how to vote the shares of SPC Common Stock held in his or her account. Should a participant fail to direct the Trustees how to vote those shares, the Trustees shall decide, in their discretion, how those shares are to be voted. In exercising their discretion in this regard, the Trustees are subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974.

                                   THE MERGER

REASONS FOR THE MERGER

  The DPRC Board unanimously approved the Merger Agreement for several reasons. The DPRC Board believes that the IT services industry is currently undergoing significant consolidation and that by joining the operations of DPRC and SPC, the Merger will create a stronger, more geographically diverse, yet regionally operated, company. The Merger will provide DPRC with a greater market presence through an expanded national network of offices. Such a geographical base will allow DPRC to continue growing in both existing and new markets. The critical mass, strong regional networks and integrated recruiting programs of DPRC and SPC will make it an attractive provider of services to clients seeking a broad range of IT services. DPRC's increased size should provide enhanced purchasing efficiencies. The Merger should provide opportunities for DPRC and SPC to cross-sell value-added services to each other's existing and potential customers. Additionally, the Merger will increase DPRC's percentage of salaried technical consultants and the skill mix of its consultants. DPRC should be able to take advantage of certain synergies expected to result from the combining of the complementary recruiting and IT service operations of DPRC and SPC, particularly with the combined national recruiting organizations of DPRC and SPC. After giving effect to these expected synergies resulting from the Merger, the Merger is expected by DPRC to be accretive to its earnings in the fiscal year ending July 31, 1999 and thereafter. See "The Merger--DPRC's Reasons for the Merger; Recommendations of the DPRC Board." No assurances can be made, however, that any of these synergies will be realized, or even if realized, that they will have a positive effect on DPRC's financial condition.

  In reaching a decision to recommend the Merger, each of the DPRC and SPC Boards of Directors considered a number of factors in addition to those set forth above, including, with respect to the DPRC Board, the oral opinion of NationsBanc Montgomery Securities LLC ("NMS") (subsequently confirmed in writing) that the Merger Consideration to be paid by DPRC pursuant to the Merger Agreement was fair to DPRC from a financial point of view as of October 21, 1998 (the "NMS Opinion"). A copy of the NMS Opinion and a copy of the written opinion previously delivered by NMS dated June 15, 1998 and confirmed in a letter dated June 16, 1998 are attached as Annex B. See "The Merger--DPRC's Reasons for the Merger; Recommendations of the DPRC Board" and "The Merger--SPC's Reasons for the Merger; Recommendations of the SPC Board."

RECOMMENDATIONS TO DPRC SHAREHOLDERS

  THE DPRC BOARD BELIEVES THAT THE MERGER AGREEMENT, THE SHARE ISSUANCE, THE CHARTER AMENDMENT AND THE OPTION PLAN AMENDMENT ARE IN THE BEST INTERESTS OF DPRC AND ITS SHAREHOLDERS AND THE DPRC BOARD UNANIMOUSLY RECOMMENDS THAT DPRC'S SHAREHOLDERS VOTE FOR THE PROPOSALS TO APPROVE THE MERGER AGREEMENT, THE SHARE ISSUANCE, THE CHARTER AMENDMENT AND THE OPTION PLAN AMENDMENT. SEE "THE MERGER--DPRC'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE DPRC BOARD."

RECOMMENDATIONS TO SPC SHAREHOLDERS

  THE BOARD OF DIRECTORS OF SPC (THE "SPC BOARD") BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SPC AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SPC SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. SEE "THE MERGER--SPC'S REASONS FOR THE MERGER;
RECOMMENDATIONS OF THE SPC BOARD."

OPINION OF FINANCIAL ADVISOR

  In making its determination as to the fairness of the Merger Consideration, the DPRC Board received and considered materials prepared by NMS which evaluated the Merger Consideration to be paid from a financial point of view. The DPRC Board also received the NMS Opinion. A copy of the NMS Opinion and a copy of the written opinion previously delivered by NMS dated June 15, 1998 and confirmed in a letter dated June 16, 1998, including the assumptions, qualifications and other matters contained therein, are included in the accompanying Proxy Statement/Prospectus as Annex B. See "The Merger--Opinion of NMS, Financial Advisor to DPRC."

LISTING OF DPRC COMMON STOCK

  At the time the Merger is consummated, the shares of DPRC Common Stock to be issued pursuant to the Merger Agreement will be approved for listing on the NNM under the trading symbol "DPRC".

RESALE RESTRICTIONS

  All shares of DPRC Common Stock received by SPC shareholders and option holders in the Merger will be freely transferable, except that the shareholders deemed "affiliates" of SPC at the time the Merger becomes final are subject to certain regulatory and contractual restrictions regarding the resale of their shares of DPRC Common Stock. See "The Merger--Resale of Shares of DPRC Common Stock Issued in the Merger; Affiliates."

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

  Upon consummation of the Merger, Thomas G. Carlisle, a current member of the Board of Directors of SPC and SPC's current president, will become a member of the five-person DPRC Board. Management of DPRC will not change as a result of the Merger. Following the Merger, the Board of Directors of SPC will consist of

David M. Connell and Michael A. Piraino, two of the current executive officers of DPRC, and Thomas G. Carlisle. The existing executive officers of SPC are expected to, pursuant to employment agreements effective concurrently with the consummation of the Merger, remain at SPC following the Merger, with different titles, as part of the new management of SPC which will also include some of the current executive officers of DPRC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In reviewing the actions of the SPC Board with respect to the Merger Agreement, SPC shareholders should be aware that certain directors and officers of SPC may have interests in the Merger that are different from, or in addition to, the interests of SPC shareholders generally. Such interests include the receipt of employment agreements and the receipt of compensation in exchange for covenants not to compete with SPC. See "The Merger--Interests of Certain Persons in the Merger" and "Security Ownership of Certain Beneficial Owners and Management of SPC."

FEDERAL INCOME TAX CONSEQUENCES

  The Merger constitutes a tax-free reorganization for federal income tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that neither SPC nor its respective shareholders or option holders will recognize any gain or loss for Federal income tax purposes in the Merger (except for any cash received by SPC shareholders in lieu of fractional shares and for holders of SPC Performance Vesting Options being cancelled in connection with the Merger). See "The Merger--Material Federal Income Tax Consequences of the Merger to SPC Shareholders" and "The Merger--Federal Income Tax Treatment of Stock Options."

ACCOUNTING TREATMENT

  The Merger is expected to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles ("GAAP"), which means that DPRC will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of SPC. Consummation of the Merger is conditioned upon receipt at the closing of the Merger of the opinion of DPRC's independent public accountant that the Merger will qualify for pooling of interests accounting treatment. See "The Merger--Accounting Treatment of the Merger."

DISSENTERS' RIGHTS

  Under California law, in limited circumstances, DPRC shareholders who make written demand upon DPRC or its transfer agent prior to the Special Meeting and who vote against the Merger, may, under certain circumstances and by following prescribed statutory procedures, receive cash in an amount equal to the fair market value of their shares. The failure of a dissenting stockholder to follow such procedures may result in the termination or waiver of such stockholder's rights as a dissenter. See "The Merger--Rights of DPRC Dissenting Shareholders" and Chapter 13 of the California General Corporation Law (the "CGCL"), a copy of which is attached hereto as Annex C-1.

  Under North Carolina law, SPC shareholders and participants in the SPC Stock Bonus Plan who vote against the Merger may, under certain circumstances, and by following prescribed statutory procedures receive cash in an amount equal to the fair market value of their shares. Failure to follow any such procedures will result in a termination or waiver of such shareholder's rights as a dissenter. See "The Merger--Rights of SPC Dissenting Shareholders" and Article 13 of the North Carolina Business Corporation Act (the "NCBCA"), a copy of which is attached hereto as Annex C-2.

                              THE MERGER AGREEMENT

  A copy of the Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus. Shareholders are strongly encouraged to read the Merger Agreement as it is the legal document that governs the Merger.

TERMS OF THE MERGER AGREEMENT

  The Merger Agreement provides that Acquisition Corp will be merged with and into SPC and each outstanding share of SPC Common Stock will be converted into shares of DPRC Common Stock in accordance with the Exchange Ratio based on the Merger Consideration to be delivered with respect to the Merger. Following the Merger, SPC will be a wholly owned subsidiary of DPRC.

  The aggregate Merger Consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC Common Stock and for the cancellation of the SPC Performance-Vesting Options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the SPC Time-Vesting Options under the stock option plan being assumed by DPRC. Cash will be paid in lieu of any fractional shares of DPRC Common Stock.

  The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

  It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. Assuming a minimum and maximum Exchange Ratio of 5.50 and 6.40, approximately 2.8 million and 3.3 million shares, respectively, of DPRC Common Stock would be issued or reserved in connection with the Merger (including 938,080 and 1,091,584 shares, respectively, of DPRC Common Stock to be issued from time to time after the consummation of the Merger upon the exercise of the SPC Time-Vesting Options), which represent approximately 24% and 28%, respectively, of the 11,786,947 shares of DPRC Common Stock outstanding on the DPRC Record Date. Also, although the Merger will dilute the percentage holdings of DPRC's current shareholders since the percentage of DPRC owned by each current shareholder will be reduced by the shares issued in the Merger, the shareholders will own a portion of the larger combined companies, with the consolidation of DPRC with SPC's revenues and assets. See"--Comparative Per Share Data" and "Unaudited Pro Forma Consolidated Financial Statements."

  The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions for costs and liabilities and not for any changes in the market price of DPRC Common Stock. Although the exact amounts of the deductions for certain costs and liabilities to be assumed by DPRC in the Merger will not be known until the date of the closing of the Merger, the expected maximum, minimum and likely amounts of each of these costs and liabilities have been estimated based upon the most recent information available considering historical financial information of SPC and contractual requirements. Since such amounts are estimates, the actual amounts determined as of the closing of the Merger, may be more or less.

                                               ESTIMATED   ESTIMATED  ESTIMATED
                                                 LIKELY     MAXIMUM    MINIMUM
   TYPE OF DEDUCTION                             AMOUNT     AMOUNT      AMOUNT
   -----------------                           ---------- ----------- ----------
   SPC's Tax Liabilities(a)..................  $  600,000 $ 2,500,000 $      --
   SPC's Bank Debt Liability(b)..............   2,500,000   5,500,000        --
   SPC's Aged Receivables Over 90 Days(c)....     350,000     400,000        --
   Noncompetition Payments(d)................     400,000     400,000    400,000
   Merger Costs and Expenses(e)..............   2,000,000   3,000,000  1,500,000
   One-half of the prepayment penalty on
    SPC's Revolving Line of Credit(f)........       6,250       6,250      6,250
                                               ---------- ----------- ----------
     Subtotal................................   5,856,250  11,806,250  1,906,250
   Appraised Value of SPC Performance-Vesting
    Options(g)...............................   2,231,103   1,937,964  2,425,710
                                               ---------- ----------- ----------
     Total Deductions........................  $8,087,353 $13,744,214 $4,331,960
                                               ========== =========== ==========
   Assumed Exchange Ratio(h).................        6.04        5.50       6.40
                                               ========== =========== ==========

--------
(a) The amount of tax liabilities at September 30, 1998 was $819,574.

(b) Amounts represent the maximum and minimum credit advances allowed under SPC's Revolving Credit Facility with CIT Group/BBC, Inc. The principal amount outstanding under SPC's Revolving Credit Facility at September 30, 1998 was $2.4 million.

(c) Amounts are estimated based on the historical aged receivables of SPC. The amount of receivables which had aged more than 90 days at July 31, 1997 was $199,410 and at September 30, 1998 was $311,109.

(d) Amount is fixed by the terms of the Noncompetition Agreement. See Exhibit I to the Merger Agreement.

(e) Estimated amounts are for the following costs and expenses expected to be incurred by SPC in the Merger: broker's fees, legal fees, accounting fees, travel and other expenses of management of SPC.

(f) Amount is fixed under the terms of SPC's Revolving Credit Facility with CIT Group/BBC, Inc.

(g) Estimated value based upon preliminary appraisal taking into account whether the performance thresholds for vesting of such options would be met, and the payment of the exercise price. The appraisal will not be completed until the consummation of the Merger since it is dependent upon the actual Exchange Ratio.

(h) Calculated as follows: $71.5 million implied value, less total deductions, divided by the fixed $21.00 DPRC Common Stock price, divided by 499,728 (outstanding shares of SPC Common Stock and SPC Time-Vesting Options).

  The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina in accordance with Section 55-11-06 of the NCBCA, or at such later time, which shall be as soon as reasonably practicable thereafter, specified as the effective time in the Articles of Merger (the "Effective Date"). See "The Merger--The Merger Agreement."

  SPC SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS FINAL.

  DPRC shareholders will retain ownership of their existing shares of DPRC Common Stock.

  TREATMENT OF STOCK OPTIONS. Two types of options exist under the SPC Stock Option Plan which was adopted on December 1, 1996. There are SPC Time-Vesting Options which vested immediately upon issuance and SPC Performance-Vesting Options which vest only upon the achievement of certain performance-based thresholds. As of November 2, 1998, there were outstanding SPC Time-Vesting Options to purchase 170,560 shares of SPC Common Stock, all of which were fully vested and had Exchange Ratio adjusted exercise prices significantly below the current fair market value of DPRC Common Stock. Also as of November 2, 1998 there were outstanding SPC Performance-Vesting Options to purchase 28,846 shares of SPC Common Stock, none of which were fully vested. The Merger Agreement provides that the SPC Time-Vesting Options outstanding at the effective date of the Merger will be assumed by DPRC and will be exercisable for shares of DPRC Common Stock at a price, after adjustment in accordance with the Exchange Ratio, expected to be approximately $3.78 (for 82.5% of such options) and $6.74 (for 17.5% of such options) per share of DPRC Common Stock. In connection with the assumption of the SPC Time-Vesting Options, DPRC has agreed to prepare and file with the Commission a registration statement on Form S-8 (or another appropriate form) registering the number of shares of DPRC Common Stock that can be purchased upon exercise of the SPC Time-Vesting Options. The Merger Agreement further provides that, as of the consummation of the Merger, SPC shall have caused each of the holders of outstanding SPC Performance-Vesting Options to execute an option cancellation agreement to cancel the SPC Performance-Vesting Options in consideration of the right to receive that number of shares of DPRC Common Stock having value as of the relevant valuation date equal to the fair market value of the holder's SPC Performance-Vesting Options, as determined by an independent appraiser. These options will be exchanged for a number of shares of DPRC Common Stock based on the relative fair value of the other essentially residual equity interests. The same Exchange Ratio will be used by the appraiser in the calculation to determine the number of shares to be issued in cancellation of the SPC Performance-Vesting Options as will be used to convert all other shares of SPC Common Stock in the Merger. See "The Merger--The Merger Agreement--Treatment of SPC Performance-Vesting Options."

  CONDITIONS TO THE MERGER. Completion of the Merger depends upon the satisfaction of a number of conditions, including, but not limited to, the following:

    (a) the approval and adoption of the Merger Agreement by the shareholders of DPRC and SPC;

    (b) the approval of the Share Issuance by the shareholders of DPRC;

    (c) a vote against the Merger by holders of no more than 10% of the SPC Common Stock;

    (d) the approval for listing on the NNM of the DPRC Common Stock issuable to the shareholders of SPC pursuant to the Merger Agreement; and

    (e) the receipt at the closing of the Merger of an opinion by DPRC's independent public accountants that the Merger will qualify for pooling of interests accounting treatment.

  Certain conditions to the Merger may be waived by the party entitled to assert the condition. See "The Merger--The Merger Agreement--Conditions."

  FEES AND EXPENSES OF THE MERGER. If the Merger is consummated, all reasonable fees and expenses incurred by SPC in connection with the Merger and the transactions contemplated thereby will be paid by reducing the Merger Consideration payable to the shareholders of SPC in the Merger. If the Merger Agreement is terminated and the Merger is not consummated for any reason, each party shall bear its own fees and expenses. However, the parties have agreed that one-half or $50,000, whichever is less, of the following DPRC fees and expenses shall be paid by SPC: (i) the filing fee paid to the Commission with respect to the Registration Statement; and (ii) the printing and mailing expenses incurred with respect to the Proxy Statement/Prospectus and the Registration Statement.

  TERMINATION OF THE MERGER AGREEMENT. DPRC and SPC may agree, by mutual written consent, to terminate the Merger Agreement without completing the Merger. In addition, the Merger Agreement may be terminated:

    (a) by DPRC, if SPC or a controlling shareholder of SPC who signed the Merger Agreement shall have breached in any material respect any of its or his representations or warranties contained in the Merger Agreement, or if SPC or a controlling shareholder of SPC fails to comply in any material respect with any of its or his covenants or agreements contained in the Merger Agreement which are material in the context of the Merger;

    (b) by SPC, if DPRC or Acquisition Corp. shall have breached in any material respect any of its representations or warranties contained in the Merger Agreement, or if DPRC or Acquisition Corp. fails to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement which are material in the context of the Merger;

    (c) by either DPRC or SPC on written notice to the other party, if the Merger shall not have been consummated on or before December 31, 1998; provided, however, that neither party may terminate if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to such party's obligation to effect the Merger;

    (d) by SPC, if upon a vote at the SPC Meeting, SPC's shareholders do not approve the Merger Agreement;

    (e) by DPRC, if upon a vote at the DPRC Meeting, DPRC's shareholders do not approve the Merger Agreement and the Share Issuance; and

    (f) by DPRC on written notice to SPC, if, at any time prior to the Effective Date, DPRC's independent accountant shall have indicated in writing to DPRC that it is unable to render the letter regarding the pooling of interest accounting treatment.

  RESALE RESTRICTIONS. All shares of DPRC Common Stock received by SPC shareholders in the Merger will be freely transferable, except that the shareholders deemed "affiliates" of SPC at the time the Merger becomes final are subject to certain regulatory and contractual restrictions regarding the resale of their shares of DPRC Common Stock. See "The Merger--Resale of Shares of DPRC Common Stock Issued in the Merger; Affiliates."

                                  RISK FACTORS

  The information set forth under "Risk Factors" should be reviewed and carefully considered by the shareholders of DPRC and SPC in evaluating the Merger Agreement, the Share Issuance, the Charter Amendment and the Option Plan Amendment.

                      SUMMARY HISTORICAL FINANCIAL DATA OF
                     DATA PROCESSING RESOURCES CORPORATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The summary consolidated financial data set forth below as of and for the fiscal years ended July 31, 1994, 1995, 1996, 1997 and 1998 have been derived from the audited consolidated financial statements of DPRC. The following information should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                         FISCAL YEAR ENDED JULY 31,
                                  ---------------------------------------------
                                   1994     1995    1996(1)  1997(2)   1998(3)
                                  -------  -------  -------  --------  --------
CONSOLIDATED STATEMENT OF INCOME DATA:
Revenues........................  $34,165  $49,558  $58,145  $115,022  $210,568
Cost of professional services...   28,047   40,082   45,918    85,979   150,541
                                  -------  -------  -------  --------  --------
Gross margin....................    6,118    9,476   12,227    29,043    60,027
Selling, general and
 administrative expenses(4).....    5,581    5,769    6,719    18,654    39,434
                                  -------  -------  -------  --------  --------
Operating income(4).............      537    3,707    5,508    10,389    20,593
Interest income (expense), net..     (401)    (764)    (162)      869      (382)
                                  -------  -------  -------  --------  --------
Income before provision for
 income taxes...................      136    2,943    5,346    11,258    20,211
Provision for income taxes......       56    1,205    2,096     4,542     8,949
                                  -------  -------  -------  --------  --------
Net income(4)...................  $    80  $ 1,738  $ 3,250  $  6,716  $ 11,262
                                  =======  =======  =======  ========  ========
Net income per share--basic(5)..  $  0.01  $  0.43  $  0.61  $   0.74  $   1.00
                                  =======  =======  =======  ========  ========
Net income per share--
 diluted(5).....................  $  0.01  $  0.38  $  0.54  $   0.71  $   0.96
                                  =======  =======  =======  ========  ========
Weighted average common shares
 outstanding--basic(5)..........    6,323    4,000    5,314     9,090    11,242
                                  =======  =======  =======  ========  ========
Weighted average common shares
 outstanding--diluted(5)........    6,323    4,580    6,039     9,460    11,696
                                  =======  =======  =======  ========  ========
OTHER CONSOLIDATED FINANCIAL DA-
 TA:
EBITDA(6).......................  $   609  $ 3,790  $ 5,716  $ 12,036  $ 24,963
Cash flow provided by (used in)
 operating activities...........  $  (804) $ 2,130  $ 1,787  $  2,857  $  6,589
Cash flow provided by (used in)
 investing activities...........  $  (441) $   108  $(9,397) $(46,275) $(97,105)
Cash flow provided by (used in)
 financing activities...........  $ 1,243  $(2,015) $29,217  $ 39,375  $113,285
                                               AS OF JULY 31,
                                  ---------------------------------------------
                                   1994     1995     1996      1997      1998
                                  -------  -------  -------  --------  --------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.......  $    25  $   248  $21,855  $ 17,812  $ 40,581
Working capital.................      267    1,833   26,901    30,180   114,074
Total assets....................    5,638    7,623   44,029   110,287   264,843
Total debt(7)...................    8,555    5,146      --        --    111,288
Series A Convertible Preferred
 Stock(8).......................      --     1,485      --        --        --
Shareholders' equity
 (deficit)(8)(9)(10)(11)........   (4,524)  (2,878)  40,036    99,659   121,673

--------
(1) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and AD&D beginning July 1, 1996.
(2) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and PSC beginning November 27, 1996, Leardata beginning January 7, 1997, Computec beginning April 30, 1997, and SelecTech beginning July 11, 1997.
(3) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and S/3/G Inc. beginning January 28, 1998, and EXi Corp. beginning May 21, 1998. See "Unaudited Pro Forma Consolidated Statement of Income Data."
(4) Selling, general and administrative expenses for fiscal 1994 include management fees of $820,000 $586,000, which were paid to a management company controlled by one of the founders of DPRC. This management fee was terminated in February 1994 upon the redemption of such founder's ownership interest in DPRC. Selling, general and administrative expenses for fiscal 1994 and 1995 also include compensation paid to Ms. Weaver of $1.7 million and $921,000, respectively. Effective March 1995,
     Ms. Weaver's annual compensation was significantly reduced.
(5) In the second quarter of 1998, DPRC adopted SFAS No. 128, "Earnings Per Share." In accordance with SFAS No. 128, net income per share for all fiscal years has been restated. Basic net income per share is computed using the weighted average number of common shares outstanding during the reporting period. Diluted net income per share is computed using the weighted average number of common shares outstanding and the dilutive effect of stock options and convertible preferred stock.
(6) EBITDA represents the sum of operating income and depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of DPRC's operating performance or to cash flow as a measure of liquidity. EBITDA is included herein as it is a basis upon which DPRC assesses its financial performance and its ability to service indebtedness.
(7) On March 24, 1998, the Company completed the sale of $115.0 million of its convertible subordinated Notes due 2005. The notes were recorded net of a discount and issue costs of $3,950,000, which will be amortized over seven years based on the effective interest method.
(8) The outstanding shares of Series A Convertible Preferred Stock were subject to mandatory redemption by DPRC at any time after March 2005 upon the request of the holders of a majority of such shares then outstanding. Consequently, such shares were not included in actual shareholders' equity (deficit) at July 31, 1995. Such shares automatically converted into 592,000 shares of DPRC Common Stock immediately prior to the consummation of the initial public offering of DPRC's Common Stock in March 1996.
(9) DPRC recorded a charge to retained earnings of $4.8 million in February 1994 in connection with the redemption of all shares of DPRC Common Stock not owned by Ms. Weaver.
(10) In January 1997, the Company completed a second public offering of 2,395,000 shares of its Common Stock at an offering price of $17.50 per share for net proceeds of $38.9 million.
(11) In March 1996, the Company completed an initial public offering of 2,726,000 shares of its Common Stock at an offering price of $14.00 per share for net proceeds of $34.3 million.

                      SUMMARY HISTORICAL FINANCIAL DATA OF
                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected financial data set forth below as of and for the years ended December 31, 1994, 1995, 1996, and 1997 have been derived from the audited financial statements of SPC. The selected financial data as of July 31, 1998 and for the year ended December 31, 1993 and the seven months ended July 31, 1997 and 1998 have been derived from the unaudited financial statements of SPC, which include all adjustments (consisting only of normal recurring adjustments) which SPC considers necessary for a fair presentation of the results of operations for the period presented. The results of operations for the seven months ended July 31, 1998 are not necessarily indicative of results that may be expected for SPC's year ending December 31, 1998. The following information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                                                           SEVEN MONTHS
                             FISCAL YEAR ENDED DECEMBER 31,                ENDED JULY 31
                         -------------------------------------------  -----------------------
                          1993     1994     1995     1996     1997       1997        1998
                         -------  -------  -------  -------  -------  ----------- -----------
                                                                      (UNAUDITED) (UNAUDITED)
STATEMENT OF INCOME
 DATA:
Revenues................ $14,015  $16,981  $19,685  $26,385  $39,285    $20,814     $33,919
Cost of professional
 services...............  10,021   12,856   13,618   17,906   27,546     14,809      24,100
                         -------  -------  -------  -------  -------    -------     -------
Gross margin............   3,994    4,125    6,067    8,479   11,739      6,005       9,819
Selling, general and
 administrative
 expenses(1)............   3,856    4,957    5,518    7,534   11,378      5,891       7,632
Compensation expense
 associated with
 Performance-Vesting
 Options(4).............     --       --       --       --       --         --        2,175
                         -------  -------  -------  -------  -------    -------     -------
Operating income........     138     (832)     549      945      361        114          12
Interest expense, net...    (125)    (224)    (216)     (68)    (126)       (61)        (78)
                         -------  -------  -------  -------  -------    -------     -------
Income (loss) before
 provision for income
 taxes..................      13   (1,056)     333      877      235         53         (66)
Provision for income
 taxes..................       1     (108)       2      300      162         14          (1)
                         -------  -------  -------  -------  -------    -------     -------
Net income (loss) ......      12     (948)     331      577       73         39         (65)
Less preferred stock
 dividends..............       0       0       (15)     (68)     (21)       (21)          0
                         -------  -------  -------  -------  -------    -------     -------
Net income (loss)
 applicable to common
 shareholders........... $    12  $  (948) $   316  $   509  $    52    $    18     $   (65)
                         =======  =======  =======  =======  =======    =======     =======
Net income (loss) per
 share--basic(3)........ $  0.05  $ (4.09) $  1.29  $  1.99  $  0.19    $  0.07     $ (0.20)
                         =======  =======  =======  =======  =======    =======     =======
Net income (loss) per
 share--diluted(3)...... $  0.05  $ (4.09) $  1.29  $  1.99  $  0.17    $  0.06     $ (0.20)
                         =======  =======  =======  =======  =======    =======     =======
Weighted average common
 shares outstanding--
 basic..................     222      232      245      256      277        277         328
Weighted average common
 shares outstanding--
 diluted................     222      232      245      256      311        299         328
OTHER FINANCIAL DATA:
EBITDA(2)............... $   196  $  (694) $   616  $ 1,018  $   439    $  159      $    52
Cash flow provided by
 (used in) operating
 activities............. $  (298) $ 1,226  $  (105) $ 1,066  $(1,812)   $(1,510)    $(1,409)
Cash flow provided by
 (used in) investing
 activities............. $(1,142) $  (966) $   648  $   (54) $   (38)   $   (68)    $   237
Cash flow provided by
 (used in) financing
 activities............. $ 1,154  $   (97) $  (595) $  (275) $ 1,001    $   733     $ 1,472

                                 AS OF DECEMBER 31,
                         ------------------------------------
                          1993    1994    1995   1996   1997  AS OF JULY 31, 1998
                         ------  ------  ------ ------ ------ -------------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $  --   $  163  $  112 $  849 $  --        $   300
Working capital
 (deficit)..............   (277)    329   1,071  1,548  2,682         4,366
Total assets............  4,087   4,273   3,361  4,736  7,126        10,571
Total debt..............  2,023   1,927     719    542  1,016         2,522
Redeemable common stock
 held by Stock Bonus
 Plan...................    --      896   1,082  1,549  2,699        11,891
Preferred stock.........    --      --      680    680    --            --
Shareholders' equity
 (deficit)..............  1,122    (605)    303    515    751        (6,182)

--------
(1) Selling, general and administrative expenses for fiscal 1996 and 1997 and the seven months ended July 31, 1998 include compensation paid to four key employees of SPC of $1,686,000, $2,969,000 and $714,000, respectively. Effective with the consummation of the Merger, compensation to these individuals will be significantly reduced.

(2) EBITDA represents the sum of operating income and depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of SPC's operating performance or to cash flow as a measure of liquidity. EBITDA is included herein as it is a basis upon which SPC assesses its financial performance and its ability to service indebtedness.

(3) Net income (loss) per share is computed in accordance with SFAS No. 128, "Earnings per Share." Basic net income (loss) per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding and the dilutive effect of stock options.

(4) Amount represents the estimated value of Performance-Vesting Options which vest upon achievement of certain performance goals. Such options have been accounted for as variable stock options for which compensation is recognized based on the value of the underlying stock to be received.

                   SUMMARY PRO FORMA SELECTED FINANCIAL DATA

  On June 16, 1998, DPRC entered into an agreement, which was amended on October 13, 1998 and October 20, 1998, to acquire SPC by merger of a wholly owned subsidiary of DPRC into SPC. DPRC anticipates that the Merger will be accounted for as a pooling of interests.

  The following unaudited pro forma consolidated balance sheet data at July 31, 1998 reflects the historical consolidated balance sheets of DPRC and SPC, adjusted to give effect to the Merger as if the Merger had occurred at July 31, 1998.

  The following unaudited pro forma consolidated statement of income data is presented to reflect the acquisition of SPC as if the Merger had occurred on August 1, 1997 for the year ended July 31, 1998. Additionally the unaudited pro forma consolidated statement of income data also reflects DPRC's acquisition of S3G, Inc., a purchase effective January 27, 1998, as if this transaction had taken place August 1, 1997. The acquisition of EXi, Inc. by DPRC, a purchase transaction effective May 21, 1998, is not included since the transaction was not a significant acquisition.

  The following unaudited summary pro forma consolidated financial information is provided for comparative purposes only and should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and the financial statements and notes thereto of DPRC and SPC included elsewhere herein. The following unaudited summary pro forma consolidated financial information does not purport to be indicative of the results that would have occurred if the transactions described above had been consummated on the dates indicated or that may be obtained in the future.

                     DATA PROCESSING RESOURCES CORPORATION

         UNAUDITED SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         YEAR
                                                                        ENDED
                                                                       JULY 31,
                                                                         1998
                                                                       --------
STATEMENT OF INCOME DATA:
  Net revenues........................................................ $270,290
  Income from operations..............................................   26,209
  Net income..........................................................   14,014
  Net income per share--basic.........................................     1.06
  Net income per share--diluted.......................................      .96
BALANCE SHEET DATA (AS OF PERIOD END):
  Working capital..................................................... $118,067
  Total assets........................................................  275,414
  Long-term liabilities...............................................  111,288
  Shareholders' equity................................................  126,182

                           COMPARATIVE PER SHARE DATA

  The following table presents certain historical, pro forma consolidated and pro forma equivalent per share financial data for DPRC Common Stock and SPC Common Stock. The pro forma data do not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information presented herein should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. Neither DPRC nor SPC paid cash dividends on their respective common stock for any of the periods presented.

                             EXCHANGE RATIO         EXCHANGE RATIO        EXCHANGE RATIO OF
                                 OF 6.04                OF 5.50                 6.40
                          ---------------------  ---------------------  ---------------------
                           YEAR ENDED JULY 31,    YEAR ENDED JULY 31,    YEAR ENDED JULY 31,
                          ---------------------  ---------------------  ---------------------
                           1996   1997   1998     1996   1997   1998     1996   1997   1998
                          ------ ------ -------  ------ ------ -------  ------ ------ -------
DPRC
 Book value per share at
  period end:
  Historical............  $ 5.34 $ 9.05 $ 10.52  $ 5.34 $ 9.05 $ 10.52  $ 5.34 $ 9.05 $ 10.52
  Pro forma consolidated
   for merger of DPRC
   and SPC..............    4.57   7.82    9.31    4.64   7.92    9.43    4.52   7.75    9.23
 Net income per share
  from continuing
  operations:
  Historical
    Basic(1)............    0.61   0.74    1.00    0.61   0.74    1.00    0.61   0.74    1.00
    Diluted(1)..........    0.54   0.71    0.96    0.54   0.71    0.96    0.54   0.71    0.96
  Pro forma consolidated
   for merger of DPRC
   and SPC
    Basic(1)............    0.48   0.64    1.06    0.49   0.64    1.08    0.48   0.63    1.05
    Diluted(1)..........    0.44   0.58    0.96    0.45   0.59    0.98    0.43   0.58    0.95
SPC
 Book value per share at
  period end:
  Historical............    1.85   2.31  (18.79)   1.85   2.31  (18.79)   1.85   2.31  (18.79)
  Pro forma
   equivalent(4)........   27.59  47.20   56.23   25.55  43.57   51.89   28.92  49.57   59.07
 Net income per share
  from continuing
  operations:
  Historical SPC
    Basic(1)............    0.25   0.43    0.19    0.25   0.43    0.19    0.25   0.43    0.19
    Diluted(1)..........    0.25   0.32    0.12    0.25   0.32    0.12    0.25   0.31    0.12
  Pro forma equivalent
    Basic(3)............    2.92   3.84    6.42    2.71   3.54    5.92    3.05   4.03    6.74
    Diluted(3)..........    2.64   3.52    5.81    2.45   3.26    5.39    2.76   3.68    6.08

-------
The comparative per share data presented above is being presented based on the Company's estimate of the Exchange Ratio of 6.04 expected to be calculated as of the closing of the Merger. The Company's estimate is based upon the amount of the deductions as of September 30, 1998 and is not the midpoint of the range of the exchange ratios set forth above. See "--The Merger Agreement--Terms of the Merger." Additionally, the comparative per share data is also presented to illustrate the impact of a likely range of Exchange Ratios since the amount of deductions for certain costs and liabilities assumed by DPRC cannot be determined at such time. Consequently, it is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. A $500,000 increase or decrease in the amount of deductions has less than a 1% effect on the exchange rate. Such change in deductions has an insignificant impact on the pro forma equivalent amounts. For further explanation of the underlying assumptions supporting the range of the Exchange Ratio see "The Merger Agreement".

(1) Net income per share is calculated by dividing total actual historical and pro forma net income available to common shareholders for the indicated periods by the actual historical and pro forma, basic and diluted weighted average number of shares of common stock outstanding, for the period indicated. The basic weighted average number of shares of common stock outstanding for DPRC and SPC have been presented by calculating the weighted average number of common shares outstanding. The diluted weighted average number of shares of common stock outstanding for DPRC and SPC gives effect to both the average number of shares of common stock outstanding and the calculation, based on the treasury stock method, of the number of common stock equivalent shares outstanding resulting from the issuance of stock options.

(2) Book value per share is calculated by dividing the total actual historical and pro forma common shareholders' equity as of the end of the indicated period by the actual historical and pro forma shares outstanding as of the same date.

(3) The pro forma equivalent net income per share represents the pro forma basic and diluted net income per common share for the indicated periods multiplied by the assumed Exchange Ratio of shares of DPRC Common Stock for each weighted average share of SPC Common Stock for the period indicated.

(4) The pro forma equivalent book value per share of SPC Common Stock represents the pro forma book value per common share after giving effect to the lapsing of the redemption feature associated with the SPC Common Stock held by the SPC Stock Bonus Plan as of the end of the period indicated multiplied by the assumed Exchange Ratio of shares of DPRC Common Stock for each share of SPC Common Stock.

                               MARKET PRICE DATA

  DPRC Common Stock is listed on the NNM under the symbol "DPRC." The following table sets forth the closing price per share of DPRC Common Stock as reported on the NNM, and the "equivalent per share price" (as defined) of SPC Common Stock as of: (i) June 15, 1998, the date preceding public announcement of the Merger, and (ii) November 3, 1998, the last practicable date prior to the date of this Proxy Statement/Prospectus. The "equivalent per share price" of SPC Common Stock as of any date equals the closing price per share of DPRC Common Stock on such date multiplied by the Exchange Ratio, assuming that 6.04 shares of DPRC Common Stock were issued in the Merger for each share of SPC Common Stock.

                                                         DPRC     EQUIVALENT PER
            MARKET PRICE PER SHARE AS OF             COMMON STOCK  SHARE PRICE
            ----------------------------             ------------ --------------
June 15, 1998.......................................  $30 7/8       $186 1/2
November 5, 1998....................................  $20 11/16     $124 15/16

  THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF THE DPRC COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE DATE OF THE MERGER. SPC SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR DPRC COMMON STOCK. The DPRC Common Stock issued in connection with the Merger will be listed on the NNM.

                                 RISK FACTORS

  In considering whether to approve the Merger Agreement, the Share Issuance, the Charter Amendment and the Option Plan Amendment, the following factors should be considered by the shareholders of DPRC and SPC. When used in this Proxy Statement/Prospectus, including the information incorporated by reference, the words "anticipate," "estimate," "project," "expect" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are intended to be covered by the safe harbors created thereby. Although DPRC believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Among the key factors that may have a direct bearing on DPRC's and SPC's operating results are DPRC's and SPC's ability to recruit, develop and retain qualified technical consultants; identify, acquire and integrate suitable acquisition candidates; obtain sufficient working capital to support such growth; and compete successfully with existing and future competitors.

FIXED EXCHANGE RATIO DESPITE POSSIBLE CHANGE IN STOCK PRICES

  The Merger Consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number of shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions of costs and liabilities and not for any changes in the market price of DPRC Common Stock. Based upon the most recent information available, the estimated aggregate costs and liabilities to be deducted from the implied valuation for SPC's tax liabilities, bank debt outstanding and portion of pre-payment penalty, aged receivables outstanding, noncompetition payments, costs and expenses of the Merger and appraised value of SPC Performance-Vesting Options range from $4.3 million to $13.7 million, which results in the 5.50 to 6.40 estimated Exchange Ratio. However, there is no minimum Exchange Ratio and the actual number of shares may be less than estimated above if the costs and liabilities to be assumed by DPRC in the Merger are more than estimated above. As a result, the exact number of shares of DPRC Common Stock and the market value at the time of the Merger of such shares to be received by SPC shareholders and option holders will not be known at the time of the Special Meeting.

  However, the stock price of DPRC Common Stock used to determine the Exchange Ratio of the number of shares of DPRC Common Stock into which each share of SPC Common Stock is to be converted in the Merger is fixed. It is based on a price of $21.00 per share of DPRC Common Stock. The Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either DPRC Common Stock or SPC Common Stock. The price of either DPRC Common Stock or SPC Common Stock at the Effective Date of the Merger may vary from such price at the date the Merger Agreement was entered into, the date of this Proxy Statement/Prospectus and at the dates of the Special Meetings, possibly by a material amount, and the risk of any decline or benefit of any increase in the market price of DPRC Common Stock will be borne by the holders of SPC Common Stock and options. Such variations may be the result of changes in the business, operations or prospects of DPRC or SPC, market assessments of the likelihood that the Merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions, factors affecting the staffing services industry in general and other factors. Because the Effective Date may occur at a date later than the

Special Meetings, there can be no assurance that the price of either DPRC Common Stock or SPC Common Stock on the date of the Special Meetings will be indicative of such price at the Effective Date. The Effective Date is expected to occur as soon as practicable following the Special Meetings. Shareholders of DPRC and SPC are urged to obtain current market quotations for DPRC Common Stock. See "Comparative Market Data."

POSSIBLE VOLATILITY OF STOCK PRICE

  The market price and volume of DPRC Common Stock has fluctuated over a broad range since the completion of DPRC's initial public offering in March 1996. Numerous factors, including announcements of fluctuations in DPRC's or its competitors' operating results and market conditions for IT staffing or technology stocks in general, could have a significant impact on the future price of DPRC Common Stock. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of DPRC Common Stock.

  Also, the implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated. Although the price of the DPRC Common Stock to be used to determine the Exchange Ratio was fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed at a price of $21.00 per share, the price range of DPRC Common Stock has varied over the 90 day period ending November 5, 1998 from a high of $32 to a low of $17 1/16. See "Comparative Market Data."

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS AND ACHIEVING COST SAVINGS

  DPRC has never made an acquisition the size of the Merger. The process of integrating the DPRC and SPC operations will present a significant challenge to management of both DPRC and SPC and may lead to unanticipated costs. There can be no assurance that DPRC and SPC will be successful in completing this integration. In addition, the integration of the DPRC and SPC operations and accounting, personnel, administrative, legal and other functions involves the risk that key employees, who cannot be easily replaced, may leave even when offered continuing employment. The integration of DPRC and SPC will require the devotion of a significant amount of time by senior executives, which may detract from the business operations and development of the combined company.

  In determining that the Merger is in the best interests of its shareholders, each of the DPRC Board and the SPC Board considered the operating efficiencies and other synergies expected to result following the consummation thereof. See "The Merger--DPRC's Reasons for the Merger; Recommendations of the DPRC Board" and "The Merger--SPC's Reasons for the Merger; Recommendations of the SPC Board." There can be no assurance that any of such operating efficiencies or other synergies will be realized, or even if realized, that they will have a positive effect on DPRC's financial condition.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the SPC Board's recommendation that SPC shareholders vote in favor of the Merger Agreement and the transactions contemplated thereby, SPC shareholders should be aware that the four directors/ executive officers of SPC, Richard Carlisle, Thomas Carlisle, Jeffery Carter and Robert Gallagher, will receive employment agreements and receive compensation in exchange for covenants not to compete if the Merger is consummated. Specifically, each of the four directors/executive officers of SPC will receive $100,000 to agree that for a period of three years from the date of execution of the noncompetition agreement or two years after the date of termination of his employment with Acquisition Corp, whichever is the last to occur, such director will not, without the prior written consent of DPRC, directly or indirectly, in the United States, be connected in any manner with any business which competes with the business of Acquisition Corp. The four directors/executive officers of SPC will also each receive, effective upon consummation of the Merger, an employment agreement with a term of one to three years which provides for a base salary of $125,000 plus the right to receive a bonus of up to 40% of that base salary if certain earnings thresholds for the business of SPC are achieved. Also, the employment agreements provide that if such person is terminated without cause, such person must receive 90 days' advance written notice and be paid such person's base salary plus the same health and life insurance benefits to which he was entitled as an employee until the earlier to occur of: (i) six months after termination, (ii) the expiration of the employment agreement or (iii) the full-time employment of the person with another company. In addition, the Merger Agreement provides that options to purchase 250,000 shares of DPRC Common Stock are to be granted to certain SPC employees under DPRC's 1994 Stock Option Plan as of the Effective Date of the Merger at an exercise price equal to the then current fair market value of DPRC Common Stock. Any number of these options may, but not necessarily, be allocated to directors and officers of SPC, including the four affiliates of SPC. See "The Merger Agreement--Security Ownership of Certain Beneficial Owners and Management of SPC." Such interests provide the executive officers of SPC with interests in the Merger that are different from, or in addition to, the interests of SPC shareholders and such interests, together with other relevant factors, were considered by the SPC Board in making its recommendation and approving the Merger Agreement.

LIMITATIONS OF FAIRNESS OPINION TO DPRC

  The NMS Opinion only addresses the fairness of the Merger Consideration to DPRC and no fairness opinion addressing the fairness of the Merger Consideration from the perspective of the holders of SPC Common Stock has been or will be received. The NMS Opinion is directed to the DPRC Board and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, the parent corporation of NMS is a significant customer of SPC and has been during recent periods. The full text of the NMS Opinion is attached hereto as Annex B and should be read carefully, particularly with respect to its assumptions and limitations. In connection with its review, NMS did not assume any obligation independently to verify the information provided to it by DPRC, SPC or obtained from other sources and relied upon its being accurate and complete in all respects. With respect to the financial forecasts of SPC provided to NMS by DPRC's management on behalf of SPC's management and DPRC's Forecasts (as defined in "The Merger--Opinion of NMS, Financial Advisors to DPRC") upon their advice and with the consent of the DPRC Board, NMS assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of SPC and DPRC, and that they provide a reasonable basis upon which NMS could form its opinion. NMS also assumed that there have been no material changes in SPC's or DPRC's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to NMS. NMS relied on advice of counsel to DPRC as to all legal matters with respect to DPRC, the Merger and Merger Agreement. NMS assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NMS did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of SPC or DPRC, nor was NMS furnished with any such appraisals. Finally, NMS's opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to NMS as of, the date of its opinion. NMS further assumed with the consent of the DPRC Board that the Merger will be consummated in accordance with the terms of the Merger Agreement, without further amendment thereto, and without waiver by DPRC of any of the conditions to its obligations thereunder. NMS shall provide, if practicable, an update of the NMS Opinion to the DPRC Board as of the Effective Date; provided, however, that subsequent developments may affect NMS's ability to provide such an opinion.

NO SPC FAIRNESS OPINION

  No fairness opinion addressing the fairness of the Merger Consideration from the perspective of the holders of SPC Common Stock has been or will be received. Approximately 87% of the outstanding common stock of SPC was beneficially owned by the four directors and executive officers of SPC as of the SPC Record Date. Shareholders of SPC are urged to review the discussion contained in "The Merger--SPC's Reasons for the Merger; Recommendations of the SPC Board" and "The Merger--The Merger Agreement--Interests of Certain Persons in the Merger."

DEPENDENCE ON AVAILABILITY, RECRUITMENT AND MANAGEMENT OF TECHNICAL
CONSULTANTS

  DPRC's and SPC's success is dependent upon their ability to attract and manage technical consultants who possess the skills and experience necessary to meet the IT staffing requirements of their clients. Qualified technical consultants are in great demand worldwide and are likely to remain a limited resource for the foreseeable future. Accordingly, competition for individuals with proven technical skills is intense. DPRC and SPC compete for such individuals with other providers of IT staffing services, providers of outsourcing services, temporary personnel agencies, systems integrators, computer systems consultants and clients and potential clients. Factors influencing such competition include compensation, benefits, growth opportunities and pre-existing relationships with other employers, particularly IT staffing companies. Furthermore, as DPRC or SPC expands into new geographical areas, it may experience difficulty attracting qualified technical consultants who have a prior relationship or familiarity with more established IT staffing companies in such areas. As a result, there can be no assurance that DPRC or SPC will be able to recruit the technical consultants necessary to execute its growth strategy and a failure to do so could have a material adverse effect on DPRC's results of operations and financial condition. In addition, DPRC and SPC employ a substantial number of salaried technical consultants who are paid whether or not they are on assignment. Such technical consultants must be carefully monitored and managed to minimize the time they are not on assignment. A failure to manage non-chargeable time of salaried technical consultants could have a material adverse effect on DPRC's results of operations and financial condition.

VARIABILITY OF QUARTERLY OPERATING RESULTS; SEASONALITY

  Variations in DPRC's and SPC's revenues and operating results occur from quarter to quarter as a result of a number of factors, including the timing of client engagements during a quarter, changes in pricing of DPRC's and SPC's services, timing and rate of entrance, introduction of product groups, availability of qualified technical consultants, the number of business days in a quarter, consultant hiring and utilization rates, the length of DPRC's and SPC's sales cycles, the ability of clients to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of DPRC's expenses are relatively fixed, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments can cause significant variations in operating results from quarter to quarter. To the extent that increases in the number of consultants are not followed by corresponding increases in revenues, DPRC's operating results could be materially and adversely affected. Furthermore, DPRC has on occasion experienced a seasonal pattern in its operating results, with a smaller proportion of DPRC's revenues and lower operating income occurring in the second quarter of the fiscal year. DPRC believes these results can be attributed to vacation and holidays taken by both its clients and its consultants. As a result of the foregoing factors, DPRC's operating results for a future quarter may be below the expectations of public market analysts and investors. In such event, the price of DPRC Common Stock would likely be negatively affected.

MANAGEMENT OF GROWTH

  DPRC's business has experienced rapid growth over the years that could strain DPRC's managerial and other resources. DPRC's continued growth depends on adding key managers, attracting, developing and retaining consultants, adding specialty services and growing its infrastructure. DPRC has broadened its range of services to include specialty services such as Year 2000 conversion, network management and desktop services, internet/intranet development and support, packaged software implementation, software engineering and help desk support. DPRC has expanded from three offices in the State of California in 1996 to 17 offices in 12 states and four international recruiting offices (two in England, one in Australia and one in Canada) as of September 30, 1998. Effective management of these growth initiatives will require DPRC to continue to improve its operational, financial and other management processes and systems. The failure to manage growth effectively could have a material adverse effect on DPRC's business, operating results and financial condition.

GROWTH THROUGH ACQUISITIONS

  A primary component of DPRC's growth strategy is the acquisition of IT staffing companies to complement and expand DPRC's existing business, principally in new geographic markets. The successful implementation of this strategy is dependent on DPRC's ability to identify suitable acquisition candidates, acquire such companies on suitable terms and integrate their operations with those of DPRC. There can be no assurance that DPRC will be able to acquire other companies on suitable terms or otherwise successfully enter other markets through acquisitions. Moreover, other staffing companies are actively competing for acquisition candidates, which has resulted in an increase in the price of acquisition candidates. Acquisitions may also involve a number of special risks, including: (i) adverse effects on DPRC's reported operating results, including increased goodwill amortization related to acquired companies and interest expense related to debt incurred to effect acquisitions; (ii) diversion of management attention; (iii) risks associated with unanticipated problems, liabilities or contingencies resulting from acquisitions and entries into new geographic markets; (iv) difficulties related to the integration of acquired businesses, some of which may have different cultures, operating strategies, margins or business risks; and (v) increased general and administrative expenses incidental to DPRC's expansion into new geographic markets. The occurrence of some or all of the events described in these risks could have a material adverse effect on DPRC's operations and financial performance.

  DPRC continually reviews and evaluates acquisition candidates to complement and expand its business, and is at various stages of evaluation and discussion with a number of such candidates. DPRC has not entered into a definitive purchase agreement with respect to any acquisition candidate and there is no assurance that DPRC will consummate a transaction with any of the candidates with whom it is currently in negotiations. In addition, it is possible that a substantial number of shares of Common Stock or significant amount of cash could be used for one or more acquisitions. DPRC intends, when possible, to use its Common Stock to pay for all or a portion of the purchase price for future acquisitions. DPRC's ability to so use its Common Stock could be adversely affected in the event that DPRC's Common Stock does not maintain sufficient value, potential acquisition candidates are unwilling to accept DPRC's Common Stock as consideration for the sale of their businesses, or DPRC does not then have a sufficient number of authorized shares of Common Stock to effect such acquisition. With respect to the latter, an increase in the authorized number of shares of Common Stock requires the consent of the shareholders of DPRC. Although this Proxy Statement/Prospectus is soliciting the approval of DPRC's shareholders of the Charter Amendment which would increase the authorized number of shares of Common Stock from 20.0 million to
60.0 million, no assurances can be given that the shareholders of DPRC will approve such an increase or any future increases. If DPRC is unable to so use its Common Stock, DPRC may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If DPRC does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that such capital will be available on acceptable terms. If DPRC is unable to obtain sufficient financing, it may be unable to implement its growth strategy fully.

DEVELOPMENT OF NEW OFFICES

  DPRC's growth strategy involves the internal development of new offices as well as the acquisition of existing businesses. The successful development of new offices is dependent on a number of factors, many of which are beyond DPRC's control, including DPRC's ability to: (i) hire, integrate and retain qualified managers in existing markets as well as markets in which DPRC has no prior operating experience; (ii) apply its management practices to a significantly larger and geographically dispersed organization; (iii) initiate and develop new client relationships; (iv) hire, integrate and retain qualified technical consultants; and (v) identify suitable locations for new offices. There can be no assurance that DPRC will be able to implement successfully any of the above components of its strategy.

DEDUCTIBILITY OF INTEREST ON DEBT IN CONNECTION WITH ACQUISITIONS

  A primary component of DPRC's growth strategy is the acquisition of IT staffing companies to complement and expand DPRC's existing business, principally in new geographic markets and expand its range of specialty services. To the extent that DPRC uses cash to pay the purchase price for any of its acquisitions, it is subject to Section 279 of the Code. Section 279 of the Code, disallows the deduction of interest paid or accrued with respect to certain subordinated convertible debt which is issued to provide consideration for the acquisition of stock or assets of another corporation ("Section 279 Acquisition Debt"). Such a disallowance applies to the interest paid or accrued with respect to Section 279 Acquisition Debt to the extent interest paid or accrued with respect to such debt in any given taxable year plus interest paid or accrued on other debt incurred to provide consideration for an acquisition of stock or assets in such taxable year exceeds a $5.0 million threshold (the "Five Million Dollar Basket"). To the extent that DPRC uses the proceeds it received from the issuance in March 1998 of $115.0 million aggregate principal amount of its 5 1/4% Convertible Subordinated Notes Due 2005 (the "Notes") to acquire stock or assets of another corporation, such Notes will constitute Section 279 Acquisition Debt if DPRC fails either a certain debt to equity ratio or a projected earnings to annual interest expense test. If DPRC is unable to satisfy both of these tests in any given taxable year, then all or a portion of the Notes would be deemed to be Section 279 Acquisition Debt, and Section 279 would disallow the interest deduction with respect to the Notes to the extent the interest paid on the Notes in any given taxable year exceeds the Five Million Dollar Basket. DPRC intends to continue to acquire companies. To the extent that DPRC uses proceeds it received from the initial issuance of the Notes to acquire companies, DPRC may not be able to deduct all or a portion of the interest paid on the Notes in any given taxable year in which the total interest paid or accrued on acquisition debt by DPRC exceeds the Five Million Dollar Basket. If such interest is not deductible, it could have a material adverse effect on the financial condition of DPRC after the Merger and adversely affect the market price of DPRC Common Stock. Currently, all of the interest payable on the Notes is deductible and DPRC estimates that the maximum amount of interest payable on the Notes that would not be deductible under Section 279 of the Code would not exceed $1.1 million in any year.

COMPETITION

  The IT staffing industry is highly competitive. DPRC and SPC compete for both clients and qualified technical consultants with a variety of companies, including other IT staffing companies, national and regional accounting and management consulting firms and independent contractors. DPRC and SPC also compete for technical consultants with the IT staffs of its clients and potential clients and other technology companies. Several of DPRC's and SPC's competitors are substantially larger than DPRC, SPC or DPRC and SPC on a combined basis and have greater financial and other resources. Several of such competitors have also been in business much longer than DPRC or SPC and have significantly greater name recognition throughout the United States or a specific geographic region, including the geographic areas in which DPRC or SPC operates and into which it intends to expand. Accordingly, such companies are often able to meet a broader range of a client's temporary personnel needs, serve a broader geographic range than DPRC or SPC and compete more effectively for national accounts. There can be no assurance that DPRC, even with SPC, will be able to compete successfully with its existing and future competitors.

IMMIGRATION ISSUES

  DPRC believes that its success has resulted in part from its ability to attract, develop and retain persons from other countries with technical and project management skills. Under current law, there is a limit of 115,000 new H-1B non-immigrant work permitted visa classification petitions that the United States Immigration and Naturalization Service may approve in any government fiscal year. In years in which this limit is reached, DPRC may be unable to obtain H-1B visas necessary to bring critical foreign consultants to the United States. For the government's fiscal year ended September 30, 1997, the previous limit of 65,000 was reached in August 1997, and for the current fiscal year ending September 30, 1998, the limit of 65,000 was reached in May 1998. Recent legislation increased the limits from 65,000 in the government fiscal year 1998 to 115,000 in fiscal 1999, 115,000 in fiscal year 2000 and 107,500 in fiscal year 2001. The limit will return to 65,000 in fiscal year 2002. The new law also contains provisions that would require H-1B dependent employers to obtain recruitment and layoff attestations. Under the new law, an employer is defined as H-1B dependent if its total H-1B non-immigrant employees total 15% or more of the employers' total full-time equivalent employees. However H-1B dependent employers will not have to obtain attestations under the proposed legislation if the H-1B employee has a Masters or equivalent degree or will earn $60,000 or more per year. Approximately 13.7% of DPRC's total full-time equivalent employees have H-1B visas and the majority of these H-1B employees have Masters degrees or earn greater than $60,000 per year. (Including SPC, the percentage of H-1B employees to total full-time employees of the combined companies would be 10.6%.) Compliance with existing United States immigration laws, or changes in such laws making it more difficult to hire foreign nationals or limiting the ability of DPRC to retain H-1B employees in the United States, could have a material adverse effect on DPRC's results of operations and financial condition after the Merger and adversely affect the market price of DPRC Common Stock.

DEPENDENCE ON CERTAIN CLIENTS; INDUSTRY AND GEOGRAPHIC CONCENTRATION

  DPRC's 10 largest clients accounted for approximately 25.6% of its revenues in fiscal 1998, with its largest two clients accounting for approximately 3.9% and 3.6% of its revenues, respectively during that period. A significant decrease in demand by, or the loss of, a large client could have a substantial adverse effect on DPRC's revenues and results of operations. Furthermore, revenues from any one client often vary materially from period to period. Although DPRC strives to build long-term relationships with its clients, it does not generally have long-term contractual arrangements with them, and services are usually provided on an assignment-by-assignment basis. In addition, DPRC's contracts are normally cancelable by the client at any time without penalty.

  DPRC's business is dependent in part on the economic strength of its clients. While DPRC serves a large number of clients in a range of industry groups, approximately 14.3% of DPRC's revenues in fiscal 1998 were derived from eight foreign automobile and motorcycle manufacturers with operations in Southern California. Regulatory changes which adversely affect this industry group could have an adverse effect on DPRC's revenues and profitability. Similarly, a substantial deterioration in general economic conditions in Southern California could adversely affect DPRC.

  SPC has approximately 135 active clients across many industries with concentrations in financial services, telecommunications, manufacturing and information technology. SPC's five largest accounts comprised approximately 56.0% of total revenue for the eight month period ending August 31, 1998 and its two largest customers, NationsBank and First Union National Bank, accounted for 24.7% and 16.6%, respectively, of such revenue. A significant increase or decrease in demand of SPC's services by a large client could have a substantial effect on SPC's revenues.

RISKS ASSOCIATED WITH YEAR 2000 CONVERSION EFFORTS

  As the year 2000 approaches, many date-sensitive computer applications will fail because they are unable to process dates properly beyond December 31, 1999. As a result, businesses have been and will be required to devote significant resources to converting their information systems over the next two years. In the event that Year 2000 conversions result in a significant increase in competition for technical consultants or DPRC's or SPC's clients devote substantial resources to such conversions and decrease their expenditures on projects worked on by DPRC's or SPC's technical consultants, DPRC's business, financial condition and results of operations may be materially adversely affected. DPRC earned approximately 4.0% and 10.0% of its revenue from Year 2000 conversions in the 1997 fiscal year and the 1998 fiscal year, respectively. DPRC expects that it will continue to receive increased revenues from additional Year 2000 conversions in the near term. However, DPRC expects that revenues derived from Year 2000 conversions will steadily decline. In the absence of additional revenue from other sources, a decline in such engagements could have a material adverse effect on DPRC's business, operating results and financial condition.

  In addition, DPRC's and SPC's own computer applications are subject to risk of failure from Year 2000 issues. DPRC's principal staffing and financial systems are licensed from and maintained by third party software development companies, which DPRC believes are Year 2000 compliant. Also, DPRC is currently in the process of selecting a new financial system, which management believes is, and the software vendor has represented as being, Year 2000 compliant. Although SPC's existing financial computer applications are not currently Year 2000 compliant, SPC and DPRC anticipate that SPC will use the new financial system, which DPRC is in the process of selecting, after the consummation of the Merger. Furthermore, suppliers, customers and creditors of DPRC and SPC face Year 2000 issues. Should these entities be unable to successfully address their Year 2000 issues, it may have an adverse effect on DPRC.

  The extent and magnitude of the Year 2000 problem as it will affect DPRC and SPC, both before and for some period after January 1, 2000, are difficult to predict or quantify for a number of reasons. Among the most important are the lack of control over systems that are used by the third parties who are critical to DPRC's and SPC's operation, such as telecommunications and utilities companies, the complexity of testing inter-connected networks and applications that depend on third party networks and the uncertainty surrounding how others will deal with liability issues raised by Year 2000 related failures.

  Although DPRC is not currently aware of any material operational issues associated with preparing its internal systems for the Year 2000, or material issues with respect to the adequacy of mission-critical third party systems, there can be no assurance, due to the overall complexity of the Year 2000 issue, that DPRC and/or SPC will not experience material unanticipated negative consequences and/or material costs caused by undetected errors or defects in such systems or by DPRC's or SPC's failure to adequately prepare for the results of such errors or defects, including costs or related litigation, if any. The impact if such consequences could have a material adverse effect on DPRC's business, financial condition or results of operations.

EMPLOYMENT LIABILITY RISKS

  Providers of staffing services employ and place people in the workplaces of other businesses. Risks inherent in such activity include possible claims of errors and omissions, misuse of client proprietary information, misappropriation of funds, discrimination and harassment, theft of client property, other criminal activity or torts and other claims. While DPRC has not historically experienced any material claims of these types, there can be no assurance that DPRC will not experience such claims in the future.

CONTROL OF DPRC

  Upon consummation of the Merger assuming that 1,902,708 shares of DPRC Common Stock are issued in the Merger (1,810,424 shares of DPRC Common Stock for the outstanding shares of SPC Common Stock and 92,284 shares of DPRC Common Stock in cancellation of the SPC Performance-Vesting Options, assuming the minimum Exchange Ratio of 5.50), but assuming no exercise of outstanding SPC Time-Vesting Options or DPRC stock options, the directors of DPRC will control the vote of approximately 26.9% of the outstanding shares of DPRC Common Stock. Mary Ellen Weaver will control the vote of approximately 15.2% of the outstanding shares of DPRC Common Stock, J. Christopher Lewis will control the vote of approximately 0.8% of the outstanding shares of DPRC Common Stock, Patrick Haden will control the vote of approximately 0.7% of the outstanding shares of DPRC Common Stock, Christopher Lancashire and his wife will control the vote of approximately 5.5% of the outstanding shares of the DPRC Common Stock and Thomas Carlisle will control the vote of approximately 4.9% of the outstanding shares of DPRC Common Stock. While not controlling a majority of the outstanding shares, Ms. Weaver, Mr. Lewis, Mr. Haden,
Mr. Lancashire and Mr. Carlisle have significant influence with respect to the election of directors and other issues submitted to DPRC's shareholders. Such concentration of ownership could also have the effect of making it more difficult for a third party to acquire control of DPRC and may discourage third parties from attempting to do so. See "Description of Capital Stock."

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of DPRC Common Stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price for the DPRC Common Stock and the ability of DPRC to raise equity capital. As of November 2, 1998, the DPRC Record Date, DPRC had 11,786,947 shares of DPRC Common Stock outstanding. Approximately 70.2% of the outstanding shares of DPRC Common Stock are freely tradeable, except those shares acquired in the public market by "affiliates" to DPRC, as that term is defined in Rule 144 of the Securities Act ("Rule 144"). The remaining outstanding shares of DPRC Common Stock are "restricted securities" within the meaning of Rule 144 and may only be sold subject to the limitations imposed by Rule 144. Of such restricted securities, approximately 85.1% of such shares are now eligible for resale under Rule 144. All shares issued in the Merger will be freely tradeable, except those acquired by "affiliates."

  DPRC has also granted certain "piggyback" and demand registration rights with respect to certain restricted securities. As of November 2, 1998, approximately 2,326,560 shares are, or in the next six months will be, subject to piggyback registration rights, and approximately 1,927,782 of such shares are, or in the next six months will be, also subject to demand registration rights. In addition, all shares of DPRC Common Stock to be issued in connection with the earnout arrangement agreed to in connection with the acquisition of Computec International Strategic Resources, Inc. in April 1997 (the "Computec Acquisition") will be subject to both piggyback and demand registration rights and all shares of DPRC Common Stock to be issued in connection with the earnout arrangement agreed to in connection with the acquisition of S3G, Inc. in January 1998 (the "S3G Acquisition") will be subject to piggyback registration rights. Upon the exercise of such piggyback registration rights or upon any of such holder's exercise of its demand registration rights, such exercise could result in the sale of a significant number of shares of DPRC Common Stock into the public market.

  As of November 2, 1998, options to purchase 1,729,714 shares of DPRC Common Stock have been granted and are outstanding under DPRC's 1994 Stock Option Plan, as amended, and options to purchase an additional 7,726 shares may be granted under such plan if the proposed increase from 2.0 million to 3.0 million shares under the plan is not approved by the shareholders of DPRC at the DPRC Special Meeting. As of November 2, 1998, an additional 172,454 shares of DPRC Common Stock may be issued under DPRC's Employee Stock Purchase Plan. In addition, pursuant to the earnout arrangements agreed to in connection with the Computec Acquisition and the S3G Acquisition, DPRC is required to pay 40% and 15%, respectively, of such earnout in shares of restricted DPRC Common Stock.

  Also, in connection with the Merger, DPRC is assuming the outstanding SPC Time-Vesting Options under the SPC Stock Option Plan. All SPC Time-Vesting Options are fully vested and 82.5% are exercisable at any time and from time to time until December 15, 2006 and 17.5% are exercisable at any time and from time to time until December 8, 2007. Upon consummation of the Merger, these options will be exercisable to purchase approximately 1,030,182 shares of DPRC Common Stock at an Exchange Ratio adjusted price of approximately $3.78 (for 82.5% of such options) and $6.74 (for 17.5% of such options) per share of DPRC Common Stock, which is substantially below the current market price of DPRC Common Stock. Also, as of the Effective Date of the Merger, options to purchase 250,000 shares of DPRC Common Stock will be granted to certain employees of SPC, which may include its affiliates, under DPRC's 1994 Stock Option Plan at an exercise price equal to the then current fair market value of DPRC Common Stock.

  In addition, 3,239,436 shares of DPRC Common Stock may be issued from time to time upon conversion of DPRC's $115.0 million aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2005 (the "Notes"). The Notes are convertible at the option of the holder into DPRC Common Stock, at any time prior to maturity, at a conversion price of $35.50. The Notes and the DPRC Common Stock issuable upon conversion of the Notes may be resold at any time privately in accordance with Rule 144A under the Securities Act or publicly under the effective DPRC shelf registration statement.

  DPRC intends, when possible, to use DPRC Common Stock to pay all or a portion of the purchase price for future acquisitions. DPRC is in preliminary negotiations with several other acquisition candidates whereby all or a portion of the purchase price could be paid in DPRC Common Stock. It is possible that a substantial number of shares of DPRC Common Stock could be issued in connection with one or more of these or any subsequent acquisitions. In addition, DPRC is proposing to increase the number of its authorized shares of DPRC Common Stock from 20.0 million to 60.0 million in connection with the Charter Amendment which DPRC shareholders are voting on at the DPRC Special Meeting. See "Description of Capital Stock."

  DPRC can make no prediction as to the effect, if any, that sales of shares of DPRC Common Stock, or the availability of shares for future sale, will have on the market price of DPRC Common Stock prevailing from time to time or on DPRC's ability to sell equity securities or equity-related securities at times and prices that it deems appropriate.

ABILITY TO ISSUE PREFERRED STOCK WITHOUT FURTHER SHAREHOLDER APPROVAL

  DPRC's Articles of Incorporation permit the DPRC Board to establish the rights, preferences, privileges and restrictions of, and to issue, shares of Preferred Stock (as defined herein) without any further vote or action by DPRC's shareholders. The issuance of Preferred Stock could adversely affect the holders of DPRC Common Stock and could have the effect of delaying, deferring or preventing a change in control of DPRC. DPRC has no present plans to issue any shares of Preferred Stock. See "Description of Capital Stock."

INTANGIBLE ASSETS

  A significant percentage of DPRC's total assets are intangible assets. These intangible assets substantially represent amounts attributable to goodwill recorded in connection with DPRC's acquisitions. Any impairment in the value of such assets could have a material adverse effect on DPRC's financial condition and results of operations.

                             THE SPECIAL MEETINGS

  DPRC is furnishing this Proxy Statement/Prospectus to holders of DPRC Common Stock in connection with the solicitation of proxies by the DPRC Board for use at the DPRC Special Meeting. This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the shareholders of DPRC on or about
        , 1998.

DPRC SPECIAL MEETING

  PURPOSE; TIME AND PLACE. At the DPRC Special Meeting, holders of DPRC Common Stock will be asked to vote upon proposals (the "DPRC Proposals") to approve the Merger Agreement, the Share Issuance, the Charter Amendment, the Option Plan Amendment and to transact such other matters as may properly come before the DPRC Special Meeting. The Special Meeting will be held at The Sutton Place Hotel located at 4500 MacArthur Boulevard, Newport Beach, California 92660, on
       , 1998, starting at [         a.m.], local time.

  The DPRC Board has unanimously determined that the approval of the Merger Agreement, the Share Issuance, the Charter Amendment and the Option Plan Amendment are in the best interests of DPRC and the shareholders of DPRC and the DPRC Board has approved the Merger Agreement, the Share Issuance, the Charter Amendment and the Option Plan Amendment. THE DPRC BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF DPRC VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, THE SHARE ISSUANCE, THE CHARTER AMENDMENT AND THE OPTION PLAN AMENDMENT. See "The Merger--DPRC's Reasons for the Merger; Recommendations of the DPRC Board."

  For a discussion of the potential interests that certain officers of DPRC may have with respect to the Merger that are different from, or in addition to, the interests of shareholders of DPRC generally, see "The Merger-- Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, including financial analysis which was summarized and confirmed in the NMS Opinion which is attached as Annex B, were considered by the DPRC Board in making its recommendation.

  VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL. The DPRC Board has fixed the close of business on November 2, 1998, as the record date for voting at the DPRC Special Meeting (the "DPRC Record Date"). Only holders of record of shares of DPRC Common Stock on the DPRC Record Date are entitled to notice of and to vote at the DPRC Special Meeting. On the DPRC Record Date, there were 11,786,947 shares of DPRC Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 77 shareholders of record. Each holder of record of DPRC Common Stock, as of the DPRC Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of DPRC Common Stock at the DPRC Special Meeting shall constitute a quorum at the DPRC Special Meeting. In the event that a quorum is not present at the DPRC Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Approval of each of the Merger Agreement, the Charter Amendment and the Option Plan Amendment requires the affirmative vote of a majority of the outstanding shares of DPRC Common Stock entitled to vote thereon at the DPRC Special Meeting. Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast with respect to such proposal; provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of DPRC Common Stock entitled to vote thereon at the DPRC Special Meeting. Approval of the Merger Agreement, the Charter Amendment and the Share Issuance is required for the Merger to be consummated. If any one of the foregoing the proposals is not approved, even if the other two proposals are approved, the Merger cannot be consummated. Approval of the Option Plan Amendment is not required to consummate the Merger, and if approved, will independently be effected even if any of the other proposals are not approved.

  SHARE OWNERSHIP OF MANAGEMENT. At the close of business on the DPRC Record Date, directors and executive officers of DPRC, as a group, were the beneficial owners of an aggregate of 3,010,932 shares (approximately 22%) of the DPRC Common Stock then outstanding.

  PROXIES. All shares of DPRC Common Stock represented by properly executed proxies received prior to or at the DPRC Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the DPRC Proposals. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the DPRC Special Meeting, will not be voted. In accordance with NNM rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of any of the DPRC Proposals and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such proposals. The affirmative vote of a majority of the shares of DPRC Common Stock entitled at the DPRC Special Meeting to vote on the Merger Agreement, the Charter Amendment and the Option Plan Amendment is required to approve such proposals and the affirmative vote of a majority of the votes cast with respect to the Share Issuance is required to approve such proposal; provided that the total number of votes cast with respect to the Share Issuance represents more than 50% of the outstanding shares of DPRC Common Stock entitled to vote thereon. Therefore, a "broker non-vote" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will not be counted as a vote cast on any of the DPRC Proposals. Shares represented by "broker non-votes" will, however, be counted in determining whether there is a quorum at the DPRC Special Meeting for the purpose of approving the Share Issuance.

  The DPRC Board is not currently aware of any business to be acted upon at the DPRC Special Meeting other than as described herein. If, however, other matters are properly brought before the DPRC Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies in the absence of a quorum at the DPRC Special Meeting.

  A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of DPRC a signed notice of revocation or a later-dated signed proxy or by attending the DPRC Special Meeting and voting in person. Attendance at the DPRC Special Meeting will not in itself constitute the revocation of a proxy.

  It is the policy of DPRC to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

  The cost of the solicitation of proxies will be paid by DPRC for proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and DPRC will, upon request, reimburse them for their reasonable expenses. To the extent necessary in order to ensure sufficient representation at the DPRC Special Meeting, DPRC, through its officers and regular employees, who will receive no compensation in excess of their regular salaries for their services, may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Shareholders are urged to send in their proxies without delay.

  DPRC SHAREHOLDERS DO NOT NEED TO TAKE ANY ACTION WITH RESPECT TO THEIR STOCK CERTIFICATES, WHICH WILL CONTINUE TO EVIDENCE THE SAME NUMBER OF SHARES OF DPRC COMMON STOCK FOLLOWING THE MERGER.

SPC SPECIAL MEETING

  SPC is furnishing this Proxy Statement/Prospectus to holders of SPC Common Stock in connection with the solicitation of proxies by the SPC Board for use at the SPC Special Meeting. This Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the shareholders of SPC on or about
          , 1998.

  PURPOSE; TIME AND PLACE. At the SPC Special Meeting, holders of SPC Common Stock will be asked to vote upon and to approve the Merger and to transact such other matters as may properly come before the SPC Special Meeting. The
Special Meeting will be held at the [           ] located at [       ],
Charlotte, North Carolina [     ], on         , 1998, starting at [         ],
local time.

  The SPC Board has unanimously determined that the Merger is in the best interests of SPC and the shareholders of SPC and has approved the Merger Agreement. THE SPC BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SPC VOTE "FOR" APPROVAL OF THE MERGER. See "The Merger--SPC's Reasons for the Merger; Recommendations of the SPC Board."

  For a discussion of the potential interests that certain officers of SPC may have with respect to the Merger that are different from, or in addition to, the interests of shareholders of SPC generally, see "The Merger--Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, were considered by the SPC Board in making its recommendation.

  VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL. The SPC Board has fixed the close of business on November 2, 1998, as the record date for voting at the SPC Special Meeting (the "SPC Record Date"). Only holders of record of shares of SPC Common Stock on the SPC Record Date are entitled to notice of and to vote at the SPC Special Meeting. On the SPC Record Date, there were 329,168 shares of SPC Common Stock outstanding and entitled to vote at the SPC Special Meeting, held by 11 shareholders of record. One of the shareholders of record is the Systems & Programming Consultants, Inc. Stock Bonus Plan (the "Stock Bonus Plan"), which has 298 participants, who are each entitled to direct the trustees of the Stock Bonus Plan as to how to vote the shares of SPC Common Stock held in each participant's account. The Stock Bonus Plan owns 69,895 shares of SPC Common Stock, representing approximately 21% of the outstanding shares of SPC Common Stock. Each holder of record of SPC Common Stock, as of the SPC Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of

SPC Common Stock at the SPC Special Meeting shall constitute a quorum at the SPC Special Meeting. In the event that a quorum is not present at the SPC Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast with respect to such proposal; provided that the total number of votes cast on such proposal represents more than 50% of the outstanding shares of SPC Common Stock entitled to vote thereon at the SPC Special Meeting.

  SHARE OWNERSHIP OF MANAGEMENT. At the close of business on the SPC Record Date, directors and executive officers of SPC, as a group, were the beneficial owners of an aggregate of 285,597 shares (approximately 87%) of the SPC Common Stock then outstanding and owned SPC Time-Vested Options to purchase 162,613 shares of SPC Common Stock which are fully-vested and are exercisable for a price substantially below the market value of SPC Common Stock. See "Security Ownership of Certain Beneficial Owners and Management of SPC."

  PROXIES. All shares of SPC Common Stock represented by properly executed proxies received prior to or at the SPC Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of the Merger. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the SPC Special Meeting, will not be voted. Any shares of SPC Common Stock not voted at the SPC Special Meeting, whether due to abstentions, broker non-votes or otherwise, will have the effect of a vote against the Merger.

  69,895 shares of SPC Common Stock, representing approximately 21% of the outstanding shares of SPC Common Stock, are held by the Stock Bonus Plan. Those shares are held in the names of Thomas G. Carlisle and Richard K. Carlisle, as the trustees of the Stock Bonus Plan ("Trustees"). However, as required by law, each participant in the Stock Bonus Plan, as a beneficial owner of shares of SPC Common Stock, is entitled to direct the Trustees as to how to vote the SPC Common Stock held in his or her account. Should a participant fail to direct the Trustees how to vote those shares (the "Undirected Shares"), SPC, as the Named Fiduciary of the Stock Bonus Plan shall use its discretion in deciding how to direct the Trustees to vote, or whether to abstain from voting the Undirected Shares. SPC will act in this capacity through its Board of Directors. In exercising its discretion in this regard, the Named Fiduciary is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974 ("ERISA"), which supersedes any otherwise applicable state laws. The members of SPC's Board of Directors are also executive officers and large shareholders of SPC and accordingly have personal interests in the Merger. See "The Merger--Interests of Certain Persons in the Merger." Nevertheless, in SPC's role as the Named Fiduciary of the Stock Bonus Plan, the members of the Board of Directors must act in accordance with the fiduciary responsibility rules of ERISA in SPC's decision to direct the Trustees to vote for, against or abstain from voting the Undirected Shares. The fiduciary responsibility rules of ERISA require that the Named Fiduciary, SPC, execute its duties for the exclusive benefit of the participants in the Stock Bonus Plan, in the manner that a prudent person would act under the circumstances.

  The SPC Board is not currently aware of any business to be acted upon at the SPC Special Meeting other than as described herein. If, however, other matters are properly brought before the SPC Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies in the absence of a quorum at the SPC Special Meeting.

  A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of SPC a signed notice of revocation or a later-dated signed proxy or by attending the SPC Special Meeting and voting in person. Attendance at the SPC Special Meeting will not in itself constitute the revocation of a proxy.

  It is the policy of SPC to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

  The cost of the solicitation of proxies will be paid by SPC. In addition to solicitation by mail, officers and regular employees of SPC, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from SPC shareholders by telephone or otherwise. SPC will also reimburse brokers and other nominees for their reasonable expenses in communicating with persons for whom they hold SPC Common Stock.

  SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR SPC COMMON STOCK WILL BE MAILED TO FORMER SPC SHAREHOLDERS AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                  THE MERGER

BACKGROUND OF THE MERGER

  Initiation of discussions between DPRC and SPC was principally a response to the continuing consolidation of the information technology ("IT") staffing services industry. This consolidation has occurred primarily because of the trend toward outsourcing skilled labor in the United States to provide corporations with a flexible work force which can be rapidly expanded or shrunk to meet the needs of those corporations as new projects are commenced or old projects are completed. Large corporations with branch locations throughout the United States are interested in securing the IT staffing they require for all their locations through a single IT staffing services provider with extensive geographic coverage. In addition to positioning providers of IT staffing services to handle the accounts of large, geographically diverse corporations, consolidation allows the larger, merged IT staffing service provider to have access to a larger number of technical consultants with more variety of skills to service its customers.

  As a result of these factors, DPRC has engaged in a strategy of consolidation over the past two years which has resulted in a series of acquisitions enabling DPRC to expand its regional geographical presence through a national network of offices and the variety of IT services which it provides. As part of this strategy, the DPRC Board and DPRC's senior management began to consider the possibility of entering into a business combination with another large provider of IT services which serviced a geographical market in the Southeastern United States, a region in which DPRC currently had little or no presence.

  Through its own experience, DPRC has noted that the business of providing IT services is relationship-based and, although the industry is consolidating, still regional. As a result, when a well established, high-quality IT service provider already exists in a certain geographic area, it is easier to develop a major presence in that new geographic area through the acquisition of the existing provider than to develop a start-up branch office in the new area. This is due in part to the regional nature of the industry in which an IT service provider with a successful operation in one region is unlikely to have the benefit of any name recognition in another region. In addition, when an existing provider is acquired, DPRC doesn't have to incur the start up costs which it would otherwise incur during the first 12 months of operations. DPRC has internally created branch offices in some other regions of the country where there was no prominent IT service provider; however, SPC's strong presence in the Southeast, together with its long-standing relationships in the financial services industry and its expertise in that industry made such a strategy less attractive in this instance.

  Prior to SPC's introduction to DPRC it had developed a strategic growth plan which included opening new branch offices at a rate of two per twelve to eighteen month period. Due to SPC's lack of capital, expansion was projected on the basis of SPC's ability to finance its own growth through cash flow. By late 1997, SPC had successfully completed the opening of three branches and was formulating plans for two more. It had identified ten target cities.

  It was obvious to SPC that it would need more capital than could be generated from cash flow if it wanted to expand at a faster rate. SPC investigated the three obvious sources of capital; an initial public offering, late-stage financing and a merger. A public offering had been ruled out for the immediate future due to SPC's sales volume which was perceived as below the minimum required for a public company. During 1996 and 1997, SPC made inquiries regarding possible mergers with other information technology staffing companies, and actually met with executives from three leading companies. For various reasons, the SPC Board did not feel there was a strategic and cultural fit with these companies, and did not pursue merger discussions. For example, several of the companies had collateral divisions such as proprietary software development. Due to SPC's own unfavorable experiences with other lines of business, it was decided to narrow its focus to merging with pure IT staffing companies.

  On December 4, 1997, DPRC management met with SPC management in Newport Beach, California, and preliminarily discussed the possibility of a combination of the two companies and the consolidation in the industry.

  During the month of January 1998, the senior management of DPRC and SPC separately evaluated the merits of a possible combination of DPRC and SPC, reviewed their respective strategic and operational plans and considered other strategic and financial alternatives. Thomas Carlisle, SPC's President, had several phone conversations with DPRC's senior management to discuss preliminary planning and procedural issues.

  Possible methods of valuing SPC were also considered. It was preliminarily discussed that the purchase price would be based upon a multiple of SPC's earnings before interest and taxes ("EBIT") once certain adjustments had been made to EBIT to more accurately reflect the operations of SPC subsequent to the merger ("Recast EBIT"). Accretion analyses were prepared internally by DPRC to determine pricing based on multiples of Recast EBIT which could be paid before the merger ceased to be accretive to DPRC's earnings per share ("EPS") if the merger was accounted for as a purchase transaction. Based upon multiples of Recast EBIT as of February 1998, the estimated aggregate merger consideration would have been approximately $37.0 million if accounted for as a purchase.

  On February 5 through 8, 1998, the SPC Board met at Key West, Florida to conduct its annual planning conference. During the course of this meeting the SPC Board discussed and evaluated the merits of a combination of SPC and DPRC.

  On February 9 and 10, 1998, Mary Ellen Weaver, DPRC's Chief Executive Officer, and Michael A. Piraino, DPRC's Chief Financial Officer, met in Charlotte, North Carolina with Thomas Carlisle, SPC's President, and SPC's financial adviser, Arthur Andersen LLP ("Arthur Andersen"), to discuss the respective business strengths, operational strategies, financial results of each of DPRC and SPC, potential synergies which might result from a combination of the two companies and procedural matters with respect to a potential transaction. Issues regarding the valuation of SPC and the type of consideration to be offered in a merger were also discussed. Representatives from NMS joined the discussion to talk about the IT staffing services industry, DPRC's position in the industry and the possibility of a combination of the two companies.

  From February 10, 1998 until March 9, 1998 the SPC Board conducted numerous telephone conferences with its financial advisors at Arthur Andersen regarding the terms of a possible merger of SPC and DPRC. These discussions culminated with a board meeting on March 9, 1998 which was attended by SPC's legal counsel. At this meeting a letter of intent with DPRC was signed which contemplated structuring the merger as a pooling of interests and valuing SPC using a multiple of Recast EBIT of 17.7. The change in the structuring of the Merger reflected DPRC's estimate that by using pooling of interests accounting the merger consideration could be 25% to 30% higher than that offered under a merger accounted for as a purchase and the Merger would still be accretive to DPRC's EPS. DPRC also signed this letter of intent on March 9, 1998.

  During the week of April 20, 1998, representatives from DPRC and its legal and financial advisors began to conduct a detailed review of SPC's business, examining operational, financial and legal information. Simultaneously, representatives from SPC and its legal and financial advisors began a similar review of DPRC's operational, financial and legal information.

  During this time, Arthur Andersen's representatives continued to negotiate with DPRC on behalf of SPC regarding the pricing of the Merger. These negotiations were discussed at a teleconference with SPC's senior management and SPC's legal counsel on May 20, 1998. As a result of this conference Arthur Andersen was given instructions to continue its efforts to obtain an agreement regarding pricing of the Merger. The negotiations in May regarding the pricing of the merger consideration focused on which accounting period would be used to determine the Recast EBIT number to be used in the calculation of the merger consideration. SPC's twelve-month trailing EBIT continued to increase each month throughout the first five months of 1998 at a rate of approximately 6.4%. As a result, the valuation of SPC, being a multiple of EBIT, increased each month by a proportionate percentage. Because the approximate date of the signing of a definitive merger agreement and the subsequent date on which a merger would become effective could not be predicted, the parties wanted to agree on which months' EBIT would be used in determining the merger consideration.

  On May 29, 1998, senior management of SPC met with senior management of DPRC in Newport Beach, California to negotiate the terms of the Merger and to continue their respective due diligence reviews. Later on the same date, the directors of SPC met to discuss the most recent developments in the negotiations between SPC and DPRC, including the proposed Merger Consideration and the noncompetition agreements from the senior management of SPC, and reviewed the material terms of the employment and severance arrangements with senior management. The SPC Board also conducted a general due diligence review of the warranties and representations contained in the draft agreement. This meeting resulted in a teleconference with DPRC officers and legal counsel to discuss pricing issues.

  On June 2, 1998, the DPRC Board held a board meeting and discussed the business, operating and financial results and prospects of SPC, DPRC's and SPC's detailed due diligence investigations and the potential strategic and financial benefits of such a transaction. The DPRC Board authorized its officers to continue DPRC's investigation of SPC and to continue negotiations with SPC.

  On June 9, 1998, the SPC Board met with SPC's legal counsel to discuss the latest draft of the Merger Agreement and to conduct a general due diligence review of the warranties and representations contained in the draft agreement. This meeting resulted in a teleconference with DPRC officers and legal counsel to discuss pricing issues. The major unresolved pricing issue at this time continued to be which months' EBIT would be used in calculating the merger consideration. The twelve-month trailing Recast EBIT of SPC for the months of March, April and May of 1998 was estimated to be $4.0 million, $4.3 million and $4.4 million, respectively. Based on this continued increase in SPC's Recast EBIT and the difficulty in resolving the issue of which months' EBIT to use in determining the purchase price, the parties agreed to discontinue its discussion of determining a price based upon the 17.7 multiple of EBIT and, instead, to negotiate a fixed purchase price. The parties agreed upon a fixed price of $87.5 million and a share value of $29.33, equal to the 20-day trailing average stock price as of the date the Merger Agreement was signed. DPRC agreed to this valuation based on the fact that this purchase price would still allow the transaction to have an accretive effect on DPRC's earnings, on a trailing basis. SPC was willing to accept this value because the SPC Board concluded that it was in SPC's best interest that the transaction have an accretive effect rather than a dilutive effect on DPRC's earnings on a combined basis, assuming that the Merger was accounted for as a pooling of interests. It was concluded that a dilutive transaction would have a negative short-term impact on the market price of DPRC stock.

  On June 10 and 11, 1998, Rusty Smith, DPRC's Vice President of Sales, conducted due diligence and reviewed the operations of SPC's branch offices.

  On June 15, 1998, the DPRC Board held a special meeting to consider the terms of the proposed transaction. Members of DPRC's senior management and DPRC's legal advisor made presentations to the DPRC Board and discussed with the members certain operational, financial and legal analyses of various aspects of the proposed merger and certain strategic benefits and post-merger operational efficiencies, including potential synergies, resulting therefrom. In addition, the Board reviewed financial analyses regarding the fairness of the Merger Consideration to be paid, which was prepared by NMS, DPRC's financial advisor. During the course of such meeting, the DPRC Board raised certain questions regarding specific terms of the draft Merger Agreement and the related transactions and instructed DPRC's legal advisors to continue negotiations. Following this discussion, the DPRC Board determined by a unanimous vote that (i) the transactions contemplated by the Merger Agreement were in the best interests of DPRC and (ii) the consideration to be paid in the Merger is fair to the shareholders of DPRC from a financial point of view. Subsequently, the DPRC Board adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Share Issuance.

  On June 15, 1998 three members of the SPC Board, its legal counsel and its independent auditor met at the Sutton Place Hotel, Newport Beach, California and discussed the principal economic terms of the proposed transaction. SPC's legal counsel discussed with the SPC Board the proposed terms of the draft Merger Agreement and the open issues with respect to the proposed transaction, including issues relating to each party's due diligence, confirmation of the availability of pooling of interests accounting treatment, various matters relating to the draft Merger Agreement and noncompetition agreements from the senior management of SPC. Richard Carlisle and SPC's legal counsel and independent auditors met with DPRC's legal counsel and together completed a revised draft of the Merger Agreement. Negotiations between the parties continued regarding pricing issues which were not resolved until the morning of June 16, 1998.

  On June 16, 1998, a special meeting of the SPC Board was held. The SPC Board reviewed the final draft of the Merger Agreement and unanimously resolved that the Merger and the Merger Agreement were fair to and in the best interests of SPC and its shareholders, approved the Merger, the Merger Agreement and the related transactions and recommended that the holders of SPC Common Stock approve and adopt the Merger Agreement.

  On October 13, 1998, DPRC and SPC entered into a letter agreement amending the Merger Agreement to fix the number of shares to be deposited in escrow and to limit the aggregate amount of the indemnification to be paid to DPRC by the controlling shareholders of SPC to not exceed 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding shares of SPC Common Stock and for the cancellation of the SPC Performance-Vesting Options. This limitation was estimated to reduce the number of shares deposited in escrow from approximately 238,663 to 192,042. The DPRC Board considered this amendment fair to DPRC's shareholders because it was necessary in order for the Merger to qualify for pooling of interests accounting and DPRC's shareholders would benefit from such accounting treatment. In addition, due to a subsequent increase in the number of shares of DPRC Common Stock to be issued in the Merger reflected in the October 20, 1998 amendment to the Merger Agreement, the actual number of shares of DPRC Common Stock to be deposited in escrow will increase to approximately 209,441 shares from the 192,042 shares which were previously estimated to have been deposited in the escrow based on the $87.5 million implied value of the prior Merger Consideration.

  During the week preceding October 20, 1998, management of SPC had numerous discussions with management of DPRC regarding more recent estimates of SPC's EBIT, the recent trading prices of DPRC Common Stock and the valuation methods and multiples recently being used to purchase companies.

  On October 20, 1998, members of the SPC Board reviewed the pricing of the Merger to consider revising the pricing for changes since the date the Merger Agreement was signed. The SPC Board considered the recent increase in the estimate for SPC's EBIT for the calendar year ending December 31, 1998 of approximately $7.0 million and the recent declines in DPRC's stock price and concluded that an upward adjustment in the Merger Consideration should be negotiated. In addition, SPC continued to believe that the accretion analysis originally used by the parties in arriving at the original Merger Consideration should be used as a basis for renegotiating the Merger Consideration rather than determining the new price based upon the 17.7 multiple of EBIT. This analysis revealed that a valuation of $71.5 million could be used without causing the transaction to be dilutive to DPRC's earnings on a combined basis assuming the Merger was accounted for as a pooling of interests. The SPC Board also took into account recent market trends which indicated a decline in valuations paid for companies recently acquired. The SPC Board also considered that the repricing results in a larger number of DPRC shares for SPC shareholders (the estimated increased from 2.7 million to 3.0 million to 2.8 to 3.3 million). The SPC Board concluded that this was a fair and adequate concession by DPRC to offset the impact of the recent decline in DPRC's stock price and to reflect the continued growth of SPC's sales, EBIT, net worth and working capital relative to those of DPRC. The SPC Board determined by unanimous written consent that SPC should enter into an amendment to the Merger Agreement to reprice and fix the aggregate implied value of the Merger Consideration at $71.5 million and that the new Merger Consideration offered by DPRC, i.e., a larger number of shares of DPRC Common Stock, was fair and was in the best interest of SPC.

  On October 21, 1998, the DPRC Board held a special meeting to review the revised pricing of the Merger. The DPRC Board reviewed the amount of time that had elapsed since the date the Merger Agreement was signed, and the continued increase in SPC's EBIT, the volatility of the market price of DPRC Common Stock and of the stock market in general over such intervening time. Based upon a more recent estimate of SPC's EBIT for the calendar year ending December 31, 1998 of approximately $7.0 million, the DPRC Board determined that a valuation of $71.5 million could be used in calculating the revised Merger Consideration. This valuation was arrived at using the same accretion analysis originally used by DPRC in valuing SPC. At this valuation, the Merger would still be accretive to DPRC's trailing earnings on a combined basis, assuming that the transaction would be accounted for as a pooling of interests. The DPRC Board then calculated the implied value of the Merger Consideration using a price of $21.00 per share to more closely reflect recent market prices of DPRC Common Stock. This resulted in an increase of the estimated range in the number of shares to be issued or reserved in connection with the Merger to between 2.8 million and 3.3 million (from between 2.7 million and 3.0 million). Although this increase represents additional dilution to DPRC's shareholders, DPRC would be receiving higher earnings than previously estimated from SPC based on its more recent increasing EBIT. Also, this increase in the number of shares to be issued in the Merger would result in approximately 17,400 more shares being deposited in the escrow for the indemnification obligations. In addition, the DPRC Board also reviewed revised financial analyses prepared by NMS, DPRC's financial advisor, regarding the fairness of the proposed revised merger consideration and also received an oral opinion from NMS (subsequently confirmed in writing) that the revised merger consideration to be paid pursuant to the Merger Agreement was fair to DPRC from a financial point of view as of October 21, 1998. Following these discussions, the DPRC Board determined that DPRC should enter into an amendment to the Merger Agreement to change the pricing of Merger Consideration.

  Each of the DPRC Board and the SPC Board determined that the revised merger consideration is fair to their respective shareholders from a financial point of view and recommended that the holders of such company's common stock approve and adopt the Merger Agreement as amended.

  SPC and DPRC then executed a letter agreement amending the Merger Agreement to change the aggregate implied value from $87.5 million to $71.5 million and to change the price per share of DPRC Common Stock to be used in calculating the Exchange Ratio of the number of shares of DPRC Common Stock to be received by SPC shareholders from $29.33 to $21.00.

DPRC'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE DPRC BOARD

  The DPRC Board believes the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of DPRC and its shareholders. Accordingly, the DPRC Board has unanimously approved the Merger.

  In the course of regularly scheduled DPRC Board meetings over the past two years, the DPRC Board discussed the consolidation in the IT services industry and DPRC's participation in such consolidation. Recently, these discussions have centered around the possibility of DPRC making a significantly larger acquisition than the ones it had previously completed. Though no actions were taken with respect to any specific transaction, the DPRC Board charged management with the ongoing responsibility of assessing a potential acquisition of significant size which would allow DPRC to continue its aggressive, yet disciplined, growth strategy and leverage its quality IT services and corporate infrastructure.

  In connection with its consideration of the Merger and the Merger Agreement, the DPRC Board consulted with DPRC management, as well as its financial and legal advisors, and considered a number of factors. Many of these factors relate to the ability of the combined company to take advantage of certain synergies expected to be created by the Merger while continuing to grow aggressively, in a disciplined manner, with respect to geographic presence, customers and revenues. In particular, the Merger strengthens DPRC's position in two existing markets and adds seven new markets to grow its domestic presence. The following details some, but not all, of the factors considered by the DPRC Board:

    (i) that the Merger should provide DPRC with a greater market presence in the Southeast region of the United States, a geographic region largely not served previously by DPRC;

    (ii) that the addition of SPC's offices would expand DPRC's regionally based national network of offices and should improve the combined company's ability to pursue strategic acquisitions and alliances in the future;

    (iii) that the Merger should provide opportunities for DPRC and SPC to cross-sell value-added services to the other's existing and potential customers;

    (iv) that the combination of DPRC and SPC should result in enhanced purchasing efficiencies;

    (v) that the addition of SPC's technical consultants will increase DPRC's percentage of salaried versus hourly technical consultants and the skill mix and competencies of its pool of technical consultants;

    (vi) that SPC's national recruiting organization should complement DPRC's national recruiting organization and will expand the number and skills of DPRC's technical consultants;

    (vii) the strong management team, sales and recruiting force in place at SPC;

    (viii) the terms of the noncompetition agreements entered into by certain members of SPC management;

    (ix) that after giving effect to the expected synergies, the Merger is expected by DPRC to be accretive to its earnings in the fiscal year ending July 31, 1999 and thereafter;

    (x) the tax-free nature of the Merger;

    (xi) the availability of pooling of interests accounting treatment for the transaction and analysis of the information on the financial condition, business, operations and prospects of both DPRC and SPC on a historical and prospective basis, including the pro forma impact of the Merger on the combined financial statements of SPC and DPRC;

    (xii) the financial analysis provided by NMS and the NMS Opinion; and

    (xiii) accretion analysis prepared by DPRC reflecting the impact of the Merger on DPRC'S earnings per share assuming several different purchase prices and pro forma reports which projected earnings and revenues of DPRC and SPC on a combined basis.

  The foregoing list of the information and factors considered by the DPRC Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the DPRC Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the DPRC Board may have given different weights to different factors.

  THE DPRC BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF DPRC VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

SPC'S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE SPC BOARD

  The SPC Board believes that the IT staffing services industry currently is undergoing significant change in response to competitive pressures from corporate clients, service providers and technical consultants. The SPC Board expects that the current growth and national expansion of many of its existing and potential corporate clients will lead over time to a significant increase in the percentage of such corporations who are willing to work only with IT staffing service providers with a geographical presence wide enough to provide for the needs of all of the corporations' branch locations. In response to these competitive pressures, the SPC Board believes that substantial consolidation is inevitable in the IT staffing services industry. The SPC Board concluded that the inherent efficiencies of its regional presence in the Southeast United States would improve DPRC's overall efficiency. On the other hand, a merger with DPRC would provide SPC with a larger and more experienced management group. Moreover, SPC perceived a need to expand nationally in order to serve the needs of NationsBank and other of its existing clients. The SPC Board believes that the Merger represents a unique opportunity to create an IT staffing services company with broad geographic diversification, including international offices, strong growth potential and the ability to compete effectively in the new environment. For the foregoing reasons, the SPC Board unanimously believes that the Merger and the Merger Agreement are fair to and in the best interests of SPC and its shareholders.

  Arthur Andersen and SPC officials conducted a market comparison of DPRC Common Stock to other information technology staffing companies. SPC observed that DPRC Common Stock was thinly traded and that this posed some short-term risk but concluded that the DPRC Common Stock should perform well in the market in relative terms over the long-term. This conclusion was based, in part, upon the strong earnings history of DPRC and SPC's assessment of DPRC's long range potential. In addition, SPC assumed that the trading volume of the DPRC Common Stock would increase as time goes by because most of the outstanding DPRC Common Stock which is currently held by persons who are under various trading limitations and restrictions ultimately will become freely tradable.

  SPC's fairness assessment of the Merger was an ongoing process which began in April 1998 when it became apparent that a merger might be possible. However, intense time and effort was not expended until the SPC Board was satisfied that the potential merger consideration would be sufficient to address SPC's concerns regarding the potential for market price fluctuation for the DPRC Common Stock. This occurred during the two week period preceding the execution of the Merger Agreement on June 16, 1998. The SPC Board considered the possibility that the market price of the DPRC Common Stock might fluctuate downward subsequent to the signing of the Merger Agreement and considered negotiating a provision into the Merger Agreement which would allow DPRC to terminate if the price dropped to a certain price and SPC to terminate if the price rose to a certain point. SPC agreed to fix the number of shares to be received because it believed that the long-term performance of DPRC Common Stock would be acceptable in relative terms. Further, SPC was not seeking immediate liquidity and viewed the Merger on a long-term strategic basis. Accordingly and as a result of arms-length negotiations, the parties agreed on a fixed merger consideration and a fixed number of DPRC shares. The SPC Board realized that market price changes would effect the closing value of the merger consideration but concluded that this was an acceptable risk if the number of DPRC shares received were fixed.

  The SPC Board has monitored the performance of the DPRC Common Stock since June 16, 1998 and has determined that the Merger is still in the best interest of SPC. The DPRC Common Stock has performed well in relative terms to the overall market sector. Moreover, the other factors supporting and underlying SPC's decision have not changed, e.g., DPRC's earnings trend, SPC's earnings trend, DPRC's management strength and the prospect for an efficient, national operation. However, the shareholders of SPC and the holders of SPC Time-Vesting Options and SPC Performance-Vesting Options bear the risk of declines in the price of DPRC Common Stock from June 16, 1998 to the closing date of the Merger. The SPC Board considered the risk to SPC holders that the Merger Agreement does not provide protection against a decline in the DPRC share price. During final negotiations with DPRC, SPC sought and received a fixed merger consideration which insures that SPC holders will receive a fixed number of shares of DPRC Common Stock. The SPC Board concluded that the relative performance between SPC and DPRC would remain unchanged between the signing date and the closing date and therefore, that a fixed number of shares was the appropriate merger consideration. Underlying this conclusion was the strongly held belief that the DPRC Common Stock would perform well in the market in relative terms after the Merger.

  The SPC Board determined that it was critical to the continued success of SPC and DPRC following the Merger that the four executive officers and Board members of SPC be retained by and prevented from competing with DPRC. Each executive officer is very experienced in and knowledgeable about the information technology staffing business generally and the operations of SPC specifically. Collectively these officers represent over sixty years of experience with SPC. They have been instrumental in procuring and retaining major customers of SPC and accordingly have well developed business contacts with these customers. They have detailed knowledge of the operations of customers of SPC in the southeast United States and the SPC Board believes this knowledge gives SPC a competitive advantage over many other staffing companies in the region. Furthermore, these executives are intimately familiar with SPC expansion plans. Were any one of the executive officers of SPC permitted to leave SPC without restrictions on his ability to compete with SPC it is believed that he would be able to procure valuable business from customers of SPC at the expense of SPC. For these reasons the SPC Board believes that these agreements are in the best interest of and are fair and reasonable to SPC.

  In addition, it was the SPC board's intention from the outset of its negotiations with DPRC to protect the rights of the SPC option holders by ensuring that they retained the same rights and privileges after the consummation of the Merger, which they had been entitled to immediately prior to the consummation of the Merger. The SPC board treated the SPC Time-Vesting Options the same as outstanding SPC stock and negotiated DPRC's agreement to assume these options at the same Exchange Ratio without change. The treatment of the SPC Performance-Vesting Options was dictated in part by the desire of the SPC Board to ensure that the Merger qualified for pooling of interests accounting treatment.

  The following are the material factors considered by the SPC Board in reaching its conclusion, certain of which factors contain both positive and negative elements:

    (i) the conditions in the IT staffing services industry, the strategic options available to SPC, the likelihood of future consolidation in the industry and the strategic, financial and operational benefits of the Merger, which benefits include, among others, (a) the enhanced ability of the combined company to compete nationally and internationally; (b) the availability of the substantial financial resources of DPRC as compared to the lack of financial resources of SPC, specifically, DPRC's substantial working capital as compared with SPC's need to finance its accounts receivable on a monthly basis to finance its operations. The lack of operating capital was restricting SPC's ability to expand its operations into additional geographic markets. Currently, SPC draws on its line of credit every month. Recently, from the end of each calendar month until approximately the tenth of the next month SPC's line of credit balance has been as high as $2.5 million. Although SPC has substantial net worth, its net worth is tied up in accounts receivable. Historically, increases in working capital resulting from profits have not been adequate to insure growth at a rate at which SPC otherwise would have been able to sustain and at which SPC perceived as necessary to maintain its competitive position with its current customer base; and (c) access to DPRC's financial and administrative support staff which is larger and more diversified than SPC's and therefore more capable of supporting the anticipated future growth and expansion of SPC's operations.

    (ii) the ability to provide IT services internationally through DPRC's existing international offices;

    (iii) information concerning the business, results of operations, financial condition and prospects of each of SPC and DPRC, which information includes, among other things, (a) the similar and compatible nature of SPC's and DPRC's customer base and services offered, the similar corporate cultures of SPC and DPRC; (b) the historical performances of SPC and DPRC, since both companies have experienced substantial and sustained growth in sales and profits for the last three years; (c) the substantial financial resources of DPRC which presumably will enable SPC to expand its operations in the Eastern United States and nationally at a more rapid pace than would be possible with SPC's limited capital resources; (d) the favorable business prospects for the IT industry generally and for SPC and DPRC specifically, e.g., SPC's preferred vendor status with financial institutions such as NationsBank which recently merged with Bank of America, a San Francisco based bank, presents SPC with the ability to serve its existing customer base on a national rather than regional basis thereby enhancing its ability to retain these customers; (e) the relative lack of overlap or duplication of geographic operations of SPC and DPRC which represents net sales growth for both parties; and (f) the strong but different customer bases of SPC and DPRC which represent reciprocal expansion opportunities for each of SPC and DPRC;

    (iv) the enhanced ability of the combined company to pursue strategic acquisitions and alliances where there is an opportunity to enhance the combined company's operations and to better respond to competitive challenges that IT staffing services providers are expected to face as a result of continued consolidation in the industry;

    (v) the opportunity, as a result of the Merger, for cross-selling value-added services currently offered by DPRC and its subsidiaries to SPC's existing and potential customers;

    (vi) the complementary national recruiting organization of DPRC to expand the number and skills of its technical consultants;

    (vii) information concerning the current and historical stock price performance of DPRC, and the fact that the conversion of shares of SPC Common Stock into the right to receive DPRC Common Stock will provide additional liquidity for SPC shareholders as DPRC Common Stock is publicly traded while SPC Common Stock is not. SPC's Board monitored the historical and ongoing performance of DPRC stock as well as its publicly held competitors, Metro Information Services, Inc., Computer Horizons Corporation, SCB Computer Technology, Inc., Whittman-Hart and Computer Management Sciences, Inc., and observed that, although the DPRC stock price fluctuated after the execution of the Merger Agreement, it continued to perform well on a comparative basis, i.e., when compared to the performance of the stocks of similar companies. SPC's Board continued to view the performance of DPRC's stock price as a market issue, not a company issue. In addition, SPC and DPRC continued to perform better than either company had projected in terms of the twelve-month trailing EBIT for the periods ending June 30, 1998 and September 30, 1998. SPC's Board concluded that the merged company would continue to perform well and, that on a long-term basis, the Merger would be in the best interest of SPC and its shareholders. In addition, the amended Merger Agreement results in a larger number of DPRC shares for SPC shareholders (the estimated increased from 2.7 million to 3.0 million to 2.8 to 3.3 million). The SPC Board concluded that this was a fair and adequate concession by DPRC to offset the impact of the recent decline in DPRC's stock price and to reflect the continued growth of SPC's sales, EBIT, net worth and working capital relative to those of DPRC;

    (viii) information with respect to the financial condition, business, operations and prospects of both DPRC and SPC on a historical and prospective basis, including pro forma reports prepared jointly by SPC and DPRC which projected revenue and earnings on a combined basis. SPC's Board also reviewed DPRC's financial statements, visited and investigated a representative number of DPRC's branch operations, and reviewed and evaluated DPRC's customer base. These reports indicated that the acquisition of SPC by DPRC would complement and enhance DPRC's earnings record, and that from a financial and operational perspective a merger with DPRC would be in the best interests of SPC. The pro forma reports reflect the inherent cost savings which the Merger would achieve for SPC by eliminating the start-up cost of new branch offices and the elimination of the "lag time" required for a new branch to become profitable and to adequately support the new branch customer base. The pro forma reports reflected the elimination of duplicative general and administrative expenses, particularly the expense of upper management. Thus, the pro forma reports indicated that the merged companies would be able to continue to expand;

    (ix) the treatment of the Merger as a pooling of interests for accounting purposes;

    (x) the tax-free nature of the Merger;

    (xi) the ability to liquidate SPC Common Stock, alternatives to taking SPC public and the valuation of SPC Common Stock; and

    (xii) the need for SPC to be part of a national operation in order to maintain and continue to exploit its status with national customers. Several of SPC's national customers have indicated that they expect SPC to grow to meet their national needs. For example, NationsBank, as a result of its merger with Bank of America, requested SPC to meet some of its information technology requirements in San Francisco, California.

  The foregoing list of the information and factors considered by the SPC Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the SPC Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the SPC Board may have given different weights to different factors.

  Arthur Andersen did not provide SPC with an opinion or report regarding the Merger. Arthur Andersen orally provided the SPC Board with comparative market information to assist SPC in making an informed decision. Specifically, Arthur Andersen provided information regarding other information technology staffing companies including price-earnings ratios for publicly held companies and merger and acquisition price information with regard to recent transactions involving the merger or divestiture of private IT staffing companies. Arthur Andersen has expertise regarding information technology staffing companies and has handled several recent mergers and acquisitions between IT staffing companies.

  Arthur Andersen approached SPC in November of 1997 to determine its interest in either going public or merging with a compatible information technology staffing company. Although SPC did not engage Arthur Andersen to pursue either possibility, it encouraged Arthur Andersen to present any prospects. On its own Arthur Andersen evaluated several potential merger prospects for SPC and facilitated a meeting between SPC and DPRC in December of 1997.

  Prior to this development, SPC already had conducted its own internal analysis of the information technology staffing industry. This analysis was deemed necessary because the SPC Board had already determined that SPC would have to resort at some time to either the public capital market or to an investment bank to obtain capital adequate to finance and sustain its rapid growth.

  In addition to its own internal analysis SPC received a formal independent valuation opinion from Hitchner Whitt & Company during the 1997 calendar year. Although this opinion was obtained expressly for the SPC Stock Bonus Plan, it provided comparative market data regarding other information technology staffing firms and recent transactions between such firms.

  During the negotiations between SPC and DPRC, Arthur Andersen facilitated discussions between SPC and several leading market research analysts who specialize in publicly held information technology staffing companies. These analysts orally provided SPC with background information regarding the public companies operating in that sector.

  For the above reasons, the SPC Board concluded that an outside "fairness" opinion was not necessary and it did not obtain one.

  THE SPC BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SPC VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF NMS, FINANCIAL ADVISOR TO DPRC

  Pursuant to an engagement letter dated June 4, 1998, (the "Engagement Letter") the DPRC Board retained NMS to render an opinion with respect to the fairness from a financial point of view to DPRC in connection with the acquisition of SPC. NMS is a nationally recognized investment banking firm and, as part of its activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DPRC selected NMS as its financial advisor on the basis of NMS's experience and expertise in transactions similar to the Merger and its reputation in the information technology supplemental staffing industry and investment community and its historical investment banking relationship with DPRC.

  NMS delivered to the DPRC Board a written opinion dated as of June 15, 1998, as supplemented by a letter dated June 16, 1998 (collectively, the "June Opinion"), that the consideration to be paid by DPRC pursuant to the Merger Agreement was fair from a financial point of view, as of June 15, 1998. Subsequently, NMS delivered to the DPRC Board the NMS Opinion that the consideration to be paid by DPRC pursuant to the Merger Agreement was fair from a financial point of view, as of October 21, 1998. The amount of such consideration was determined pursuant to negotiations between DPRC and SPC and not pursuant to recommendations from NMS. No limitations were imposed by the DPRC Board on NMS with respect to the investigations made or procedures followed in rendering its opinion. NMS was not requested to, nor did it advise DPRC with respect to alternatives to the Merger or DPRC's underlying decision to proceed with or effect the Merger.

  THE FULL TEXT OF THE NMS OPINION AND A COPY OF THE JUNE OPINION ARE EACH ATTACHED HERETO AS ANNEX B AND ARE INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF THE NMS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE NMS OPINION. THE NMS OPINION IS DIRECTED TO THE DPRC BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. THE NMS OPINION ADDRESSES ONLY THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE PAID BY DPRC PURSUANT TO THE MERGER AGREEMENT AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER OR ANY ALTERNATIVES TO THE MERGER, THE UNDERLYING DECISION OF THE DPRC BOARD TO PROCEED WITH OR EFFECT THE MERGER OR ANY OTHER ASPECT OF THE MERGER. IN FURNISHING THE NMS OPINION, NMS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, NOR DID IT ADMIT THAT THE NMS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF THE SECURITIES ACT, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THE NMS OPINION.

  DPRC is paying NMS a fee of $200,000 plus expenses in connection with the rendering of the June Opinion and a fee of $100,000 plus expenses in connection with the rendering of the NMS Opinion. DPRC has also employed the services of NMS in connection with other investing and financing transactions in the past. The total amount of fees owed or paid to NMS by DPRC during 1998 (excluding the fee paid in connection with the NMS Opinion and the prior written opinion), and for calendar years 1997 and 1996 for services rendered were approximately $1,000,000, $957,000 and $1,771,000, respectively. In addition, the parent corporation of NMS employs the services of SPC. The total amount of fees earned by SPC in connection with these services for the eight month period ended August 31, 1998, and for calendar years 1997 and 1996 were approximately $9,682,000, $11,498,000 and $5,566,000, respectively.

  In connection with the NMS Opinion, NMS, among other things: (i) reviewed publicly available financial and other data with respect to DPRC, including the consolidated financial statements for recent years and interim periods to July 31, 1998, and certain other relevant financial and operating data relating to SPC and DPRC made available to NMS from published sources and from the internal records of SPC and DPRC; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, DPRC's common stock; (iv) compared SPC and DPRC from a financial point of view with certain other companies in the information technology supplemental staffing industry which NMS deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the information technology supplemental staffing industry which NMS deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of SPC certain information of a business and financial nature regarding SPC, including financial forecasts and related assumptions of SPC furnished to NMS by DPRC's management on behalf of SPC's management with respect to SPC and reviewed financial forecasts with respect to DPRC which were obtained by NMS from a NMS research report ("DPRC Forecasts"); (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with DPRC's counsel; and (viii) performed such other analyses and examinations as NMS deemed appropriate.

  In connection with its review, NMS did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts of SPC provided to NMS by DPRC's management on behalf of SPC's management and DPRC's Forecasts, upon their advice and with the consent of the DPRC Board, NMS assumed for purposes of the NMS Opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of SPC and DPRC, and that they provide a reasonable basis upon which NMS could form its opinion. NMS also assumed that there have been no material changes in SPC's or DPRC's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to NMS. NMS relied on advice of counsel to DPRC as to all legal matters with respect to DPRC, the Merger and the Merger Agreement. NMS assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NMS did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of SPC or DPRC, nor was NMS furnished with any such appraisals. Finally, the NMS Opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to NMS as of, the date of the NMS Opinion. NMS further assumed with the consent of the DPRC Board that the Merger will be consummated in accordance with the terms described in the Merger Agreement without further amendment thereto, and without waiver by DPRC of any of the conditions to its obligations thereunder. NMS shall provide, if practicable, an update of the NMS Opinion to the DPRC Board as of the Effective Date; provided, however, that subsequent developments may affect NMS's ability to provide such an opinion. Set forth below is a brief summary of the analysis contained in the materials provided by NMS to the DPRC Board for its October 21, 1998 meeting, which were also used in the preparation of the NMS Opinion.

  COMPARABLE COMPANY ANALYSIS. Based on public and other available information, NMS calculated the multiples of (a) aggregate value (defined as equity value plus debt less cash and cash equivalents) to last twelve months ("LTM") revenues and earnings before interest and taxes ("EBIT") and (b) equity value to LTM net income, estimated calendar year 1998 net income and estimated calendar year 1999 net income, for eight companies in the information technology supplemental staffing industry: Alternative Resources, Analysts International, Cotelligent, DPRC, Hall Kinion, Metamor Worldwide, Metro Information Services and Technisource. Such analysis indicated the following multiples: a range of 0.6x to 2.1x LTM revenues, with a mean of 1.0x and a median of 0.8x; a range of 7.6x to 19.6x LTM EBIT, with a mean of 12.2x and a median of 11.2x; a range of 9.4x to 25.5x LTM net income, with a mean of 19.6x and a median of 20.9x; a range of 13.6x to 25.5x estimated calendar year 1998 net income, with a mean of 18.9x and a median of 18.6x; and a range of 11.6x to 19.4x estimated calendar year 1999 net income, with a mean of 14.8x and a median of 13.7x. NMS noted that the consideration to be paid by DPRC in connection with the Merger implied aggregate value multiples of 1.2x LTM revenues and 12.5x LTM EBIT and implied equity value multiples of 19.2x LTM net income, 13.4x estimated calendar year 1998 net income and 11.1x estimated calendar year 1999 net income for SPC.

  COMPARABLE TRANSACTIONS ANALYSIS. Based on public and other available information, NMS calculated the multiples of aggregate value to LTM revenues and LTM EBIT and equity value to LTM net income for SPC implied in (a) nine
(9) acquisitions involving "pooling-of-interests" accounting treatment of comparable information technology supplemental staffing companies that have been consummated since May 24, 1996: (i) the June 1998 acquisition of InTime Systems International, Inc. by ARIS Corporation; (ii) the April 1998 acquisition of Source Services by Romac International; (iii) the April 1998 acquisition of Triad Data, Inc. by Renaissance Worldwide, Inc.; (iv) the January 1998 acquisition of Costello & Associates by Complete Business Solutions; (v) the November 1996 acquisition of Shamrock Computer Resources Inc. by The Registry; (vi) the November 1996 acquisition of Application Resources, Inc. by The Registry; (vii) the August 1996 acquisition of American Technical Resources by Norrell Corporation; (viii) the June 1996 acquisition of McKinley Group Inc. by AccuStaff Inc.; and (ix) the May 1996 acquisition of Brandon Systems Corp. by Interim Services, and (b) forty-eight (48) acquisitions of information technology service companies that have been consummated since February 20, 1996 or were still pending as of October 21, 1998. Such analysis yielded the following multiples with respect to comparable information technology supplemental staffing company acquisitions: a range of 1.0x to 3.1x LTM revenues, with a mean of 1.7x and a median of 1.4x; a range of 12.0x to 28.6x LTM EBIT, with a mean of 18.4x and a median of 16.6x; and a range of 11.9x to 55.1x LTM net income, with a mean of 29.7x and a median of 26.1x. Such analysis also yielded the following multiples with respect to information technology services company acquisitions: a range of 0.4x to 6.9x LTM revenues, with a mean of 2.2x and a median of 1.6x; a range of 9.6x to 59.4x LTM EBIT, with a mean of 24.7x and a median of 20.4x; and a range of 14.2x to 87.8x LTM net income, with a mean of 36.4x and a median of 30.9x. NMS noted that the consideration to be paid by DPRC in connection with the Merger implied aggregate value multiples of 1.2x LTM revenues and 12.5x LTM EBIT and an equity value multiple of 19.2x LTM net income for SPC.

  No other company or transaction used in the comparable company or comparable transactions analysis as a comparison is identical to DPRC or SPC or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which DPRC, SPC and the Merger are being compared.

  DISCOUNTED CASH FLOW ANALYSIS. NMS applied a discounted cash flow analysis to the financial cash flow forecasts for SPC for fiscal years 1999 through 2004, as estimated by SPC management. In conducting this analysis, NMS first calculated the present values of the forecasted cash flows. Second, NMS estimated the present value of the aggregate value of SPC at the end of 2004 by applying multiples to SPC's estimated calendar year 2004 EBITDA, which multiples ranged from 7.5x to 8.5x. Such cash flows and aggregate values were discounted to present values using discount rates ranging from 16.5% to 18.5%. This analysis indicated a range of imputed aggregate values of SPC from $88.2 million to $106.3 million.

  ACCRETION/DILUTION ANALYSIS. Using the financial forecasts of SPC provided to NMS by DPRC's management on behalf of SPC's management and DPRC's Forecasts, NMS compared estimated earnings per share ("EPS") on a stand-alone basis for DPRC to the estimated EPS of the combined company for calendar years 1998 and 1999. NMS noted that, based on such forecasts, the Merger would be accretive to EPS in calendar years 1998 and 1999.

  While the foregoing summary describes all analyses and examinations that NMS deems material to the NMS Opinion, it is not a comprehensive description of all analyses and examinations actually conducted by NMS. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. NMS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its materials provided to the DPRC Board and used in the preparation of the NMS Opinion. In addition, NMS may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be NMS's view of the actual value of SPC.

  In performing its analyses, NMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of DPRC and SPC. The analyses performed by NMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of NMS's analysis of the financial fairness of the consideration to be paid by DPRC pursuant to the Merger Agreement and were provided to the DPRC Board in connection with the delivery of the NMS Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

  As described above, the NMS Opinion and the material provided by NMS to the DPRC Board were among the many factors taken into consideration by the DPRC Board in making its determination to approve, and to recommend that DPRC's shareholders approve, the Merger.

  Upon execution of the Engagement Letter, DPRC agreed to pay NMS a fee of $200,000 upon delivery of the June Opinion and a fee of $100,000 upon delivery of the NMS Opinion. The DPRC Board was aware of this fee structure and took it into account in considering the materials provided by NMS to the DPRC Board, the NMS Opinion and in approving the Merger. The Engagement Letter also calls for DPRC to reimburse NMS for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, DPRC has agreed to indemnify NMS, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of its business, NMS actively trades the equity securities of DPRC for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. NMS also acted as underwriter in connection with offerings of DPRC's securities and has performed various investment banking services for DPRC. The parent corporation of NMS is a significant client of SPC.

THE MERGER AGREEMENT

  The following is a brief description of certain terms and provisions set forth in the Merger Agreement. This description does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached hereto as Annex A and is incorporated herein by reference. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Merger Agreement. A description of certain material differences between the rights of holders of DPRC Common Stock and SPC Common Stock is set forth under "Comparative Rights of Shareholders."

  At the Effective Date, (i) Acquisition Corp. will be merged with and into SPC; (ii) each outstanding share of the common stock, no par value per share, of Acquisition Corp. will be converted into one share of common stock, no par value per share, of the surviving corporation (the "Surviving Corporation"); and (iii) the separate existence of Acquisition Corp. will cease and SPC will succeed to all the rights and be responsible for all the obligations of Acquisition Corp. in accordance with the NCBCA. SPC will remain as the Surviving Corporation in the Merger and will continue to exist as a wholly owned subsidiary of DPRC.

  Also at the Effective Date, DPRC will assume SPC's existing stock option plan. The SPC Time-Vesting Options outstanding under such plan, following the Merger, will be exercisable for shares of DPRC Common Stock of equivalent value, as determined by the Exchange Ratio. All of the SPC Time-Vesting Options are currently fully vested and exercisable at an Exchange Ratio adjusted price substantially below the market value of DPRC Common Stock. The SPC Performance-Vesting Options outstanding under such plan will be canceled in the Merger in exchange for shares of DPRC Common Stock with an aggregate value equal to the appraised value of the SPC Performance Options. The number of shares of DPRC Common Stock issued in connection with the Merger will be reduced by the number of shares of DPRC Common Stock issued in consideration of the cancellation of the SPC Performance-Vesting Options. The Merger Consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. Notwithstanding the foregoing, all treasury shares held by SPC will be cancelled pursuant to the Merger Agreement. No fractional shares of DPRC Common Stock will be issued in the Merger. Rather, holders of SPC Common Stock whose shares are converted in the Merger will be entitled to a cash payment in lieu of fractional shares as described under "--Exchange of Certificates" and "--Fractional Shares."

  It is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. The Exchange Ratio is estimated for purposes of this Proxy Statement/Prospectus since the amount of deductions of certain costs and liabilities to be assumed by DPRC cannot be determined until the consummation of the Merger. Since all other amounts used to calculate the Exchange Ratio are fixed, the number of shares of DPRC Common Stock to be issued in connection with the Merger will vary only depending upon the amount of the deductions for costs and liabilities and not for any changes in the market price of DPRC Common Stock. Although the exact amounts of the deductions for certain costs and liabilities to be assumed by DPRC in the Merger will not be known until the date of the closing of the Merger, the expected maximum, minimum and likely amounts of each of these costs and liabilities have been estimated based upon the most recent information available considering historical financial information of SPC and contractual requirements. Since such amounts are estimates, the actual amounts determined as of the closing of the Merger, may be more or less.

                                              ESTIMATED   ESTIMATED  ESTIMATED
                                                LIKELY     MAXIMUM    MINIMUM
              TYPE OF DEDUCTION                 AMOUNT     AMOUNT      AMOUNT
              -----------------               ---------- ----------- ----------
SPC's Tax Liabilities(a)..................... $  600,000 $ 2,500,000 $      --
SPC's Bank Debt Liability(b).................  2,500,000   5,500,000        --
SPC's Aged Receivables Over 90 Days(c).......    350,000     400,000        --
Noncompetition Payments(d)...................    400,000     400,000    400,000
Merger Costs and Expenses(e).................  2,000,000   3,000,000  1,500,000
One-half of the prepayment penalty on SPC's
 Revolving Line of Credit(f).................      6,250       6,250      6,250
                                              ---------- ----------- ----------
   Subtotal..................................  5,856,250  11,806,250  1,906,250
Appraised Value of SPC Performance-Vesting
 Options(g)..................................  2,231,103   1,937,964  2,425,710
                                              ---------- ----------- ----------
  Total Deductions........................... $8,087,353 $13,744,214 $4,331,960
                                              ========== =========== ==========
Assumed Exchange Ratio(h)....................       6.04        5.50       6.40
                                              ========== =========== ==========

--------
(a) The amount of tax liabilities at September 30, 1998 was $819,574.
(b) Amounts represent the maximum and minimum credit advances allowed under SPC's Revolving Credit Facility with CIT Group/BBC, Inc. The principal amount outstanding under SPC's Revolving Credit Facility at September 30, 1998 was $2.4 million.
(c) Amounts are estimated based on the historical aged receivables of SPC. The amount of receivables which had aged more than 90 days at July 31, 1997 was $199,410 and at September 30, 1998 was $311,109.
(d) Amount is fixed by the terms of the Noncompetition Agreement. See Exhibit I to the Merger Agreement.
(e) Estimated amounts are for the following costs and expenses expected to be incurred by SPC in the Merger: broker's fees, legal fees, accounting fees, travel and other expenses of management of SPC.
(f) Amount is fixed under the terms of SPC's Revolving Credit Facility with CIT Group/BBC, Inc.
(g) Estimated value based upon preliminary appraisal taking into account whether the performance thresholds for vesting of such options would be met, and the payment of the exercise price. The appraisal will not be completed until the consummation of the Merger since it is dependent upon the actual Exchange Ratio.
(h) Calculated as follows: $71.5 million implied value, less total deductions, divided by the fixed $21.00 DPRC Common Stock price, divided by 499,728 (outstanding shares of SPC Common Stock and SPC Time-Vesting Options).
  EFFECTIVE DATE. The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina in accordance with Section 11-55-06 of the NCBCA, or at such later time, which shall be as soon as reasonably practicable thereafter, as DPRC and SPC shall agree and specify in the Articles of Merger.

  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Merger Agreement provides that the directors and officers of Acquisition Corp. immediately prior to the Effective Date will, after the Effective Date, be the initial directors and officers of the Surviving Corporation. Each of these directors and officers will hold office from the Effective Date until their respective successors have been duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

  EXCHANGE OF CERTIFICATES. SPC SHAREHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES EVIDENCING SHARES OF SPC COMMON STOCK FOR EXCHANGE UNLESS AND UNTIL THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL ARE RECEIVED OR OBTAINED FROM DPRC.

  As soon as practicable after the Effective Date, DPRC shall send a notice and transmittal form to each holder of record of SPC Common Stock immediately prior to the Effective Date advising such holder of the effectiveness of the Merger and the procedure for surrendering to DPRC the certificate or certificates to be exchanged pursuant to the Merger. Holders of SPC Common Stock will not be entitled to receive dividends, if any are paid, on such shares from DPRC until such certificates are so surrendered. When such certificates are surrendered, the holders of the DPRC certificates issued in exchange therefor will be paid, without interest, any dividends which may have become payable with respect to such shares of DPRC Common Stock between the Effective Date and the time of such surrender.

  FRACTIONAL SHARES. No certificates or scrip representing a fractional share interest in DPRC Common Stock will be issued. In lieu of any such fractional share interest, each holder of SPC Common Stock who otherwise would be entitled to receive a fractional share interest in DPRC Common Stock in the Merger will be paid cash upon surrender of the fractional share of DPRC Common Stock in an amount equal to the product of such fraction multiplied by $21.00.

  REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various customary representations and warranties relating to, among other things: (a) each of SPC's, DPRC's and Acquisition Corp.'s organization and similar corporate matters; (b) SPC's capital structure and subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement and related matters; (d)(i) the absence of the need (except as specified) for governmental or other filings, permits, authorizations, consents or approvals with respect to the Merger Agreement and the transactions contemplated thereby, (ii) the absence of conflicts under charter documents or bylaws,
(iii) required consents or approvals and (iv) the absence of violations of laws; (e) documents filed by DPRC with the Commission and the accuracy of the information contained therein; (f) subject to certain exceptions, the absence of certain specified material changes or events with respect to SPC; (g) with respect to certain shareholders of SPC, the beneficial ownership of their shares, free of encumbrances and restrictions on transfer; and (h) with respect to SPC, (i) litigation, (ii) labor matters; (iii) employee benefit matters, including certain employment agreements, and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (iv) real property, (v) intellectual property, (vi) undisclosed liabilities,
(vii) leases, (viii) receivables, (ix) contracts, (x) the filing of tax returns and the payment of taxes, (xi) transactions with affiliated parties,
(xii) certain illegal or unrecorded payments, (xiii) banking facilities,
(xiv) permits, (xv) insurance, (xvi) the hiring of brokers or finders, and
(xvii) the fair presentation of financial statements.

  BUSINESS OF SPC PENDING THE MERGER. SPC has agreed that, among other things, prior to the Effective Date, except as otherwise contemplated by the Merger Agreement, SPC will conduct its business in the ordinary course and consistent with past practice and will not, without the consent of DPRC: (i) amend its Certificate of Incorporation or Bylaws; (ii) issue any shares of its capital stock or create any warrants or other obligations or commitments under which such capital stock may be authorized, issued or transferred; (iii) declare, set aside or pay any dividend or distribution in respect of its capital stock; or (iv) make any redemption, retirement or purchase of its capital stock. In addition, SPC will not: (a) increase compensation payable to, or declare or pay any bonus to, any key person, or repay any loan from, or make any accrued but unpaid payment to, any key person; (b) change any of its accounting methods or practices, revalue any of its assets, liabilities, or reserves or change any methods of calculating contingencies or reserves; (c) enter into any agreement which is outside of the usual and ordinary course of business or has a term of at least 12 months or an amount exceeding $20,000; (d) incur any capital expenditure which is outside the usual and ordinary course of business in excess of $20,000; (e) enter into any agreement to provide technical contractors subject to a capped or limited fee arrangement; (f) pay any obligation other than current liabilities; (g) waive any right or claim or cancel any obligation without full payment; (h) fail to pay any obligation except where such failure would not adversely affect SPC; (i) amend or terminate any existing material contract; (j) sell, transfer, destroy, damage, or lose any material assets or rights of SPC or allow any intellectual property rights to lapse; (k) cause or create any other event or condition which would reasonably be expected to adversely affect SPC; or (l) enter into any agreement to do any of the foregoing.

  BUSINESS OF DPRC PENDING THE MERGER. DPRC has agreed that, among other things, prior to the Effective Date, unless SPC otherwise agrees in writing or unless otherwise contemplated by the Merger Agreement, the business of DPRC will be conducted in the ordinary course and in all material respects consistent with past practices, and DPRC will not: (i) amend its Articles of Incorporation (except to increase the number of shares of capital stock authorized) or bylaws; (ii) declare, set aside or pay any dividend or other distribution; (iii) make any redemption, retirement or purchase of its capital stock; (iv) split, combine or reclassify its outstanding shares of capital stock; or (v) issue any shares of its capital stock, except as contemplated by the Merger Agreement, upon exercise of existing options or convertible securities, upon the exercise of options subsequently granted under existing option plans and with respect to shares of DPRC Common Stock issued in connection with the acquisition of related businesses unless such issuance would preclude DPRC from accounting for the business combination contemplated by the Merger Agreement as a pooling of interests, or would materially delay, or materially reduce the likelihood of, the consummation of the Merger. In addition, DPRC will use reasonable efforts to preserve intact its business organization.

  ACQUISITION PROPOSALS. SPC and certain of its shareholders have agreed that, except in furtherance of the transactions contemplated by the Merger Agreement, prior to the Effective Date: (i) none of them nor any of their respective affiliates shall, and each of them shall direct and use best efforts to cause its and his Representatives not to, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders), with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (A) the acquisition of a majority of the outstanding equity securities of SPC, (B) the issuance by such party, in a single transaction or a series of related transactions, of equity securities which would represent, following issuance, a majority of the outstanding equity securities of SPC or
(C) the acquisition of a majority of the consolidated assets of such party (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) they shall immediately terminate any existing activities with any parties with respect to any of the foregoing and inform such parties of their obligations regarding the foregoing under the Merger Agreement; and (iii) they shall notify DPRC immediately if any such inquiries or proposals are received by, or any such discussions are sought to be initiated or continued with, them. The SPC Board may not withdraw or modify its approval of the Merger Agreement or approve any Acquisition Proposal or any agreement related thereto.

  TREATMENT OF SPC TIME-VESTING STOCK OPTIONS. SPC (or, if appropriate, any committee administering the SPC Stock Plan, as defined below) has undertaken to adopt such resolutions or take other actions as may be required to effect the following: (i) adjust the terms of all SPC Time-Vesting Options granted under any plan or arrangement providing for the grant of options to purchase shares of SPC Common Stock to current or former officers, directors, employees or consultants of SPC as necessary to provide that, at the Effective Date, each SPC Time-Vesting Option outstanding immediately prior to the Effective Date shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the SPC Time-Vesting Option, the number of shares of DPRC Common Stock determined by multiplying the number of shares of SPC Common Stock subject to such SPC Time-Vesting Option by the Exchange Ratio, at a price per share of DPRC Common Stock equal to the exercise price per share of SPC Common Stock previously purchasable pursuant to such SPC Time-Vesting Option divided by the Exchange Ratio; and (ii) make such other changes to the SPC Stock Option Plan as DPRC and SPC may agree are appropriate to give effect to the Merger. For example, assuming that the Exchange Ratio is 6.04 shares of DPRC Common Stock issued in the Merger for each share of SPC Common Stock, the holder of a SPC Time-Vesting Option to purchase 100 shares of SPC Common Stock at an exercise price of $22.83 per share immediately prior to the consummation of the Merger will, upon the consummation of the Merger, hold an option to purchase 604 shares of DPRC Common Stock at an exercise price of $3.78 per share.

  At the Effective Date, by virtue of the Merger and without the need of any further corporate action, SPC, as the surviving corporation, shall assign to DPRC, and DPRC shall assume from SPC, all obligations of SPC under the SPC Stock Option Plan, including all obligations of SPC with respect to the SPC Time-Vesting Options outstanding at the Effective Date. In addition, DPRC has undertaken to prepare and file with the Commission a registration statement on Form S-8 (or another appropriate form) registering a number of shares of DPRC Common Stock equal to the number of shares into which the SPC Time-Vesting Options are exercisable. Such registration statement shall be kept effective by DPRC at least for so long as any SPC Time-Vesting Options may remain outstanding. DPRC has committed to deliver to the holders of SPC Time-Vesting Options appropriate notices setting forth such holders' rights pursuant to the respective SPC Stock Plans and that such SPC Time-Vesting Options will be assumed by DPRC on the same terms and conditions.

  TREATMENT OF SPC PERFORMANCE-VESTING STOCK OPTIONS. On or before the Effective Date, SPC shall cause each of the holders of outstanding unexercised options to purchase shares of SPC Common Stock other than SPC Time-Vesting Options (the "SPC Performance-Vesting Options") to execute an option cancellation agreement to cancel such holder's rights under his or her SPC Performance-Vesting Options in consideration of the right to receive that number of shares of DPRC Common Stock having value as of the relevant valuation date equal to the fair market value of the holder's SPC Performance-Vesting Options, as determined by an independent appraiser. Hitchner, Whitt & Co., P.A. ("HWC") was mutually chosen by DPRC and SPC as the independent appraiser because of its reputation in the Charlotte, N.C. area and its experience in performing similar types of appraisals for SPC in the past. HWC is a public accounting firm and has been performing similar appraisals for many years. During the past two years HWC has appraised the value of SPC's stock on two separate occasions, once as of December 31, 1996 and once as of December 31, 1997. The total compensation received for these past two appraisals was approximately $21,000. HWC expects to receive approximately $12,000 in connection with the appraisals of the SPC Performance-Vesting Options.

  The fair market value of the SPC Performance-Vesting Options will be determined by the independent appraiser by multiplying the fair market value of the underlying SPC Common Stock which the holder of such options is entitled to receive upon the exercise of those options, by the probability that the performance based thresholds for vesting of the options will be achieved, and then subtracting the exercise price to be paid upon the exercise of such options. The probability of vesting has already been determined by HWC. This determination was made by comparing the vesting provisions (relating to meeting profitability thresholds of the applicable branch office) of each individual option grant to the monthly historical revenue and the budgeted future monthly revenues for the corresponding branch offices. The budgeted revenues were verified by comparing the accuracy of the budgeted revenues from past months to the actual revenues for those months. Although the probability of vesting was calculated separately for each individual option grant and ranged from 60.0% to 96.0%, the average probability of vesting for all SPC Performance Vesting Option was determined to be 89.8%.

  Since the exercise price of each SPC Performance-Vesting Option is already known (28,846 shares at $40.74 per share for an aggregate of $1,175,186) and the probability of vesting has already been determined (89.8%), the only remaining variable is the fair market value of the underlying SPC Common Stock. The independent appraiser has determined that, because SPC is not a publicly traded company, the best estimate of the fair market value of its stock is what DPRC is willing to pay for it in the Merger. The formula used by the independent appraiser does not give effect to changes in the market value of DPRC Common Stock, but uses the same Exchange Ratio as will be used to convert the SPC Common Stock and SPC Time-Vesting Options into shares of DPRC Common Stock. The SPC Performance-Vesting Options will be cancelled for shares of DPRC Common Stock at the same Exchange Ratio used in the Merger for all other shares of SPC Common Stock, as adjusted for the 89.8% probability of vesting and payment of the $1,175,186 exercise price. It is estimated that the aggregate appraised value of the 28,846 SPC Performance-Vesting Options will be between $1.9 million and $2.4 million, based upon the estimated range of Exchange Ratios. See "--The Merger Agreement." Therefore, since the appraisal of the SPC Performance-Vesting Options is dependent upon the exact Exchange Ratio, and the Exchange Ratio cannot be calculated until the payments to be made to cancel the SPC Performance-Vesting Options have been calculated, the appraised value of the SPC Performance-Vesting Options will not be finalized until the time the Merger is consummated after the Shareholders' Meetings. Thus, these two calculations will be made simultaneously as of the closing date of the Merger.

  Regardless of when the fair market value of the SPC Performance-Vesting Options is determined, the number of shares of DPRC Common Stock paid to the holders of these options will not vary as a result of fluctuations in the market price of DPRC Common Stock because the Merger Agreement provides for the same fixed value of $21.00 per share of DPRC Common Stock when calculating the share consideration to be delivered to the SPC Performance-Vesting Option holders as it does with regard to the Merger Consideration to be paid to the holders of SPC Common Stock and holders of the SPC Time-Vesting Options. Also because of this, a variance in the valuation of the SPC Performance-Vesting Options will not shift any risk of DPRC stock price changes between the holders of SPC Performance-Vesting Options, the holders of SPC Common Stock and the holders of SPC Time-Vesting Options.

  CERTAIN EMPLOYEE BENEFITS. DPRC has agreed to cause SPC to honor all of its binding obligations under any and all severance agreements and employment agreements to which SPC is a party.

  EXPENSES AND FEES. If the Merger is consummated, all reasonable fees and expenses incurred by SPC in connection with the Merger and the transactions contemplated thereby will be paid by reducing the Merger Consideration payable to the shareholders of SPC in the Merger. If the Merger Agreement is terminated and the Merger is not consummated for any reason, each party shall bear its own fees and expenses. However, if the Merger Agreement is so terminated, the parties have agreed that one-half or $50,000, whichever is less, of the following DPRC fees and expenses shall be paid by SPC: (i) the filing fee paid to the Commission with respect to the Registration Statement; and (ii) the printing and mailing expenses incurred with respect to the Proxy Statement/Prospectus and the Registration Statement.

  POOLING OF INTERESTS. DPRC and SPC have agreed not to, nor to permit their respective affiliates to, take any actions which could have the effect of precluding DPRC from accounting for the business combination contemplated by the Merger Agreement as a pooling of interests.

  FINANCIAL STATEMENTS. As soon as reasonably practicable, but in no event later than 30 days after the end of the first full calendar month occurring after the Effective Date, DPRC has agreed to publish financial statements setting forth 30-day combined results of operations in such detail as may be required under the Commission's Accounting Series Release No. 135.

  CONDITIONS. The respective obligations of DPRC and SPC to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Date: (a) the effectiveness of the Registration Statement, of which this Proxy Statement/Prospectus is a part, and the absence of a stop order or proceedings seeking a stop order; (b) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the requisite vote of DPRC and SPC shareholders; (c) the authorization of the Share Issuance by the requisite vote of the DPRC shareholders; (d) the absence of any statute or regulation enacted by any Federal or state governmental authority or of a preliminary or permanent injunction or other order by any Federal or state court in the United States prohibiting consummation of the Merger; (e) the authorization for listing of the shares of DPRC Common Stock issuable in the Merger on the NNM upon official notice of issuance; (f) the absence of any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission which would require either party to take any action which would result in a material adverse effect to their respective businesses or materially impair DPRC's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of SPC, or compel DPRC to dispose of all or a material portion of the business or assets of DPRC and its subsidiaries, taken as a whole; (g) the holders of no more than 10% of the shares of SPC Common Stock shall have voted against the Merger Agreement; and (h) the aggregate amount of cash consideration payable with respect to Dissenting Shares and fractional shares shall not exceed 10% of the Merger Consideration.

  In addition, the obligations of SPC to effect the Merger are subject to the satisfaction at or prior to the Effective Date of the following additional conditions: (a) each of DPRC and Acquisition Corp. shall have performed in all material respects the obligations under the Merger Agreement required to be performed by it on or prior to the Effective Date; (b) the representations and warranties of DPRC and Acquisition Corp. contained in the Merger Agreement shall be true and correct in all material respects as if such representations and warranties were made as of the Effective Date, except as contemplated by the Merger Agreement; (c) SPC shall have received a certificate of an officer of DPRC with respect to clauses (a) and (b); (d) all necessary waivers and consents of third parties to the consummation of the Merger shall have been obtained by DPRC and delivered to SPC; (e) SPC shall have received an opinion from Riordan & McKinzie, counsel for DPRC, dated the Effective Date, as to such matters as SPC may reasonably request; (f) certain shareholders of SPC shall have obtained an executed noncompetition agreement from DPRC; (g) SPC shall have received the executed Escrow Agreement from DPRC and the Escrow Agent; and (h) certain shareholders of SPC shall have received executed employment agreements from Acquisition Corp.

  The obligations of DPRC and Acquisition Corp. to effect the Merger are subject to the satisfaction at or prior to the Effective Date of the following additional conditions: (a) SPC shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it on or prior to the Effective Date; (b) the representations and warranties of SPC contained in the Merger Agreement shall be true and correct in all material respects as if such representations and warranties were made as of the Effective Date, except as contemplated by the Merger Agreement; (c) there shall not have been any material adverse change in the financial condition, business or prospects of SPC; (d) DPRC and Acquisition Corp. shall have received a certificate of the President of SPC, dated as of the Effective Date with respect to clauses (a), (b) and (c); (e) all necessary waivers and consents of third parties to the consummation of the Merger shall have been obtained by SPC and delivered to DPRC; (f) DPRC shall have received from Hamel, Hicks, Wray, Brown & Jernigan, P.A., counsel for SPC, an opinion, dated the Effective Date, as to such matters as DPRC may reasonably request;
(g) DPRC shall have received at the closing of the Merger an opinion from its independent accountant, dated as of the Effective Date, that the Merger will properly be accounted for as a pooling of interests; (h) DPRC shall have received an opinion of NMS, dated as of the Effective Date, that the Merger Consideration is fair from a financial point of view to DPRC; (i) DPRC shall have received an executed Option Cancellation Agreement from each holder of outstanding SPC Performance-Vesting Options; (j) Acquisition Corp. shall have obtained employment agreements from each of the branch managers, recruiters and marketers of SPC (such employment agreements are terminable by DPRC upon 14 days notice without any severance provisions) and the officers of SPC (for further discussion of officers' employment agreements see "--Interests of Certain Persons in the Merger"); (k) DPRC shall have received the executed Escrow Agreement from SPC; (l) DPRC shall have received an executed noncompetition agreement from certain shareholders of SPC; (m) each affiliate of SPC shall have executed and delivered an Affiliates Agreement and each affiliate of DPRC shall have executed and delivered a DPRC Affiliates Agreement; (n) DPRC shall receive evidence of the termination of certain shareholders' agreements entered into by SPC shareholders; (o) SPC shall have terminated certain shareholder agreements; (p) SPC shall have obtained and delivered to DPRC lien release and pay-off letters related to certain liabilities of SPC; (q) SPC shall have sold certain real property to certain SPC shareholders; and (r) the Board of Directors of SPC shall have adopted resolutions modifying all Employee Benefit Plans as may be reasonably requested by DPRC.

  INDEMNIFICATION. Richard K. Carlisle, Thomas G. Carlisle, Jeffery Carter and Robert Gallagher, the controlling shareholders of SPC, will jointly and severally indemnify DPRC and SPC and their successors for any damages resulting from: (i) any breach of a warranty or representation made by them or SPC in the Merger Agreement and the schedules and exhibits thereto; (ii) certain disclosed legal actions currently pending against SPC; (iii) any failure of SPC to pay taxes due for periods prior to the Merger; (iv) any failure of SPC to properly account for certain items; (v) any violation of environmental laws with respect to SPC's real property; and (vi) any failure of SPC to have held any requisite permit. The aggregate amount of any such indemnification paid to DPRC will be limited to 10% of the total number of shares of DPRC Common Stock to be issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock to be issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger multiplied by $21.00.

  Pursuant to an Escrow Agreement to be entered into in connection with the Merger, the controlling shareholders of SPC will deposit in escrow $7.0 million of DPRC Common Stock, based on the $21.00 per-share value provided for in the Merger Agreement, to be received by them in the Merger. However, the total number of shares deposited in the escrow will not exceed 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock issued in cancellation of the SPC Performance-Vesting Options in connection with the Merger. Thus, the aggregate number of shares of DPRC Common Stock to be deposited in the escrow is estimated to be between 190,271 and 222,218 assuming an Exchange Ratio of 5.50 and 6.40, respectively. The shares of DPRC Common Stock will be held in escrow for a period of one year from consummation of the Merger as security for their indemnification obligations described in the foregoing paragraph.

  DPRC will indemnify those certain controlling shareholders and their successors against any damages resulting from any breach of warranty or representation made by DPRC or Acquisition Corp. in the Merger Agreement or any schedule or exhibit thereto. There is no ceiling on the aggregate amount of indemnification which could be paid by DPRC.

  TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Date, before or after the approval by the shareholders of DPRC or
SPC: (a) by mutual consent of DPRC and SPC; (b) by DPRC, if SPC or a Controlling Shareholder shall have breached in any material respect any of its or his representations or warranties contained in the Merger Agreement, or if SPC or a Controlling Shareholder fails to comply in any material respect with any of its or his covenants or agreements contained in the Merger Agreement which are material in the context of the Merger; (c) by SPC, if DPRC or Acquisition Corp. shall have breached in any material respect any of its representations or warranties contained in the Merger Agreement, or if DPRC or Acquisition Corp. fails to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement which are material in the context of the Merger; (d) by either DPRC or SPC on written notice to the other party, if the Merger shall not have been consummated on or before December 31, 1998; provided, however, that neither party may terminate if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to such party's obligation to effect the Merger; (e) by SPC, if upon a vote at the SPC Meeting, SPC's shareholders do not approve the Merger Agreement; (f) by DPRC, if upon a vote at the DPRC Meeting, DPRC's shareholders do not approve the Merger Agreement and the Share Issuance; and
(g) by DPRC on written notice to SPC, if, at any time prior to the Effective Date, DPRC's independent accountant shall have indicated in writing to DPRC that it is unable to render the letter required by the Merger Agreement.

  AMENDMENT AND WAIVER. Subject to applicable law, the Merger Agreement may be amended by DPRC and SPC solely through an express written instrument signed by all parties to the original Merger Agreement or their respective successors and permitted assigns. Any party to the Merger Agreement may expressly waive in writing any portion of the Merger Agreement which would otherwise provide benefit to the waiving party.

LISTING OF DPRC COMMON STOCK

  At the time the Merger is consummated, the shares of DPRC Common Stock to be issued pursuant to the Merger Agreement will be approved for listing on the NNM under the trading symbol "DPRC".

RESALE OF SHARES OF DPRC COMMON STOCK ISSUED IN THE MERGER; AFFILIATES

  The shares of DPRC Common Stock to be issued in the Merger will be freely transferable, except that shares issued to any SPC stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act, and generally including, without limitation, directors, certain executive officers and beneficial owners of 10.0% or more of a class of capital stock) of SPC for purposes of Rule 145 under the Securities Act may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. In addition, the Merger Agreement provides that Richard K. Carlisle, Thomas G. Carlisle, Jeffery Carter and Robert Gallagher, the affiliates of SPC who are a party to the Merger Agreement, will only sell shares of DPRC Common Stock received in the Merger through one of the market makers in DPRC Common Stock. The Merger Agreement also provides that SPC shall use its reasonable efforts to cause each such affiliate to deliver to DPRC prior to the time this Proxy Statement/Prospectus is mailed to SPC's shareholders, a letter agreement to the effect that such affiliate will not offer or sell or otherwise dispose of any shares of DPRC Common Stock issued to such affiliate in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. The letter agreements will also prohibit the SPC affiliates from selling DPRC Common Stock (except for certain de minimis sales) until certain post-merger reports of the consolidated earnings of DPRC have been issued. Affiliates of DPRC have also executed affiliates agreements containing this provision in connection with the Merger. This Proxy Statement/Prospectus does not cover resales of shares of DPRC Common Stock received by any person who may be deemed to be an affiliate of SPC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In reviewing the actions of the SPC Board with respect to the Merger Agreement, SPC shareholders should be aware that certain directors and officers of SPC may have interests in the Merger that are different from, or in addition to, the interests of SPC shareholders generally. Such interests include the receipt of cash payments in exchange for covenants not to compete with SPC. Specifically, each of the four directors/executive officers of SPC will receive $100,000 to agree that for a period of three years from the date of execution of the noncompetition agreement or two years after the date of termination of his employment with Acquisition Corp, whichever is the last to occur, such director will not, without the prior written consent of DPRC, directly or indirectly, in the United States, be connected in any manner with any business which competes with the business of Acquisition Corp. The four directors/executive officers of SPC will also each receive, effective upon consummation of the Merger, an employment agreement with a term of one to three years which provides for a base salary of $125,000 plus the right to receive a bonus of up to 40% of that base salary if certain earnings thresholds for the business of SPC are achieved. Also, the employment agreements provide that if such person is terminated without cause, such person must receive 90 days' advance written notice and be paid such person's base salary plus the same health and life insurance benefits to which he was entitled as an employee until the earlier to occur of: (i) six months after termination, (ii) the expiration of the employment agreement or (iii) the full-time employment of the person with another company. In addition, the Merger Agreement provides that options to purchase 250,000 shares of DPRC Common Stock are to be granted to certain SPC employees under DPRC's 1994 Stock Option Plan as of the Effective Date of the Merger at an exercise price equal to the then current fair market value of DPRC Common Stock. Any number of these options may, but not necessarily, be allocated to directors and officers of SPC, including the four affiliates of SPC. See "Security Ownership of Certain Beneficial Owners and Management of SPC."

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

  Upon consummation of the Merger,Thomas G. Carlisle, a current member of the Board of Directors of SPC and SPC's current president, will become a member of the five-person DPRC Board. Management of DPRC will not change as a result of the Merger. Following the Merger, the Board of Directors of SPC will consist of David M. Connell and Michael A. Piraino, two of the current executive officers of DPRC, and Thomas G. Carlisle. The existing executive officers of SPC are expected to, pursuant to employment agreements executed concurrently with the consummation of the Merger, remain at SPC following the Merger, with different titles, as part of the new management of SPC which will also include some of the current executive officers of DPRC.

  The following table sets forth certain information concerning each person who will be an executive officer or director of SPC after the consummation of the Merger.

NAME                                             AGE                  POSITION
----                                             ---                  --------
David M. Connell................................  53 Director
Michael A Piraino...............................  45 Director
Thomas G. Carlisle..............................  49 Director and President
Richard K. Carlisle.............................  45 Vice President of Special Projects
Jeffery D. Carter...............................  40 Vice President and Branch Manager
Robert J. Gallagher.............................  37 Vice President and Chief Operating Officer

  David M. Connell has served as President and Chief Operating Officer of DPRC since September 1994 and as director since March 1995. From October 1993 to September 1994, Mr. Connell provided consulting services to DPRC. Prior to his service with DPRC, Mr. Connell was engaged by Welsh, Carson, Anderson & Stowe, an investment fund which specializes in acquiring information services companies and healthcare companies, to manage the following portfolio companies: from June 1990 to July 1993, Mr. Connell served as Chairman and Chief Executive Officer of Specialized Mortgage Services, Inc., an information services company; from 1988 to 1990, he served as Chairman and Chief Executive Officer of Wold Communications, Inc., which became Keystone Communication, Inc. as a result of a merger with Bonneville Satellite Communications, Inc. and from 1985 to 1988, Mr. Connell served as Chairman and Chief Executive Officer of a systems integration subsidiary of Decision Data Computer Corporation. In each of these three prior positions, Mr. Connell formulated and implemented merger and acquisition growth strategies for the companies in addition to being responsible for overall operations.

  Michael A. Piraino joined DPRC as Senior Vice President and Chief Financial Officer in January 1996 and has served as its Executive Vice President since February 1998. Prior to joining DPRC, Mr. Piraino had served as Executive Vice President, Director and Chief Development Officer of Imagyn Medical Technologies, Inc. (formerly known as Urohealth Systems, Inc.) from October 1994. From July 1993 to October 1994, Mr. Piraino served as Senior Vice President and Chief Financial Officer of Syncor International Corporation. Mr. Piraino served as Senior Vice President and Chief Financial Officer of Total Pharmaceutical Care, Inc. from May 1989 to June 1993. Mr Piraino began his career with a national accounting firm. He is a certified public accountant.

  Thomas G. Carlisle has served as a director and the President of SPC since he founded SPC with his brother Richard in January 1980. In addition to serving as the President of SPC, Mr. Carlisle initially worked as a Systems Consultant, doing design and development projects, and later worked as a Project Manager at various clients of SPC. Prior to the formation of SPC, Mr. Carlisle worked for Springs Industries, first as a Programmer/Analyst, then as a Manager and a Consultant.

  Richard K. Carlisle has served as a director and Executive Vice President of SPC since he founded SPC with his brother Thomas. In addition to serving as Vice President of SPC, Mr. Carlisle has served as a Consultant of SPC, both at NationsBank, where he designed, developed and managed several of their internal systems, and at Citizens & Southern Bank. Mr. Carlisle has also managed the Solutions Division for SPC which developed a suite of products for the publishing industry. In the last three years Mr. Carlisle has served as Chief Information Officer and Chief Financial Officer of SPC. Prior to forming SPC, Mr. Carlisle worked for the South Carolina Department of Education as a Programmer, then spent two years with the South Carolina Department of Mental Health as a Systems Programmer. He later worked for Policy Management Systems as a CICS Developer.

  Jeffery D. Carter currently serves as a director and Vice President of SPC. He joined SPC as a Branch Manager in 1987 and later served as SPC's Operations Manager prior to his election as a Director in 1992. Prior to joining SPC, he spent two years as Vice President of Sterling Software in Dallas, Texas. Before that, Mr. Carter worked with Decision Systems, Inc. as a Project Manager and with First Union National Bank as a Programmer/Analyst.

  Robert J. Gallagher is the Vice President of National Business Development for SPC and has served as a director of SPC since 1996. Mr. Gallagher joined SPC as a Branch Manager in 1988. Prior to joining SPC, he spent two years as a Systems Engineer for Computer Task Group, an I.T. services firm. He had previously worked for Consumers Power Company in their Management Information Systems department.

  Thomas G. Carlisle and Richard K. Carlisle are brothers. There are no other family relationships among the persons who will be directors or executive officers of SPC after the consummation of the Merger.

ACCOUNTING TREATMENT OF THE MERGER

  The Merger is expected to qualify as a pooling of interests for financial reporting purposes in accordance with GAAP, which means that DPRC will restate its historical consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of SPC. Consummation of the Merger is conditioned upon receipt at the closing of the Merger of the opinion of DPRC's independent accountants that the Merger will qualify for pooling of interests accounting treatment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SPC SHAREHOLDERS

  The following general discussion summarizes the material United States federal income tax consequences of the Merger to SPC shareholders. Riordan & McKinzie, a professional law corporation, counsel to DPRC, has rendered its opinion to DPRC on the material tax consequences of the Merger to SPC shareholders as set forth in this section. This discussion and any other discussion herein of the federal income tax consequences of the Merger, is based upon the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such change may be applied retroactively. No information is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations. This information is directed to SPC shareholders who hold their shares of SPC Common Stock and who will hold the DPRC Common Stock received in exchange therefor as "capital assets" within the meaning of
Section 1221 of the Code.

  Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States, and SPC shareholders who acquired their SPC Common Stock through the exercise of an SPC stock option or otherwise as compensation. Neither DPRC nor SPC intends to request a ruling from the IRS with respect to the tax consequences resulting from the Merger.

  The Merger constitutes a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code with the following material federal income tax consequences: (i) SPC shareholders will not recognize gain or loss with respect to the DPRC Common Stock received by them in exchange for their shares of SPC Common Stock; (ii) each SPC shareholder's tax basis in the DPRC Common Stock received in exchange for SPC Common Stock will be the same as the tax basis of such shareholder's SPC Common Stock exchanged therefor; and (iii) the holding period of the DPRC Common Stock received by an SPC shareholder in exchange for SPC Common Stock will include the holding period of such shareholder's SPC Common Stock exchanged therefor. An SPC shareholder receiving cash in the exchange in lieu of a fractional interest in DPRC Common Stock will be treated as if such shareholder actually received such fractional share interest, and then such fractional interest was subsequently redeemed by DPRC.

  If the Merger were not to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, each SPC shareholder would recognize gain or loss equal to the difference between the fair market value of the DPRC Common Stock received determined at the consummation of the Merger and such shareholder's tax basis in the shares of SPC Common Stock exchanged therefor.

  THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, SPC SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF DPRC COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

  The following discussion is a summary of the material United States federal income tax consequences of the Merger to SPC option holders. This discussion is based upon the Code, Treasury Regulations, IRS rulings and judicial decisions now in effect, all of which is subject to change at any time by a legislative, judicial or administrative action. Any such change may be applied retroactively. No information is provided herein with respect to foreign, state or local tax laws or estate and gift tax considerations. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States. Neither DPRC nor SPC intends to request a ruling from the IRS with respect to the tax consequences resulting from the Merger to SPC option holders.

  As of the Effective Time outstanding SPC Time-Vesting Options will be converted into the right to receive options to acquire DPRC Common Stock ("Substitute Options"). The Substitute Options will (a) reflect the applications of the Exchange Ratio (except that any resulting fractional share amounts less than one-half shall be rounded down to the nearest whole share and shall be rounded up otherwise), (b) provide for exercisability over the same period as set forth in the SPC Time-Vesting Options exchanged therefor, and (c) contain such terms and conditions as SPC and DPRC will agree upon. The SPC Performance-Vesting Options will be canceled in the Merger in exchange for shares of DPRC Common Stock with an aggregate value equal to the appraised value of the SPC Performance-Vesting Options.

  For federal income tax purposes, the holders of SPC Time-Vesting Options that received such options in connection with services rendered to SPC should not recognize gain or loss as a result of the conversion of such options provided that neither the SPC Time-Vesting Options nor the Substitute Options had or have a readily ascertainable fair market value (within the meaning of Treasury Regulations Section 1.83-7(b)) when issued or at the Effective Time.

  For federal income tax purposes, each holder of SPC Performance-Vesting Options that received such options in connection with services rendered to SPC will recognize gain or loss as a result of the exchange of such options for DPRC Common Stock in an amount equal to the difference between the fair market value of the DPRC Common Stock received over the amount paid for the SPC Performance-Vesting Options by the holder. Any gain recognized by such holder will be treated as compensation income subject to withholding and taxed at ordinary income rates. Additionally, because such holders of SPC Performance-Vesting Options are receiving shares of DPRC Common Stock in exchange therefor in connection with a "change in control" of SPC, the amount of compensation income recognized by such holders in the exchange will be treated as a "parachute payment" for federal income tax purposes. If the present value of all of a holder's parachute payments exceeds three times the holder's average annual compensation for the past five years, the holder will be subject to a special excise tax of 20% on the amount of the "excess parachute payment," which is the amount by which the holder's parachute payments exceeds the holder's average annual compensation. In addition, SPC will not be allowed a deduction for such "excess parachute payments." These adverse tax consequences do not apply to either the holders of the Performance-Vesting Options or to SPC, if more than 75% of the shareholders of SPC who do not hold Performance-Vesting Options approve the payments. Such approval is anticipated to be obtained from the shareholders of SPC.

  THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY. BECAUSE OF THE INTRICACIES OF THE FEDERAL INCOME TAX LAWS REGARDING THE TREATMENT OF OPTIONS, HOLDERS OF SPC TIME-VESTING OPTIONS AND OF SPC PERFORMANCE-VESTING OPTIONS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POTENTIAL CONSEQUENCES OF THE MERGER ON THE FEDERAL INCOME TAX TREATMENT OF THEIR OPTIONS AND ANY SUBSTITUTE OPTIONS AND/OR DPRC COMMON STOCK THEY MAY RECEIVE THEREFOR. HOLDERS OF SPC TIME-VESTING OPTIONS AND SPC PERFORMANCE-VESTING OPTIONS ARE ALSO ADVISED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, NONE OF WHICH ARE DISCUSSED HEREIN.

RIGHTS OF DPRC DISSENTING SHAREHOLDERS

  Under the CGCL, shareholders of DPRC as of the DPRC Record Date who vote against the Merger and follow the procedures specified in Chapter 13 of the CGCL ("Chapter 13") (each such shareholder is referred to as a "DPRC Dissenting Shareholder") will be entitled to demand and receive payment of the fair value of all or any portion of such holder's shares of DPRC Common Stock. The fair value of such shares is determined as of the day before the first announcement of the terms of the Merger (excluding any appreciation or depreciation as a result of the proposed action). However, because the DPRC Common Stock is traded on the NNM, the CGCL provides that as to shares of DPRC Common Stock that are not subject to restrictions on transfer imposed by DPRC or by any law or regulation, the right to demand and receive payment of the fair value of shares is only applicable if demands are made with respect to 5% or more of the outstanding DPRC Common Stock. Any DPRC shareholder who elects to perfect such holder's dissenters' rights and demands payment of the fair value of such holder's shares of DPRC Common Stock must strictly comply with Chapter 13 of the CGCL. Failure to follow any such procedures will result in a termination or waiver of dissenters' rights under Chapter 13. DPRC shareholders who vote in favor of or sign a consent approving the Merger will not have a right to dissent from the Merger. Any holder of shares of DPRC Common Stock considering demanding dissenters' rights is advised to consult legal counsel. Dissenters' rights will not be available unless and until the Merger (or a similar business combination) is consummated.

  THE FOLLOWING SUMMARY OF THE PROVISIONS OF CHAPTER 13 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ITS PROVISIONS AND IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF CHAPTER 13, A COPY OF WHICH IS ATTACHED AS ANNEX C-1 HERETO.

  Under Chapter 13, to perfect the right to dissent and receive the fair value of such holder's shares, shareholders of DPRC must:

    (i) vote against the Merger; and

    (ii) make written demand upon DPRC for the purchase of such shares (the "DPRC Written Notice"), and the DPRC Written Notice must be received by DPRC before the vote on the Merger at the DPRC Special Meeting. The DPRC Written Notice must be delivered to Data Processing Resources Corporation, 4400 MacArthur Boulevard, Suite 600, Newport Beach, California 92660.

  The DPRC Written Notice must be made by the record holder of DPRC Common Stock regardless of the beneficial ownership thereof. The DPRC Written Notice must set forth the number of shares which the DPRC Dissenting Shareholder demands that DPRC purchase, as well as a statement by the DPRC Dissenting Shareholder as to what such holder claims the fair market value of shares of DPRC Common Stock to have been as of the day prior to the announcement of the Merger.

  Neither a vote against the Merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause
(ii) above. A proxy that fails to include instructions with respect to the Merger will be voted in favor of the Merger.

  Within 10 days after the date of shareholder approval of the Merger, DPRC will mail or deliver to each DPRC Dissenting Shareholder a notice of the approval of the Merger ("Merger Approval Notice"), accompanied by a copy of Sections 1300-1304 of the CGCL. The Merger Approval Notice shall also state the price determined by DPRC to be the fair market value of the DPRC Common Stock and briefly describe the procedure to be followed by each DPRC Dissenting Shareholder.

  Within 30 days after the mailing of the Merger Approval Notice, the DPRC Dissenting Shareholder must submit to DPRC endorsed certificates for any shares of DPRC Common Stock which the DPRC Dissenting Shareholder demands DPRC purchase. If DPRC and the DPRC Dissenting Shareholder agree upon the price of the DPRC Common Stock, the DPRC Dissenting Shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the DPRC Dissenting Shareholder and DPRC or the date the contractual conditions to the Merger are satisfied.

  If DPRC and the DPRC Dissenting Shareholder cannot agree as to the fair market value or as to the fact that such shares are dissenting shares (within the meaning of Section 1301 of the CGCL), such DPRC Dissenting Shareholder may file within six months of the date of mailing of the Merger Approval Notice a complaint with the California Superior Court for the County of Orange demanding judicial determination of such matters.

  Dissenting shares lose their status as such if: (i) DPRC abandons the Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the DPRC Dissenting Shareholder and DPRC do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date the Merger Approval Notice was mailed; or (iv) the DPRC Dissenting Shareholder withdraws, with the consent of DPRC, his or her demand for purchase of the DPRC Common Stock. A DPRC Dissenting Shareholder may not withdraw his or her demand for purchase of such shareholders' DPRC Common Stock without DPRC's consent.

  The DPRC Dissenting Shareholder properly exercising and perfecting his or her dissenters' rights will be entitled to receive payment of the fair value of such holder's shares of DPRC Common Stock pursuant to Chapter 13 of the CGCL.

RIGHTS OF SPC DISSENTING SHAREHOLDERS

  Shareholders of SPC who vote against the Merger, and follow the procedures specified in Article 13 of the NCBCA ("Article 13") (each such shareholder is referred to as an "SPC Dissenting Shareholder") will be entitled to receive payment of the "fair value" of their shares of SPC Common Stock, as estimated by SPC, plus interest accrued from the Effective Time to the date of payment. If an SPC Dissenting Shareholder is not satisfied with the payment made by SPC and no agreement as to the "fair value" of his or her shares of SPC Common Stock can be reached, the SPC Dissenting Shareholder may petition a North Carolina court to determine the fair value of such shares. The procedures set forth in Article 13 must be strictly complied with in order to preserve applicable dissenters' rights. Failure to follow any such procedures will result in a termination or waiver of dissenters' rights under Article 13.

  THE FOLLOWING SUMMARY OF THE PROVISIONS OF ARTICLE 13 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ITS PROVISIONS AND IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THAT SECTION, A COPY OF WHICH IS ATTACHED AS APPENDIX C-2 HERETO.

  Under Section 21 of Article 13, a shareholder of SPC electing to exercise dissenter's rights must:

    (1) not vote in favor of the proposal relating to the Merger; and

    (2) give written notice to SPC of an intent to demand payment for his or her shares if the proposal relating to the Merger is adopted (the "SPC Written Notice"), and the SPC Written Notice must actually be received by SPC before the vote on the Merger at the SPC Special Meeting. The SPC Written Notice must be delivered to Systems & Programming Consultants, Inc., 212 South Tryon Street, Charlotte, North Carolina 28281.

  The SPC Written Notice must be made by or for the holder of record of SPC Common Stock registered in his or her name. Accordingly, the SPC Written Notice should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on the stock transfer books of SPC. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the SPC Written Notice should be made in such capacity, and if the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such SPC Written Notice should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the SPC Written Notice for a shareholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he or she is acting as agent for the record owner. A beneficial owner of SPC Common Stock may submit a SPC Written Notice exercising dissenter's rights as to shares held in his or her behalf if he or she dissents with respect to all shares of which he or she is the beneficial owner and he or she submits to SPC the record shareholder's written consent to the dissent no later than the time the beneficial owner submits his or her SPC Written Notice. Thus, a participant in the Stock Bonus Plan who wishes to exercise his or her dissenter's rights with respect to all (but not less than all) of the shares held on his or her behalf under the plan (as the beneficial owner of those shares) must obtain from the Trustees of the Stock Bonus Plan (as the record owners of those shares) the Trustee's written consent to the dissent in a timely fashion. The Trustees intend to consent to a request to exercise dissenter's rights to the extent consistent with the Trustees' fiduciary responsibilities under ERISA. For example, the Trustees would not consent if they deemed the request to be frivolous, improper or in bad faith. See "The Special Meetings--SPC Special Meeting--Proxies."

  Within ten days after the approval of the Merger, SPC must send, by registered or certified mail, return receipt requested, a written dissenters' notice (the "SPC Dissenters' Notice") to all holders of SPC Common Stock who submit an SPC Written Notice and do not vote in favor of the Merger at the Special Meeting. The SPC Dissenters' Notice will: (i) state to what extent transfer of the shares will be restricted; (ii) state where a demand for payment must be sent and where and when stock certificates must be deposited;
(iii) supply a form for demanding payment; (iv) set a date by which SPC must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the date the SPC Dissenters' Notice is mailed); and (v) be accompanied by a copy of Article 13 of the NCBCA.

  Upon the approval of the Merger or within 30 days of receipt of a demand for payment in compliance with the terms of the SPC Dissenter's Notice, SPC will pay (the "Payment") to each SPC Dissenting Shareholder who complied with the SPC Dissenters' Notice an amount estimated by SPC to be the fair value of the shares held by such SPC Dissenting Shareholder, plus interest accrued from the Effective Time to the date of payment. The Payment will be accompanied by: (i) SPC's Balance Sheet as of December 31, 1997; (ii) Statements of Income and Cash Flows for the fiscal year ended December 31, 1997 and the latest available interim financial statements; (iii) an explanation of how the fair value of the SPC Common Stock held by such SPC Dissenting Shareholder was calculated; (iv) an explanation of how the amount of accrued interest was calculated; a statement of the SPC Dissenting Shareholder's right to make a Payment Demand (as defined and described below); and (vi) a copy of Article
13. SPC will pay such offered amount to any SPC Dissenting Shareholder who agrees in writing to accept such payment in full satisfaction of his or her demand.

  An SPC Dissenting Shareholder who believes that the amount paid by SPC for his or her shares of SPC Common Stock is less than the fair value of such shares or that the interest is incorrectly calculated or an SPC Dissenting Shareholder who accepted delivery of an SPC Dissenters' Notice but did not receive payment from SPC within 30 days after demanding payment in accordance with such SPC Dissenters' Notice may notify SPC in writing of his or her own estimate of the fair value of his or her shares of SPC Common Stock plus the interest due, and demand payment of the amount in excess of the Payment for the fair value of his or her shares of SPC Common Stock plus the interest due (a "Payment Demand"). An SPC Dissenting Shareholder must notify SPC of a Payment Demand within 30 days after receipt of the Payment or such SPC Dissenting Shareholder shall be deemed to have withdrawn the Payment Demand.

  If an SPC Dissenting Shareholder notifies SPC of his or her Payment Demand and SPC and the SPC Dissenting Shareholder are unable to agree on the fair value of the SPC Common Stock, the SPC Dissenting Shareholder may petition a court and commence a proceeding to determine the fair value of the SPC Common Stock and accrued interest (a "Valuation Proceeding"). If the SPC Dissenting Shareholder does not commence a Valuation Proceeding within 60 days after the earlier of the date of the Payment or the date of the Payment Demand, such SPC Dissenting Shareholder shall be deemed to have withdrawn the Payment Demand.

  If a Valuation Proceeding is commenced, the court has the discretion to make all SPC Dissenting Shareholders whose demands remain unsettled parties to the Valuation Proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.

  The court, in a Valuation Proceeding, shall determine all costs of the proceeding, including reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs as it finds equitable. If the court finds that services of counsel for an SPC Dissenting Shareholder were of a substantial benefit to other similarly situated SPC Dissenting Shareholders, the court may, in its discretion, order that all or a portion of the attorneys' fees be paid out of the amounts awarded to the SPC Dissenting Shareholders who were benefitted.

  Although SPC believes that the consideration to be paid in the Merger is fair, it cannot make any representation as to the outcome of the appraisal of fair value as determined by a court of North Carolina, and shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value.

  Any shareholder of SPC who has duly demanded an appraisal in compliance with
Article 13 will not, after the Effective Time, be entitled to vote his or her shares for any purpose nor be entitled to the payment of any dividends or other distributions on his shares (other than those payable to shareholders of record as of a date prior to the Effective Time).

  If a holder of shares of SPC Common Stock withdraws or is deemed to have withdrawn the SPC Written Notice and Payment Demand or otherwise waives his dissenter's rights, he is entitled to the consideration with respect to such shares provided for in the Merger Agreement.

  In the event that holders of more than 10% of the outstanding shares of SPC Common Stock do not vote their shares in favor of the Merger, the Merger will not be consummated (unless such condition is waived by DPRC) despite the fact that the Merger may have been otherwise approved by the SPC shareholders. If the Merger is not consummated, the shareholders of SPC (including all SPC Dissenting Shareholders) will retain their shares of SPC Common Stock, and the management of SPC will continue to manage and operate the business of SPC as if the Merger had not been approved by the shareholders of SPC.

                            COMPARATIVE MARKET DATA

  The DPRC Common Stock has been traded on the NNM under the symbol "DPRC" since March 1996.

  The following table sets forth high and low trading prices per share of DPRC Common Stock as reported on the NNM for the periods indicated.

                                                                HIGH      LOW
                                                              --------- --------
   FISCAL YEAR 1996
     Third Quarter (from March 6, 1996)...................... $28 1/4   $18 3/8
     Fourth Quarter..........................................  29 1/2    16
   FISCAL YEAR 1997
     First Quarter........................................... $24 7/8   $16
     Second Quarter..........................................  22 5/8    15 1/2
     Third Quarter...........................................  22 3/8    17 1/8
     Fourth Quarter..........................................  26 3/4    18
   FISCAL YEAR 1998
     First Quarter........................................... $28 1/4   $19
     Second Quarter..........................................  26 3/4    22 1/8
     Third Quarter...........................................  33 3/4    23 3/8
     Fourth Quarter .........................................  33 3/4    26 5/8
   FISCAL YEAR 1999
     First Quarter........................................... $32 15/16 $17 1/16
     Second Quarter (through November 5, 1998)............... $22 7/8   $19 1/2

  On November 5, 1998, the last reported sale price of the DPRC Common Stock on the NNM was $20 11/16 per share. As of November 2, 1998, the DPRC Record Date, there were approximately 77 holders of record of the Common Stock.

  DPRC has never declared or paid cash dividends on DPRC Common Stock and does not anticipate paying cash dividends on DPRC Common Stock in the foreseeable future. DPRC currently intends to retain future earnings to finance its operations and fund the growth of its business. Any payment of future dividends will be at the discretion of the Board of Directors of DPRC and will depend upon, among other things, DPRC's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions relating to its existing credit facility (or any facility succeeding thereto) prohibiting the payment of cash dividends and other factors that DPRC's Board of Directors deems relevant. DPRC's existing credit facility prohibits, without the consent of the lender, the payment of cash dividends.

  The reported closing sale price of DPRC Common Stock on the NNM on June 15, 1998, the last full day of trading for DPRC Common Stock prior to the announcement by DPRC and SPC of the execution of the Merger Agreement, was $30 7/8 per share. Because the stock price of DPRC Common Stock used to determine the Exchange Ratio is fixed and because the market price of DPRC Common Stock is subject to fluctuation, the market value of the shares of DPRC Common Stock that holders of SPC Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR DPRC COMMON STOCK. See "Risk Factors--Fixed Exchange Ratio Despite Possible Changes in Stock Prices."

  Following the Merger, DPRC Common Stock will continue to be traded on the NNM. It is a condition to the consummation of the Merger that the shares of DPRC Common Stock issuable to the shareholders of SPC pursuant to the terms of the Merger Agreement be authorized for listing on the NNM upon official notice of issuance.

  SPC Common Stock is not publicly traded and is not listed on any securities exchange. As of November 2, 1998, 329,168 shares of SPC Common Stock were outstanding and owned of record by 11 holders. One of the shareholders of record is SPC's Stock Bonus Plan, which has 298 participants, who are each entitled to direct the trustees of the Stock Bonus Plan as to how to vote the shares of SPC Common Stock held in each participant's account. The Stock

Bonus Plan owns 69,895 shares of SPC Common Stock, representing approximately 21% of the outstanding shares of SPC Common Stock. As of such date, directors and executive officers, as a group, were the beneficial owners of an aggregate of 285,597 shares (approximately 87%) of the SPC Common Stock then outstanding and owned SPC Time-Vested Options to purchase 162,613 shares of SPC Common Stock which were fully-vested and exercisable for a price substantially below the market value of SPC Common Stock. See "Merger--Interests of Certain Persons in the Merger" and "Security Ownership of Certain Beneficial Owners and Management of SPC." SPC has never declared or paid cash dividends on SPC Common Stock and does not anticipate paying cash dividends on SPC Common Stock in the foreseeable future.

                     DESCRIPTION OF CAPITAL STOCK OF DPRC

  The following summary of certain provisions of the common stock and the preferred stock of DPRC does not purport to be complete and is subject to, and qualified in its entirety by, the Articles of Incorporation and Bylaws of DPRC and the provisions of applicable law.

DPRC COMMON STOCK

  DPRC has 20,000,000 authorized shares of Common Stock, of which 11,786,947 shares were outstanding as of the DPRC Record Date, November 2, 1998. The holders of Common Stock are entitled to vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of DPRC, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and preferences applicable to the holders of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the Offering will be, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the terms of any series of Preferred Stock which DPRC may issue in the future. The Common Stock is quoted on the NNM under the symbol "DPRC."

DPRC PREFERRED STOCK

  DPRC has 2,000,000 authorized shares of Preferred Stock ("Preferred Stock"). No shares of Preferred Stock are outstanding. The Board has the authority without any further action by DPRC's shareholders to issue one or more series and to establish the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of DPRC. DPRC has no present plans to issue any shares of Preferred Stock. See "Risk Factors--Ability to Issue Preferred Stock Without Further Shareholder Approval."

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock of DPRC is U.S. Stock Transfer Corporation.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the Merger, the shareholders of SPC will become shareholders of DPRC, a California corporation, to the extent that they do not elect to exercise dissenters' rights under the NCBCA, and their rights will be governed by DPRC's Amended and Restated Articles of Incorporation (the "DPRC Charter") and bylaws (the "DPRC Bylaws"), which differ in certain material respects from SPC's Articles of Incorporation, as amended (the "SPC Charter"), and bylaws, as amended (the "SPC Bylaws"). As shareholders of DPRC, the rights of the former shareholders of SPC will be governed by the CGCL.

  The following summary of the material differences between the rights of holders of DPRC Common Stock and the rights of holders of SPC Common Stock, is not intended to be complete and is qualified by reference to the DPRC Charter, the DPRC Bylaws, the SPC Charter and the SPC Bylaws. Copies of the DPRC Charter and the DPRC Bylaws are available for inspection at the offices of DPRC, and copies will be sent to the holders of SPC Common Stock upon request. Copies of the SPC Charter and the SPC Bylaws are available for inspection at the principal executive offices of SPC, and copies will be sent to holders of SPC Common Stock upon request.

  AUTHORIZED STOCK. The authorized capital stock of DPRC consists of 20,000,000 shares of DPRC Common Stock and 2,000,000 shares of preferred stock. Upon approval of the Charter Amendment by the shareholders of DPRC and the appropriate filings in connection therewith, the authorized number of shares of DPRC Common Stock will be 60,000,000.

  The authorized capital stock of SPC consists of 1,000,000 shares of SPC Common Stock, without par value and 800,000 shares of preferred stock, par value $1.00.

  CUMULATIVE VOTING. Under the CGCL, any shareholder may cumulate its votes at any election of directors at which such shareholder is entitled to vote, provided, however, that a "listed corporation" (as defined in the CGCL) may eliminate cumulative voting by shareholders. DPRC is a "listed corporation" and has eliminated cumulative voting under the DPRC Charter.

  Under the NCBCA, a corporation is permitted to entitle its shareholders to cumulate their votes in electing directors. Under the SPC Charter, all shareholders are entitled to cumulate their votes for directors.

  REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under the CGCL, the holders of at least 10% of the number of outstanding shares of any class of stock may initiate a court action to remove any director for cause. In addition, any or all of the directors of a California corporation may be removed without cause by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected.

  Under the CGCL (unless otherwise provided in the charter or bylaws and except for a vacancy created by the removal of a director), vacancies on the board of directors may be filled by a majority of the remaining directors, though less than a quorum, of the board or by a sole remaining director. The DPRC Bylaws provide that any vacancies on the board resulting from the removal of directors may only be filled by the vote of the majority of shares entitled to vote and that the shareholders may elect a director or directors at any time to fill a vacancy or vacancies not filled by the directors.

  The NCBCA allows shareholders to remove one or more directors with or without cause unless the articles of incorporation or bylaws provide that removal should occur only with cause; provided, however, that the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by a voting group of shareholders under the NCBCA, only the shareholders of that voting group may participate in the vote to remove such director. Section 3 of SPC's Bylaws provides that a director may be removed from office, with or without cause, by the majority vote of shareholders (or a voting group of the shareholders if the director was elected by that voting group) at meeting of the shareholders called pursuant to written notice. However, if cumulative voting is authorized, no director may be removed (unless the entire board is removed) if the number of votes sufficient to elect him under cumulative voting is voted against his removal. The shareholders may elect a new director at the same meeting at which a director is removed. The NCBCA further provides for the judicial removal of directors in an action instituted by the corporation or by shareholders holding at least 10% of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct or grossly abused his or her authority or discretion with respect to the corporation and that removal would be in the best interests of the corporation.

  Under the NCBCA (unless otherwise provided in the articles of incorporation), vacancies on the board of directors may be filled by the shareholders or a majority of the remaining directors, though less than a quorum, of the board or by a sole remaining director. However, a vacancy held by a director elected by a voting group of shareholders may only be filled by the remaining director or directors elected by that voting group or the holders of shares of that voting group.

  AMENDMENT OF CHARTER AND BYLAWS. The CGCL generally provides that amendments to the charter of a corporation require approval by the vote of directors and the holders of a majority of shares entitled to vote thereon and, where the rights of shareholders are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the charter.

  Under the CGCL, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors, except (i) that when the number of directors is set forth in the charter, such number may only be changed by an amendment to the charter, or
(ii) if the charter requires a larger percentage of shareholder or director vote to approve a given action. The DPRC Charter does not require approval by a supermajority of the shareholders to approve an amendment to the bylaws.

  Under the NCBCA, any material amendment generally requires the recommendation of the board (unless the board determines that due to a conflict of interest or other special circumstance disclosed to shareholders that it should make no recommendation) and unless the articles, bylaws or the board of directors require a greater vote or a vote by voting groups, the approval by, (i) a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights, and (ii) a majority of shares representing a quorum present at a meeting (or, if the proposed amendment would alter a quorum or voting requirement, such amendment can not be approved by less than the quorum or vote currently prescribed in the articles) held by every other voting group entitled to vote on the amendment.

  The SPC Bylaws state that, unless otherwise provided by its Articles of Incorporation, Bylaws or the NCBCA, the Bylaws may be amended or repealed by its board of directors. The SPC Charter does not address any aspect of its Bylaws relating to their amendment or repeal.

  The NCBCA also provides that a corporation's articles of incorporation or bylaws adopted by the shareholders may provide for a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than otherwise required by the NCBCA so long as any such bylaw is approved by a quorum and vote sufficient to amend the articles of incorporation for that purpose. Any provision in the articles of incorporation or bylaws prescribing the quorum or vote required for the shareholders for any purpose may be amended only by complying with such quorum or vote requirement. The NCBCA authorizes the board of directors or shareholders of a corporation to adopt a bylaw fixing a greater quorum or voting requirement for the board of directors than that required under the NCBCA, subject to limitations on the ability of the board of directors to readopt, amend or repeal a bylaw adopted, amended or appealed by the shareholder. The NCBCA also allows the shareholders to reduce the quorum requirement, so long as such requirement is not less than one-third of the number of directors. The SPC Bylaws state that the board of directors has no power to adopt a bylaw that: (i) requires a quorum for shareholders (other than for voting groups of shareholders) different from that provided for by the NCBCA; (ii) requires a vote of shareholders (or voting groups of shareholders) different from that provided for by the NCBCA; or (iii) authorizes a quorum of the board of directors consisting of less than the number of directors provided for by the NCBCA.

  DIRECTOR'S LIABILITY; INDEMNIFICATION OF OFFICERS AND DIRECTORS. Under the CGCL a corporation may include a provision in its articles of incorporation eliminating or limiting personal liability of directors to the corporation or shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director will remain liable for: (i) acts or omissions involving intentional misconduct or a knowing violation of the law;
(ii) engaging in a transaction from which a director gains an improper personal benefit; (iii) acts or omissions a director believes to be contrary to the best interests of the corporation or its shareholders or involving an absence of good faith; (iv) transactions in which a director has a personal interest if the director engages in such a transaction in violation of California law; (v) authorizing transactions involving unlawful distributions, loans or guarantees by the corporation; (vi) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or shareholders and (vii) acts or omissions that show a reckless disregard for the director's duty to the corporation.

  The CGCL provides that a corporation has the power to indemnify, with certain exceptions, any agent (i) who is a party to any action (other than an action by or in the right of the corporation to procure a judgment in its favor) against expenses, judgments, fines and settlements if that person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful, and (ii) who is a party to any action against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner that person believed to be in the best interests of the corporation and its shareholders. An agent for the purpose of the CGCL includes directors, officers and employees.

  The DPRC Bylaws provide for such indemnification, for directors and officers, to the maximum extent permitted under the CGCL. The DPRC Bylaws state that the board of directors may, in their discretion, provide for indemnification for expenses for other agents of DPRC, and may also, in their discretion, refuse to provide for such indemnity.

  Under the NCBCA, a corporation may indemnify a director against liability in a proceeding if: (i) the director acted in good faith; (ii) reasonably believed that the conduct was in the corporation's best interests, in the case of conduct in the director's official capacity with the corporation, or at least not opposed to it, in all other cases (or, if the conduct is in relation to an employee benefit plan, that such conduct was in the best interests of the participants in and beneficiaries of the plan); and (iii) in the case of a criminal proceeding, such director had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding in which the director is adjudged to be liable to the corporation or in connection with any other proceeding by or in the right of the corporation in which the director is adjudged liable on the basis that such director received an improper benefit from his or her conduct. The NCBCA further provides that, unless limited by its articles of incorporation, a corporation must indemnify directors for reasonable expenses if such directors succeed on the merits or otherwise in the defense of any proceeding to which they are a party because they are directors.

  The SPC Bylaws provide for indemnification for any person who serves as director, officer, employee or agent of SPC, to the fullest extent permitted by law, in the event that he or she is made, or threatened to be made, party to any threatened, pending or completed action by reason of the fact he or she was acting in such capacity.

  SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN
CONSENT. Under the CGCL, special meetings of shareholders may be called at any time by the board of directors, the chairman of the board, the president or by shareholders entitled to cast not less than 10% of the votes at such meeting. The DPRC Bylaws additionally permit special meetings to be called by any two or more of the directors of the board. Under the NCBCA, special meetings of shareholders may be called by the board or by the persons so authorized by the articles of incorporation or bylaws. The SPC Bylaws provide that special meetings of SPC shareholders may be called at any time by the president, secretary, board of directors or any shareholder pursuant to the written request of the holders of at least 10% of the votes entitled to be cast on any issue to be considered at the special meeting. The written request must state the purpose for the meeting and be delivered to the secretary.

  The CGCL and the DPRC Bylaws permit shareholder action without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of the outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, except that directors may be elected only by unanimous written consent.

  The NCBCA and the SPC Bylaws permit shareholder action without a meeting if consents, in writing, setting forth the action so taken, are signed by all the shareholders entitled to vote on the action.

  DIVIDENDS. The CGCL permits the payment of dividends out of retained earnings. Dividends may also be paid if, immediately after giving effect thereto, (i) the sum of the assets (excluding goodwill and certain charges) of the corporation is at least equal to 1.25 times its liabilities (excluding certain deferred credits), and (ii) the current assets of the corporation are at least equal to its current liabilities or, if the average earnings of such corporation before taxes and interest expense for the two preceding fiscal years were less than the average of the interest expense of such corporation for such fiscal years, the current assets of the corporation are at least equal to 1.25 times its current liabilities. However, DPRC has never declared or paid cash dividends on DPRC Common Stock and does not anticipate paying any cash dividends on DPRC Common Stock in the foreseeable future. See "Comparative Market Data."

  Under the NCBCA, subject to restrictions contained in the corporation's articles of incorporation, the board of directors of a corporation may authorize distributions and a corporation may make distributions to its shareholders unless after such a distribution the corporation would not be able to pay its debts as they become due, or if the distribution is to one class or series, its total assets after the distribution will be less than its total liabilities, plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose rights are superior to those receiving the distribution.

  RIGHTS OF INSPECTION. The CGCL permits a shareholder or shareholders holding at least five percent of the outstanding voting shares of a corporation to inspect and copy the shareholder list and/or obtain a shareholder list from the transfer agent of the corporation.

  The NCBCA permits any shareholder to inspect and copy the shareholder list if (i) the shareholder's demand to inspect or copy is made in good faith and for a proper purpose, spelled out with particularity, and (ii) the shareholder list is directly related to such purpose.

  DISSENTERS' RIGHTS. Holders of DPRC Common Stock who do not vote in favor of the Merger, by complying with Chapter 13 of the CGCL, will, under certain circumstances, have certain rights to dissent and to require DPRC to purchase their DPRC Common Stock for cash at fair market value. See "The Merger--Rights of DPRC Dissenting Shareholders".

  Holders of SPC Common Stock who do not vote in favor of the Merger, by complying with Article 13 of the NCBCA, have certain rights to dissent and to require SPC to purchase their SPC Common Stock for cash at fair market value. See "The Merger--"Rights of SPC Dissenting Shareholders".

                   DPRC SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected consolidated financial data set forth below as of and for the fiscal years ended July 31, 1994, 1995, 1996, 1997 and 1998 have been derived from the audited consolidated financial statements of DPRC. The following information should be read in conjunction with the Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                         FISCAL YEAR ENDED JULY 31,
                                  ---------------------------------------------
                                   1994     1995    1996(1)  1997(2)   1998(3)
                                  -------  -------  -------  --------  --------
CONSOLIDATED STATEMENT OF INCOME DATA:
Revenues........................  $34,165  $49,558  $58,145  $115,022  $210,568
Cost of professional services...   28,047   40,082   45,918    85,979   150,541
                                  -------  -------  -------  --------  --------
Gross margin....................    6,118    9,476   12,227    29,043    60,027
Selling, general and
 administrative expenses(4).....    5,581    5,769    6,719    18,654    39,434
                                  -------  -------  -------  --------  --------
Operating income(4).............      537    3,707    5,508    10,389    20,593
Interest income (expense), net..     (401)    (764)    (162)      869      (382)
                                  -------  -------  -------  --------  --------
Income before provision for
 income taxes...................      136    2,943    5,346    11,258    20,211
Provision for income taxes......       56    1,205    2,096     4,542     8,949
                                  -------  -------  -------  --------  --------
Net income(4)...................  $    80  $ 1,738  $ 3,250  $  6,716  $ 11,262
                                  =======  =======  =======  ========  ========
Net income per share--basic(5)..  $  0.01  $  0.43  $  0.61  $   0.74  $   1.00
                                  =======  =======  =======  ========  ========
Net income per share--
 diluted(5).....................  $  0.01  $  0.38  $  0.54  $   0.71  $   0.96
                                  =======  =======  =======  ========  ========
Weighted average common shares
 outstanding--basic(5)..........    6,323    4,000    5,314     9,090    11,242
                                  =======  =======  =======  ========  ========
Weighted average common shares
 outstanding--diluted(5)........    6,323    4,580    6,039     9,460    11,696
                                  =======  =======  =======  ========  ========
OTHER CONSOLIDATED FINANCIAL DA-
 TA:
EBITDA(6).......................  $   609  $ 3,790  $ 5,716  $ 12,036  $ 24,959
Cash flow provided by (used in)
 operating activities...........  $  (804) $ 2,130  $ 1,787  $  2,857  $  6,589
Cash flow provided by (used in)
 investing activities...........  $  (441) $   108  $(9,397) $(46,275) $(97,105)
Cash flow provided by (used in)
 financing activities...........  $ 1,243  $(2,015) $29,217  $ 39,375  $113,285
                                               AS OF JULY 31,
                                  ---------------------------------------------
                                   1994     1995     1996      1997      1998
                                  -------  -------  -------  --------  --------
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.......  $    25  $   248  $21,855  $ 17,812  $ 40,581
Working capital.................      267    1,833   26,901    30,180   114,074
Total assets....................    5,638    7,623   44,029   110,287   264,843
Total debt(7)...................    8,555    5,146      --        --    111,288
Series A Convertible Preferred
 Stock(8).......................      --     1,485      --        --        --
Shareholders' equity
 (deficit)(8)(9)(10)(11)........   (4,524)  (2,878)  40,036    99,659   121,673

--------
(1) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and AD&D beginning July 1, 1996.
(2) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and PSC beginning November 27, 1996, Leardata beginning January 7, 1997, Computec beginning April 30, 1997, and SelecTech beginning July 11, 1997.
(3) The statement of income and balance sheet data include the results of operations and acquired net assets of the Company and S/3/G Inc. beginning January 28, 1998, and EXi Corp. beginning May 21, 1998. See "Unaudited Pro Forma Consolidated Statement of Income Data."

(4) Selling, general and administrative expenses for fiscal 1994 include management fees of $586,000, which were paid to a management company controlled by one of the founders of DPRC. This management fee was terminated in February 1994 upon the redemption of such founder's ownership interest in DPRC. Selling, general and administrative expenses for fiscal 1994 and 1995 also include compensation paid to Ms. Weaver of $1.7 million and $921,000, respectively. Effective March 1995, Ms. Weaver's annual compensation was significantly reduced.
(5) In the second quarter of 1998, DPRC adopted SFAS No. 128, "Earnings Per Share." In accordance with SFAS No. 128, net income per share for all years has been restated. Basic net income per share is computed using the weighted average number of common shares outstanding during the reporting period. Diluted net income per share is computed using the weighted average number of common shares outstanding and the dilutive effect of stock options and convertible preferred stock.
(6) EBITDA represents the sum of operating income and depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of DPRC's operating performance or to cash flow as a measure of liquidity. EBITDA is included herein as it is a basis upon which DPRC assesses its financial performance and its ability to service indebtedness.
(7) On March 24, 1998, the Company completed the sale of $115.0 million of its convertible subordinated Notes due 2005. The notes were recorded net of a discount and issue costs of $3,950,000, which will be amortized over seven years based on the effective interest method.
(8) The outstanding shares of Series A Convertible Preferred Stock were subject to mandatory redemption by DPRC at any time after March 2005 upon the request of the holders of a majority of such shares then outstanding. Consequently, such shares were not included in actual shareholders' equity (deficit) at July 31, 1995. Such shares automatically converted into 592,000 shares of DPRC Common Stock immediately prior to the consummation of the initial public offering of DPRC's Common Stock in March 1996.
(9) DPRC recorded a charge to retained earnings of $4.8 million in February 1994 in connection with the redemption of all shares of DPRC Common Stock not owned by Ms. Weaver.
(10) In January 1997, the Company completed a second public offering of 2,395,000 shares of its Common Stock at an offering price of $17.50 per share for net proceeds of $38.9 million.

(11) In March 1996, the Company completed an initial public offering of 2,726,000 shares of its Common Stock at an offering price of $14.00 per share for net proceeds of $34.3 million.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  On June 16, 1998, DPRC entered into an agreement, which was amended on October 13, 1998 and October 20, 1998, to acquire SPC by merger of a wholly owned subsidiary of DPRC into SPC. The following unaudited pro forma consolidated statements of income for each of the three years in the period ended July 31, 1998 have been prepared as if the Merger had occurred at the beginning of each period presented. The pro forma consolidated balance sheet as of July 31, 1998 has been prepared as if the Merger had occurred on July 31, 1998. The pro forma consolidated data is based on the separate historical consolidated financial statements of DPRC and SPC giving effect to the Merger under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The unaudited pro forma consolidated financial statements are provided for comparative purposes only and are not necessarily indicative of the results that would have been obtained had the Merger occurred on the dates indicated or that may be achieved in the future.

  All applicable periods in the unaudited pro forma consolidated statements of income are being presented utilizing DPRC's estimate of the Exchange Ratio of
6.04 expected to be calculated as of the closing of the Merger. Additionally, the notes to the unaudited pro forma consolidated statements of income also illustrate the impact of a likely range of Exchange Ratios since the amount of deductions for certain costs and liabilities assumed by DPRC cannot be determined until the closing of the Merger. Consequently, it is anticipated that each share of outstanding SPC Common Stock will be converted in the Merger into the right to receive between approximately 5.50 and 6.40 shares of DPRC Common Stock. For further explanation of the underlying assumptions supporting the range of the Exchange Ratio see "The Merger--The Merger Agreement."

  The unaudited pro forma consolidated statement of income for the year ended July 31, 1998 also reflects DPRC's acquisition of S3G, Inc., a purchase effective January 27, 1998, as if this transaction had taken place August 1, 1997. The acquisition of EXi, Inc. by DPRC, a purchase transaction effective May 21, 1998, is not included since the transaction was not a significant acquisition.

  The unaudited pro forma consolidated financial statements should be read in conjunction with the separate audited consolidated financial statements of DPRC and SPC.

                     DATA PROCESSING RESOURCES CORPORATION

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JULY 31, 1998
                                (IN THOUSANDS)

                                                         PRO FORMA     PRO FORMA
                             DPRC     SPC     COMBINED  ADJUSTMENTS    COMBINED
                           -------- --------  --------  -----------    ---------
          ASSETS
          ------
CURRENT ASSETS:
 Cash and cash
  equivalents............. $ 40,581 $    300  $ 40,881   $    --       $ 40,881
 Investments, available
  for sale................   59,969      --     59,969        --         59,969
 Accounts receivable, net.   39,310    8,793    48,103        --         48,103
 Prepaid expenses and
  other current assets....    4,601      135     4,736        --          4,736
 Deferred tax asset.......      711      --        711        --            711
                           -------- --------  --------   --------      --------
  Total current assets....  145,172    9,228   154,400        --        154,400
 Property, net............    4,092      353     4,445        --          4,445
 Deferred taxes...........      --       827       827        --            827
 Other assets.............      757      163       920        --            920
 Intangible assets, net...  114,822      --    114,822        --        114,822
                           -------- --------  --------   --------      --------
                           $264,843 $ 10,571  $275,414   $    --       $275,414
                           ======== ========  ========   ========      ========
     LIABILITIES AND
   SHAREHOLDERS' EQUITY
   --------------------
CURRENT LIABILITIES:
 Accounts payable and
  accrued liabilities..... $ 29,793 $  2,340  $ 32,133   $  2,000 (a)  $ 34,133
 Income taxes payable.....    1,305      --      1,305       (800)(b)       505
 Line of credit...........      --     2,522     2,522        --          2,522
                           -------- --------  --------   --------      --------
  Total current
   liabilities............   31,098    4,862    35,960      1,200        37,160
 Deferred income taxes....      784      --        784        --            784
 Long-term debt...........  111,288      --    111,288        --        111,288
                           -------- --------  --------   --------      --------
                            143,170    4,862   148,032      1,200       149,232
 Redeemable Common Stock
  held by Stock Bonus
  Plan....................      --    11,891    11,891    (11,891)(c)       --
SHAREHOLDERS' EQUITY:
 Preferred stock..........      --       --        --         --            --
 Common stock.............   99,672    5,976   105,648      1,025       106,673
 Deferred compensation
  associated with
  performance-vesting
  options.................      --    (1,553)   (1,553)       --         (1,553)
 Additional paid-in-
  capital.................    3,748      --      3,748        --          3,748
 Retained earnings
  (deficit)...............   18,253  (10,605)    7,648     (2,000)(a)    17,314
                                                              800 (b)       --
                                                           10,866 (c)
                           -------- --------  --------   --------      --------
  Total shareholders'
   equity (deficit).......  121,673   (6,182)  115,491     10,691       126,182
                           -------- --------  --------   --------      --------
                           $264,843 $ 10,571  $275,414   $    --       $275,414
                           ======== ========  ========   ========      ========

--------
(a) The adjustment represents the estimated costs to be incurred in connection with the merger of DPRC and SPC.
(b) The adjustment represents the additional income tax effect associated with the corresponding unaudited pro forma adjustments.

(c) The adjustment represents the lapsing of the redemption feature associated with the common stock held by the SPC Stock Bonus Plan. This redemption feature lapses upon the issuance of DPRC's common stock in exchange for shares held by the plan upon consummation of the merger.

                     DATA PROCESSING RESOURCES CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME DATA

                       FOR THE YEAR ENDED JULY 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        SPC PRO     PRO               S3G PRO     PRO
                                                         FORMA     FORMA     S3G       FORMA     FORMA
                           DPRC      SPC    COMBINED  ADJUSTMENTS SUBTOTAL   (A)    ADJUSTMENTS  TOTAL
                         --------  -------  --------  ----------- --------  ------  ----------- --------
Revenues................ $210,568  $52,379  $262,947    $   --    $262,947  $7,343    $   --    $270,290
Cost of professional
 services...............  150,541   32,833   183,374        --     183,374   3,020        --     186,394
                         --------  -------  --------    -------   --------  ------    -------   --------
Gross margin............   60,027   19,546    79,573        --      79,573   4,323        --      83,896
Selling, general and
 administrative
 expenses...............   39,434   17,113    56,547     (1,861)j   55,086   3,661        640 b   57,687
                                                            400 h                      (1,700)f
Compensation expense
 associated with
 performance-vesting
 options................      --     2,175     2,175     (2,175)       --      --         --         --
                         --------  -------  --------    -------   --------  ------    -------   --------
Operating income........   20,593      258    20,851      3,636     24,487     662      1,060     26,209
Interest expense, net...     (382)    (135)     (517)       --        (517)     (2)      (954)c   (1,473)
                         --------  -------  --------    -------   --------  ------    -------   --------
Income before provision
 for income taxes.......   20,211      123    20,334      3,636     23,970     660        106     24,736
Provision for income
 taxes..................    8,949       66     9,015      1,366 g   10,381      53        288 d   10,722
                         --------  -------  --------    -------   --------  ------    -------   --------
Net income.............. $ 11,262  $    57  $ 11,319    $ 2,270   $ 13,589  $  607    $  (182)  $ 14,014
                         ========  =======  ========    =======   ========  ======    =======   ========
Net income per share--
 basic (i).............. $   1.00                .86                                            $   1.06
                         ========           ========                                            ========
Net income per share--
 diluted (i)............ $   0.96                .78                                            $   0.96
                         ========           ========                                            ========
Weighted average common
 shares--basic (e)......   11,242             13,093                                              13,195
Weighted average common
 shares--diluted (e)....   11,696             14,473                                              14,575

-------
(a) The unaudited pro forma condensed consolidated statement of income data for the year ended July 31, 1998 includes the results of operations of S3G for the period from August 1, 1997 through January 27, 1998, the date of such acquisition.

(b) The adjustment represents the additional amortization related to goodwill and non-compete covenants acquired with the purchase of S3G assuming such acquisition had occurred as of August 1, 1997.

(c) The adjustment represents the reduction of interest income of $234,000 (based on an interest rate of 3.5%, which approximates the rate of interest DPRC has historically received on its investment portfolio) and additional interest expense of $720,000 (based on an interest rate of 6.625%, which is consistent with DPRC's borrowing rate on its line of credit) associated with the purchase of S3G assuming such acquisition had occurred as of August 1, 1997. A 1/8% change in the interest rates would cause interest income to fluctuate by $8,000 and interest expense to fluctuate by $18,000.

(d) The adjustment represents the additional income tax effect associated with the acquisition of S3G and the corresponding unaudited pro forma adjustments.

(e) The pro forma basic and diluted weighted average number of common shares outstanding assuming the merger with SPC and the acquisition of S3G had occurred as of August 1, 1997. Based on the weighted average common shares of SPC as of July 31, 1998, and assuming the Exchange Ratio of 6.04, DPRC estimates that 2,094,000 shares of DPRC common stock would have been issued as of July 31, 1998. In addition, the weighted average effect of the proforma basic and diluted weighted average number of common shares outstanding includes 102,000 shares of DPRC common stock that were issued in the purchase of S3G in January 1998. The diluted weighted average number of shares of common stock outstanding gives effect to both the average number of shares of common stock outstanding and the calculation, based on the treasury stock method, of the number of common stock equivalent shares outstanding resulting from the issuance of stock options.

(f) The adjustment represents the reduction of excess payroll costs above amounts stipulated in employment agreements.

(g) The adjustment represents the additional income tax effect associated with the corresponding unaudited pro forma adjustment.

(h) The adjustment represents the additional payments to be made in connection with the covenant not-to-compete agreement.

(i) Basic and diluted net income per share have been presented utilizing DPRC's estimate of the Exchange Ratio of 6.04. Assuming an Exchange Ratio of 5.50, the basic and diluted pro forma net income per share for the year ended July 31, 1998 would have been $1.08 and $0.98, respectively. Assuming an Exchange Ratio of 6.40 the basic and diluted pro forma net income per share for the year ended July 31, 1998 would have been $1.05 and $0.95, respectively. See "Summary--Comparative Per Share Data." A $500,000 increase or decrease in the amount of deductions has less than a 1% effect on the exchange rate. Such change in deductions has an insignificant impact on the pro forma equivalent amounts.

(j) The adjustment represents the reduction of payroll costs paid to four key employees of SPC. Effective with the consummation of the Merger, compensation to these individuals will be significantly reduced due to individual employment agreements which contractually limit base salary to $125,000 per annum and incentive bonus to a maximum of $50,000 per annum.

                     DATA PROCESSING RESOURCES CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME DATA

                       FOR THE YEAR ENDED JULY 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      PRO FORMA
                                                     DPRC     SPC       TOTAL
                                                   -------- -------   ---------
Revenues.......................................... $115,022 $32,811   $147,833
Cost of professional services.....................   85,979  23,206    109,185
                                                   -------- -------   --------
Gross margin......................................   29,043   9,605     38,648
Selling, general and administrative expenses......   18,654   9,125 c   27,779
                                                   -------- -------   --------
Operating income..................................   10,389     480     10,869
Interest income (expense), net....................      869     (87)       782
                                                   -------- -------   --------
Income before provision for income taxes..........   11,258     393     11,651
Provision for income taxes........................    4,542     219      4,761
                                                   -------- -------   --------
Net income........................................    6,716     174      6,890
Less preferred stock dividends....................      --      (55)       (55)
                                                   -------- -------   --------
Net income available to common shareholders....... $  6,716 $   119   $  6,835
                                                   ======== =======   ========
Net income per share--basic(a)(b)................. $   0.74           $   0.64
                                                   ========           ========
Net income per share--diluted(a)(b)............... $   0.71           $   0.58
                                                   ========           ========
Weighted average common shares--basic.............    9,090             10,762
Weighted average common shares--diluted...........    9,460             11,735

--------
(a) The pro forma basic and diluted weighted average number of common shares outstanding assuming the merger with SPC had occurred as of August 1, 1996. Based on the weighted average common shares of SPC as of July 31, 1997, and assuming the Exchange Ratio of 6.04, DPRC estimates that 1,672,000 shares of DPRC common stock would have been issued as of July 31, 1997. The diluted weighted average number of shares of common stock outstanding gives effect to both the average number of shares of common stock outstanding and the calculation, based on the treasury stock method, of the number of common stock equivalent shares outstanding resulting from the issuance of stock options.

(b) Basic and diluted net income per share have been presented utilizing DPRC's estimate of the Exchange Ratio of 6.04. Assuming an Exchange Ratio of 5.50 the basic and diluted pro forma net income per share for the year ended July 31, 1997 would have been $0.64 and $0.59, respectively. Assuming an Exchange Ratio of 6.40 the basic and diluted pro forma net income per share for the year ended July 31, 1997 would have been $0.63 and $0.58, respectively. See "Summary--Comparative Per Share Data". A $500,000 increase or decrease in the amount of deductions has less than a 1% effect on the exchange rate. Such change in deductions has an insignificant impact on the pro forma equivalent amounts.

(c) Selling, general and administrative expenses include compensation paid to four key employees of SPC of $2,465,000. Effective with the consummation of the Merger, compensation to these individuals will be significantly reduced due to individual employment agreements which contractually limit base salary to $125,000 per annum and incentive bonus to a maximum of $50,000 per annum.

                     DATA PROCESSING RESOURCES CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME DATA

                       FOR THE YEAR ENDED JULY 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       PRO FORMA
                                                     DPRC      SPC     COMBINED
                                                    -------  -------   ---------
Revenues........................................... $58,145  $22,955    $81,100
Cost of professional services......................  45,918   14,425     60,343
                                                    -------  -------    -------
Gross margin.......................................  12,227    8,530     20,757
Selling, general and administrative expenses.......   6,719    8,119 b   14,838
                                                    -------  -------    -------
Operating income...................................   5,508      411      5,919
Interest income (expense), net.....................    (162)    (121)      (283)
                                                    -------  -------    -------
Income before provision for income taxes...........   5,346      290      5,636
Provision for income taxes.........................   2,096      176      2,272
                                                    -------  -------    -------
Net income.........................................   3,250      114      3,364
Less preferred stock dividends.....................     --       (49)       (49)
                                                    -------  -------    -------
Net income available for common shareholders....... $ 3,250  $    65    $ 3,315
                                                    =======  =======    =======
Net income per share--basic(c)..................... $  0.61             $  0.48
                                                    =======             =======
Net income per share--diluted(c)................... $  0.54             $  0.44
                                                    =======             =======
Weighted average common shares--basic(a)...........   5,314               6,861
Weighted average common shares--diluted(a).........   6,039               7,586

--------
(a) The pro forma basic and diluted weighted average number of common shares outstanding assuming the Merger occurred as of August 1, 1995. Based on the weighted average common shares of SPC as of July 31, 1996, and assuming the Exchange Ratio of 6.04, DPRC estimates that 1,547,000 shares of DPRC common stock would have been issued as of July 31, 1996.

(b) Selling, general and administrative expenses include compensation paid to four key employees of SPC of $1,161,000. Effective with the consummation of the Merger, compensation to these individuals will be significantly reduced due to individual employment agreements which contractually limit base salary to $125,000 per annum and incentive bonus to a maximum of $50,000 per annum.

(c) Basic and diluted net income per share have been presented utilizing DPRC's estimate of the Exchange Ratio of 6.04. Assuming an Exchange Ratio of 5.50, the basic and diluted pro forma net income per share for the year ended July 31, 1996 would have been $0.49 and $0.45, respectively. Assuming an Exchange Ratio of 6.40, the basic and diluted pro forma net income per share for the year ended July 31, 1996 would have been $0.48 and $0.43, respectively. See "Summary--Comparative Per Share Data." A $500,000 increase or decrease in the amount of deductions has less than a 1% effect on the exchange rate. Such change in deductions has an insignificant impact on the pro forma equivalent amounts.

                                BUSINESS OF SPC

  SPC, founded in 1980, is headquartered in Charlotte, North Carolina and provides IT services, including contract resources, custom solutions, software services and systems integration, to Fortune 500 organizations as well as regional companies throughout the Southeast. SPC has branch offices in Atlanta, Georgia, Charlotte, North Carolina, Dallas, Texas, Nashville, Tennessee, Raleigh, North Carolina, Richmond, Virginia, St. Louis, Missouri and Tampa, Florida and has targeted locations in the Northeast, Southeast and Southwest for the opening of additional branch offices. Only the Dallas, Texas and St. Louis, Missouri offices of SPC are located in areas in which DPRC currently has offices.

  SPC's strategy to date has been to grow internally by providing services of the highest quality and responding to its clients' changing technological needs. SPC's rigorous recruiting process is designed to locate and retain top candidates in the industry. These candidates are screened for their technical skills and their ability to fit within the culture of SPC. SPC's national recruiting organization supplements the local branch office recruiting efforts by providing such branches with additional employee candidates and assisting them in overall recruiting efforts. In this manner, a more uniform skill level for technical consultants is distributed throughout SPC's geographical markets. SPC's national recruiting organization is expected to complement DPRC's national recruiting organization.

  Once a consultant is hired, SPC continues to support its quality objectives by providing quality plan reviews and feedback to the consultants. SPC has a formal training plan that was developed and is updated by a professional development committee. SPC has developed a training infrastructure that provides dedicated resources such as a training coordinator and a state-of-the-art training room with high-end PCs. SPC's top technical professionals are employed to develop and teach courses. SPC currently has approximately 500 technical professionals comprised of project managers/business analysts/consultants, database administrators/tech leads, senior programmers/analysts, programmers/analysts and programmers in addition to its administrative staff.

  SPC has approximately 135 active clients across many industries with concentrations in financial services, telecommunications, manufacturing and information technology. SPC's five largest accounts comprised approximately 56.0% of total revenue for the eight month period ending August 31, 1998 and its two largest customers, NationsBank and First Union National Bank, accounted for 24.7% and 16.6%, respectively, of such revenue. See "Risk Factors--Dependence on Certain Clients; Industry and Geographic Concentration." SPC's expansive network of contacts throughout the technical community alerts SPC to changes in the marketplace and opportunities for SPC's clients and employees. Working closely with clients in the conceptual planning and analysis phases of new opportunities allows SPC to timely respond to needs for contract personnel. The combination of providing quality services in a timely and responsive manner has led to the development of long-term relationships between SPC and many of its clients.

  In 1990, SPC established a "solutions" division to develop proprietary software products for the financial institution and publishing markets. The capital expenditures made to develop these products exhausted SPC's cash resources before an adequate revenue stream could be achieved from the sale of the software. On December 29, 1994, SPC filed a voluntary petition for bankruptcy relief under Chapter 11 of the United States Bankruptcy Code. In May 1995, SPC sold its major proprietary software product and discontinued its solutions division. On the strength of SPC's core business of providing information systems consulting and training, CIT Group/Business Credit, Inc., SPC's pre-petition lender, agreed to continue financing SPC's operations under a post-petition financing agreement which provided for a $2.0 million secured credit facility so long as SPC's plan of reorganization was approved by its creditors and the court. On October 6, 1995, SPC's plan of reorganization was confirmed and the case was closed by order of the court dated May 16, 1996. See "SPC Management's Discussion and Analysis of Financial Condition and Results of Operations."

  SPC was incorporated as a South Carolina corporation in 1980 and became a North Carolina corporation in 1992. Its principal executive offices are located at 212 South Tryon, Suite 700, Charlotte, North Carolina 28281. SPC's telephone number is (704) 348-9000.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SPC

  The number and percentage of shares of SPC Common Stock owned beneficially by (a) any person who is known to SPC to be the beneficial owner of more than 5% of SPC Common Stock, (b) each SPC director, and (c) all SPC directors and officers as a group, as well as the number and percentage of shares of DPRC Common Stock to be owned beneficially by each such person and group following the Merger pursuant to the terms of the Merger Agreement, is set forth below.

                          NUMBER OF SHARES                 NUMBER OF SHARES
                               OF SPC                          OF DPRC      PERCENTAGE OF
                            COMMON STOCK    PERCENTAGE OF    COMMON STOCK    OUTSTANDING
                            BENEFICIALLY   OUTSTANDING SPC   OWNED AFTER     DPRC COMMON
          NAME                 OWNED        COMMON STOCK      MERGER(1)       STOCK(1)
          ----            ---------------- --------------- ---------------- -------------
Richard Carlisle,
 Director and
 Officer(2).............      180,189           46.5%         1,088,342          9.2%
Thomas Carlisle,
 Director and
 Officer(3).............      180,203           46.6%         1,088,426          9.2%
Jeffery Carter, Director
 and Officer(4).........       44,259           12.6%           267,324          2.3%
Robert Gallagher,
 Director and
 Officer(5).............       43,559           12.3%           263,096          2.2%
All Directors and
 Officers as a Group
 (4 persons)............      448,210           91.1%         2,707,188         23.0%

--------
(1) Assumes that 6.04 shares of DPRC Common Stock will be issued in the Merger for each share of SPC Common Stock.

(2) Includes 58,269 shares of SPC Common Stock under a presently exercisable SPC Time-Vesting Option which, if not exercised prior to the Effective Date, will become an option to purchase 351,945 shares of DPRC Common Stock and 12,551 shares of SPC Common Stock held of record by SPC's Stock Bonus Plan for the benefit of Richard Carlisle. Also includes 18,226 shares of SPC Common Stock held of record by RKC Investments Limited partnership in which Mr. Carlisle is a general partner and may be deemed to be a beneficial owner of the shares held by such entity.

(3) Includes 57,948 shares of SPC Common Stock under a presently exercisable SPC Time-Vesting Option which, if not exercised prior to the Effective Date, will become an option to purchase 350,006 shares of DPRC Common Stock and 12,565 shares of SPC Common Stock held of record by SPC's Stock Bonus Plan for the benefit of Thomas Carlisle. Also includes 18,278 shares of SPC Common Stock held of record by TEC Investments Limited Partnership in which Mr. Carlisle is a general partner and may be deemed to be a beneficial owner of the shares held by such entity.

(4) Includes 20,735 shares of SPC Common Stock under a presently exercisable Option which, if not exercised prior to the Effective Date, will become an option to purchase 125,239 shares of DPRC Common Stock and 2,296 shares of SPC Common Stock held of record by SPC's Stock Bonus Plan for the benefit of Jeffery Carter.

(5) Includes 25,661 shares of SPC Common Stock under a presently exercisable Option which, if not exercised prior to the Effective Date, will become an option to purchase 154,992 shares of DPRC Common Stock and 1,596 shares of SPC Common Stock held of record by SPC's Stock Bonus Plan for the benefit of Robert Gallagher.

                        SELECTED FINANCIAL DATA OF SPC
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The selected consolidated financial data set forth below as of and for the years ended December 31, 1994, 1995, 1996, and 1997 have been derived from the audited consolidated financial statements of SPC. The selected consolidated financial data as of July 31, 1998 and for the year ended December 31, 1993 and the seven months ended July 31, 1997 and 1998 have been derived from the unaudited consolidated financial statements of SPC, which include all adjustments (consisting only of normal recurring adjustments) which SPC considers necessary for a fair presentation of the results of operations for the period presented. The results of operations for the seven months ended July 31, 1998 are not necessarily indicative of results that may be expected for SPC's year ending December 31, 1998. The following information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                                                            SEVEN MONTHS
                              FISCAL YEAR ENDED DECEMBER 31,               ENDED JULY 31,
                          -------------------------------------------  -----------------------
                           1993     1994     1995     1996     1997       1997        1998
                          -------  -------  -------  -------  -------  ----------- -----------
                                                                       (UNAUDITED) (UNAUDITED)
STATEMENT OF INCOME
 DATA:
Revenues................  $14,015  $16,981  $19,685  $26,385  $39,285    $20,814     $33,919
Cost of professional
 services...............   10,021   12,856   13,618   17,906   27,546     14,809      24,100
                          -------  -------  -------  -------  -------    -------     -------
Gross margin............    3,994    4,125    6,067    8,479   11,739      6,005       9,819
Selling, general and
 administrative
 expenses(1)............    3,856    4,957    5,518    7,534   11,378      5,891       7,632
Compensation expense
 associated with
 Performance-Vesting
 Options(4).............      --       --       --       --       --         --        2,175
                          -------  -------  -------  -------  -------    -------     -------
Operating income........      138     (832)     549      945      361        114          12
Interest expense, net...     (125)    (224)    (216)     (68)    (126)       (61)        (78)
                          -------  -------  -------  -------  -------    -------     -------
Income (loss) before
 provision for income
 taxes..................       13   (1,056)     333      877      235         53         (66)
Provision for income
 taxes..................        1     (108)       2      300      162         14          (1)
                          -------  -------  -------  -------  -------    -------     -------
Net income (loss).......       12     (948)     331      577       73         39         (65)
Less preferred stock
 dividends..............        0       0       (15)     (68)     (21)       (21)         0
                          -------  -------  -------  -------  -------    -------     -------
Net income (loss)
 applicable to common
 shareholders...........  $    12  $  (948) $   316  $   509  $    52    $    18     $   (65)
                          =======  =======  =======  =======  =======    =======     =======
Net income (loss) per
 share--basic(3)........  $  0.05  $ (4.09) $  1.29  $  1.99  $  0.19    $  0.07     $ (0.20)
                          =======  =======  =======  =======  =======    =======     =======
Net income (loss) per
 share--diluted(3)......  $  0.05  $ (4.09) $  1.29  $  1.99  $  0.17    $  0.06     $ (0.20)
                          =======  =======  =======  =======  =======    =======     =======
Weighted average common
 shares
 outstanding--basic.....      222      232      245      256      277        277         328
Weighted average common
 shares
 outstanding--diluted...      222      232      245      256      311        299         328
OTHER FINANCIAL DATA:
EBITDA(2)...............  $   196  $  (694) $   616  $ 1,018  $   439    $   159     $    52
Cash flow provided by
 (used in) operating
 activities.............  $  (298) $ 1,226  $  (105) $ 1,066  $(1,812)   $(1,510)    $(1,409)
Cash flow provided by
 (used in) investing
 activities.............  $(1,142) $  (966) $   648  $   (54) $   (38)   $   (68)    $   237
Cash flow provided by
 (used in) financing
 activities.............  $ 1,154  $   (97) $  (595) $  (275) $ 1,001    $   733     $ 1,472
                                    AS OF DECEMBER 31,
                          -------------------------------------------
                           1993     1994     1995     1996     1997      AS OF JULY 31, 1998
                          -------  -------  -------  -------  -------  -----------------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $   --   $   163  $   112  $   849  $   --           $   300
Working capital
 (deficit)..............     (277)     329    1,071    1,548    2,682            4,366
Total assets............    4,087    4,273    3,361    4,736    7,126           10,571
Total debt..............    2,023    1,927      719      542    1,016            2,522
Redeemable common stock
 held by SPC Stock Bonus
 Plan...................      --       896    1,082    1,549    2,699          11,891
Preferred stock.........      --       --       680      680      --               --
Shareholders' equity
 (deficit)..............    1,122     (605)     303      515      751          (6,182)

-------
(1) Selling, general and administrative expenses for fiscal 1996 and 1997 and the seven months ended July 31, 1998 include compensation paid to four key employees of SPC of $1,686,000, $2,969,000 and $714,000, respectively. Effective with the consummation of the Merger, compensation to these individuals will be significantly reduced.

(2) EBITDA represents the sum of operating income and depreciation and amortization. EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of SPC's operating performance or to cash flow as a measure of liquidity. EBITDA is included herein as it is a basis upon which SPC assesses its financial performance and its ability to service indebtedness.
(3) Net income (loss) per share is computed in accordance with SFAS No. 128, "Earnings per Share." Basic net income (loss) per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding and the dilutive effect of stock options.

(4) Amount represents the estimated value of Performance-Vesting Options which vest upon achievement of certain performance goals. Such options have been accounted for as variable stock options for which compensation is recognized based on the value of the underlying stock to be received.

                   SPC MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  After emerging from Chapter 11 reorganization under the federal bankruptcy laws on December 29, 1994, SPC has experienced significant growth in the results of operations and its financial position primarily through a combination of opening new branch offices, redirecting resources from product development to consulting services, and receiving preferred vendor status with regard to several major clients. Since 1995, SPC has opened new branch offices in Raleigh, North Carolina (1996), Dallas, Texas (1996), Richmond, Virginia
(1997), and St. Louis, Missouri (1997). SPC presently serves its clients out of eight branch offices located in seven states.

  As a result of emergence from its 1994 bankruptcy filing, SPC shut down its proprietary software development department and reassigned most of the software development department staff to billable consulting work. Consequently, by the end of the second quarter of 1995, SPC's revenues, cash flows, and profitability showed significant improvement. Subsequent quarterly trends continued to provide stronger operational cash flows and a reduction of the net borrowings under the SPC accounts receivable credit line with CIT Group/Business Credit, Inc. (the "Credit Facility"). Furthermore, as of December 31, 1995, SPC had reduced its borrowings to the minimum required balance under the Credit Facility.

  SPC recognizes all revenue at the hourly billing rates of its technical consultants upon providing such service. Hourly billing rates are determined according to the skill level of the technical consultant on assignment and are individually negotiated with each client. SPC employs both salaried and hourly consultants in providing IT staffing services to its clients. Whereas salaried consultants receive benefits in conjunction with various plans sponsored by SPC, SPC's hourly consultants are not entitled to receive such benefits.

  SPC has approximately 135 active clients across many industries with concentrations in financial services, telecommunications, manufacturing and information technology. SPC's five largest accounts comprised approximately 56.0% of total revenue for the eight month period ending August 31, 1998 and its two largest customers, NationsBank and First Union National Bank, accounted for 24.7% and 16.6%, respectively, of such revenue. A significant increase or decrease in demand of SPC's services by a large client could have a substantial effect on SPC's revenues.

RESULTS OF OPERATIONS

  The following table presents certain selected financial information derived from SPC's audited financial statements for the years ended December 31, 1995, 1996, and 1997 and certain unaudited selected interim financial information for the seven months ended July 31, 1997 and 1998. In the opinion of SPC's management, the unaudited selected interim financial information has been prepared on the same basis as the selected financial information derived from SPC's audited financial statements and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the unaudited results set forth herein. The unaudited selected interim financial information is subject to fluctuations, and thus, the unaudited operating results set forth herein are not necessarily indicative of results for any future period.

SELECTED STATEMENT OF INCOME DATA:

                                                      SEVEN MONTHS SEVEN MONTHS
                           YEAR ENDED DECEMBER 31,       ENDED        ENDED
                           -------------------------    JULY 31,     JULY 31,
                            1995     1996     1997        1997         1998
                           -------  -------  -------  ------------ ------------
                                                      (UNAUDITED)  (UNAUDITED)
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues.................  $19,685  $26,385  $39,285    $20,814      $33,919
Cost of professional
 services................   13,618   17,906   27,546     14,809       24,100
                           -------  -------  -------    -------      -------
Gross margin.............    6,067    8,479   11,739      6,005        9,819
Selling, general, and
 administrative expenses.    5,518    7,534   11,378      5,891        7,632
Compensation expense
 associated with
 Performance-Vesting
 Options.................                                              2,175
                           -------  -------  -------    -------      -------
Operating income.........      549      945      361        114           12
Interest expense.........     (216)     (68)    (126)       (61)         (78)
                           -------  -------  -------    -------      -------
Income before provision
 (benefit) for income
 taxes...................      333      877      235         53          (66)
Provision (benefit) for
 income taxes............        2      300      162         14           (1)
                           -------  -------  -------    -------      -------
Net income (loss)........      331      577       73         39          (65)
Less preferred stock
 dividends...............      (15)     (68)     (21)       (21)         --
                           -------  -------  -------    -------      -------
Net income (loss)
 applicable to common
 shareholders............  $   316  $   509  $    52    $    18      $   (65)
                           =======  =======  =======    =======      =======
Net income (loss) per
 common share:
  Basic..................  $  1.29  $  1.99  $  0.19    $  0.07      $ (0.20)
                           =======  =======  =======    =======      =======
  Diluted................  $  1.29  $  1.99  $  0.17    $  0.06      $ (0.20)
                           =======  =======  =======    =======      =======
Weighted Average Shares
 used in the calculation
 of net income (loss) per
 common share:
  Basic..................      245      256      277        277          328
  Diluted................      245      256      311        299          328

  The following table sets forth the percentage of revenues by certain items in SPC's statement of income for the indicated periods:

SELECTED STATEMENT OF INCOME DATA:

                                  YEAR ENDED           SEVEN MONTHS SEVEN MONTHS
                                 DECEMBER 31,             ENDED        ENDED
                               ---------------------     JULY 31,     JULY 31,
                               1995    1996    1997        1997         1998
                               -----   -----   -----   ------------ ------------
Revenues.....................  100.0%  100.0%  100.0%     100.0%       100.0%
Cost of professional
 services....................   69.2%   67.9%   70.1%      71.1%        71.1%
                               -----   -----   -----      -----        -----
Gross margin.................   30.8%   32.1%   29.9%      28.9%        28.9%
Selling, general, and
 administrative expenses.....   28.0%   28.5%   29.0%      28.3%        22.5%
Compensation expense
 associated with Performance-
 Vesting Options.............                                            6.4%
                               -----   -----   -----      -----        -----
Operating income.............    2.8%    3.6%    0.9%       0.6%         0.0%
Interest expense.............   (1.1%)  (0.3%)  (0.3%)     (0.3%)       (0.2%)
                               -----   -----   -----      -----        -----
Income before provision
 (benefit) for income taxes..    1.7%    3.3%    0.6%       0.3%        (0.2%)
Provision (benefit) for
 income taxes................    --      1.1%    0.4%       0.1%         0.0%
                               -----   -----   -----      -----        -----
Net income (loss)............    1.7%    2.2%    0.2%       0.2%        (0.2%)
                               =====   =====   =====      =====        =====

SEVEN MONTHS ENDED JULY 31, 1998 COMPARED TO SEVEN MONTHS ENDED JULY 31, 1997

  REVENUES. Revenues increased $13.1 million, or 63%, to $33.9 million for the seven months ended July 31, 1998, as compared to $20.8 million for the same prior year period. This increase resulted primarily from an increase in total billable hours charged to clients which coincided with an increase in the number of employees in the respective 1997 and 1998 periods and in an increased demand for SPC's IT staffing services. In addition, SPC had attained and was acting in the capacity of a preferred vendor for certain key clients during the seven-month period ended July 31, 1998.

  GROSS MARGIN. Gross margin increased $3.8 million, or 63.5%, to $9.8 million, for the seven months ended July 31, 1998, as compared to $6.0 million for the seven months ended July 31, 1997. The increase in gross margin is due primarily to the growth in revenue as discussed above. As a percentage of revenues, gross margin remained steady during the comparative periods.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expense increased approximately $1.7 million, or 29.6%, to $7.6 million for the seven months ended July 31, 1998, as compared to $5.9 million for the same prior year period in 1997. Selling, general and administrative expense decreased as a percentage of revenues to 22.5% for the seven months ended July 31, 1998, as compared to 28.3% for the same prior year period. Expenses were lower as compared to the prior year due to the higher revenue growth leveraging fixed expenses as well as lower initial start-up costs on new branches in 1997, ($313,000) and lower bonus expense incurred in 1998, ($558,000).

  COMPENSATION EXPENSE ASSOCIATED WITH PERFORMANCE-VESTING OPTIONS. Compensation expense related to performance-vesting options for the seven months ended July 31, 1998 was $2.2 million as compared to zero in the prior year. The compensation expense reflects the expected vesting of the SPC Performance-Vesting Options, issued in December 1997, as of July 31, 1998. Compensation expense related to performance based options is zero in the prior period as this type of option was not in use in the prior year.

  OPERATING INCOME. Operating income decreased approximately $102,000, or 89% to $12,000 for the seven months ended July 31, 1998 from $114,000 for the same period in 1997. As a percentage of revenues, operating income decreased to 0.0% for the seven months ended July 31, 1998, as compared to 0.6% for the prior year period. The decrease in operating income is primarily due to the compensation expense associated with performance stock options. Operating income was consistent with the prior year due to the compensation expense associated with performance-vesting stock options offsetting a $2.1 million improvement in operating income.

  NET INTEREST EXPENSE. SPC had net interest expense of $78,000 for the seven months ended July 31, 1998, as compared to $61,000 for the same prior year period. This was a result of the increased borrowings under the accounts receivable credit line with CIT Group, to provide cash for operations during the collection period as accounts receivable increased proportionately with the revenue increase.

  INCOME TAXES. Provision for income taxes decreased approximately $15,000, or 107% to reflect an income tax benefit of ($1,000) for the seven months ended 1998, as compared to $14,000 for the same prior year period 1997. This decrease is directly related to the decrease in operating income principally caused by the charge of $2.2 million for compensation expense associated with Performance-Vesting Options. SPC has established a deferred tax asset associated with the future deduction of this charge for tax return purposes. SPC has not established a valuation allowance related to this deferred tax asset because of the profitability of SPC excluding compensation of owners and the charge for performance vesting options, which are either highly discretionary or should not occur to the same extent in the future. The effective income tax rate is lower in the most current period as compared to the prior period as a result of lower non-deductible expenses.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  REVENUES. Revenues increased $12.9 million, or 48.9%, to $39.3 million for fiscal 1997, as compared to $26.4 million for fiscal 1996. This increase resulted primarily from an increase in the total billable hours charged to clients which coincided with an increase in the number of employees from 1996 to 1997, the opening of new offices in mid 1996 and early 1997 and increased demand for SPC's IT staffing services. SPC opened branch offices in Raleigh and Dallas in May and June of 1996 whereas the Richmond and St. Louis branch offices opened in 1997. These new branches contributed $4.8 million of the total revenue growth.

  GROSS MARGIN. Gross margin increased $3.3 million, or 38.4%, to $11.7 million, for fiscal 1997 compared to $8.5 million for fiscal 1996. As a percentage of revenues, gross margin decreased from 32.1% to 29.9% for fiscal years 1996 and 1997, respectively. The change in gross margin is attributable primarily to a modification in the structure of SPC's bonus plan for professional consultants.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased approximately $3.8 million, or 51.0%, to $11.4 million for fiscal 1997, as compared to $7.5 million for fiscal 1996. Selling, general and administrative expenses also increased as a percentage of revenues to 29.0% for fiscal 1997, as compared to 28.5% for fiscal 1996. This increase is due primarily to the growth in revenue, as well as the increase in cost related to the start up of new offices ($416,000) and related to the support for the computer systems ($180,000).

  OPERATING INCOME. Operating income decreased approximately $584,000, or 61.8%, to $361,000 for fiscal 1997 from $945,000 for fiscal 1996. As a percentage of revenues, operating income decreased to 0.9% for fiscal 1997, as compared to 3.6% for fiscal 1996 reflecting both comparative decreases in gross margin and increases in selling, general and administrative expenses offset by operating income contributed by new branch offices.

  NET INTEREST EXPENSE. SPC recorded net interest expense of $126,000 and $68,000 for fiscal 1997 and 1996, respectively. Net interest expense increased proportionately with borrowings under the Credit Facility which provided the necessary cash financing to support increased operating levels. Additionally, the Credit Facility was utilized to supplement 1997 operating cash flows as SPC's existing cash balances were used to redeem all of its outstanding preferred stock and fund the start-up costs of new branch offices.

  INCOME TAXES. The effective tax rate for fiscal 1997 was 68.5% compared to 34.2% for fiscal 1996. Differences between SPC's effective income tax rate and the statutory rate relate to certain deductions that result in a permanent difference between taxable and financial reporting net income or loss. Additionally, in fiscal 1996 SPC reversed a valuation allowance related to a deferred tax asset recorded in conjunction with SPC's net operating loss carryover incurred in fiscal 1994.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  REVENUES. Revenues increased $6.7 million, or 34%, to $26.4 million for calendar year 1996, as compared to $19.7 million for calendar year 1995. This increase primarily resulted from an increase in total billable hours charged to clients which coincided with an increase in the number of employees from 1995 and 1996 and the opening of new offices in mid 1996. The Raleigh branch office was opened in May 1996 and the Dallas branch office was opened in June 1996. These new branches accounted for approximately $1.3 million of the increase in revenue. The increases were also due to increased demand in the IT staffing services market.

  GROSS MARGIN. Gross margin increased $2.4 million, or 39.7%, to $8.5 million, for calendar year 1996, as compared to $6.1 million for calendar year 1995. As a percentage of revenues, gross margin increased for calendar year 1996 to 32.1%, as compared to 30.8% for the prior year period. The gross margin remained steady during this period with a slight increase due to a concentrated effort in obtaining increased billing rates from clients. Furthermore, the dissolution of the proprietary software development division and the reassignment of certain employees with high billing rates to IT staffing services positively impacted gross margins.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expense increased approximately $2 million, or 36.5%, to $7.5 million for calendar year 1996, as compared to $5.5 million for calendar year 1995. Selling, general and administrative expenses increased as a percentage of revenues to 28.5% for the calendar year 1996, as compared to 28.0% for the prior year period. The overall increase is due to the higher revenue as well as an increase in start up costs related to new branches ($146,000).

  OPERATING INCOME. Operating income increased approximately $396,000, or 72% to $945,000 for the calendar year ended December 31, 1996 from $549,000 for calendar year 1995. As a percentage of revenues, operating income increased to 3.6% for the calendar year ended December 31, 1996, as compared to 2.8% for the prior year period. This increase as a percentage of revenues reflects the improvement in gross margin as a percentage of revenues, and the decrease in the selling, general and administrative expenses as a percentage of revenues.

  NET INTEREST EXPENSE. SPC had net interest expense of $68,000 for fiscal 1996, as compared to $216,000 for fiscal 1995 as a result of decreased borrowings under the Credit Facility. Prior to the filing of Chapter 11 reorganization under federal bankruptcy laws in December 1994, SPC fully utilized the Credit Facility for the support of the proprietary software development division. This division was dissolved in May of 1995. Additional cash flows generated from billing former proprietary software development personnel as consultants in the latter half of 1995 reduced the balance under the Credit Facility during the year. SPC maintained a relatively low outstanding balance on the Credit Facility throughout 1996.

  INCOME TAXES. The effective tax rate for fiscal 1996 was 34.2% as compared to 0.8% for fiscal 1995. Differences between SPC's effective income tax rate and the statutory rate relate to certain deductions that result in a permanent difference between taxable and financial reporting net income or loss. Additionally, in fiscal 1995 SPC reversed a valuation allowance related to a deferred tax asset recorded in conjunction with SPC's net operating loss carryover incurred in fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Cash and cash equivalents and working capital totaled $300,000 and $4.4 million respectively as of July 31, 1998. Working capital increased primarily due to the increase in accounts receivable for the first seven months in 1998.

  Accounts receivable increased approximately $3.1 million from the calendar year end 1997 to $8.8 million for the seven months ended July 31, 1998. The increase is due primarily to the increase in the number of employees and their billable hours which resulted from the increased demand for consulting services in the market.

  Total liabilities increased overall approximately $1.2 million or 25%, to $4.9 million for the seven months ended July 31, 1998 from $3.7 million for the calendar year ended December 31, 1997. This overall increase resulted primarily from the net effect of: (i) an increase in the outstanding balance of the Credit Facility as a result of the increased borrowings to provide cash for operations during the revenue collection period as accounts receivable increased proportionately with the revenue increase; (ii) a decrease in payroll taxes payable from year end 1997 that applied to bonuses paid to management for services due to the payment of the taxes; (iii) the decrease of the profit sharing match liability as a result of accrual for a seven month period versus a 12 month period; (iv) a decrease in unearned billings due to the recognition of revenue of these billings accrued at year end 1997 during the first seven months of 1998; and (v) an increase in the federal and state tax liability due to the fact that an overpayment of the actual tax liability in 1997 through larger than necessary quarterly estimated tax payments resulted in no tax liability at year end 1997.

  Redeemable common stock held by SPC Stock Bonus Plan represents the maximum possible cash obligation to Stock Bonus Plan participants who have the right under the Stock Bonus Plan to require the Company to purchase their stock. Such amount is accreted as a charge to retained earnings to reflect the change in value of the underlying stock. The increase in this amount in each of the periods is principally due to additional contributions and accretion reflecting the increasing value of SPC's stock. Repurchases under the SPC Stock Bonus Plan have been insignificant.

  Shareholders' equity (deficit) decreased overall approximately $6,933,000 to $(6.2) million as of July 31, 1998 from ($398,000) as of December 31, 1997. This overall decrease was due to accretion of $9.0 million of the redeemable preferred stock held by the SPC Stock Bonus Plan offset by an increase in the number of common stock shares outstanding and deferred compensation related to performance stock options granted in 1997.

  SPC's Credit Facility was amended and restated on December 30, 1994 in connection with the Chapter 11 reorganization with a borrowing limit of $2.0 million. The Credit Facility borrowing limits increased twice in 1997, to $3.0 million on April 1, 1997 and to $5.5 million on July 1, 1997. This increase in the Credit Facility was a result of continually increasing revenues and accounts receivable balances. DPRC will assume the Credit Facility on the effective date of the Merger and the total Merger Consideration will be reduced by the outstanding balance of the Credit Facility at the date of the Merger. DPRC intends to, but is not obligated to, terminate the Credit Facility subsequent to the consummation of the Merger and the Merger Agreement provides that the Merger Consideration shall be reduced by one-half of the prepayment penalty associated with terminating the Credit Facility.

  Cash and cash equivalents and working capital totaled $0 and $2.7 million, respectively, as of December 31, 1997. SPC used cash flow from 1997 operations of approximately $719,000 to redeem stock from the preferred stockholders. Additional cash was used to open new offices in Richmond and St. Louis and to increase the aggregate number of consultants.

  Accounts receivable increased approximately $2.7 million from calendar 1996 to calendar 1997. The increase is due primarily to the increase in the number of employees and their billable hours which resulted from the increased demand for consulting services in the market.

  Total liabilities increased overall approximately $1.0 million or 37.6%, to $3.7 million for the calendar year ended December 31, 1997 from $2.7 million for the same period in 1996. This overall increase resulted primarily from:
(i) the increase of the profit sharing match liability as a result of an increase in the number of participants in the 401(k) plan; (ii) an increase in unearned billings based on the request of clients to bill future year consultant fees as compared to the same period in 1996; (iii) an increase in payroll taxes payable for bonuses paid to management for services; and (iv) an increase in the terminal funding liability for salaried employee insurance.

  Shareholders' equity (deficit) increased overall approximately $236,000 to $751,000 as of December 31, 1997 from $515,000 as of December 31, 1996. This overall increase was due to the additional paid-in capital resulting from an increase in the number of common stock shares outstanding offset by the decrease in capital related to preferred stock due to the redemption of those shares and accretion related to the redeemable common stock held by the Stock Bonus Plan. Retained earnings increased due to the net income realized in calendar year 1997 as no dividends were paid to shareholders.

  Although SPC's existing financial computer applications are not currently Year 2000 compliant, SPC and DPRC anticipate that SPC will use the new financial system, which DPRC is in the process of selecting, after the consummation of the Merger. DPRC management believes, and the software vendor has represented, that the new financial system will be Year 2000 compliant. Management of DPRC and SPC do not anticipate significant problems or unplanned costs in applying the new financial system to SPC's operations.

                         PROPOSED DPRC SHARE ISSUANCE

  At the DPRC Special Meeting, DPRC shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement, pursuant to which, among other things, Acquisition Corp. will be merged with and into SPC, with SPC surviving as a wholly owned subsidiary of DPRC. Upon consummation of the Merger, the outstanding shares of SPC common stock and SPC Performance-Vesting Options to purchase shares of SPC Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, on a pro rata basis, shares of DPRC Common Stock. In addition, pursuant to the Merger Agreement, DPRC will be assuming the remaining SPC Time-Vesting Options. The aggregate consideration to be delivered in connection with the Merger will be paid exclusively in shares of DPRC Common Stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. The total number of shares of DPRC Common Stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC Common Stock and for the cancellation of the SPC Performance-Vesting Options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the remaining SPC Time-Vesting Options under the stock option plan being assumed by DPRC.

  The exact number of shares of DPRC Common Stock to be issued in connection with the Merger will not be determined until the closing of the Merger since the amount of the deductions for certain costs and liabilities to be assumed by DPRC cannot be determined until such time. Although the amount of these deductions will not be fixed until the closing, the other amounts used to calculate the Exchange Ratio are fixed. The implied consideration of $71.5 million and the price of $21.00 for each share of DPRC Common Stock used to calculate the Exchange Ratio were determined and fixed at the time the amendment of October 20, 1998 to the Merger Agreement was signed and will not be changed regardless of whether the market price of DPRC Common Stock is higher or lower. Therefore, although the actual number of shares of DPRC Common Stock to be issued in connection with the Merger will not change due to any change in the market price of such stock, the market value of such shares and the aggregate value of the transaction will depend on the current market price of DPRC Common Stock at the time the Merger is consummated and, consequently, will not be known at the time of the Special Meeting. The same Exchange Ratio will be used to determine the number of shares of DPRC Common Stock to be received by the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options. As a result, the risk of any decline or benefit of any increase in the market price of DPRC Common Stock from such date will similarly affect the holders of SPC Common Stock, SPC Time-Vesting Options and SPC Performance-Vesting Options.

  Assuming a minimum and maximum Exchange Ratio of 5.50 and 6.40, approximately 2.8 million and 3.3 million shares, respectively, of DPRC Common Stock would be issued or reserved in connection with the Merger (including 938,080 and 1,091,584 shares, respectively, of DPRC Common Stock to be issued from time to time after the consummation of the Merger upon the exercise of the SPC Time-Vesting Options), which represent approximately 24% and 28%, respectively, of the 11,786,947 shares of DPRC Common Stock outstanding on the DPRC Record Date. Also, although the Merger will dilute the percentage holdings of DPRC's current shareholders since the percentage of DPRC owned by each current shareholder will be reduced by the shares issued in the Merger, the shareholders will own a portion of the larger combined companies, with the consolidation of DPRC with SPC's revenues and assets. See "Summary-- Comparative Per Share Data" and "Unaudited Pro Forma Consolidated Financial Statements."

REASON FOR AUTHORIZATION

  The rules of the NNM require shareholder approval in connection with the acquisition of the stock or assets of another company if the number of shares of DPRC Common Stock to be issued in the transaction would equal or exceed 20.0% of the number of shares of DPRC Common Stock outstanding immediately prior to such issuance.

VOTE REQUIRED

  The rules of the NNM require the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting to approve the Share Issuance; provided that the total number of votes cast on the Share Issuance represents more than 50% of the outstanding shares of DPRC Common Stock entitled to vote thereon at the DPRC Special Meeting. The DPRC Board has unanimously determined that the Merger and the Share Issuance are in the best interests of DPRC and the shareholders of DPRC and has approved the Merger Agreement and the Share Issuance. Even if the Merger Agreement is approved by the shareholders of DPRC, the Merger cannot be consummated unless the Share Issuance is also approved. Approval of the Merger Agreement, the Charter Amendment and the Share Issuance is required for the Merger to be consummated. If any one of the foregoing three proposals is not approved, even if the other two proposals are approved, the Merger cannot be consummated. Approval of the Option Plan Amendment is not required to consummate the Merger, and if approved, will independently be effected even if any of the other proposals are not approved. THE DPRC BOARD UNANIMOUSLY RECOMMENDS THAT THE DPRC SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE SHARE ISSUANCE.

                        PROPOSED DPRC CHARTER AMENDMENT

  The DPRC Board has approved and adopted, subject to stockholder approval, the Charter Amendment which provides for the amendment to DPRC's Articles of Incorporation to increase the number of authorized shares of DPRC Common Stock from 20,000,000 to 60,000,000.

REASONS FOR AMENDMENT

  At the close of business on November 2, 1998, the DPRC Record Date, there were 11,786,947 shares of DPRC Common Stock outstanding and entitled to vote. If the Merger is consummated assuming an Exchange Ratio of 6.04 shares of DPRC Common Stock for each share of SPC Common Stock, it is expected that there will be approximately 13,881,364 shares of DPRC Common Stock outstanding (assuming no options with respect to SPC Common Stock or DPRC Common Stock are exercised after the relevant record date). Based on such assumptions, and if the Charter Amendment and the Option Plan Amendment are approved, following the Merger, DPRC would have available for future issuance approximately 46,118,636 authorized shares of DPRC Common Stock. Of such authorized but unissued shares, 3,940,076 shares of DPRC Common Stock (as of the close of business on the DPRC Record Date) would be reserved for issuance under DPRC's stock option plan, stock purchase plan and the SPC Time-Vesting Options being assumed by DPRC in the Merger. An additional 3,239,436 shares of DPRC Common Stock are reserved for issuance upon conversion of the $115.0 million aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2005. Also, additional shares of DPRC Common Stock are issuable in connection with the earnout arrangements entered into in connection with the Computec Acquisition and the S3G Acquisition. DPRC is required to pay 40.0% and 15.0%, respectively, of such earnout arrangements in DPRC Common Stock. Such authorized but unissued shares would be available for issuance without further action by shareholders except as required by law or applicable stock exchange requirements.

  DPRC currently has an insufficient number of authorized but unissued and unreserved shares of DPRC Common Stock to effect the Share Issuance to the shareholders of SPC pursuant to the Merger Agreement. As a result, the DPRC Board believes it is desirable to authorize additional shares of DPRC Common Stock so that there will be sufficient shares available for the Share Issuance in the Merger, as well as for issuance after the Merger for purposes that the DPRC Board may hereafter determine to be in the best interests of DPRC and its shareholders. Such purposes could include the offer of shares for cash, acquisitions, employee benefit programs and other general corporate purposes. In many situations, prompt action may be required which would not permit seeking stockholder approval to authorize additional shares for a specific transaction on a timely basis. The DPRC Board believes it is important that the Board have the flexibility to act promptly in the best interests of its shareholders. The terms of any future issuance of shares of DPRC Common Stock will depend largely on market and financial conditions and other factors existing at the time of issuance. Other than opportunistic acquisitions of IT services providers, DPRC does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of DPRC Common Stock that would be authorized by the Charter Amendment.

PRINCIPAL EFFECTS

  The additional shares of DPRC Common Stock to be authorized by the Charter Amendment would have rights identical to those of the currently outstanding DPRC Common Stock. Adoption of the Charter Amendment would not affect the rights of the holders of currently outstanding DPRC Common Stock, except for effects incidental to increasing the number of shares of DPRC Common Stock outstanding upon the issuance of newly authorized shares of DPRC Common Stock. If the Charter Amendment is approved by the DPRC shareholders, it will become effective upon the filing of a Certificate of Amendment to DPRC's Amended and Restated Articles of Incorporation with the Secretary of State of the State of California, which is expected to be filed promptly after the Special Meeting.

VOTE REQUIRED

  Approval of the Charter Amendment requires the affirmative vote of a majority of the shares of DPRC Common Stock outstanding as of the DPRC Record Date. Approval of the Merger Agreement, the Charter Amendment and the Share Issuance is required for the Merger to be consummated. If any one of the foregoing three proposals is not approved, even if the other two proposals are approved, the Merger cannot be consummated. Approval of the Option Plan Amendment is not required to consummate the Merger, and if approved, will independently be effected even if any of the other proposals are not approved. The DPRC Board has unanimously determined that the Charter Amendment is advisable and in the best interests of DPRC and the shareholders of DPRC. THE DPRC BOARD UNANIMOUSLY RECOMMENDS THAT DPRC SHAREHOLDERS VOTE "FOR" APPROVAL OF THE CHARTER AMENDMENT.

               PROPOSED AMENDMENT OF DPRC 1994 STOCK OPTION PLAN

  At the DPRC Special Meeting, DPRC shareholders will be asked to consider and vote upon a proposal to approve amendments to DPRC's 1994 Stock Option Plan, as amended (the "1994 Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of DPRC's Common Stock present or represented and entitled to vote at the DPRC Special Meeting. Effective as of July 21, 1998, the DPRC Board of Directors adopted the amendment, subject to shareholder approval as described herein, increasing the number of shares of DPRC Common Stock available for issuance upon the exercise of options granted under the 1994 Plan from 2,000,000 to 3,000,000. The increase in the number of shares under the 1994 Plan from 2,000,000 to 3,000,000 is collectively referred to as the "Amendment." The 1994 Plan, as amended by the Amendment, and information regarding options granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 1994 Plan, as amended by the proposed Amendment, which is attached as Annex D to this Proxy Statement/Prospectus.

REASON FOR AMENDMENT

  The purpose of the Amendment is to increase the number of shares of DPRC Common Stock available for option grants which can serve as an incentive and to encourage stock ownership by officers and key employees of DPRC and its subsidiaries and which may be used in connection with any future acquisitions by DPRC. At November 2, 1998, options to purchase 1,729,714 shares of DPRC Common Stock were outstanding under the 1994 Plan, options to purchase 262,560 shares of DPRC Common Stock had been exercised, and options to purchase 250,000 shares of DPRC Common Stock will be issued in the Merger, leaving a balance of 757,726 additional shares of DPRC Common Stock which could be subject to options granted under the 1994 Plan if the number of shares of DPRC Common Stock available for option grants under the 1994 Plan is increased to 3,000,000. The DPRC Board believes that increasing the number of stock options available for grant under the 1994 Plan is advisable because such awards promote interest in the welfare of DPRC by allowing such persons to share in the success of DPRC and encouraging them to remain in the service of DPRC. It also gives DPRC a means to attract qualified new employees.

SUMMARY OF THE 1994 PLAN

  The 1994 Plan was initially adopted by the sole director and the sole shareholder of DPRC by written consent effective January 1, 1994, and amended as of January 15, 1996, as of June 2, 1997, as of November 1, 1997 and as of July 21, 1998. Under the 1994 Plan, employees, directors, officers and consultants (collectively referred to as "Employees") providing services to DPRC or its subsidiaries may be granted options to purchase shares of DPRC Common Stock. The 1994 Plan permits the granting of both options that qualify for treatment as incentive stock options ("Incentive Stock Options") under
Section 422 of the Code, and/or options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). Incentive Stock Options may only be granted to employees of DPRC.

  The purpose of the 1994 Plan and of granting options to specified persons is to promote the interests of DPRC and its shareholders, by providing stock-based incentives to certain Employees. Under the 1994 Plan, Employees can receive Incentive Stock Options or Nonqualified Stock Options (collectively, "Stock Options") to purchase DPRC's Common Stock, thus, strengthening the mutuality of interests between Employees and DPRC because the Employees have a proprietary interest in pursuing DPRC's long-term growth and financial success. In addition, by allowing Employees to participate in DPRC's success, DPRC is able to better attract, retain, and reward quality employees, directors, officers and consultants.

  Persons eligible to participate in the 1994 Plan are Employees providing services to DPRC and/or its subsidiaries who are in positions which enable them to make significant and extraordinary contributions to DPRC's long-term performance and growth. In selecting Employees to whom Stock Options may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in DPRC and recommendations of supervisors. The maximum number of shares that may be issued to a single Employee is 3,000,000.

  The 1994 Plan is administered by the Compensation Committee. The members of the Compensation Committee must qualify both as: (i) "outside directors" under
Section 162(m) of the Code; and (ii) "disinterested directors" under Rule 16b-3 of the Exchange Act.

  The Committee has full and complete authority, in its discretion, but subject to the express provisions of the 1994 Plan: (i) to approve the Employees nominated by the management of DPRC to be granted Stock Options;
(ii) to determine the number of Stock Options to be granted to an Employee;
(iii) to determine the time or times at which Stock Options shall be granted;
(iv) to establish the terms and conditions upon which Stock Options may be exercised; (v) to establish the terms and conditions upon which Stock Options may vest; (vi) to remove or adjust any restrictions and conditions upon Stock Options; (vii) to specify, at the time of grant, provisions relating to exercisability of Stock Options; (viii) to accelerate, extend or otherwise modify the exercisability of any Stock Options; and (ix) to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the 1994 Plan. All interpretations of the 1994 Plan by the Committee, and all of its action under the 1994 Plan, are binding and conclusive on all persons for all purposes.

  The number of shares of DPRC Common Stock in respect of which options may be granted under the 1994 Plan shall not exceed 3,000,000. In the event of certain changes in DPRC's capitalization or structure, an appropriate adjustment shall be made by the Compensation Committee in the number, kind or exercise price of shares as to which options may thereafter be granted and as to shares covered by unexercised outstanding options.

  Each option granted under the 1994 Plan shall be evidenced by a written agreement ("Option Agreement") in a form approved by the Compensation Committee and executed by DPRC and the Employee to whom the Stock Option is granted ("Optionee"). Stock Options are exercisable at such time(s) and are subject to such terms and conditions as may be set forth in the Option Agreement between the Employee and DPRC.

  The purchase price of shares of DPRC Common Stock subject to each Stock Option which is intended to qualify as Incentive Stock Options shall be equal to the fair market value of such shares (110% of fair market value in the case of a holder of more than 10% of DPRC's Common Stock) on the date of grant of such Stock Option. The purchase price of any Stock Option which shall not qualify as an incentive stock option shall be determined by the Compensation Committee, but shall not be less than the fair market value of the DPRC Common Stock in the case of a Stock Option granted to an individual who is a "covered employee" under 162(m) of the Code. The fair market value of such shares is the closing price of the DPRC Common Stock on the last preceding day prior to the date of grant on which the DPRC Common Stock was traded.

  Stock Options granted under the 1994 Plan may be exercised, to the extent vested, by the Optionee by payment of the full purchase price therefor in cash, by cashier's or certified check or by surrender of outstanding shares of DPRC Common Stock. Options granted to an Employee are not transferable during the individual's lifetime, and may be transferred in the event of death only by will or the laws of descent and distribution.

  Each option granted under the 1994 Plan shall set forth a termination date thereof, which shall be not later than 10 years (5 years in the case of a holder of more than 10% of DPRC's Common Stock) from the date such option is granted subject to earlier termination or forfeiture as set forth below, or as otherwise set forth in each particular Option Agreement.

  Unless earlier terminated by the DPRC Board, the 1994 Plan shall terminate on December 31, 2004. The DPRC Board may at any time amend the 1994 Plan provided, however, that no amendment or modification may be adopted without approval of the shareholders which would: (i) materially increase the benefits accruing to Employees under the 1994 Plan; (ii) materially increase the number of securities which may be issued under the 1994 Plan (except for adjustments due to a change in capitalization); or (iii) materially modify the requirements as to eligibility for participation in the 1994 Plan.

  Future participants in the 1994 Plan and the amounts of their allotments are to be determined by the Compensation Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 1994 Plan or the names or positions of or respective amounts of the allotment to any individual who may participate.

FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE 1994 PLAN

  Based on current provisions of the Code, and the existing regulations thereunder, the anticipated federal income tax consequences with respect to options granted under the 1994 Plan are as described below. The following summary of the effects of federal income taxation upon Optionees and DPRC with respect to shares of DPRC Common Stock issued under the 1994 Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

  INCENTIVE STOCK OPTIONS. No taxable income is recognized by a person upon the grant or exercise of the Incentive Stock Option. Correspondingly, DPRC is not entitled to an income tax deduction as the result of the grant or exercise of an Incentive Stock Option.

  Any gain or loss resulting from the subsequent sale of shares of DPRC Common Stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if the sale is made after the later of:

    1. Two years from the date of the grant of the Incentive Stock Option; or

    2. One year from the date of the exercise ("Exercise Date") of the Incentive Stock Option.

  If the subsequent sale of DPRC Common Stock is made prior to the expiration of the holding periods ("Disqualifying Disposition"), the Optionee will generally recognize ordinary income in the year of the sale of the DPRC Common Stock in an amount equal to the difference between the exercise price of the Incentive Stock Option (the "Option Price") and the lesser of the fair market value of the shares of DPRC Common Stock on the Exercise Date or on the date of the Disqualifying Disposition. DPRC will be entitled to an income tax deduction equal to the amount taxable to the Optionee. Any excess gain recognized by the Optionee upon the Disqualifying Disposition would be taxable as a capital gain, either as long-term or short-term depending upon whether the shares of DPRC Common Stock have been held for more than one year prior to the Disqualifying Disposition.

  The amount by which the Fair Market Value (determined on the Exercise Date) of the shares of DPRC Common Stock purchased upon exercise of an Incentive Stock Option exceeds the Option Price constitutes an item of tax preference that may be subject to alternative minimum tax in the year in which the Incentive Stock Option is exercised, depending on the facts and circumstances involved.

  NONQUALIFIED STOCK OPTIONS. Generally, no taxable income will be recognized by the Optionee and DPRC will not be entitled to a deduction at the time of the grant of a Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the Optionee generally will recognize ordinary income, and DPRC will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of DPRC Common Stock issued to the Optionee at the time of the exercise exceeds the Option Price. This income constitutes "wages" with respect to which DPRC is required to deduct and withhold federal income tax.

  Upon the subsequent disposition of shares of DPRC Common Stock acquired upon the exercise of a Nonqualified Stock Option, the Optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of the shares on the Exercise Date. If the shares have been held for more than one year at the time of the disposition, the capital gain or loss will be long-term.

VOTE REQUIRED

  Approval of the Amendment to the Stock Option Plan requires the affirmative vote of a majority of the shares of DPRC Common Stock outstanding as of the DPRC Record Date. Approval of the Amendment to the Stock Option Plan is not conditioned on approval of the Merger Agreement, the Share Issuance or the Charter Amendment. The DPRC Board has unanimously determined that the Amendment to the Stock Option Plan is advisable and in the best interests of DPRC and the shareholders of DPRC. THE DPRC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE DPRC SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1994 STOCK OPTION PLAN.

                                OTHER BUSINESS

  Neither DPRC nor SPC is aware of any other business to be presented at the DPRC Special Meeting or the SPC Special Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                   SUBMISSION OF DPRC SHAREHOLDER PROPOSALS

  Any shareholder who wishes to present a proposal for action at the 1998 Annual Meeting of DPRC and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management in accordance with Rule 14a-8 under the Exchange Act must notify DPRC no later than July 22, 1998 in such form as required under the rules and regulations promulgated by the Commission. A shareholder proposal that is not submitted by the July 22, 1998 deadline required by Rule 14a-8 is not required to be included in DPRC's form of proxy for its 1998 Annual Meeting. However, even if a shareholder proposal is not included in the form of proxy for the Annual Meeting, the proposal may be brought as business at the 1998 Annual Meeting if a shareholder gives DPRC appropriate notice in accordance with the requirements under the Exchange Act on or prior to October 5, 1998. In such a case, the DPRC representatives may vote the proxies they hold on such matters in their discretion only if (i) DPRC includes, in its proxy statement, advice on the nature of the matter and how DPRC management intends to exercise its discretion to vote on such matter and (ii) the shareholder submitting the proposal does not give notice to DPRC by October 5, 1998 of its intent to make, and then conduct, its own proxy solicitation under Rule 14a-6 with regard to at least the percentage of shareholders required under applicable law to approve the proposal. With respect to any shareholder proposal submitted after October 5, 1998, DPRC's representatives may vote all proxies held by them in their sole discretion on such matter.

                                 LEGAL MATTERS

  The validity of the issuance of the DPRC Common Stock being offered hereby will be passed upon for DPRC by Riordan & McKinzie, a Professional Law Corporation, Orange County, California. Certain attorneys of Riordan & McKinzie, a Professional Law Corporation, hold shares of DPRC Common Stock.

                                    EXPERTS

  The financial statements of Data Processing Resources Corporation as of July 31, 1997 and 1998 and for each of the three years in the period ended July 31, 1998 incorporated in this Proxy Statement/Prospectus by reference from the Annual Report on Form 10-K for the year ended July 31, 1998 of Data Processing Resources Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of S3G, Inc. as of December 31, 1996 and 1997 and for the years then ended incorporated in this Proxy Statement/Prospectus by reference from the Current Report on Form 8-K, as amended, of Data Processing Resources Corporation dated January 27, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of Computec International Strategic Resources, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3 and incorporated in this Proxy Statement/Prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of Leardata Info-Services, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3 and incorporated in this Proxy/Statement Prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The financial statements of ADD Consulting, Inc. as of December 31, 1994 and 1995 and for the years then ended incorporated in this Proxy Statement/Prospectus by reference from the Current Report on Form 8-K, as amended, of Data Processing Resources Corporation dated July 1, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto which is incorporated herein by reference, and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

  The financial statements of AD&D Acquisition, Inc. as of December 31, 1993 and for the year then ended incorporated in this Proxy Statement/Prospectus by reference from the Current Report on Form 8-K, as amended, of Data Processing Resources Corporation dated July 1, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto which is incorporated herein by reference, and has been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

  The financial statements of SPC as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Proxy Statement/Prospectus have been audited by Jack Anthony, CPA, independent auditor, as stated in his report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon his report given upon his authority as an expert in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
SYSTEMS AND PROGRAMMING CONSULTANTS, INC.
Independent Auditor's Report..............................................  F-2
Balance Sheets as of December 31, 1997 and 1996, and the Seven Months
 Ended July 31, 1998 (unaudited)..........................................  F-3
Statements of Income for the Years Ended December 31, 1997, 1996 and 1995,
 and the Seven Months Ended July 31, 1997 and 1998 (unaudited)............  F-4
Statements of Shareholders' Equity for the Years Ended December 31, 1997,
 1996 and 1995, and the Seven Months Ended July 31, 1998 (unaudited)......  F-5
Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and
 1995, and the Seven Months Ended July 31, 1997 and 1998 (unaudited)......  F-6
Notes to Financial Statements.............................................  F-7

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors
Systems and Programming Consultants, Inc.
Charlotte, North Carolina

  I have audited the accompanying balance sheets of Systems and Programming Consultants, Inc. (the Company) as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

  I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systems and Programming Consultants, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ Jack Anthony, CPA

Charlotte, North Carolina
March 10, 1998 (except for Note 7 paragraph 2
 as to which the date is October
  20, 1998)

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

                                 BALANCE SHEETS

                                          AS OF DECEMBER 31,
                                        -----------------------    JULY 31,
                                           1997         1996         1998
                                        -----------  ----------  ------------
                                                                 (UNAUDITED)
                ASSETS
                ------
CURRENT ASSETS:
Cash................................... $       --   $  848,680  $    299,523
Accounts receivable--Trade, (net of
 allowance for doubtful accounts of
 $90,000 and $100,000 as of December
 31, 1997 and 1996, respectively)......   5,743,359   3,076,505     8,793,413
Prepaid expenses and other current
 assets................................      91,528      47,381           --
Income taxes receivable................     523,701         --        135,035
                                        -----------  ----------  ------------
  Total current assets.................   6,358,588   3,972,566     9,227,971
Property and equipment:
 Land..................................     151,000     151,000         2,000
 Buildings.............................     164,517     161,491        67,791
 Furniture and equipment...............     687,048     651,904       630,200
                                        -----------  ----------  ------------
                                          1,002,565     964,395       699,991
 Less accumulated depreciation.........    (371,931)   (293,646)     (346,749)
                                        -----------  ----------  ------------
  Property and equipment, net..........     630,634     670,749       353,242
Deferred taxes.........................                               826,514
Other assets...........................     137,184      92,933       163,118
                                        -----------  ----------  ------------
                                        $ 7,126,406  $4,736,248  $ 10,570,845
                                        ===========  ==========  ============
 LIABILITIES AND SHAREHOLDERS' EQUITY
               (DEFICIT)
 ------------------------------------
CURRENT LIABILITIES:
Line of credit......................... $   770,223  $  259,260  $  2,522,047
Current portion of notes payable.......     246,070      35,112           --
Accounts payable and accrued expenses..   1,150,163   1,609,133     1,893,265
Bank overdraft.........................      59,385         --            --
Profit sharing contribution payable....     511,339     328,037       309,204
Unearned revenue.......................     441,310     193,168       111,248
Payroll taxes payable..................     480,298         --          8,567
Other liabilities......................      17,612         --         17,612
                                        -----------  ----------  ------------
  Total current liabilities............   3,676,400   2,424,710     4,861,943
Notes payable, less current portion....         --      247,133           --
COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK HELD BY STOCK
 BONUS PLAN: 69,895, 66,252 and 67,860
 shares outstanding at July 31, 1998,
 December 31, 1997 and December 31,
 1996, respectively....................   2,699,106   1,549,244    11,891,236
SHAREHOLDERS' EQUITY (DEFICIT):
Redeemable preferred stock (800,000
 shares authorized at $1.00 par;
 680,000 shares issued effective
 October 15, 1995, 10% cumulative).....         --      680,000           --
Common stock (1,000,000 no par shares
 authorized; 259,273, 259,273 and
 189,963 shares outstanding at July 31,
 1998, December 31, 1997 and December
 31, 1996, respectively)...............   2,247,937     259,105     5,976,571
Deferred compensation associated with
 Performance-Vesting Options...........                            (1,553,598)
Deficit................................  (1,497,037)   (362,527)  (10,605,307)
Less treasury stock at cost (0, 0 and
 3,464 shares at July 31, 1998,
 December 31, 1997 and December 31,
 1996, respectively)...................         --      (61,417)          --
                                        -----------  ----------  ------------
  Total shareholders' equity (deficit).     750,900     515,161    (6,182,334)
                                        -----------  ----------  ------------
                                        $ 7,126,406  $4,736,248  $ 10,570,845
                                        ===========  ==========  ============

    The accompanying notes are an integral part of the financial statements.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

                                                                      SEVEN MONTHS
                                                                     ENDED JULY 31,
                                                                 ------------------------
                             1997         1996         1995         1998         1997
                          -----------  -----------  -----------  -----------  -----------
                                                                 (UNAUDITED)  (UNAUDITED)
Revenues................  $39,284,909  $26,384,699  $19,685,069  $33,919,453  $20,813,688
Cost of professional
 services...............   27,545,869   17,906,450   13,618,054   24,100,254   14,808,789
                          -----------  -----------  -----------  -----------  -----------
  Gross margin..........   11,739,040    8,478,249    6,067,015    9,819,199    6,004,899
Selling, general, and
 administrative
 expenses...............   11,378,401    7,533,941    5,348,833    7,631,915    5,890,742
Loss on sale of
 proprietary software
 (Note 1)...............          --           --       169,000          --           --
Compensation expense
 associated with
 Performance-Vesting
 Options................          --           --           --     2,175,036          --
                          -----------  -----------  -----------  -----------  -----------
Operating income........      360,639      944,308      549,182       12,248      114,157
Interest expense, net...     (125,978)     (67,429)    (216,094)     (77,746)     (60,881)
                          -----------  -----------  -----------  -----------  -----------
Income (loss) before
 provision (benefit) for
 income taxes...........      234,661      876,879      333,088      (65,498)      53,276
Provision (benefit) for
 income taxes...........      161,365      299,762        2,549         (935)      13,891
                          -----------  -----------  -----------  -----------  -----------
Net income (loss).......       73,296      577,117      330,539      (64,563)      39,385
Less preferred stock
 dividends..............      (21,238)     (68,000)     (14,911)           0      (21,238)
                          -----------  -----------  -----------  -----------  -----------
Net income (loss) appli-
 cable to
 common shareholders....  $    52,058  $   509,117  $   315,628  $   (64,563) $    18,147
                          ===========  ===========  ===========  ===========  ===========
Net income (loss) per
 common share:
  Basic.................  $      0.19  $      1.99  $      1.29  $     (0.20) $      0.07
                          ===========  ===========  ===========  ===========  ===========
  Diluted...............  $      0.17  $      1.99  $      1.29  $     (0.20) $      0.06
                          ===========  ===========  ===========  ===========  ===========
Weighted Average shares
 used in the calculation
 of net income per
 common share:
  Basic.................      276,863      255,983      244,934      328,441      277,553
  Diluted...............      311,111      255,983      244,934      328,441      298,845


    The accompanying notes are an integral part of the financial statements.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

               STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1998)

                        PREFERRED STOCK        COMMON STOCK      TREASURY STOCK
                       -------------------  -------------------  ----------------    DEFERRED
                        SHARES    AMOUNT    SHARES     AMOUNT    SHARES   AMOUNT   COMPENSATION    DEFICIT        TOTAL
                       --------  ---------  -------  ----------  ------  --------  ------------  ------------  -----------
BALANCE, January 1,
 1995................       --   $     --   184,767  $  167,661     --   $    --   $       --    $   (772,433) $  (604,772)
Net income...........       --         --       --          --      --        --           --         330,539      330,539
Issuance of preferred
 stock...............   680,000    680,000      --          --      --        --           --             --       680,000
Preferred stock
 dividends...........       --         --       --          --      --        --           --         (14,911)     (14,911)
Issuance of common
 stock...............       --         --       909      15,000     --        --           --             --        15,000
Accretion of
 redeemable common
 stock held by Stock
 Bonus Plan..........       --         --       --          --      --        --           --        (102,682)    (102,682)
Repurchase of common
 stock...............       --         --     1,001      16,517  (1,001)  (16,517)         --             --           --
                       --------  ---------  -------  ----------  ------  --------  -----------   ------------  -----------
BALANCE, December 31,
 1995................   680,000    680,000  186,677     199,178  (1,001)  (16,517)         --        (559,487)     303,174
Net income...........       --         --       --          --      --        --           --         577,117      577,117
Preferred stock
 dividends...........       --         --       --          --      --        --           --         (68,000)     (68,000)
Issuance of common
 stock...............       --         --       823      15,027     --        --           --             --        15,027
Accretion of
 redeemable common
 stock held by Stock
 Bonus Plan..........       --         --       --          --      --        --           --        (312,157)    (312,157)
Repurchase of common
 stock...............       --         --     2,463      44,900  (2,463)  (44,900)         --             --           --
                       --------  ---------  -------  ----------  ------  --------  -----------   ------------  -----------
BALANCE, December 31,
 1996................   680,000    680,000  189,963     259,105  (3,464)  (61,417)         --        (362,527)     515,161
Net income...........       --         --       --          --      --        --           --          73,296       73,296
Preferred stock
 dividends...........       --         --       --          --      --        --           --         (21,238)     (21,238)
Issuance of common
 stock...............       --         --    17,606     401,945     --        --           --             --       401,945
Redemption of
 preferred stock.....  (680,000)  (680,000)     --          --      --        --           --             --      (680,000)
Exercise of stock
 options and related
 tax benefit.........       --         --    55,168   1,648,304     --        --           --             --     1,648,304
Accretion of
 redeemable common
 stock held by Stock
 Bonus Plan..........       --         --       --          --      --        --           --      (1,186,568)  (1,186,568)
Repurchase and
 retirement of common
 stock...............       --         --    (3,464)    (61,417)  3,464    61,417          --             --           --
                       --------  ---------  -------  ----------  ------  --------  -----------   ------------  -----------
BALANCE, December 31,
 1997................       --         --   259,273   2,247,937     --        --           --      (1,497,037)     750,900
Net loss (unaudited).       --         --       --          --      --        --           --         (64,563)     (64,563)
Accretion of
 redeemable common
 stock held by Stock
 Bonus Plan..........       --         --       --          --      --        --           --      (9,043,707)  (9,043,707)
Deferred compensation
 expense associated
 with Performance-
 Vesting Options
 (unaudited).........       --         --       --    3,728,634     --        --    (1,553,598)           --     2,175,036
                       --------  ---------  -------  ----------  ------  --------  -----------   ------------  -----------
BALANCE, July 31,
 1998 (unaudited)....       --   $     --   259,273  $5,976,571     --   $    --   $(1,553,598)  $(10,605,307) $(6,182,334)
                       ========  =========  =======  ==========  ======  ========  ===========   ============  ===========

    The accompanying notes are an integral part of the financial statements.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

                           STATEMENTS OF CASH FLOWS
    FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (AND THE UNAUDITED
                  SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

                                                                SEVEN MONTHS ENDED
                                                                     JULY 31,
                                                              ------------------------
                             1997         1996       1995        1998         1997
                          -----------  ----------  ---------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net income..............  $    73,296  $  577,117  $ 330,539  $   (64,563) $    39,385
Adjustments to reconcile
 net income to net cash
 (used in) provided by
 operating activities:
 Depreciation and
  amortization..........       78,285      54,453     67,187       40,398       44,566
 Contribution of common
  stock to profit
  sharing plan..........          --      200,000     99,443      200,000          --
 Loss on sale of
  proprietary software..          --          --     169,000          --           --
 Compensation expense
  associated with
  Performance-Vesting
  Options...............          --          --         --     2,175,036          --
 Changes in operating
  assets and
  liabilities:
  Accounts receivable...   (2,666,854)   (623,007)  (264,161)  (3,050,054)  (1,998,885)
  Prepaid expenses......      (44,147)     47,310    242,276       91,528       47,381
  Other assets..........      (44,251)    (63,099)    (1,618)     (25,934)     (77,658)
  Income taxes
   receivable...........     (135,035)        --         --       388,666          --
  Deferred income taxes.          --       14,930      1,792     (826,514)         --
  Accounts payable and
   accrued expenses.....      (61,718)    987,864     88,122      725,364      556,640
  Bank overdraft........       59,385         --         --       (59,385)         --
  Profit sharing
   contribution payable.      183,302     (15,359)   206,771     (202,135)      80,211
  Unearned revenue......      248,142     (95,809)  (270,094)    (330,062)      46,596
  Accrued payroll taxes.      480,298     (18,163)  (773,916)    (471,731)         --
  Income tax payable....          --          --         --           --      (247,895)
  Other liabilities.....       17,612         --         --           --           --
                          -----------  ----------  ---------  -----------  -----------
   Net cash provided by
    (used in) operating
    activities..........   (1,811,685)  1,066,237   (104,659)  (1,409,386)  (1,509,659)
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchase of property and
 equipment..............      (38,170)    (54,160)   (69,609)     (15,869)     (73,766)
Proceeds from disposal
 of property and
 equipment..............          --          --      42,788      252,863        5,928
Proceeds from sale of
 proprietary software...          --          --     675,000          --           --
                          -----------  ----------  ---------  -----------  -----------
   Net cash provided by
    (used in) investing
    activities..........      (38,170)    (54,160)   648,179      236,994      (67,838)
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from borrowings
 under line of credit,
 net....................      510,963     (54,695)  (507,004)   1,751,824    1,760,091
Repayment of term loan
 payable to bank........      (14,038)    (11,742)   (12,702)    (246,070)     (13,225)
Repayment of note due to
 shareholder............                  (86,198)   (55,154)         --           --
Repayment of note due to
 unsecured creditor.....      (22,137)    (24,694)    (3,748)         --      (282,245)
Exercise of stock
 options................    1,259,638         --         --           --           --
Purchase of common stock
 from profit sharing
 plan...................      (32,013)    (44,900)   (16,517)     (33,839)     (30,089)
Issuance of common stock
 to profit sharing plan.          --          --         --           --           --
Issuance of common
 stock..................          --       15,027     15,000          --           --
Redemption of preferred
 stock..................     (680,000)        --         --           --      (680,000)
Preferred stock
 dividend...............      (21,238)    (68,000)   (14,911)         --       (21,238)
                          -----------  ----------  ---------  -----------  -----------
   Net cash provided by
    (used in) financing
    activities..........    1,001,175    (275,202)  (595,036)   1,471,915      733,294
                          -----------  ----------  ---------  -----------  -----------
(DECREASE) INCREASE IN
 CASH...................     (848,680)    736,875    (51,516)     299,523     (844,203)
CASH, beginning of year.      848,680     111,805    163,321          --       848,680
                          -----------  ----------  ---------  -----------  -----------
CASH, end of year.......  $       --   $  848,680  $ 111,805  $   299,523  $     4,477
                          ===========  ==========  =========  ===========  ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION--
 Cash paid during the
 year for:
  Interest..............  $   144,636  $  102,205  $ 175,373  $    89,456  $    79,713
                          ===========  ==========  =========  ===========  ===========
  Income taxes..........  $   296,400  $      --   $  21,099  $   360,262  $     4,547
                          ===========  ==========  =========  ===========  ===========

NONCASH TRANSACTION DISCLOSURES--In conjunction with the Company's October
 1995 Plan of Reorganization resulting from the Company's voluntary filing under Chapter 11 of the United States Bankruptcy Code, accounts payable due general unsecured creditors of $50,579 were converted into notes payable (Note 3).
 In October 1995, the Company, through its Plan of Reorganization, issued 680,000 shares of redeemable preferred stock in exchange for the retirement of $680,000 in general unsecured claims from individuals related to principal shareholders of the Company.

 In December 1996, SPC accrued year-end bonuses of $401,945 for certain of its officers to be paid in the form of common stock. Such stock was issued in 1997.
 During 1997, stock options were exercised, which resulted in an income tax benefit to the Company of $388,666.

 In conjunction with the Company's repurchase and retirement of common stock from the Stock Bonus Plan, $17,738 and $4,693 were payable as of July 31, 1998 and December 31, 1997, respectively.

 In conjunction with the Company's Stock Bonus Plan, the Company recorded accretion to the amount of redeemable common stock held in the plan of $1,186,568, $312,157, $102,682, $9,043,707 and $0 for the years ended
 December 31, 1997, 1996 and 1995, and the seven months ended July 31, 1998 and 1997, respectively.

   The accompanying notes are an integral part of the financial statements.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General--Systems and Programming Consultants, Inc. (the Company, SPC, or the Original Corporation) was incorporated in the State of South Carolina in January 1980, and since that time has been in the business of servicing the computer systems needs of its clients primarily in North Carolina, South Carolina, Georgia, Florida, Tennessee, Missouri, Texas, and Virginia. In April 1992, the Company was incorporated in North Carolina and subsequently the Original Corporation was merged into the new corporation.

  Unaudited Interim Periods--In the opinion of the Company's management, the unaudited financial statements as of July 31, 1998 and for the seven month interim periods ended July 31, 1998 and 1997 have been prepared and include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows of the Company.

  Cash and Cash Equivalents--The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Revenue Recognition--The Company recognizes revenue as services are performed.

  Unearned Revenue--Certain clients of the Company make payment for contractual services before billable time is applied to the contracts. Such payments are treated as liabilities until the related revenue is recognized.

  Accounts Receivable--The Company provided for allowance for doubtful accounts in the amount of 2.0% of the outstanding accounts receivable in 1997 and 4.0% in 1996.

  Property and Equipment--The cost of buildings, furniture and equipment is depreciated using straight-line and accelerated methods based on the estimated useful life of the related assets. Prior to fiscal 1992, the Company provided for both financial and tax reporting purposes depreciation expense using both the straight-line and accelerated methods. Beginning in fiscal 1992, the Company began recording depreciation expense for financial reporting purposes in conjunction with the acquisition of property and equipment using the SL method over a 10 year period. Leasehold improvements are amortized over the lesser of 15 years or the term of the lease.

  Bankruptcy Filing and Plan of Reorganization--In December 1994, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Effective October 1995, the Company emerged from Bankruptcy based on a plan of reorganization approved by the court (the Plan of Reorganization). The Plan of Reorganization resulted, among other things, in the repayment of amounts due to certain creditors, the conversion of amounts payable to unsecured creditors into notes payable and the conversion of certain notes payable to related parties into preferred stock. AICPA Statement of Position (SOP) 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, requires the use of "fresh-start reporting" if the Plan of Reorganization meets certain criteria. Management believes that the criteria identified in SOP 90-7 requiring "fresh-start reporting" has not been met and that the historical reporting basis utilized in the preparation of the Company's financial statements is therefore appropriate.

  In December 1994, as stated in the Company's Plan of Reorganization, SPC agreed to sell certain proprietary software products it had developed for the financial institution and publishing markets (the Proprietary Software) to a third party. Final terms of the sale of the Proprietary Software and closing of the transaction occurred in fiscal 1995. The resulting transaction generated proceeds to the Company of approximately $675,000 and a corresponding loss on the sale of the Proprietary Software of $169,000. Proceeds from the sale of the Proprietary Software were used primarily in the settlement of a 1994 payroll tax obligation to the Internal Revenue Service.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


  Preferred Stock--In October 1995, the Company, through its Plan of Reorganization, issued 680,000 shares of redeemable preferred stock, par value $1.00 per share, in exchange for the retirement of $680,000 in general unsecured claims from individuals related to principal shareholders of the Company. Terms of the preferred stock provide for amongst other items, a cumulative 10% per annum dividend payable quarterly, certain voting rights upon the occurrence of an event of default, equity participation rights upon the sale or liquidation of the Company and a redemption premium ranging from 101% to 105% of par value based on the year the preferred stock is redeemed. In February 1997, the Company redeemed all of the outstanding preferred stock in accordance with the Plan of Reorganization for $693,600, which included a premium of $13,600.

  Accounts Payable and Accrued Expenses--Accounts payable and accrued expenses consist of the following:

                                                   DECEMBER 31,       JULY 31,
                                               ---------------------    1998
                                                  1997       1996    (UNAUDITED)
                                               ---------- ---------- -----------
Accounts payable.............................. $  332,410 $  256,321 $  239,554
Accrued bonuses...............................        --     401,945        --
Commissions payable...........................    274,714    294,894    362,106
Accrued vacation..............................     95,802     81,188    234,507
Deferred income taxes payable.................     68,138     68,138        --
Income taxes payable..........................        --     258,233    465,316
Medical claims payable........................    379,099    248,414    591,782
                                               ---------- ---------- ----------
                                               $1,150,163 $1,609,133 $1,893,265
                                               ========== ========== ==========

  Medical Claims Payable--The Company sponsors a medical plan for its employees (the Medical Plan) which is administered by an independent insurance company. Subject to certain limitations, the Medical Plan provides for the Company to make claim payments on behalf of its employees. The Company has obtained a stop-loss policy which limits the exposure of the Company to $25,000 per participant per year and $825,000 per year in the aggregate. Management believes that the Company has adequately recorded both known claims and incurred but not reported claims based on actuarial data obtained from the Medical Plan administrator, its assessment of past claim history and other relevant supporting data. Claims payable are included in accounts payable and accrued expenses in the accompanying balance sheets.

  Income Taxes--The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

  Net Income (loss) per Share--The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share, which requires the disclosure of basic and diluted net income per share. Basic net income per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted net income per share reflects the maximum dilution, based on the average price of the Company's common stock each period, and is computed similar to basic net income per share except that the denominator is increased to include the number of additional shares that would have been outstanding if potentially dilutive stock options had been exercised.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Fair Value of Financial Instruments--Management believes the carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of these financial instruments.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements and the report amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

  Reclassifications--Certain items in the prior period financial statements have been reclassified to conform to the current period presentation.

  Recent Accounting Pronouncements--In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131 establishes standards of reporting by publicly-held business enterprises and disclosure of information about operating segments in annual financial statements and, to a lesser extent, in interim financial reports issued to shareholders. The Company has adopted SFAS No. 130. For each of the four month periods ending April 30, 1998 and 1997, there was no difference between net income, as reported, and comprehensive income. SFAS No. 131 is effective for the Company beginning in 1998. As SFAS No. 131 deals with financial disclosure, the Company does not anticipate the adoption of this new standard will have a material impact on its financial position or results of operations.

  In February 1998, the FASB issued SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits. SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits and is effective for the Company beginning in 1998. As SFAS No. 132 deals with financial disclosure, the Company does not believe that the adoption of this new standard will have a material impact on its financial position or results of operations.

  Although SPC serves a large number of clients in a broad range of industry groups, approximately 44.6% and 37.8% of the Company's revenues for the years ended December 31, 1997 and 1996, respectively, were derived from SPC's three largest clients (two large regional banks located in North Carolina and one large telecommunications company located in Florida.) For the years ended December 31, 1997 and 1996, approximately 63.7% and 60.7% of SPC's revenues were derived from its 10 largest clients. A significant increase or decrease in demand of SPC's services by a large client could have a substantial effect on SPC's revenues.

2. RELATED-PARTY TRANSACTIONS

  Two shareholders of the Company held unsecured notes payable in the amount of $86,198 with interest stated at 6.5% until June 1996, at which time the notes were paid.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

3. LINE OF CREDIT AND NOTES PAYABLE


  The Company has an accounts receivable financing agreement (the Line of Credit or the Agreement) that provides for borrowings of 85% of eligible accounts receivable through December 30, 1999. In certain circumstances, borrowings may exceed 85% of eligible receivables; however, outstanding borrowings may not exceed $5,500,000 at any one time. The Line of Credit bears interest at the prime rate (8.5% at December 31, 1997) plus .95%, but in no event less than 8% per annum, and is computed based on the greater of $250,000 outstanding principal or the average actual outstanding daily loan balance each month. The Line of Credit is collateralized by the accounts receivable, contracts, contract rights, general intangibles of the Company, and an assignment of life insurance coverage in the amount of $200,000, in aggregate, on the two principal shareholders of the Company. The Line of Credit is also personally guaranteed by these two principal shareholders.

  Notes payable as of December 31, consist of the following:

                                                            1997       1996
                                                          ---------  --------
   Term loan payable to a bank, interest at 7.375%,
    payable in monthly installments of principal and
    interest of $2,721, collateralized by a first trust
    deed on real estate with a final payment made in
    April 1998........................................... $ 246,070  $260,108
   Note payable to an unsecured creditor in connection
    with the Chapter 11 bankruptcy filing, interest at
    8%, payable in 24 equal monthly installments.........       --     22,137
                                                          ---------  --------
                                                            246,070   282,245
   Less current portion..................................  (246,070)  (35,112)
                                                          ---------  --------
                                                          $     --   $247,133
                                                          =========  ========

4. PROVISION FOR INCOME TAXES

  The provision for income taxes for the years ended December 31 includes the following:

                                                          1997     1996    1995
                                                        -------- -------- ------
     Current:
      Federal.......................................... $135,767 $261,346 $  757
      State............................................   25,598   23,486    --
                                                        -------- -------- ------
                                                         161,365  284,832    757
     Deferred:
      Federal..........................................      --    12,515  1,502
      State............................................      --     2,415    290
                                                        -------- -------- ------
                                                        $161,365 $299,762 $2,549
                                                        ======== ======== ======

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

4. PROVISION FOR INCOME TAXES--(CONTINUED)

  A reconciliation of income tax expense to the amount of income tax expense that would result from applying the federal statutory rate to income before income taxes is as follows:

                                                   FISCAL YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                             1997         1996         1995
                                         ------------ ------------ ------------
   Provision for income taxes at
    statutory rate......................     34.0%        34.0%        34.0%
   State income taxes, net of federal
    income tax benefit..................      4.6          4.6          4.6
   Reversal of valuation allowance......      --          (6.3)       (66.6)
   Meals and entertainment..............     13.6          3.5          5.8
   Other................................     16.6         (1.6)        23.0
                                             ----         ----        -----
   Total................................     68.8%        34.2%         0.8%
                                             ====         ====        =====

  Deferred income taxes reflect the net effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, are as follows:

                                                               1997      1996
                                                             --------  --------
   Deferred tax assets:
     Allowance for doubtful accounts........................ $ 36,000  $ 40,000
     Accrued vacation.......................................   38,000    32,000
                                                             --------  --------
       Total deferred tax assets............................   74,000    72,000
   Deferred tax liabilities:
     Other..................................................  (74,000)  (57,000)
                                                             --------  --------
   Total deferred tax asset................................. $    --   $ 15,000
                                                             ========  ========

  In fiscal 1996 and 1995, the Company utilized approximately $139,000 and $556,000 of net operating loss carryovers for income tax purposes, respectively. The Company had previously established a valuation allowance in conjunction with these net operating loss carryovers, as it was more likely than not that the tax benefits from such net operating losses would not be realized. During fiscal 1995 and 1996, the Company reversed valuation allowances of approximately $222,000 and $55,600, respectively. The Company reversed its valuation allowance relating to the deferred tax assets as sufficient taxable income was generated from the normal course of operations to utilize the net operating loss carryovers. No unused net operating loss carryovers remain as of December 31, 1997.

5. STOCK OPTIONS AND EMPLOYEE BENEFIT PLANS

  Stock Option Plan--In June 1996, the Company's two principal shareholder's agreed to pursue a strategic plan whereby certain key management individuals would be granted, as a motivational incentive, a beneficial ownership interest in the Company, without diluting each of the ownership interests of the existing two principal shareholder's below 33%. To facilitate this process, the Board of Directors adopted a stock option plan (the Stock Plan) under which stock options to acquire shares of the Company's common stock may be granted to officers, directors and employees of the Company. As such, the Company began to regularly grant stock options as an incentive to its key employees and, concurrently granted options to the existing principal shareholders to avoid

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

5. STOCK OPTIONS AND EMPLOYEE BENEFIT PLANS--(CONTINUED)

dilution of their beneficial ownership below the targeted 33%. The Stock Plan is administered by a committee appointed by the Board of Directors, and permits the issuance of options for the purchase of up to 300,000 shares of the Company's common stock. Stock options must be issued at an exercise price equal to fair market value of the underlying shares on the date of grant. Options granted under the Stock Plan vest immediately or upon achievement of certain operating performance targets. The options expire in ten years and are subject to other terms and conditions specified in each individual employee option agreement. A summary of employee stock options is as follows:

                                                                        WEIGHTED
                                                             NUMBER     AVERAGE
                                                           OF SHARES    EXERCISE
                                                         (IN THOUSANDS)  PRICE
                                                         -------------- --------
     Outstanding, January 1, 1996.......................      --         $  --
     Granted............................................      195         22.83
                                                              ---        ------
     Outstanding, December 31, 1996.....................      195         22.83
     Granted............................................       59         40.74
     Exercised..........................................      (55)        22.83
                                                              ---        ------
     Outstanding, December 31, 1997.....................      199        $28.10
                                                              ===        ======

  In 1997, the Company granted 28,846 options at an exercise price of $40.74 to certain managers. These options will vest upon the achievement of certain operating performance goals, primarily branch profitability. Such options have been accounted for as variable stock options, in which compensation is measured at the point in time the achievement of such performance goals become probable. During the period ended July 31, 1998, the Company determined that it was probable such goals would be reached by all such managers and recorded $2,175,036 (unaudited) in compensation expense associated with such options.

  The following table summarizes information concerning currently outstanding and exercisable stock options:

                                       WEIGHTED
                                        AVERAGE   WEIGHTED             WEIGHTED
                           NUMBER OF   REMAINING  AVERAGE              AVERAGE
           RANGE OF         OPTIONS   CONTRACTUAL EXERCISE   NUMBER    EXERCISE
       EXERCISE PRICES    OUTSTANDING    LIFE      PRICE   EXERCISABLE  PRICE
       ---------------    ----------- ----------- -------- ----------- --------
     $22.83-$40.74.......   199,406      9.29      $28.10    170,560    $25.97

  The Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. No compensation expense has been recognized in the financial statements for employee stock arrangements.

  SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income, had the Company adopted the fair value method as of the beginning of 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option-pricing model, with the following weighted average assumptions: expected life, 3 years; stock volatility,

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

5. STOCK OPTIONS AND EMPLOYEE BENEFIT PLANS--(CONTINUED)

1%; risk-free interest rates, 5.95% and 5.87% in 1997 and 1996, respectively; and no dividends during the expected term. The Company's calculations are based on a single-option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1997 and 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net
(loss) income would have been ($43,004) in 1997 and $145,246 in 1996.

  Profit Sharing and Pension Plans--Effective January 1, 1990, the Company amended its profit sharing plan (the Plan) to include a stock bonus feature. Under this arrangement, the Company has the option of making its annual matching contribution to the Plan in cash or equivalent fair market value in shares of its common stock. In March 1996, the Company transferred 10,971 of its shares to the profit sharing plan as part of its contribution to the plan in the amount of $200,000.

  Under the terms of the Plan, the Company repurchases its common stock to provide the Plan with the necessary liquidity to pay benefits and other withdrawals to the Plan participants. Additionally, in certain circumstances, Plan participants have the right to require the Company to purchase their stock. The Company has classified the maximum possible cash obligation under this plan outside of permanent equity. Such amount is accreted as a charge to retained earnings to reflect the change in value of the underlying stock.

  The Plan is a defined contribution plan designed to cover all of the Company's salaried employees. At December 31, 1997, there were 171 active employees, 39 eligible but not active, and 134 employees not yet eligible. At December 31, 1996, there were 142 active employees, 36 eligible but not active, and 70 employees not yet eligible. In addition to the stock bonus feature, a 401(k) provision is included and the Company contributes an amount equal to 50.0% of the participants' salary reduction amount, which is limited to 5.0% of the participant's annual salary each year.

  Effective January 1, 1995, the Company added a 401(k) income deferred plan for its hourly paid employees to which no matching contributions are paid. At December 31, 1997, there were 54 active participants, 56 eligible but not active, and 81 employees not yet eligible. At December 31, 1996, there were 36 active participants, 31 eligible but not active, and 44 employees not yet eligible.

  In February 1997, the Company initiated a cafeteria-type fringe benefits plan designed to cover all salaried employees who elect to participate. The plan qualifies as tax deferred under Section 125 of the Internal Revenue Code.

6. LONG-TERM LEASES

  The Company leases office space in North Carolina, Georgia, Florida, Missouri, Tennessee, Texas, and Virginia. It also leases various equipment and vehicles. The various leases resulted in rent charges of $1,047,288 in 1997 and $782,822 in 1996. Minimum future payments at December 31 under these noncancelable agreements are:

       1998.......................................................... $  876,395
       1999..........................................................    714,943
       2000..........................................................    528,471
       2001..........................................................     68,010
                                                                      ----------
                                                                      $2,187,819
                                                                      ==========

7. SUBSEQUENT EVENTS

  In March 1998, the Company transferred 4,909 of its shares to the profit sharing plan as part of its contribution to the plan, with an estimated fair value of $200,000.

                   SYSTEMS AND PROGRAMMING CONSULTANTS, INC.

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
         (AND THE UNAUDITED SEVEN MONTHS ENDED JULY 31, 1997 AND 1998)

7. SUBSEQUENT EVENTS--(CONTINUED)


  On June 16, 1998, the Company and Data Processing Resources Corporation
(DPRC) entered into an Agreement and Plan of Merger, which was amended on October 13, 1998 and October 20, 1998, pursuant to which a wholly-owned subsidiary of DPRC would be merged with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of DPRC. Pursuant to the Agreement and Plan of Merger, the Company's stockholders will receive DPRC common stock having an implied value on the date the amendment of October 20, 1998 to the Merger Agreement was signed of $71.5 million less deductions for certain costs and liabilities to be assumed by DPRC. The total number of shares of DPRC common stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger in exchange for the outstanding shares of SPC common stock and for the cancellation of certain SPC stock options and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the remaining SPC stock options under the stock option plan being assumed by DPRC. The merger is anticipated to be tax-free to Company stockholders and to be accounted for as a pooling of interests. The consummation of the merger is subject to the approval of the stockholders of each company and certain other conditions. The consolidated financial statements as of December 31, 1997 do not reflect any adjustments that may be necessary as a result of the completion of the proposed merger.

                                    ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                     DATA PROCESSING RESOURCES CORPORATION,

                            DPRC ACQUISITION CORP.,

                    SYSTEMS & PROGRAMMING CONSULTANTS, INC.

                              RICHARD K. CARLISLE,

                              THOMAS G. CARLISLE,

                                 JEFFERY CARTER

                                      and

                                ROBERT GALLAGHER

                              Dated June 16, 1998

                                      and

                As Amended October 13, 1998 and October 20, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1 DEFINITIONS....................................................   A-1
    1.1    Defined Terms..................................................   A-1
    1.2    Other Defined Terms............................................   A-4
 ARTICLE 2 THE MERGER.....................................................   A-5
    2.1    The Merger.....................................................   A-5
    2.2    Consummation of the Merger.....................................   A-5
    2.3    Articles of Incorporation and Bylaws...........................   A-5
    2.4    Officers and Directors.........................................   A-6
    2.5    Effect of the Merger...........................................   A-6
 ARTICLE 3 CONVERSION OF AND SURRENDER AND PAYMENT FOR SPC COMMON STOCK...   A-6
    3.1    Conversion.....................................................   A-6
    3.2    Exchange Ratio.................................................   A-8
    3.3    Closing of Transfer Books......................................   A-8
    3.4    Exchange of Certificates.......................................   A-8
    3.5    Dissenter's Rights.............................................   A-9
 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SPC..........................  A-10
    4.1    Organization and Qualification of SPC .........................  A-10
    4.2    Authorization..................................................  A-10
    4.3    Due Execution and Delivery; Binding Obligations................  A-10
    4.4    No Conflict or Violation.......................................  A-10
    4.5    Consents and Approvals.........................................  A-11
    4.6    Pending Litigation.............................................  A-11
    4.7    Capitalization of SPC..........................................  A-11
    4.8    Financial Statements...........................................  A-11
    4.9    Undisclosed Liabilities........................................  A-11
    4.10   Absence of Certain Changes or Events...........................  A-11
    4.11   Properties.....................................................  A-12
    4.12   Books and Records..............................................  A-13
    4.13   Intellectual Property..........................................  A-13
    4.14   Leases.........................................................  A-13
    4.15   Receivables....................................................  A-13
    4.16   Contracts......................................................  A-13
    4.17   Employment Matters.............................................  A-14
    4.18   Employee Benefits..............................................  A-15
    4.19   Transactions with Affiliated Parties...........................  A-16
    4.20   Certain Payments...............................................  A-16
    4.21   Taxes..........................................................  A-16
    4.22   Compliance with Laws...........................................  A-18
    4.23   Permits........................................................  A-18
    4.24   Insurance......................................................  A-18
    4.25   Brokers, Finders, etc. ........................................  A-18
    4.26   Subsidiaries...................................................  A-18
    4.27   Banking Facilities.............................................  A-19
    4.28   Other Representations..........................................  A-19
    4.29   Full Disclosure................................................  A-19

                                                                           PAGE
                                                                           ----
 ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING
            SHAREHOLDERS.................................................  A-19
    5.1     Authorization................................................  A-19
    5.2     Due Execution and Delivery; Binding Obligations..............  A-19
    5.3     No Conflict or Violation.....................................  A-19
    5.4     Consents and Approvals.......................................  A-20
    5.5     Title to SPC Common Stock....................................  A-20
    5.6     SPC's Representations and Warranties.........................  A-20
    5.7     Other Representations........................................  A-20
    5.8     Full Disclosure..............................................  A-20
 ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF DPRC AND ACQUISITION.......  A-20
    6.1     Organization.................................................  A-20
    6.2     Authorization................................................  A-21
    6.3     Due Execution and Delivery; Binding Obligations..............  A-21
    6.4     No Conflict or Violation.....................................  A-21
    6.5     Consents and Approvals.......................................  A-21
    6.6     Financial Statements and Reports ............................  A-21
    6.7     Accounting Matters...........................................  A-22
 ARTICLE 7  SHAREHOLDER APPROVAL.........................................  A-22
    7.1     Shareholder Meetings.........................................  A-22
    7.2     Proxy Statement-Prospectus; Registration Statement...........  A-22
    7.3     Amendments or Supplements to the Proxy Statement-Prospectus;
            Registration Statement.......................................  A-22
 ARTICLE 8  OTHER COVENANTS AND AGREEMENTS...............................  A-23
    8.1     Conduct Prior to the Effective Date..........................  A-23
    8.2     Access to Properties and Records.............................  A-23
    8.3     Negotiations.................................................  A-24
    8.4     Affiliates Agreements........................................  A-24
    8.5     Pooling of Interests.........................................  A-24
    8.6     Employee Benefits............................................  A-24
    8.7     Commercially Reasonable Efforts..............................  A-24
    8.8     Financial Statements.........................................  A-25
    8.9     Tax Treatment; Tax Opinion...................................  A-25
    8.10    Public Announcements.........................................  A-25
 ARTICLE 9  CONDITIONS TO THE MERGER.....................................  A-25
    9.1     Conditions to Each Party's Obligation to Effect the Merger...  A-25
    9.2     Conditions to the Obligation of SPC to Effect the Merger.....  A-26
            Conditions to Obligation of DPRC and Acquisition to Effect
    9.3     the Merger...................................................  A-26
 ARTICLE 10 TERMINATION PRIOR TO CLOSING.................................  A-28
    10.1    Termination..................................................  A-28
    10.2    Effect of Termination........................................  A-28
    10.3    Effect of Obligations........................................  A-29
 ARTICLE 11 POST CLOSING.................................................  A-29
    11.1    Survival of Representations and Warranties...................  A-29
    11.2    Indemnification Obligations..................................  A-29
    11.3    Tax-Free Treatment...........................................  A-31
    11.4    Stock Options................................................  A-31
    11.5    Board Representation.........................................  A-31
    11.6    Transfers To Be Effected By Market Maker.....................  A-31
    11.7    Expenses.....................................................  A-31

                                                                            PAGE
                                                                            ----
 ARTICLE 12 MISCELLANEOUS PROVISIONS......................................  A-32
    12.1    Entire Agreement..............................................  A-32
    12.2    Governing Law and Choice of Forum.............................  A-32
    12.3    Interpretation................................................  A-32
    12.4    Waiver and Amendment..........................................  A-32
    12.5    Assignment....................................................  A-32
    12.6    Successors and Assigns........................................  A-33
    12.7    Notices.......................................................  A-33
    12.8    Severability..................................................  A-33
    12.9    Specific Performance..........................................  A-33
    12.10   Cumulative Remedies...........................................  A-33
    12.11   Warranty of Authority.........................................  A-33
    12.12   Counterparts..................................................  A-34

                                LIST OF EXHIBITS

        A Seller Adjusted Net Worth at the Balance Sheet Date
        B Seller Adjusted Working Capital at the Balance Sheet Date
        C Tax & Other Liabilities
        D Option Cancellation Agreement
        E Escrow Agreement
        F Form of SPC Affiliates Agreement
        G Form of DPRC Affiliates Agreement
        H Form of Executive Employment Agreement
        I Form of Noncompetition Agreement
        J Form of Other Employment Agreements

                               LIST OF SCHEDULES

        1.1  List of Key Persons
        4.1  Articles and Bylaws of SPC
        4.4  Certain Conflicts or Violations
        4.5  SPC's Consents and Approvals
        4.6  SPC's Litigation
        4.7  Capitalization of SPC
        4.8  Financial Statements
        4.9  Undisclosed Liabilities
        4.10 Certain Changes or Events
        4.11 Properties
        4.13 Intellectual Property
        4.14 Leases
        4.15 Receivables
        4.16 Contracts and Major Customers
        4.17 Employment Matters
        4.18 Employee Benefit Plans
        4.19 Transactions With Affiliated Parties
        4.21 Tax Matters
        4.23 Permits
        4.24 Insurance
        4.27 Banking Facilities
        6.5  DPRC's Consents and Approvals
        11.4 Stock Options

                   AGREEMENT AND PLAN OF MERGER, AS AMENDED

  This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 16th day of June 1998, by and among Data Processing Resources Corporation, a California corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of DPRC ("Acquisition"), Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), Richard K. Carlisle, an individual ("R. Carlisle"), Thomas G. Carlisle, an individual ("T. Carlisle"), Jeffery Carter, an individual ("Carter"), Robert Gallagher, an individual ("Gallagher"). R. Carlisle, T. Carlisle, Carter and Gallagher are collectively referred to herein as the "Controlling Shareholders" and sometimes individually referred to as a "Controlling Shareholder."

                                   RECITALS

  A. SPC is engaged in the business of providing information technology consulting services to its corporate clients (the "Business").

  B. The Controlling Shareholders collectively own, and are the record holders of, at least a majority of all of the issued and outstanding shares of capital stock of SPC.

  C. The Boards of Directors of DPRC, Acquisition and SPC have each determined that it is advisable and in the best interests of their respective shareholders for each to enter into a business combination with SPC on the terms and subject to the conditions of this Agreement.

  D. In furtherance of such combination, the Boards of Directors of DPRC, Acquisition and SPC have each approved the merger (the "Merger") of Acquisition with and into SPC in accordance with the applicable provisions of the North Carolina Business Corporation Act (the "North Carolina Law").

  E. DPRC, Acquisition and SPC also intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

  F. DPRC, Acquisition and SPC also intend that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

                                   AGREEMENT

  In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

  1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

    "Action" shall mean any action, claim, suit, litigation, proceeding, arbitration, mediation or other dispute.

    "Aged Receivables" shall mean the amount of the Receivables at the Effective Date which have aged for more than 90 days after the date of the initial invoice therefor.

    "Books and Records" shall mean all books, ledgers, files, records, manuals and other materials (in any form or medium) related to the Business, including, but not limited to, all correspondence, personnel records, data base of current, former and prospective technical consultants, purchasing materials and records, vendor lists, operation and quality control records and procedures, research and development files, Intellectual Property disclosures and documentation, accounting records and systems, litigation files, sales order files, purchase order files, advertising materials, catalogs, product brochures, mailing lists, customer lists, distribution lists, sales and promotional materials and all other records utilized by SPC in connection with the Business and all computer hardware, software and data files necessary to access or review or continue to compile or utilize any of the foregoing.

    "Contracts" shall mean all of the contracts, licenses, Leases, arrangements, understandings or other agreements related in any way to the Business, including, without limitation, all of the Contracts described on Schedules 4.13, 4.14 and 4.16 hereto.

    "Damages" shall mean any claim, demand, loss, liability, damage or expense, including, without limitation, interest, penalties and reasonable attorneys', accountants' and experts' fees and costs of investigation incurred as a result thereof.

    "Employee Benefit Plan(s)" shall mean: (a) Any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (i) which SPC sponsors or to which SPC contributes or is required to contribute, or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC including each multi-employer welfare benefit plan; (b) any "multi-employer plan," as defined in Section 4001(a)(3) of ERISA, (i) to which SPC (or any person which is a member of a "controlled group of corporations" with or under "common control" with SPC as defined in Section 414(b) or (c) of the Code ("Common Control Entity")) has contributed or been obligated to contribute at any time or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC; (c) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (i) which SPC sponsors or to which SPC or any Common Control Entity contributes or is required to contribute or under which SPC may incur any liability, and (ii) which covers an employee or former employee of SPC; and (d) any deferred compensation plan, bonus plan, profit sharing plan, stock option plan, employee stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment maintained by SPC which covers an employee or former employee of SPC.

    "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, restriction, encumbrance or other right of third parties, of any kind or nature.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, including the rules and regulations promulgated thereunder.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Hazardous Materials" shall mean asbestos, petroleum products, underground tanks of any type and all other materials now or hereafter defined as "hazardous substances", "hazardous wastes", "toxic substances" or "solid wastes", or otherwise now or hereafter listed or regulated pursuant to the following Laws (collectively, "Environmental Laws"): The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C.
  (S) 1801 et seq.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other Law, common law theory or reported decision of any state or federal court, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

    "Intellectual Property" shall mean all of SPC's intellectual property rights including, without limitation, all of SPC's (a) common law, state, federal and statutory rights in any trademarks, trademark registrations and applications, service marks and trade names, copyrights, copyright registrations; patents, patent applications, design rights, inventions, trade secrets, technical and business confidential information (including, but not limited to designs, plans, specifications, formulas, processes, methods, shop rights, know-how and other business or technical confidential information in each case whether or not such rights are patentable, copyrightable or registerable); (b) computer software programs and systems, know-how, formulae and designs and documentation relating to the foregoing or used or useable in the Business; and (c) other proprietary information owned, controlled, created or used or useable by or on behalf of SPC in connection with the conduct of the Business in which SPC has any interest whatsoever, whether or not registered, including rights or obligations under any license agreement with any other person.

    "Key Person" shall mean any officer, director, branch manager, recruiter or marketer of SPC, including, without limitation, those persons set forth on Schedule 1.1 hereto.

    "Laws" shall mean all foreign, federal, state or local statutes, regulations, ordinances, orders, decrees, or any other laws, common law theories or reported decisions of any foreign, federal or state court including, without limitation, now or at any time hereafter in effect.

    "Leases" shall mean all leases, subleases, licenses and other occupancy or lease agreements, together with all amendments, supplements and nondisturbance agreements pertaining thereto, under which SPC leases, subleases, licenses, occupies or uses any real or personal property.

    "Permits" shall mean all franchises, permits, licenses, qualifications, rights-of-way, easements, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

    "Representatives" shall mean any officer, director, principal, shareholder, partner, attorney, accountant, advisor, agent, trustee, employee or other representative of a party.

    "Securities Act" shall mean the Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SPC Adjusted Net Worth" shall mean the difference between (a) all of the assets of SPC, and (b) all of the liabilities of SPC other than the SPC Tax and Other Liabilities, as determined in accordance with generally accepted accounting principles. The SPC Adjusted Net Worth at the Balance Sheet Date is shown on Exhibit A attached hereto. The SPC Adjusted Net Worth at the Effective Date shall be determined in the same manner used by the parties to determine the SPC Adjusted Net Worth at the Balance Sheet Date.

    "SPC Adjusted Working Capital" shall mean the difference between (a) all of the current assets of SPC, and (b) all of the current liabilities of SPC other than the current portion of the SPC Tax and Other Liabilities, as determined in accordance with generally accepted accounting principles. The SPC Adjusted Working Capital at the Balance Sheet Date is shown on Exhibit B attached hereto. The SPC Adjusted Working Capital at the Effective Date shall be determined in the same manner used by the parties to determine the SPC Adjusted Working Capital at the Balance Sheet Date.

    "SPC Tax and Other Liabilities" shall mean all long and short term bank, working capital line, institutional, shareholder-related and other interest bearing debt, accrued interest and income tax liabilities of SPC at the Effective Date, whether such liabilities are current or deferred. The SPC Tax and Other Liabilities at the Balance Sheet Date are shown on Exhibit C attached hereto. To the extent applicable, the SPC Tax and Other Liabilities at the Effective Date shall be determined in the same manner used by the parties to determine the SPC Tax and Other Liabilities at the Balance Sheet Date.

    "Subsidiary" shall mean any corporation, partnership, limited liability company or partnership, joint venture or other entity in which a party either owns capital stock or is a partner or is in some other manner directly or indirectly affiliated through a direct or indirect investment or participation in the equity of such entity and "Subsidiaries" shall mean all such entities in which a party has any interest.

  1.2 Other Defined Terms. The following capitalized terms shall have the meanings given to them in the Sections set forth below:

      TERM                                                            SECTION
      ----                                                          ------------
      Acquisition.................................................. Preamble
      Acquisition Proposal......................................... 8.3(a)
      Affiliate.................................................... 4.22
      Adjusted Option.............................................. 3.1(d)(i)(A)
      Affiliated Party(ies)........................................ 4.19
      Aggregate Number of DPRC Shares.............................. 3.2
      Agreement.................................................... Preamble
      Ancillary Agreements......................................... 4.2
      Appraised Value.............................................. 9.3(q)
      Articles of Merger........................................... 2.2
      Balance Sheet................................................ 4.8
      Balance Sheet Date........................................... 4.8
      Board........................................................ 11.5
      Brunswick County Property.................................... 9.3(q)
      Business..................................................... Recital A
      Carter....................................................... Preamble
      Code......................................................... Recital E
      Controlling Shareholder(s)................................... Preamble
      Controlling Shareholder Representatives...................... 11.2(b)
      Dissenting Shares............................................ 3.5
      Dissenting Shareholder....................................... 3.5
      DPRC......................................................... Preamble
      DPRC Affiliates Agreement.................................... 8.4
      DPRC Applicable Share Value.................................. 3.2(c)
      DPRC Common Stock............................................ 3.1(a)
      DPRC Meeting................................................. 7.1
      DPRC Representative.......................................... 11.2(a)
      DPRC SEC Filings............................................. 6.6
      DPRC 10-K.................................................... 6.6
      Effective Date............................................... 2.2
      Escrow Agent................................................. 3.4(b)
      Escrow Agreement............................................. 3.4(b)
      Exchange Ratio............................................... 3.1(a)
      Executive Employment Agreement............................... 9.2(g)
      Financial Statements......................................... 4.8
      Gallagher.................................................... Preamble
      Indemnitee................................................... 11.2(c)
      Indemnitor................................................... 11.2(c)
      Major Customers.............................................. 4.16(b)
      Merger....................................................... Recital D
      Merger Consideration......................................... 3.2(b)
      Merger Costs and Expenses.................................... 11.7
      Merger Documents............................................. 2.2
      Noncompetition Agreements.................................... 9.3(l)
      North Carolina Law........................................... Recital D
      Option Cancellation Agreement................................ 3.1(d)(ii)
      Other Employment Agreements.................................. 9.3(m)
      Outside Date................................................. 10.1(d)
      Outstanding SPC Common Stock................................. 3.1(a)

      TERM                                                            SECTION
      ----                                                          ------------
      Outstanding SPC Performance Options.......................... 3.1(d)(ii)
      Outstanding SPC Time Options................................. 3.1(d)(i)(A)
      Performance Optionholders.................................... 3.1(d)(ii)
      Performance Option Shares.................................... 3.1(d)(ii)
      Plan......................................................... 11.4
      Proxy Statement-Prospectus................................... 7.2
      R. Carlisle.................................................. Preamble
      Receivables.................................................. 4.15
      Registration Statement....................................... 7.2
      SEC.......................................................... 4.22
      Shareholders................................................. 4.7
      SPC.......................................................... Preamble
      SPC Affiliates Agreement..................................... 8.4
      SPC Common Stock............................................. 3.1(a)
      SPC Meeting.................................................. 7.1
      SPC Real Property............................................ 4.11
      SPC Stock Plans.............................................. 3.1(d)(i)(A)
      SPC Taxes.................................................... 4.21(a)
      Staff........................................................ 7.2
      Survival Date................................................ 11.1
      Surviving Corporation........................................ 2.1
      T. Carlisle.................................................. Preamble
      Tax Returns.................................................. 4.21(c)
      Transfer..................................................... 11.6
      Time Optionholders........................................... 3.1(d)(i)(D)
      Unbilled Receivables......................................... 4.15

                                   ARTICLE 2

                                  THE MERGER

  2.1 The Merger. On the terms and subject to the conditions of this Agreement, on the Effective Date, in accordance with the North Carolina Law, Acquisition shall be merged with and into SPC, and the separate existence of Acquisition shall cease and SPC shall continue as the surviving corporation (the "Surviving Corporation") under the Laws of the State of North Carolina under the name "Systems & Programming Consultants, Inc."

  2.2 Consummation of the Merger. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 9, below, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of North Carolina, in such form as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the North Carolina Law, and the parties shall make all other filings and recordings required by the North Carolina Law in connection with the Merger (such documents being referred to collectively as the "Merger Documents"). The Merger shall become effective at the time of filing of the appropriate Merger Documents with the Secretary of State of the State of North Carolina, or at such later time, which shall be as soon as reasonably practicable thereafter, specified as the effective time in the Merger Documents (the "Effective Date").

  2.3 Articles of Incorporation and Bylaws. The Articles of Incorporation of SPC, as in effect immediately prior to the Effective Date, shall be amended and restated as of the Effective Date so that the articles thereof read in their entirety as the articles set forth in the Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Date. As so amended, such Articles of Incorporation shall be the Articles of

Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The Bylaws of SPC, as in effect immediately prior to the Effective Date, shall be amended and restated as of the Effective Date so that the provisions thereof read in their entirety as the provisions set forth in the Bylaws of Acquisition, as in effect immediately prior to the Effective Date. As so amended, such Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

  2.4 Officers and Directors. The directors of Acquisition immediately prior to the Effective Date shall be the initial directors of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Date shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified. The directors of SPC immediately prior to the Effective Date shall resign from their positions as directors of SPC, effective as of the Effective Date.

  2.5 Effect of the Merger. The Merger shall have the effects set forth in
Section 55-11-06 of the North Carolina Law.

                                   ARTICLE 3

                        CONVERSION OF AND SURRENDER AND
                         PAYMENT FOR SPC COMMON STOCK

  3.1 Conversion. On the terms and subject to the conditions of this Agreement, at the Effective Date, by virtue of the Merger, and without any further action on the part of DPRC, Acquisition, SPC or any of their respective shareholders:

    (a) Outstanding SPC Common Stock. Each share of common stock, no par value per share, of SPC (the "SPC Common Stock") issued and outstanding immediately prior to the Effective Date (the "Outstanding SPC Common Stock"), other than shares of the SPC Common Stock, if any, held in the treasury of SPC, shall be converted into, and certificates formerly representing such shares of SPC Common Stock shall represent, the right to receive consideration consisting of the number of shares of common stock, no par value per share, of DPRC ("DPRC Common Stock") determined by the product obtained by multiplying each share of DPRC Common Stock by a certain ratio (the "Exchange Ratio"), as determined in accordance with the applicable provisions of Section 3.2, below. The shares of DPRC Common Stock issuable in connection with the Merger and cash payable in lieu of fractional shares in connection with the Merger are generally referred to as the "Share Consideration."

    (b) Treasury Shares Held by SPC. All shares of SPC Common Stock which are held by SPC, if any, shall be canceled and retired and shall cease to exist and no stock of DPRC or other consideration shall be delivered in exchange therefor.

    (c) Capital Stock of Acquisition. Each issued and outstanding share of common stock, no par value per share, of Acquisition shall be converted into one share of common stock, no par value, of the Surviving Corporation.

    (d) Outstanding SPC Stock Options.

      (i) Time Vesting Options.

        (A) As soon as practicable following the date of this Agreement, the Board of Directors of SPC (or, if appropriate, any committee administering the SPC Stock Plans shall adopt such resolutions or take such other actions as may be required to effect the following:
      (A) adjust the terms of all outstanding, fully vested options to purchase shares of SPC Common Stock ("Outstanding SPC Time Options"), granted under any plan or arrangement providing for the grant of options to purchase shares of SPC Common Stock to current or former officers, directors, employees or consultants of SPC (the "SPC Stock Plans"), as necessary to provide that, at the

      Effective Date, each Outstanding SPC Stock Option shall be amended and converted into an option to acquire, on similar terms and conditions as were applicable under the Outstanding SPC Time Option, the number of shares of DPRC Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SPC Common Stock subject to such Outstanding SPC Time Option by the Exchange Ratio, at a price per share of DPRC Common Stock equal to the exercise price per share of SPC Common Stock previously purchasable pursuant to such Outstanding SPC Stock Option divided by the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that, such exercise price shall be rounded up to the nearest whole cent; and (B) make such other changes to the Outstanding SPC Stock Plans as DPRC and SPC may agree are appropriate to give effect to the Merger.

        (B) On the Effective Date by virtue of the Merger and without the need of any further corporate action, the Surviving Corporation shall assign to DPRC, and DPRC shall assume from the Surviving Corporation, all obligations of SPC under the SPC Stock Plans, including with respect to the Outstanding SPC Time Options.

        (C) Promptly after the Effective Date, DPRC shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of DPRC Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

        (D) As soon as practicable after the Effective Date, DPRC shall deliver to the holders of Outstanding SPC Time Options (the "Time Optionholders") appropriate notices setting forth such Time Optionholders' rights pursuant to the respective SPC Stock Plans and the agreements evidencing the grants of such Outstanding SPC Time Options and that such Outstanding SPC Time Options and agreements shall be assumed by DPRC and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.1(d) after giving effect to the Merger).

        (E) Except as otherwise contemplated by this Section 3.1(d) and except to the extent required under the respective terms of the Outstanding SPC Time Options or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Outstanding SPC Time Options awarded under the SPC Stock Plans or any other plan, program or arrangement of SPC, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by DPRC as set forth above.

      (ii) Performance Vesting Options. On or before the Effective Date, SPC shall cause each of the holders (the "Performance Optionholders") of outstanding options to purchase shares of SPC Common Stock other than Outstanding SPC Time Options (the "Outstanding SPC Performance Options") who has not exercised his or her Outstanding SPC Performance Options prior to the Effective Date, to execute an option cancellation agreement (the "Option Cancellation Agreement") in the form of Exhibit D hereto, to cancel such Performance Optionholders' rights under his or her Outstanding SPC Performance Option in consideration of his or her right to receive that number of shares of DPRC Common Stock (collectively, the "Performance Option Shares") having a value as of the relevant valuation date equal to the fair market value of his or her Outstanding SPC Performance Option.

    (e) Fractional Shares. No fraction of a share of DPRC Common Stock will be issued in the Merger, but, in lieu thereof, each holder of SPC Common Stock who would otherwise be entitled to a fraction of a share of DPRC Common Stock (after aggregating all fractional shares of DPRC Common Stock to be received by such holder) will be entitled to receive from DPRC an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the DPRC Applicable Share Value.

  3.2 Exchange Ratio. The Exchange Ratio shall be equal to the aggregate number of shares of DPRC Common Stock to be issued or reserved for issuance in connection with the closing of the Merger (as determined pursuant to Section 3.2(a), below) (the "Aggregate Number of DPRC Shares") divided by (a) the aggregate number of shares of Outstanding SPC Common Stock, plus (b) the aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options, and computed as follows (where "A" is the Aggregate Number of DPRC Shares, "X" is the aggregate number of shares of Outstanding SPC Common Stock, and "Y" is the aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options:

                         Exchange Ratio = A / (X + Y)

For example, assuming that the Aggregate Number of DPRC Shares is 2,812,241 (as determined under the example set forth in Section 3.2(a), below), the aggregate number of shares of Outstanding SPC Common Stock is 332,936, and the aggregate number of shares of SPC Common Stock subject to exercise under all Outstanding SPC Time Options is 170,560, then the Exchange Ratio would be approximately 5.59 (i.e., 2,812,241 / [332,936 + 170,560] = 5.5854286).

    (a) Determination of the Aggregate Number of DPRC Shares. The Aggregate Number of DPRC Shares will be a function of (i) the Merger Consideration (as determined pursuant to Section 3.2(b), below), (ii) the aggregate number of Performance Option Shares, and (iii) the DPRC Applicable Share Value (as determined pursuant to Section 3.2(c), below), and computed as follows (where "A" is the Aggregate Number of DPRC Shares, "M" is the Merger Consideration, "O" is the aggregate number of Performance Option Shares, and "P" is the DPRC Applicable Share Value):

                               A = ($M / P) - O

  For example, assuming that the Merger Consideration is $84,255,000 million, the aggregate number of Performance Option Shares is 93,103, and the DPRC Applicable Share Value is $29, then the Aggregate Number of DPRC Shares would be 2,812,241 (i.e., [$84,255,000/ $29] - 93,103 = 2,812,241.8).

    (b) Determination of the Merger Consideration. The "Merger Consideration" shall be the amount equal to Seventy-One Million Five Hundred One Thousand Dollars ($71,501,000), less the SPC Tax and Other Liabilities at the Effective Date, less the amount of the Aged Receivables at the Effective Date, less the Merger Cost and Expenses, less the aggregate amount of the payments made to the Controlling Shareholders pursuant to Section 5 of the Noncompetition Agreement, less one-half of the prepayment penalty disclosed on Schedule 4.27(b) hereto.

    (c) Determination of DPRC Applicable Share Value. The "DPRC Applicable Share Value" shall be $21.00.

  3.3 Closing of Transfer Books. At the Effective Date, the stock transfer books of SPC shall be closed, and no transfer of shares of SPC Common Stock shall thereafter be made. If, after the Effective Date, certificates previously representing shares of SPC Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in Section 3.1(a), above.

  3.4 Exchange of Certificates.

    (a) Exchange Procedures. As soon as practicable after the Effective Date, DPRC shall send a notice and transmittal form to each holder of record of Outstanding SPC Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering to DPRC the certificate or certificates to be exchanged pursuant to the Merger. Upon the surrender for exchange of such a certificate, together with such letter of transmittal duly completed and properly executed in accordance with instructions thereto and such other documents as may be required pursuant to such instructions, subject to Section 3.4(b), below, the holder of such certificate shall be paid promptly, without interest thereon, the number of shares of DPRC Common Stock and any cash in lieu of fractional shares to which such holder is entitled hereunder, and such certificate shall forthwith be canceled. Until so surrendered and exchanged, each certificate which immediately prior to the Effective Date represented Outstanding SPC Common Stock (other than treasury shares) shall (i) be deemed not outstanding, and (ii) shall represent solely the right to receive the DPRC Common Stock into which the SPC Common Stock it theretofore represented shall have been converted into the right to receive pursuant to Section 3.1(a), above, and cash in lieu of fractional shares pursuant to Section 3.1(e), above. Until such time as a certificate representing DPRC Common Stock is issued to, or at the direction of, the holder of a surrendered certificate, such DPRC Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. No dividends or other distributions with respect to DPRC Common Stock with a record date after the Effective Date shall be paid to the holder of any certificate formerly representing SPC Common Stock with respect to shares of DPRC Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e), above, until the surrender of such certificate in accordance with this Section 3.4(a). Subject to applicable Law, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of DPRC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of DPRC Common Stock to which such holder is entitled pursuant to
  Section 3.1(e), above, and the amount of dividends or other distributions with a record date after the Effective Date theretofore payable with respect to such whole shares of DPRC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of DPRC Common Stock. If the DPRC Common Stock issued with respect to any SPC Common Stock is to be delivered to a person other than the person in whose name the certificates for such SPC Common Stock are registered, it shall be a condition of such delivery that the person requesting such delivery shall pay to DPRC any transfer or other taxes required by reason of the delivery of such certificates to a person other than the registered holder of the certificates surrendered or shall establish to the satisfaction of DPRC that such tax has been paid or is not applicable.

    (b) Escrowed Shares. Notwithstanding anything in this Agreement to the contrary, that number of shares of DPRC Common Stock which, when multiplied by the DPRC Applicable Share Value, equals Seven Million Dollars ($7,000,000), shall be withheld from the Controlling Shareholders (pro rata in accordance with their respective ownership interests of SPC Common Stock, as determined on a fully-exercised basis of all Outstanding SPC Time Options) and shall be deposited in escrow and held by an escrow agent (the "Escrow Agent") pursuant to an escrow agreement in substantially the form attached hereto as Exhibit E (the "Escrow Agreement"), to secure claims by DPRC for the indemnification obligations of the Controlling Shareholders pursuant to Section 11.2(a) , below. All costs and expenses of the Escrow Agent in connection with the Escrow Agreement shall be paid by DPRC. Notwithstanding the foregoing, no more than 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger shall be deposited in escrow and held by the Escrow Agent pursuant to the Escrow Agreement.

  3.5 Dissenter's Rights. Any shares of Outstanding SPC Common Stock as to which the holder has perfected rights of dissent in accordance with Article 13 of the North Carolina Law ("Dissenting Shares") shall not be converted into the Share Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Article 13 of the North Carolina Law. SPC shall give DPRC prompt written notice of any demand received by SPC for appraisal of Outstanding SPC Common Stock, and DPRC shall have the right to participate in all negotiations and proceedings with respect to such demand. SPC agrees that, except with the prior written consent of DPRC, or as required under the North Carolina Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each record holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the North Carolina Law becomes entitled to payment of the value of shares of Outstanding SPC Common Stock shall receive payment therefor from SPC, except as provided herein (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Date, to deliver cash to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, DPRC shall pay, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of Outstanding SPC Common Stock, the cash to which such Dissenting Shareholder is then entitled under the North Carolina Law.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF SPC

  SPC hereby represents and warrants to DPRC that the following statements are true and complete and not misleading as of the date of this Agreement:

  4.1 Organization and Qualification of SPC. SPC is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. SPC has the requisite corporate power and authority to own and operate the Business and to carry on the Business as presently conducted. SPC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of properties makes such qualification necessary. Copies of SPC's Articles of Incorporation, certified by the Secretary of State of the State of North Carolina, and Bylaws, certified by SPC's Secretary, each of which is attached hereto as
Schedule 4.1, is complete and correct and, since the respective dates of certification thereof, there have not been any amendments to such Articles of Incorporation or Bylaws.

  4.2 Authorization. SPC has the requisite power, authority and legal right and capacity to enter into this Agreement and the agreements attached as Exhibits hereto (the "Ancillary Agreements"), to the extent that SPC is a party thereto, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by SPC of this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of SPC to make this Agreement and the Ancillary Agreements to which SPC is a party valid and binding upon SPC in accordance with their respective terms.

  4.3 Due Execution and Delivery; Binding Obligations. This Agreement has been and, on the Effective Date, each of the Ancillary Agreements (to the extent SPC is a party thereto) shall be, duly executed and delivered by SPC. This Agreement constitutes and, on the Effective Date, each of the Ancillary Agreements (to the extent SPC is a party thereto) shall constitute, the legal, valid and binding agreement and obligation of SPC, enforceable against SPC in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

  4.4 No Conflict or Violation. Except as set forth on Schedule 4.4 hereto, neither the execution and delivery of this Agreement and the Ancillary Agreements by SPC nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, SPC's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which SPC is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract, Encumbrance or Permit to which SPC is a party or by which the Business is bound or affected, unless breach, default, acceleration or termination can be avoided by giving timely notice of the execution and delivery of this Agreement and the Ancillary Agreements in advance of the consummation of the transactions contemplated hereby or thereby; (c) a violation by SPC of any applicable Law; (d) a violation by SPC of any order, judgment, writ, injunction decree or award to which SPC is a party or by which the Business is affected; or (e) an imposition of any Encumbrance.

  4.5 Consents and Approvals. Except as set forth on Schedule 4.5 hereto, no consent, notice, Permit, approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by SPC by virtue of its execution, delivery and performance of this Agreement or any of the Ancillary Agreements or to avoid the loss of any Permit, or the violation, breach or termination of, or any default under any Contract, or the creation of Encumbrances on any of the assets or properties of SPC pursuant to the terms of any Law, or to enable DPRC to continue the lawful and efficient operation of the Business following the Closing as presently conducted and as presently proposed to be conducted, except for the approval of the Merger by the shareholders of SPC and applicable requirements, if any, of the Securities Act, the Exchange Act, state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

  4.6 Pending Litigation. Except as disclosed on Schedule 4.6 hereto, there is no pending or, to SPC's knowledge, threatened Action, whether private or public, affecting SPC or the Business which could reasonably be expected to affect the enforceability of this Agreement or any of the Ancillary Agreements or which could reasonably be expected to materially and adversely affect the Business, SPC's assets or properties, or SPC's ability to consummate the transactions contemplated by or perform its obligations under this Agreement or any of the Ancillary Agreements.

  4.7 Capitalization of SPC. The authorized capital stock of SPC consists of 1,000,000 shares of common stock, of which 332,936 shares are issued and outstanding, and 800,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding. The issued and outstanding shares of capital stock of SPC consist solely of the SPC Common Stock, which is more specifically described on Schedule 4.7 hereto, and are held entirely by the persons set forth on Schedule 4.7 hereto (collectively, the "Shareholders"). SPC does not hold any shares of SPC Common Stock. Except as set forth on Schedule 4.7 hereto, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating SPC to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the SPC Common Stock or any other shares of the capital stock of SPC. All of the shares of the SPC Common Stock are duly and validly authorized, issued and outstanding, fully paid and non-assessable.

  4.8 Financial Statements. SPC has furnished to DPRC copies of: (a) the audited balance sheets of SPC at December 31, 1997, 1996 and 1995, and the related statements of income, shareholders' equity and cash flows for the periods ended, together with the related notes thereto and the auditors' report thereon, and (b) SPC's internally prepared balance sheet (the "Balance Sheet") at April 30, 1998 (the "Balance Sheet Date"), and the related statements of income for the period then ended. All financial statements referred to in this Section 4.8 (the "Financial Statements") are complete and correct, except as set forth on Schedule 4.8 hereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, and fairly present the financial condition of SPC as at the respective dates thereof and the results of operations of SPC for the respective periods covered by the statements of income contained therein. The Financial Statements are attached hereto as
Schedule 4.8. All reserves and accruals made by SPC in the Financial Statements are appropriate and adequate for all known or anticipated liabilities. At the Effective Date, SPC Adjusted Working Capital shall be at least $3.2 million and SPC Adjusted Net Worth shall be at least $3.7 million.

  4.9 Undisclosed Liabilities. Except as set forth on Schedule 4.9 hereto, SPC does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) related to the Business or its assets or properties except (a) liabilities reflected on the Financial Statements, (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business, and (c) liabilities arising under any Contract in the ordinary course of conducting the Business.

  4.10 Absence of Certain Changes or Events. Since December 31, 1997, except as set forth on Schedule 4.10 hereto, there has not been any:

    (a) Amendment to SPC's Articles of Incorporation or Bylaws; issuance of any shares of the capital stock of SPC; or issuance or creation of any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of the capital stock of SPC of any class have been or might be, directly or indirectly, authorized, issued or transferred;

    (b) Declaration, setting aside or payment of any dividend by SPC; distribution in respect of the capital stock of SPC; or purchase or redemption, directly or indirectly, of any shares of the capital stock of SPC;

    (c) Increase in the salary or other compensation payable or to become payable by SPC to any of its Key Persons; the declaration, payment, or commitment or obligation of any kind for the payment, by SPC, of a bonus or other additional salary or compensation to any such Key Person; the repayment by SPC of any loan from any such Key Person; or the payment by SPC of any accrued but unpaid salaries, distributions or any other payments, whether in cash or property, to any such Key Person;

    (d) Change in accounting methods or practices by SPC (including, without limitation, any change in depreciation, amortization or valuation policies or rates or any change in billing and revenue recognition policies) or revaluation of any of its assets, liabilities or reserves reflected on the Financial Statements, or any change in any assumption underlying or methods of calculating any bad debt, contingency or other reserves related to the Business;

    (e) Agreement entered into not in the usual and ordinary course of the Business; agreement entered into in the usual and ordinary course of the Business having a term of at least 12 months or involving an amount exceeding $20,000; or capital expenditure, or the incurring of any obligation to make any capital expenditure, by SPC in excess of $20,000;

    (f) Agreement entered into to provide technical contractors at other than a "time and materials" basis or at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement;

    (g) Payment by or on behalf of SPC of any obligation or liability, whether fixed or contingent, other than current liabilities; waiver or compromise by SPC of any right or claim; or cancellation by SPC, without full payment, of any note, loan or other obligation owed to SPC;

    (h) Failure to pay or satisfy when due any obligation of SPC except where such failure would not adversely affect SPC, the Business, its assets or its liabilities;

    (i) Amendment, rescission, expiration or termination of any of SPC's existing material Contracts or agreements, including, without limitation, the lapse, expiration or termination of any insurance coverage;

    (j) Sale, transfer, disposal of or agreements to sell, transfer or otherwise dispose of, any of the material assets, properties or rights of SPC; destruction, damage to, or loss of any of SPC's material assets or properties (whether or not covered by insurance) used or useable in the Business; or disposition or lapsing of any Intellectual Property or any disclosure to any person (other than persons subject to confidentiality agreements) of any Intellectual Property;

    (k) Labor dispute or other event or condition of any character adversely affecting the prospects, earnings, properties or condition, financial or otherwise, of the Business;

    (l) Other event or condition of any character which it is reasonable to expect will, individually or in the aggregate, adversely affect SPC, its assets or the Business or SPC's ability to perform its obligations hereunder; or

    (m) Agreement by SPC to do or cause any of the things described in clauses (a) through (l), above.

  4.11 Properties. Schedule 4.11 hereto sets forth a complete and correct list of all assets owned by SPC as of the Balance Sheet Date which have been treated as capital assets on the Balance Sheet Date. Except as set forth on
Schedule 4.11 hereto, SPC does not own, and within the last three years has not owned, any real property

(the "SPC Real Property"). Except as set forth on Schedule 4.11 hereto, SPC has good, indefeasible and marketable title to, or a valid leasehold interest in, or a valid license to use, all of the personal property used in and material to the Business, in each case free and clear of all Encumbrances. All personal property owned or leased by SPC is in good order and operating condition, ordinary wear and tear excepted, and free from any defects, except for such minor defects which do not substantially interfere with the continued use thereof in the conduct of normal operations in the manner and to the extent such assets are presently being used.

  4.12 Books and Records. SPC has made and kept (and given DPRC's Representatives access to) the Books and Records, which, in reasonable detail, accurately and fairly reflect the activities and transactions of SPC related to the Business, the dispositions of assets related to the Business, and the financial condition of SPC and the Business, including, without limitation, the existence of any and all liabilities, whether actual or contingent, including, without limitation, the SPC Tax and Other Liabilities.

  4.13 Intellectual Property.

    (a) Schedule 4.13 hereto is a complete and correct list of all of the material Intellectual Property other than "off-the-shelf" software. Except as set forth on Schedule 4.13 hereto, (a) the Intellectual Property is owned by SPC or SPC has a valid license to use the same, (b) SPC has not received any notice or claim disputing SPC's right to own or use any such Intellectual Property, and (c) to SPC's knowledge, SPC's right to own or use the Intellectual Property is not disputed by any third party. Except as set forth on Schedule 4.13 hereto, the Intellectual Property is owned by SPC free and clear of all Encumbrances. The Intellectual Property constitutes all of the proprietary rights necessary and sufficient for the lawful and efficient operation of the Business as presently conducted. To SPC's knowledge, SPC is not infringing upon or otherwise acting adversely to any property owned by any other person with respect to the Intellectual Property which has been received and used by SPC, nor is there any Action by any person pending or, to SPC's knowledge, threatened with respect thereto.

    (b) Schedule 4.13 hereto accurately discloses all licenses, sublicenses or agreements by which SPC holds or has given to others the right to use the Intellectual Property. SPC is not in default and, to SPC's knowledge, no third party is in default, under any such license, sublicense or agreement.

  4.14 Leases. Schedule 4.14 hereto sets forth a true, correct and complete list and description of all Leases. All of the Leases are in good standing, legal, valid, binding and in full force and effect, all rents and additional rents due to date under each such Lease have been paid in full, and there is not under any of such Leases any existing default, violation or breach by SPC or event or condition which after notice or lapse of time or both would constitute a default, violation or breach. SPC has provided DPRC with true and correct copies of all such Leases.

  4.15 Receivables. Attached hereto as Schedule 4.15 are the most recent available print-outs of SPC's accounts receivable (the "Receivables") and unbilled accounts receivable (the "Unbilled Receivables"), including all of the foregoing with respect to Affiliated Parties. Except to the extent collected since the date of each such print-out, all Receivables are reflected on Schedule 4.15, and all Receivables and Unbilled Receivables accruing or created between such dates and the Effective Date are and will be (a) valid bona fide claims against debtors for sales or other charges, and (b) subject to no defenses, set-offs or counterclaims. No additional loss reserves are required with respect to the Receivables and Unbilled Receivables other than that which is currently provided for in the Financial Statements. SPC has no reason to believe that any of the Receivables and Unbilled Receivables are not collectible in accordance with their terms.

  4.16 Contracts.

    (a) Schedule 4.16 hereto contains a complete and correct list of all Contracts, whether written or oral, (i) to which SPC is a party or by which it is bound, or (ii) by which any of the assets, properties or the Business is bound or subject, and, in either case, which constitute:

      (i) Mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money by, or any extension or credit to, SPC;

      (ii) Sales agency or marketing agreement;

      (iii) Agreements or commitments for capital expenditures;

      (iv) Brokerage or finder's agreements;

      (v) Partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses, including any strategic partnering relationship with foreign affiliates;

      (vi) Contracts or commitments to acquire, sell, lease or otherwise dispose of any assets, properties or business other than in the ordinary course of business;

      (vii) Contracts or commitments limiting the freedom of SPC to compete in any line of business or in any geographic area or with any person; and

      (viii) Other agreements, contracts and commitments (other than employment Contracts with employees other than Key Persons) which in any case are not terminable on at least 30 days' prior written notice or involve payments or receipts of more than $20,000 per annum.

    (b) Schedule 4.16 hereto sets forth a correct and complete list of the 20 largest customers (by sales volume) (the "Major Customers") of the Business during (i) the 12-month period ended at December 31, 1997, and (ii) the four-month period ended at the Balance Sheet Date, in each case, indicating the sales to such Major Customers within such period and listing the existing contractual arrangements with each such Major Customer. As of the Balance Sheet Date, SPC had no outstanding Contracts with customers requiring payments or credits to customers in excess of $2,500, except for those listed on Schedule 4.16 hereto. There are no outstanding disputes with any Major Customer, and no Major Customer has refused to do business with SPC or has stated its intention not to continue to do business with or increase or reduce its purchases from SPC or DPRC upon consummation of the transactions contemplated hereby. SPC has no reason to believe that any customer account is not collectible in accordance with its terms, except to the extent it has provided an allowance for the uncollectability of such account on the Financial Statements. No existing contractual arrangement with a customer contains any terms other than at a "time and materials" basis, at a fixed bid, discounted or decelerating rate, or pursuant to or subject to a capped or limited fee arrangement.

    (c) As of the Balance Sheet Date, SPC had no outstanding Contract with suppliers or vendors requiring payments in excess of $20,000 on an annualized basis except those listed on Schedule 4.16 hereto.

    (d) SPC has delivered to DPRC or its Representatives complete and correct copies of all material written Contracts, together with all amendments thereto, and accurate descriptions of all material oral Contracts, listed on Schedules 4.13, 4.14 and 4.16 hereto or required to be listed thereon. All of the Contracts are valid and in full force and effect and SPC has duly performed all of its obligations under each Contract to the extent those obligations have accrued and no default, violation or breach by SPC under any Contract has occurred which affects the enforceability of such Contract or any parties' rights thereunder.

  4.17 Employment Matters.

    (a) Schedule 4.17 hereto sets forth a complete and correct list of (i) all the names, current annual rates of salary, bonuses, employee benefits, accrued vacation times, sick pay and other compensation, date of hire and location of all the Key Persons, and (ii) all the names of SPC's technical consultants on billing as of May 31, 1998. None of the Key Persons has received or will receive an increase in salary or other compensation from SPC prior to the Effective Date. Except as set forth on Schedule 4.17 hereto, there are no employment or consulting contracts or arrangements, including pensions, bonus or profit sharing plans, or other severance or termination contracts or arrangements pertaining to or covering the Key Persons which constitute contractual obligations of SPC not terminable on 10 days' notice. There are no collective bargaining agreements with any union or other bargaining group for any of SPC's employees, nor is SPC aware of any efforts by its employees or contractors to organize or participate in any of the foregoing. To SPC's knowledge, no employee or contractor is in violation of any of its obligations to, or any employment agreement with, a prior employer. No Key Person has left SPC since the Balance Sheet Date and, except for R. Carlisle, no Key Person has indicated any present or future intention to terminate his or her employment with SPC. SPC has made available to DPRC true and correct copies of all performance reviews conducted of the persons set forth on Schedule 4.17.

    (b) SPC has complied with all provision of Law pertaining to the employment and terminating of employees, the hiring and terminating of contractors, and the immigration of foreign nationals, including, without limitation all such Laws relating to labor relations, equal employment practices, fair employment practices, entitlements, prohibited discrimination, terms and conditions of employment, wages and hours, independent contractor classification, withholding requirements, worker's compensation or other similar employment or hiring practices or acts, and SPC is not engaged in any unfair labor practices and is not a party to any Action involving a violation or alleged violation of any of the foregoing Laws. Without limiting the generality of the foregoing, SPC has complied in all respects with the WARN Act, COBRA, the Immigration and Nationality Act, as amended, and the Immigration Reform and Control Act of 1986, including, without limitation, completing a Form I-9 for every employee of SPC, and maintaining all such Form I-9(s) and related information in accordance with such acts. Except as set forth on Schedule 4.6 hereto, no employee, contractor or governmental agency or authority has brought or threatened an Action against SPC with respect to any matter arising out of, relating to or in connection with such employee's or contractor's employment by SPC.

  4.18 Employee Benefits.

    (a) Schedule 4.18 hereto contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by SPC. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans,
  (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the 1995 and 1996 plan years for each Employee Benefit Plan, have been delivered to DPRC. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and SPC has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. SPC and all Employee Benefit Plans are in operation in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

    (b) There are no investigations by any governmental entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

    (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and, except as set forth on Schedule 4.18 hereto, no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

    (d) Except as set forth on Schedule 4.18 hereto, SPC has never maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

    (e) At no time has SPC been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

    (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of SPC (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
  Section 4980B of the Code and insurance conversion privileges under state
  Law.

    (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by SPC that would subject SPC to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

    (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
  Section 501(c)(9) of the Code.

    (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

    (j) Schedule 4.18 hereto discloses each: (i) agreement with any director, executive officer or other key employee of SPC (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SPC of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from SPC that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding SPC, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

  4.19 Transactions with Affiliated Parties. Attached hereto as Schedule 4.19 is a true and complete list and description of all transactions engaged in between SPC and any director, officer, employee, shareholder or agent of SPC or any of their spouses or children, any trust of which any such person is the grantor, trustee or beneficiary, any corporation of which any such person or party is a shareholder, employee, officer or director, or any partnership or other entity in which any such person or party owns an interest (all such persons, trusts, corporations and entities being herein referred to collectively as "Affiliated Parties" and individually as an "Affiliated Party"). No Affiliated Party has any ownership interest, directly, indirectly or beneficially, in any competitor or potential competitor, supplier or customer of SPC.

  4.20 Certain Payments. Neither the Controlling Shareholders nor SPC, nor to SPC's knowledge, any other entity has, directly or indirectly, on behalf of or with respect to SPC: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c) engaged in any transaction or made or received any payment which was not properly recorded in the Books and Records; (d) created or used any "off-book" bank or cash account or "slush fund"; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

  4.21 Taxes.

    (a) SPC has paid, or accrued on the Balance Sheet, all federal, state, local and foreign income, alternative, add-on, gross receipts, franchise, payroll, F.I.C.A., unemployment withholding, real property, personal property, admissions, gains, replacement, sales, use, excise, payroll, disability and other taxes imposed on SPC or with respect to any of its properties, or otherwise payable by it, including interest, penalties and other additions, if any, in respect thereof (collectively, "SPC Taxes"), for all taxable periods ended on or prior to the Balance Sheet Date for which SPC, or any predecessor entity, was in existence. After the Balance Sheet Date, SPC has paid, or accrued on its financial books, only SPC Taxes incurred in the ordinary course of business determined in the same manner as in the applicable preceding taxable period ending on or before the Balance Sheet Date. Reserves adequate for the payment of all SPC Taxes with respect to any period or portion thereof ending on or prior to the date hereof for which the Tax Returns have not yet been filed have been established in accordance with generally accepted accounting principles, and such reserves will continue to be established with respect to any period or portion thereof ending on or prior to the Effective Date.

    (b) Without limiting the foregoing representations in any way, (i) SPC has collected all sales, use and value added taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate governmental authorities and has furnished properly completed exemption certificates for all exempt transactions, and (ii) with respect to all persons properly characterized as employees for federal, state or local tax purposes, SPC has (A) properly and timely withheld, collected, deposited and paid income and social security and other similar taxes, and (B) properly and timely paid social security and other payroll taxes.

    (c) SPC has timely filed all returns (including estimated returns), reports and other filings related to SPC Taxes (the "Tax Returns") which SPC is required to file and has paid all the amounts shown to be due thereon. All the Tax Returns are true and correct and complete. SPC has delivered to DPRC complete copies of all the Tax Returns for the last three taxable periods for which the Tax Returns have been filed. SPC is not required to file Tax Returns in any foreign, state or local jurisdiction for any tax period except in those foreign, state and local jurisdictions set forth on Schedule 4.21 hereto, in which it has filed. SPC is not subject to any Tax imposed on net income in any jurisdiction or by any taxing authority except in those foreign, state or local jurisdictions in which it has filed Tax Returns or timely extensions therefor.

    (d) Except as set forth on Schedule 4.21 hereto, no United States federal, state or local income Tax Returns of SPC have been audited by the Internal Revenue Service or other tax authority and there are no proceedings or claims relating thereto or any facts that could give rise to such an audit.

    (e) No audit, examination, proceeding or other Action is pending or threatened by any governmental authority with respect to the possible assessment or collection from SPC of any SPC Taxes, no unresolved claim for assessment or collection of any SPC Taxes has been asserted against SPC, and all resolved assessments of SPC Taxes have been paid. SPC has delivered to DPRC complete copies of all audit reports and other governmental claims asserting SPC Taxes in addition to those SPC Taxes set forth on the Tax Returns of SPC.

    (f) Prior to 1981, SPC was at all times an "S corporation" within the meaning of Section 1361(a) of the Code, and a valid election under Section 1362 of the Code has been in effect with respect to SPC at all times for such period. A valid S corporation or similar election has been in effect with respect to SPC during such period in all relevant state and local jurisdictions in which SPC is subject to Tax. For such periods, each Shareholder has filed in a timely fashion with each of the Internal Revenue Service and the appropriate tax authority for all relevant state and local tax jurisdictions a consent to such S corporation or similar elections with respect to SPC. SPC has not been, and will not be, subject to tax under
  Section 1374 or Section 1375 of the Code for any taxable year ending on or prior to the Effective Date.

    (g) There are no liens for SPC Taxes (other than for current SPC Taxes not yet due and payable) upon the assets of SPC.

    (h) SPC is not a party to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement.

    (i) SPC has not taken any action that would require an adjustment pursuant to Section 481 of the Code, by reason of a change in accounting method or otherwise.

    (j) SPC has not filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

    (k) SPC has not made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

    (l) SPC has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other Law.

    (m) Neither SPC nor any Shareholder has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any SPC Tax.

    (n) No asset of SPC (i) is property subject to the so called safe harbor lease provisions of former Section 168(f)(8) of the Code, or is otherwise treated as owned by another person for tax purposes, (ii) directly or indirectly secures any debt the interest on which is tax exempt under
  Section 103(a) of the Code, or (iii) is tax exempt use property within the meaning of Section 168(b) of the Code.

  4.22 Compliance with Laws. SPC's operation of the Business is in material compliance with all Laws for which a more specific representation or warranty is not otherwise provided in this Article 4. SPC has not received any notice from or otherwise been advised that any governmental authority or other person is claiming any violation or potential violation of any Law. Neither SPC nor any Controlling Shareholder has received any communication from any governmental authority or agency (federal, state or local) or any private entity or individual (including, but not limited to, any prior or subsequent owners of the SPC Real Property or any other facility used by SPC) relating in any way to (a) the presence, release, threat of release, placement of any Hazardous Material on, under or about the SPC Real Property or any such other facility, (b) the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal of any Hazardous Material on, under or about the SPC Real Property or any such other facility, or (c) the transportation to or from the SPC Real Property of any such other facility of any Hazardous Material. To SPC's and the Controlling Shareholders' knowledge, (i) neither the SPC Real Property nor any other facility currently used by SPC contains, or did contain at any time, any underground or other storage tanks containing Hazardous Materials, and (ii) there are no facts or circumstances which could form the basis for the assertion of any claim against SPC or a Controlling Shareholder relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under any environmental Law.

  4.23 Permits. SPC holds, or prior to the Effective Date will hold, free from all Encumbrances and burdensome restrictions, all Permits. Each of the Permits is, or will be, sufficient for the lawful and efficient operation of the Business as presently conducted and as presently proposed to be conducted. Attached hereto as Schedule 4.23 is a list of all Permits obtained by SPC, true and complete copies of which have been furnished to DPRC. All Permits required for the lawful and efficient operation of the Business as presently conducted and as presently proposed to be conducted will be in full force and effect on the Effective Date.

  4.24 Insurance. SPC maintains, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its properties and the Business of such a nature, with such terms and in such amounts as a prudent person would maintain with respect to similar properties and a similar business. Attached as Schedule 4.24 hereto is a true and complete list and summary of all insurance maintained by SPC with respect to the Business during the past three years. SPC has provided DPRC with true and correct copies of all such insurance policies. SPC has not agreed to modify or cancel any of such insurance, nor has SPC received notice of any actual or threatened modification or cancellation of such insurance.

  4.25 Brokers, Finders, etc. All negotiations relating to this Agreement and the transaction contemplated hereby have been carried on without the intervention of any person other than Arthur Andersen-Corporate Finance acting on behalf of SPC in such manner as to give rise to any claim against DPRC, SPC or any of their respective Representatives for any brokerage or finders' commission, fee or similar compensation.

  4.26 Subsidiaries. SPC does not have any Subsidiaries, and, at no time during the two-year period immediately preceding the date of this Agreement, has SPC been a Subsidiary of any person other than one or more of the Controlling Shareholders. No Controlling Shareholder owns 50% or more of the outstanding capital stock, ownership interest or voting power of any other person engaged in a business similar to the Business.

  4.27 Banking Facilities.

    (a) Schedule 4.27 hereto sets forth a true, correct and complete list of:
  (i) each bank, savings and loan or similar financial institution at which SPC has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by SPC thereat and details, including terms, of any line of credit or credit facility; and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

    (b) Except as set forth on Schedule 4.27 hereto, all of the outstanding indebtedness (secured or unsecured) for borrowed money of SPC may be prepaid without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

  4.28 Other Representations. All of the representations, warranties and other statements of SPC now or hereafter made in writing to Deloitte & Touche LLP shall be deemed to have been made herein as if set forth in full herein.

  4.29 Full Disclosure. No representation, warranty or other statement of SPC contained in this Agreement, any of the Ancillary Agreements or any other document, certificate or written statement furnished to DPRC in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to SPC which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to DPRC for use in connection with the transactions contemplated hereby.

                                   ARTICLE 5

        REPRESENTATIONS AND WARRANTIES OF THE CONTROLLING SHAREHOLDERS

  Each of the Controlling Shareholders, jointly and severally, represents and warrants to DPRC that the following statements are true and complete and not misleading as of the date of this Agreement:

  5.1 Authorization. Such Controlling Shareholder has the requisite power, authority and legal right and capacity to enter into this Agreement and the Ancillary Agreements to which he is a party, to perform such Controlling Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

  5.2 Due Execution and Delivery; Binding Obligations. This Agreement has been and, at the Effective Date, each of the Ancillary Agreements to which he is a party shall be, duly executed and delivered by such Controlling Shareholder. This Agreement constitutes and, at the Effective Date, each of the Ancillary Agreements to which he is a party shall constitute, the legal, valid and binding agreement and obligation of such Controlling Shareholder, enforceable against such Controlling Shareholder in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

  5.3 No Conflict or Violation. Except as set forth on Schedule 4.4 hereto, neither the execution and delivery of this Agreement and the Ancillary Agreements by such Controlling Shareholder, to the extent he is a party, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, any subscription, shareholders' or similar types of agreements or understandings to which such Controlling Shareholder is a party; (b) a breach of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under or result in the termination of, or accelerate the performance required by, or create a right of termination or acceleration under, any Contract, Encumbrance or Permit to which such Controlling Shareholder is a party; (c) a violation by such Controlling Shareholder of any applicable Law; or (d) a violation by such Controlling Shareholder of any order, judgment, writ, injunction decree or award to which such Controlling Shareholder is a party.

  5.4 Consents and Approvals. Except as set forth on Schedule 4.5 hereto, no consent, Permit, approval or authorization of, or declaration, filing, application, transfer, registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by such Controlling Shareholder by virtue of such Controlling Shareholders' execution, delivery and performance of this Agreement or any of the Ancillary Agreements, except for the approval of the Merger by the shareholders of SPC and applicable requirements, if any, of the Securities Act, the Exchange Act, state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

  5.5 Title to SPC Common Stock. Such Controlling Shareholder owns beneficially and of record the number and type of securities of SPC set forth opposite such Controlling Shareholder's name as set forth on Schedule 4.7 hereto, free and clear of all Encumbrances affecting his ability to transfer such shares to DPRC. Except as set forth on Schedule 4.7 hereto, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating such Controlling Shareholder or SPC to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of the SPC Common Stock or any other shares of the capital stock of SPC.

  5.6 SPC's Representations and Warranties. All of the representations and warranties of SPC contained herein and in each of the Ancillary Agreements to which it is a party are true and correct and not materially misleading as of the date hereof.

  5.7 Other Representations. All of the representations, warranties and other statements of a Controlling Shareholder now or hereafter made in writing to Deloitte & Touche LLP shall be deemed to have been made herein as if set forth in full herein.

  5.8 Full Disclosure. No representation, warranty or other statement of such Controlling Shareholder contained in this Agreement, any of the Ancillary Agreements or any other document, certificate or written statement furnished to DPRC in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to such Controlling Shareholder which adversely affects the prospects, earnings, properties or condition, financial or otherwise, of the Business that has not been disclosed herein or in such other documents, certificates and statements furnished to DPRC for use in connection with the transactions contemplated hereby.

                                   ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF DPRC AND ACQUISITION

  DPRC and Acquisition hereby represents and warrants to SPC that the following statements are true and complete and not misleading as of the date of this Agreement:

  6.1 Organization. Each of DPRC and Acquisition is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of its state of incorporation, and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

  6.2 Authorization. Each of DPRC and Acquisition has the requisite corporate power, authority and legal right and capacity to enter into this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

  6.3 Due Execution and Delivery; Binding Obligations. The execution, delivery and performance by each of DPRC and Acquisition of this Agreement and the Ancillary Agreements to which it is a party, have been duly authorized by the Board of Directors of DPRC and Acquisition, respectively. Except for the consent of the shareholders of DPRC, no further corporate action is necessary on the part of DPRC or Acquisition to make this Agreement and the Ancillary Agreements to which it is a party valid and binding upon DPRC and Acquisition in accordance with their respective terms. This Agreement has been and, at the Effective Date, the Ancillary Agreements (to the extent DPRC or Acquisition is a party thereto) shall be, duly executed and delivered by DPRC and Acquisition and constitute the valid and binding obligations of DPRC and Acquisition, enforceable against DPRC and Acquisition in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other Laws or the public policy underlying such Laws.

  6.4 No Conflict or Violation. Neither the execution and delivery of this Agreement and the Ancillary Agreements by DPRC and Acquisition, to the extent each is a party thereto, nor the consummation of the transactions contemplated hereby and thereby, will result in (a) a violation of, or a conflict with, DPRC's or Acquisition's charter documents or any subscription, shareholders' or similar types of agreements or understandings to which DPRC or Acquisition is a party; (b) to DPRC's and Acquisition's knowledge, a violation by DPRC or Acquisition of any Law; or (c) to DPRC's and Acquisition's knowledge, a violation by DPRC or Acquisition of any order, judgment, writ, injunction decree or award to which DPRC or Acquisition is a party.

  6.5 Consents and Approvals. Except as set forth on Schedule 6.5 hereto, no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any governmental or regulatory authority, or to DPRC's and Acquisition's knowledge, any other person or entity is required to be made or obtained by DPRC or Acquisition by virtue of its execution, delivery and performance of this Agreement, any of the Ancillary Agreements or DPRC's and Acquisition's consummation of the transactions contemplated hereby or thereby, except for the approval of the Merger by the shareholders of DPRC and Acquisition and applicable requirements, if any, of the Securities Act, the Exchange Act, the state securities Laws, and the filing and recordation of the Merger Documents as required by the North Carolina Law.

  6.6 Financial Statements and Reports. DPRC has made available to SPC true and complete copies of (i) DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (the "DPRC 10-K") as filed with the SEC, (ii) DPRC's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997, January 31, 1998 and April 30, 1998, (iii) DPRC's proxy statement relating to the annual meeting of its shareholders held on December 17, 1997, and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K, but excluding any preliminary proxy material), if any, filed by DPRC with the SEC pursuant to the Exchange Act subsequent to the filing of the DPRC 10-K. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information incorporated by reference therein) are referred to in this Agreement as the "DPRC SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the DPRC SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, except such noncompliance which, in the aggregate, would not have a material adverse effect on the financial condition and results of operations of DPRC and its Subsidiaries, taken as a whole, and, taken as a whole, the DPRC SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of DPRC included in the DPRC SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of DPRC and its consolidated subsidiaries as of the dates and for the periods indicated therein, subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein.

  6.7 Accounting Matters. To DPRC's best knowledge, neither DPRC nor any of its Affiliates has taken or agreed to take any action that would prevent the accounting for the transactions contemplated by this Agreement as a pooling of interests in accordance with generally accepted accounting principles and applicable SEC regulations.

                                   ARTICLE 7

                             SHAREHOLDER APPROVAL

  7.1 Shareholder Meetings. This Agreement shall be submitted for approval to the shareholders of DPRC (the "DPRC Meeting") and the shareholders of SPC, including any person with "pass-through" voting rights under any Employee Benefit Plan of SPC (the "SPC Meeting"), at meetings to be duly held for such purpose, which meetings shall be held in accordance with the respective charters and bylaws of DPRC and SPC as soon as practicable after the Registration Statement has been declared effective by the SEC.

  7.2 Proxy Statement-Prospectus; Registration Statement. DPRC shall as soon as reasonably practicable prepare and file with the SEC under the Securities Act, a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering the sale of the shares of DPRC Common Stock to be issued in the Merger. The Registration Statement shall include as a part thereof a prospectus relating to the shares of DPRC Common Stock to be issued in the Merger which shall also constitute a proxy statement of DPRC (such prospectus and proxy statement are referred to herein as the "Proxy Statement-Prospectus") to be used in connection with the solicitation of proxies in accordance with the requirements of the Exchange Act, for the voting of shares of DPRC Common Stock at the meeting of the shareholders of DPRC to be called to approve this Agreement. DPRC shall use its reasonable efforts to respond as soon as reasonably practicable to the comments, if any, of the staff of the SEC (the "Staff") and have the Registration Statement declared effective under the Securities Act and the Proxy Statement-Prospectus cleared under the Exchange Act. DPRC shall also take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of DPRC Common Stock in the Merger. SPC shall cooperate with DPRC in the prompt preparation and filing of the Registration Statement. Each of SPC and DPRC covenants and agrees that the information provided and to be provided by SPC or DPRC, as the case may be, specifically for use in the Proxy Statement-Prospectus and the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. DPRC shall notify SPC promptly of the receipt of any comments from the Staff and of any request by the Staff for amendments or supplements to the Registration Statement or for additional information, and shall supply SPC with copies of all correspondence between DPRC or its representatives, on the one hand, and the SEC or members of the Staff, on the other hand, with respect to the Registration Statement or the transactions contemplated hereby. Promptly after the Registration Statement has been declared effective and the Proxy Statement-Prospectus has been cleared, DPRC shall mail to its shareholders proxy solicitation materials, including the Proxy Statement-Prospectus of DPRC and related form of proxy. SPC shall furnish copies of the Proxy Statement-Prospectus to each shareholder of SPC promptly to solicit votes to approve this Agreement at the SPC Meeting.

  7.3 Amendments or Supplements to the Proxy Statement-Prospectus; Registration Statement. If at any time prior to the Effective Date any event with respect to DPRC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement-Prospectus or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the

SEC and, as required by Law, distributed to the shareholders of DPRC and SPC. The Registration Statement will comply (with respect to DPRC and Acquisition) as to form in all material respects with the provisions of the Securities Act. If at any time prior to the Effective Date any event with respect to SPC or its officers and directors shall occur which is required to be described in the Proxy Statement-Prospectus or the Registration Statement, SPC shall notify DPRC in writing and shall assist DPRC in preparing an amendment or supplement which shall be promptly filed with the SEC and furnished to the shareholders of DPRC and SPC.

                                   ARTICLE 8

                        OTHER COVENANTS AND AGREEMENTS

  8.1 Conduct Prior to the Effective Date.

    (a) Ordinary Course of Business. From and after the date of this Agreement through the Effective Date, SPC shall conduct the Business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, SPC shall not, without the prior written consent of DPRC, take or undertake or incur or permit to exist any of the acts, transactions, events or occurrences specified in (i) Sections 4.10(a) through (e) and (g) through (m), above, and (ii) Section 4.10 (f), above, except, and then only to the extent, in the ordinary course and consistent with past practice.

    (b) Certain Actions Relating to Capital Stock. From and after the date of this Agreement through the Effective Date, neither SPC nor DPRC shall, without the prior written consent of the other, (i) amend its organizational documents (except that DPRC may amend its Articles of Incorporation to increase the number of shares of capital stock authorized thereunder) or Bylaws, (ii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock, (iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock, (iv) split, combine or reclassify its outstanding shares of capital stock, or
  (v) issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock except (A) as contemplated by this Agreement, (B) shares issued upon the exercise or conversion of securities (including, but not limited to, stock options) outstanding on the date hereof, (C) with respect to options granted by DPRC under existing option plans, and (D) shares of DPRC Common Stock issued or to be issued by DPRC, in connection with acquisitions of related businesses; provided, however, that in no event shall DPRC or SPC effect any issuance or agree to effect any issuance pursuant to this clause (D) if such issuance or agreement would preclude DPRC from accounting for the business combination contemplated by this Agreement as a pooling of interests or would materially delay, or materially reduce the likelihood of, the consummation of the Merger.

    (c) Preserve Business. From and after the date of this Agreement and through the Effective Date, SPC shall use reasonable efforts to preserve intact its business organizations, to keep available the services of its operating personnel and to preserve the goodwill of those having business relationships with it, including, without limitation, suppliers and customers.

  8.2 Access to Properties and Records. DPRC and its Representatives shall have reasonable access during normal business hours throughout the period prior to the Effective Date to all of SPC's properties, and Books and Records, and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them (so long as such questions are not outside of the scope of purpose of this Section 8.2); provided that no investigation pursuant to this Section 8.2 shall alter any representations or warranties of any party or conditions to the obligation of the parties. Any such investigations shall be specifically related to this Agreement and to the transactions contemplated hereby. DPRC shall provide SPC with reasonable notice prior to visiting any such property for the purpose of any such investigation, including notice of the purpose and reason for such investigation.

  8.3 Negotiations

    (a) Acquisition Proposals. Except in the furtherance of the transactions contemplated hereby, prior to the Effective Date, each of SPC and the Controlling Shareholders agrees that (i) neither SPC, the Controlling Shareholders nor any of their respective affiliates shall, and each of SPC and the Controlling Shareholders shall direct and use its and his best efforts to cause its and his Representatives (including, without limitation, any investment banker, attorney or accountant retained by it and him or any of its and his Affiliates) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders), with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (A) the acquisition of a majority of the outstanding equity securities of SPC, (B) the issuance by such party, in a single transaction or a series of related transactions, of equity securities which would represent, following issuance, a majority of the outstanding equity securities of SPC, or (C) the acquisition of a majority of the consolidated assets of such party (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) it shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it shall take the necessary steps to inform any such parties of the obligations undertaken in this Section 8.3; and (iii) it shall notify DPRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or him.

    (b) Maintenance of Board Support. Neither the Board of Directors of SPC nor any committee of such Board, shall (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board or any such committee of the adoption of this Agreement, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal, or (iii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

  8.4 Affiliates Agreements. Prior to the Effective Date, SPC shall deliver to DPRC a list of all persons who SPC deems to be "affiliates" for purposes of Rule 145 under the Securities Act and within the meaning of the rules and regulations pertaining to pooling of interests transactions. SPC shall use reasonable efforts to obtain from each such person an agreement in substantially the form attached hereto as Exhibit F (an ASPC "Affiliates Agreement") prior to the time the Proxy Statement-Prospectus is mailed to DPRC's shareholders. DPRC shall use reasonable efforts to obtain from each of its "affiliates" an agreement in substantially the form attached hereto as Exhibit G (a "DPRC Affiliates Agreement") prior to the time the Proxy Statement-Prospectus is mailed to DPRC's shareholders.

  8.5 Pooling of Interests. Neither SPC nor DPRC shall, nor shall they permit any of their respective Affiliates to, take any actions which could have the effect of precluding DPRC from accounting for the business combination contemplated by this Agreement as a pooling of interests.

  8.6 Employee Benefits. On the Effective Date, SPC shall, and DPRC shall cause SPC to, pay in full all amounts owing to certain officers of SPC under employment agreements, severance agreements, any restricted shareholders agreement, non-competition agreements and minority stockholder buyout agreements specified in the Schedules hereto and shall perform all other obligations described therein which are required to be performed on or prior to the Effective Date. The parties agree that any such payments shall not constitute a violation of any other provision of this Agreement, including, without limitation, Section 8.1, above. Following the Effective Date, DPRC shall cause SPC to honor all of its binding obligations under any and all severance agreements and employment agreements to which SPC is a party.

  8.7 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions set forth herein as soon as practicable. No party will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration.

  8.8 Financial Statements. As soon as reasonably practicable, but in no event later than 30 days after the end of the first full calendar month occurring after the Effective Date, DPRC shall publish (including, without limitation, by means of a press release) financial statements setting forth 30-day combined results of operations in such detail as may be required under the SEC's Accounting Series Release No. 135.

  8.9 Tax Treatment; Tax Opinion. Each of DPRC and SPC shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368(a)(2)(E) of the Code.

  8.10 Public Announcements. DPRC and SPC shall consult with each other before issuing any press releases or other public announcements concerning or referring to the Merger, this Agreement or the transactions contemplated by this Agreement and shall not issue any such press releases or other public announcement without the consent of the other unless required by law or by obligations pursuant to the regulations of the National Association of Securities Dealers, and then only after a reasonable attempt to comply with the consultation provisions hereof.

                                   ARTICLE 9

                           CONDITIONS TO THE MERGER

  9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

    (a) The Registration Statement. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or shall be continuing to be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (b) Shareholder Approval. The Shareholders shall have adopted this Agreement by the requisite vote, and SPC shall have delivered to DPRC a certificate of SPC's Secretary setting forth the number of shares of SPC Common Stock voted in favor of the adoption of this Agreement and certifying that this Agreement was adopted by at least a majority of the outstanding shares of SPC Common Stock. The DPRC shareholders shall have approved the principle terms of the Merger and the issuance of the Share Consideration by the requisite vote, and DPRC shall have delivered to SPC a certificate of DPRC's Secretary setting forth the number of shares of DPRC Common Stock voted in favor of the principle terms of the Merger and the issuance of the Share Consideration and certifying that the principle terms of the Merger and the issuance of the Share Consideration was approved by a majority of the outstanding shares of DPRC Common Stock.

    (c) No Injunctions. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

    (d) Nasdaq Listing. The shares of DPRC Common Stock issuable in the Merger or thereafter as contemplated by this Agreement shall have been authorized for listing on the Nasdaq National Market, upon official notice of issuance.

    (e) No Proceedings. There shall not have been instituted or pending any action or proceeding by or before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority, nor shall there have been or be any determination by any government, governmental authority, regulatory or administrative agency or commission which, in either case, would require either party to take any action or do anything in connection with the foregoing which would result in a material adverse effect to their respective businesses or materially impair DPRC's or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of SPC, or compel DPRC to dispose of all or a material portion of the business or assets of DPRC and the DPRC Subsidiaries, taken as a whole.

    (f) Votes Against the Merger. The holders of no more than 10% of the shares of SPC Common Stock shall have been voted against this Agreement, the Merger, and the other transactions contemplated hereby.

    (g) Additional Consideration. The aggregate amount of cash consideration payable with respect to Dissenting Shares and fractional shares shall not exceed 10% of the Merger Consideration.

  9.2 Conditions to the Obligation of SPC to Effect the Merger. The obligation of SPC to effect the Merger shall be subject to the fulfillment on or prior to the Effective Date of the following additional conditions:

    (a) Performance. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by DPRC or Acquisition at or before the Effective Date shall have been duly and properly performed in all material respects.

    (b) Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by DPRC and Acquisition contained in this Agreement shall be true, correct and not materially misleading on and as of the Effective Date as though made at that time except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

    (c) Officers Certificate. SPC shall have received a certificate dated the Effective Date, signed and verified by an officer of DPRC and Acquisition certifying, that the conditions specified in Sections 9.2(a) and (b), above, have been fulfilled.

    (d) Consents and Approvals. All necessary agreements, waivers, approvals, authorizations, assurances and consents of third parties to the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.5 hereto, shall have been obtained by DPRC and delivered to SPC.

    (e) Opinion of Counsel. SPC shall have received from Riordan & McKinzie, counsel for DPRC, an opinion, dated the Effective Date, as to such matters as SPC may reasonably request.

    (f) Escrow Agreement. The Controlling Shareholders shall have obtained an executed Escrow Agreement from DPRC and the Escrow Agent.

    (g) Employment Agreements. R. Carlisle, T. Carlisle, Carter and Gallagher shall have each obtained from Acquisition executed copies of the employment agreement in the form of Exhibit H hereto (the "Executive Employment Agreements").

  9.3 Conditions to Obligation of DPRC and Acquisition to Effect the
Merger. The obligation of DPRC and Acquisition to effect the Merger shall be subject to the fulfillment on or prior to the Effective Date of the following additional conditions:

    (a) Performance. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by SPC at or before the Effective Date shall have been duly and properly performed in all material respects.

    (b) Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties made by SPC in this Agreement shall be true, correct and not materially misleading on and as of the Effective Date as though made at that time except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

    (c) No Material Adverse Change. There shall have been no material adverse change in the financial condition, business or prospects of SPC.

    (d) Officers Certificate. DPRC shall have received a certificate, dated the Effective Date, signed and verified by the President of SPC certifying, that the conditions specified in Sections 9.3(a), (b) and (c), above, have each been fulfilled.

    (e) Consents and Approvals. All necessary agreements, waivers, approvals, authorizations, assurances and consents of third parties to the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.5 hereto, shall have been obtained by SPC and delivered to DPRC.

    (f) Opinion of Counsel. DPRC shall have received from Hamel, Hicks, Wray, Brown & Jernigan, P.A., counsel for SPC, an opinion, dated the Effective Date, as to such matters as DPRC may reasonably request.

    (g) Opinion of Accountants. DPRC shall have received an opinion from Deloitte & Touche LLP, dated as of the Effective Date to the effect that the business combination contemplated by this Agreement would properly be accounted for as a pooling of interests in accordance with GAAP and the published rules, regulations and policies of the SEC.

    (h) Opinion of Financial Advisor. DPRC shall have received the opinion of NationsBanc Montgomery Securities LLC, dated as of the Effective Date, to the effect that, as of such date, the consideration being delivered in the Merger is fair from a financial point of view to DPRC.

    (i) Option Cancellation Agreement. DPRC shall have received an executed Option Cancellation Agreement from each Performance Optionholder.

    (j) Escrow Agreement. DPRC shall have received an executed Escrow Agreement from the Controlling Shareholders and the Escrow Agent.

    (k) Executive Employment Agreement. Acquisition shall have obtained executed Executive Employment Agreements from each of R. Carlisle, T. Carlisle, Carter and Gallagher.

    (l) Noncompetition Agreement. DPRC shall have obtained from R. Carlisle,
  T. Carlisle, Carter and Gallagher an executed noncompetition agreement in the form attached hereto as Exhibit I (the ANoncompetition Agreement).

    (m) Other Employment Agreements. Acquisition shall have obtained the employment agreements in substantially the form attached hereto as Exhibit J (the "Other Employment Agreements"), duly executed by SPC and each of the Key Persons (other than the Controlling Shareholders).

    (n) Affiliates Agreements. Each affiliate of SPC identified as such by SPC pursuant to Section 8.5, above, shall have executed and delivered an SPC Affiliates Agreement. Each affiliate of DPRC shall have executed and delivered a DPRC Affiliates Agreement.

    (o) Termination of Certain Agreements. Evidence of the termination, effective as of the Effective Date, of (i) the Stock Redemption Agreement dated March 29, 1990, by and among Carter, the Trustees of the Systems & Programming Consultants, Inc. Money Purchase Pension Plan, the Trustees of the Systems & Programming Consultants, Inc. Profit Sharing Plan and Systems & Programming Consultants, Inc., a South Carolina corporation; (ii) the Shareholders' Agreement dated May 25, 1994, by and among SPC, Carter, Gallagher and Brenda Templin, as amended on December 28, 1995 and December 31, 1997; (iii) the Cross Purchase Agreement dated June 12, 1997, by and among SPC, T. Carlisle and R. Carlisle; and (iv) each of the Split Dollar Agreements set forth on Schedule 4.17 hereto.

    (p) Termination Statements. SPC shall have obtained and delivered to DPRC lien release or termination statements and pay-off letters, each in form and substance to the reasonable satisfaction of DPRC, from each of the persons (other than governmental agencies) set forth on Exhibit C hereto.

    (q) Transfer of Real Property. SPC shall have sold, conveyed and transferred to one or more of the Controlling Shareholders, and such Controlling Shareholder(s) shall have acquired and received from SPC, that certain real property located in Town Creek Township, Brunswick County, North Carolina, which is more specifically described on Schedule 4.11 hereto (the "Brunswick County Property"). The value of the Brunswick County Property shall be appraised by a certified independent real estate appraiser in the State of North Carolina (the "Appraised Value"), and sold, conveyed and transferred to such Controlling Shareholder(s) in consideration of a cash payment made by such Controlling Shareholder(s) to SPC in an amount equal to the Appraised Value.

    (r) Modifications to Employee Benefit Plans. The Board of Directors of SPC shall have adopted resolutions changing, amending or otherwise modifying any and all Employee Benefit Plans as may be reasonably requested by DPRC.

                                  ARTICLE 10

                         TERMINATION PRIOR TO CLOSING

  10.1 Termination. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Date:

    (a) By the mutual written consent of DPRC and SPC;

    (b) By DPRC, if SPC or a Controlling Shareholder shall have breached in any material respect any of its or his representations or warranties contained herein, or if SPC or a Controlling Shareholder fails to comply in any material respect with any of its or his covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement;

    (c) By SPC, if DPRC or Acquisition shall have breached in any material respect any of its representations or warranties contained herein, or if DPRC or Acquisition fails to comply in any material respect with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement;

    (d) By either DPRC or SPC on written notice to the other party, if the Merger shall not have been consummated on or before December 31, 1998 (the "Outside Date"); provided, however, that (i) DPRC may not terminate this Agreement pursuant to this Section 10.1(d) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to SPC's obligation to effect the Merger set forth in Section 9.2, above, and
  (ii) SPC may not terminate this Agreement pursuant to this Section 10.1(d) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to DPRC's obligation to effect the Merger set forth in Section 9.3, above;

    (e) By DPRC, if upon a vote at the DPRC Meeting, DPRC's shareholders do not approve the principle terms of the Merger and the issuance of the Share Consideration;

    (f) By SPC, if upon a vote at the SPC Meeting, the Shareholders do not approve the principle terms of the Merger; and

    (g) By DPRC on written notice to SPC, if, at any time prior to the Effective Date, Deloitte & Touche LLP shall have indicated in writing to DPRC that such firm is unable to render the opinion required by Section 9.3(g), above, and that it cannot reasonably be anticipated that such firm will be able to render such opinion within sixty (60) days of the date of such writing; provided, however, that, in the event such firm is unable to render such opinion as a result of a breach by DPRC of any representation, warranty or covenant in this Agreement, DPRC may not terminate this Agreement pursuant to this clause (g).

  10.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 10.1(a), (d), (e), (f), (h) or (i) above, no party (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that the parties shall each pay one-half of certain expenses as provided in Section 11.7, below. In the event of any termination of this Agreement pursuant to Section 10.1(b) or
(c), above, such termination shall not limit or affect in any way the ability of the non-breaching party to seek damages from the breaching party for any breach of this Agreement (including the right to seek recovery of the portion of the expenses paid by the non-breaching party pursuant to Section 11.6, below).

  10.3 Effect of Obligations. Termination of this Agreement pursuant to
Section 10.1, above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any liability on the part of any party or the shareholders, directors, officers or partners in respect thereof, except for the obligations under Section 8.4, above; provided, however, that termination pursuant to Section 10.1 (b) or (c), above, shall not relieve the defaulting or breaching party from any liability to the other party.

                                  ARTICLE 11

                                 POST CLOSING

  11.1 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Effective Date for a period ending with the completion of the first audit of financial statements that contain the combined results of the parties, but in no event later than one year after the Effective Date (the "Survival Date").

  11.2 Indemnification Obligations.

    (a) Indemnification by the Controlling Shareholders. The Controlling Shareholders, jointly and severally, shall indemnify, defend and hold harmless DPRC, the Surviving Corporation and any of their affiliates and their respective Representatives and their respective heirs, executors, administrators, successors and assigns (collectively, the "DPRC Representatives"), and shall reimburse DPRC, the Surviving Corporation and any of their affiliates and the DPRC Representatives, on demand, for any Damages resulting from any of the following: (i) any breach of warranty or inaccurate or erroneous representation made by the Controlling Shareholders or SPC herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of the Controlling Shareholders or SPC pursuant hereto or thereto; (ii) any Action set forth on Schedule 4.7 hereto; (iii) any failure to file Tax Returns or to pay Taxes in any jurisdiction; (iv) any failure to properly account for vacation accruals in the Financial Statements; (v) any failure to properly account for health insurance premium accruals in the Financial Statements;
  (vi) any violation of an Environmental Law with respect to the SPC Real Property; and (vii) any failure of SPC to have held any requisite Permit prior to the Effective Time.

    (b) Indemnification by DPRC. DPRC shall indemnify, defend and hold harmless the Controlling Shareholders, and any of their respective Representatives, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Controlling Shareholder Representatives"), and shall reimburse the Controlling Shareholders and the Controlling Shareholder Representatives, on demand, for any Damages resulting from any breach of warranty or inaccurate or erroneous representation made by DPRC or Acquisition herein, in any agreement contemplated hereby, or in any Schedule or Exhibit hereto or thereto, or in any certificate or other instrument delivered or to be delivered by or on behalf of DPRC or Acquisition pursuant hereto or thereto.

    (c) Notice of Claims for Indemnity. Whenever a claim for Damages shall arise for which one party ("Indemnitee") shall be entitled to indemnification hereunder, Indemnitee shall notify the other party ("Indemnitor") in writing as soon as practicable following receipt of notice of such claim, and in any event within such shorter period as may be necessary for Indemnitor to take appropriate action to resist such claim. Such notice shall specify all facts known to Indemnitee giving rise to such indemnity rights.

    (d) Claims Between the Parties. Upon receipt of any request for indemnification with respect to a claim by Indemnitee directly against Indemnitor (rather than to a claim for indemnification with respect to a claim brought against Indemnitee by a third party), Indemnitor shall, within 30 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to such indemnification request, or (b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 30-day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. If Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Mecklenburg, State of North Carolina, if DPRC (or a DPRC Representative) is Indemnitee, and (ii) Orange County, California, if a Controlling Shareholder (or a Controlling Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor.

    (e) Indemnification With Respect to Third Party Claims. Upon receipt by Indemnitor of a notice from Indemnitee with respect to any claim of a third party against Indemnitee with respect to which Indemnitee requests to be indemnified by Indemnitor, Indemnitor shall, within 20 days of the mailing of Indemnitee's notice setting forth such request for indemnification, either (a) agree in writing to assume the defense of such third party claim, or (b) if Indemnitor believes in good faith that it is not obligated to indemnify Indemnitee with respect to such third party claim, provide Indemnitee with written notice setting forth the basis for such objection in reasonable detail. If Indemnitor fails to respond to Indemnitee's written request within such 20 day period, Indemnitee's right to indemnification, as set forth in Indemnitee's notice to Indemnitor, shall be deemed agreed to by Indemnitor. In the event Indemnitor timely objects to Indemnitee's request for indemnification, Indemnitor and Indemnitee shall meet and confer and attempt to resolve such dispute through good faith negotiations. If they are unable to resolve such dispute within 20 days (or such longer period as Indemnitor and Indemnitee may agree) of delivery of Indemnitor's written objection, such dispute shall be settled by binding arbitration before a single arbitrator in (i) the County of Mecklenburg, State of North Carolina, if DPRC (or a DPRC Representative) is Indemnitee, and (ii) Orange County, California, if a Controlling Shareholder (or a Controlling Shareholder Representative) is Indemnitee. Such proceedings shall be conducted by the American Arbitration Association pursuant to such organization's rules for commercial disputes, and any rights of indemnification established by reason of such settlement, compromise or arbitration shall promptly thereafter be paid and satisfied by Indemnitor. In the event it is determined that Indemnitor is required to indemnify Indemnitee, Indemnitor shall assume the defense of such third party claim with counsel reasonably satisfactory to Indemnitee, and Indemnitee shall cooperate to the extent reasonably requested by Indemnitor in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Indemnitor in connection therewith. If Indemnitor has agreed to indemnify Indemnitee and has assumed the defense of any such third party claim, (A) Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee, and (B) Indemnitor shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that, to the extent that such settlement requires Indemnitee to take, or prohibits Indemnitee from taking, any action or purports to obligate Indemnitee, then Indemnitor shall not settle such claim without the prior written consent of Indemnitee. If Indemnitor does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice at Indemnitor's expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of Indemnitor's obligations hereunder, Indemnitee may assume control of the defense of such claim through counsel of its choice until such time as Indemnitor's obligations hereunder are determined; provided, however, that Indemnitor shall not be liable hereunder for any settlement of such claim without Indemnitor's prior written consent unless and until it is determined that Indemnitor is obligated hereunder to provide indemnification with respect thereto and refuses or fails to assume the defense of such claim.

    (f) Limitations on Claims. Notwithstanding anything to the contrary in
  Section 11.2(a), above, the maximum, aggregate amount of claims for Damages for which DPRC shall be entitled to indemnification under Section 11.2(a), above, shall be limited to the product obtained by multiplying (i) 10% of the total number of shares of DPRC Common Stock issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Stock issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger, by (ii) the DPRC Average Closing Price at the Signing Date.

  11.3 Tax-Free Treatment. None of the parties shall take any action, directly or indirectly, that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(2)(E) of the Code.

  11.4 Stock Options. At the next meeting of the Compensation Committee of DPRC after the Effective Date, each of the persons set forth on Schedule 11.4 attached hereto shall be granted, under DPRC's 1994 Stock Option Plan, as amended (the "Plan"), options to purchase the number of shares of DPRC Common Stock set forth opposite such person's name on Schedule 11.4 attached hereto. The exercise price of each such option shall be the fair market value of the DPRC Common Stock at the date of grant, as determined by the Plan (i.e., the closing price of the DPRC Common Stock for the last preceding day on which DPRC 's shares were traded).

  11.5 Board Representation. At the next meeting of the Board of Directors of DPRC (the "Board") after the Effective Date, DPRC will increase the authorized number of members of the Board from five to seven and will cause T. Carlisle to be elected to the Board. DPRC shall nominate T. Carlisle as a director to stand for election at DPRC's next annual meeting of stockholders. During the term of T. Carlisle's Executive Employment Agreement, DPRC shall also nominate and elect T. Carlisle as a director of the Surviving Corporation.

  11.6 Transfers To Be Effected By Market Maker. Upon consummation of the Merger, none of the Controlling Shareholders shall, directly or indirectly, sell or engage in any transaction which may result in a change in the legal, beneficial or record ownership of the Controlling Shareholders' shares of DPRC Common Stock, or any interest therein, including, without limitation, a voluntary or involuntary sale, assignment, transfer, option, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), unless such Transfer is effected through a "market maker" in the DPRC Common Stock. Each of the Controlling Shareholders acknowledges that the certificates and instruments evidencing his shares of DPRC Common Stock will bear the following legend:

  THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, AS MORE SPECIFICALLY SET FORTH IN AN AGREEMENT AND PLAN OF MERGER DATED JUNE 16, 1998, AMONG DATA PROCESSING RESOURCES CORPORATION, DPRC ACQUISITION CORP., SYSTEMS & PROGRAMMING CONSULTANTS, INC. AND CERTAIN OF THE SHAREHOLDERS OF SYSTEMS & PROGRAMMING CONSULTANTS, INC.

  11.7 Expenses. The Controlling Shareholders will be solely responsible for and bear all of their respective cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. DPRC will be solely responsible for and bear all of its cost and expenses, including, without limitation, expenses of legal counsel, accountants, brokers, finders and other advisors, incurred in connection with evaluating, negotiating and consummating the proposed transaction incident to this Agreement. If the Merger is consummated, all reasonable fees and expenses incurred by SPC in connection with the Merger and the transactions contemplated hereby will be paid by the Surviving Corporation (the "Merger Costs and Expenses"). If this Agreement is terminated and the Merger is not consummated for any reason, SPC shall bear its own fees and expenses; provided, however, that one-half or $50,000, whichever is less, of the following DPRC fees and expenses shall be paid by
SPC: (i) the filing fee paid by DPRC to the SEC with respect to the Registration Statement; and (ii) the printing and mailing expenses incurred by DPRC with respect to the Proxy Statement-Prospectus and the Registration Statement. In the event of any termination of this Agreement pursuant to clause (b) or clause (c) of Section 10.1, above, the non-breaching party may assert a claim for payment of the portion of such fees paid by the non-breaching party as one element of the damages suffered by such non-breaching party.

                                  ARTICLE 12

                           MISCELLANEOUS PROVISIONS

  12.1 Entire Agreement. This Agreement, together with the agreements referred to herein and in the Schedules and Exhibits hereto and thereto, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement, including, without limitation, that certain letter dated March 7, 1998 from DPRC to Arthur Andersen--Corporate Finance, are contained in this Agreement, in the Schedules and Exhibits to this Agreement, and the documents referred to or implementing the provisions of this Agreement. This is an integrated agreement.

  12.2 Governing Law and Choice of Forum. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement or any of the Ancillary Agreements, shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California. Any Action arising out of or relating hereto or thereto, or the interpretation, performance or breach hereof or thereof, shall be instituted in the United States District Court for the Central District of California or any court of the State of California located in Orange County, and each party irrevocably submits to the jurisdiction of those courts and waives any and all objections to jurisdiction or venue that it may have under the Laws of the State of California or otherwise in those courts in any such Action. Each party agrees to accept service of process in any such Action in the manner provided for in Section 12.7, below.

  12.3 Interpretation. The language in all parts of this Agreement and each of the other Ancillary Agreements shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

  12.4 Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

  12.5 Assignment. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Any attempt at such an assignment without such consent shall be void and, at the option of the non-consenting party, shall be an incurable breach of this Agreement resulting in the termination of this Agreement. Notwithstanding the foregoing, DPRC or Acquisition may, without the consent of the Controlling Shareholders or SPC, assign all of their rights and obligations under this Agreement (other than the issuance of the Controlling Shareholders' Shares) to any affiliate of DPRC.

  12.6 Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

  12.7 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or (b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this
Section 12.7 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

  12.8 Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or becomes illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

  12.9 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in any of its obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages. Accordingly, without prejudice to the right to seek and recover monetary damages, each nondefaulting party shall be entitled to sue in equity for specific performance of this Agreement or other injunctive relief, and each party hereby waives any defense that a remedy in damages would be adequate.

  12.10 Cumulative Remedies. No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

  12.11 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

                    [rest of page intentionally left blank]

  12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

"DPRC":                                   "SPC":


DATA PROCESSING                           SYSTEMS & PROGRAMMING
RESOURCES CORPORATION,                    CONSULTANTS, INC.
a California corporation                  a North Carolina corporation


By:   /s/ Michael A. Piraino              By:   /s/ Thomas G. Carlisle
  ---------------------------------          ----------------------------------
  Michael A. Piraino                         Its:     President
  Executive Vice President                      -------------------------------


Address:                                  Address:
4400 MacArthur Boulevard                  212 S. Tryon
Suite 600                                 Suite 700
Newport Beach, CA 92660-2037              Charlotte, NC 28281
Phone No.: (714) 553-1102                 Phone No.: (704) 348-9000
FAX No.: (714) 752-5850                   FAX No.: (704) 348-9050


"ACQUISITION":                            THE "CONTROLLING SHAREHOLDERS":


DPRC ACQUISITION CORP.,
a North Carolina corporation


By:   /s/ Michael A. Piraino                 /s/ Richard K. Carlisle
  ---------------------------------       -------------------------------------
  Michael A. Piraino                      RICHARD K. CARLISLE
  Executive Vice President


Address:                                  Address:
4400 MacArthur Boulevard                  c/o Systems & Programming
Suite 600                                 Consultants, Inc.
Newport Beach, CA 92660-2037              212 S. Tryon, Suite 700
Phone No.: (714) 553-1102                 Charlotte, NC 28281
FAX No.: (714) 752-5850                   Phone No.: (704) 348-9000
                                          FAX No.: (704) 348-9050

                                           /s/ Thomas G. Carlisle
                                          -------------------------------------
                                          THOMAS G. CARLISLE

                                          Address:
                                          c/o Systems & Programming
                                          Consultants, Inc.
                                          212 S. Tryon, Suite 700
                                          Charlotte, NC 28281
                                          Phone No.: (704) 348-9000
                                          FAX No.:  (704) 348-9050

                                           /s/ Jeffery Carter
                                          -------------------------------------
                                          JEFFERY CARTER

                                          Address:
                                          c/o Systems & Programming
                                          Consultants, Inc.
                                          212 S. Tryon, Suite 700
                                          Charlotte, NC 28281
                                          Phone No.: (704) 348-9000
                                          FAX No.:  (704) 348-9050

                                           /s/ Robert Gallagher
                                          -------------------------------------
                                          ROBERT GALLAGHER

                                          Address:
                                          c/o Systems & Programming
                                          Consultants, Inc.
                                          212 S. Tryon, Suite 700
                                          Charlotte, NC 28281
                                          Phone No.: (704) 348-9000
                                          FAX No.:  (704) 348-9050

                                   EXHIBIT A

              SELLER ADJUSTED NET WORTH AT THE BALANCE SHEET DATE
                            (DOLLARS IN THOUSANDS)

                                                               AS OF APRIL 30,
                                                                    1998
                                                               ----------------
Total Assets.................................................. $ 6,195
  Less: Prepaid Income Taxes..................................   ($135)
                                                               -------
Adjusted Total Assets.........................................           $6,060
Total Liabilities............................................. $ 2,357
  Less: Lease Payoff..........................................    ($41)
  Less: Deferred & Income Tax Payable.........................   ($348)
                                                               -------
Adjusted Total Liabilities....................................           $1,968
                                                                        -------
Adjusted Net Worth............................................           $4,092
Minimum Threshold.............................................           $3,700
                                                                        -------
Net Worth Overage.............................................          $   392
                                                                        =======


  [The foregoing numbers were estimated for purposes of, and at the time of, signing the Merger Agreement. Therefore, the numbers may be different from those contained in the historical financial statements of SPC set forth elsewhere in this Proxy Statement/Prospectus.]

                                   Exhibit A

                                   EXHIBIT B

           SELLER ADJUSTED WORKING CAPITAL AT THE BALANCE SHEET DATE
                            (DOLLARS IN THOUSANDS)

                                                               AS OF APRIL 30,
                                                                    1998
                                                               ----------------
Current Assets................................................ $ 5,685
  Less: Prepaid Income Taxes..................................   ($135)
                                                               -------
Adjusted Current Assets.......................................          $ 5,550
Current Liabilities...........................................  $2,357
  Less: Lease Payoff..........................................    ($41)
  Less: Deferred & Income Tax Payable.........................   ($348)
                                                               -------
Adjusted Current Liabilities..................................           $1,968
                                                                        -------
Adjusted Working Capital......................................           $3,582
Minimum Threshold.............................................           $3,200
                                                                        -------
Working Capital Overage.......................................          $   382
                                                                        =======


  [The foregoing numbers were estimated for purposes of, and at the time of, signing the Merger Agreement. Therefore, the numbers may be different from those contained in the historical financial statements of SPC set forth elsewhere in this Proxy Statement/Prospectus.]

                                   Exhibit B

                                   EXHIBIT C

                            TAX & OTHER LIABILITIES

Prepaid Income Taxes....................................... $(135,035)
Federal Income Taxes Payable & Deferred.................... $ 283,832
State Income Taxes Payable................................. $  46,995
Accrued Franchise Taxes.................................... $  17,612
                                                            ---------  --------
    Total Taxes............................................            $213,404
                                                                       --------
Notes Payable..............................................            $691,332
                                                                       --------
Total......................................................            $904,736
                                                                       ========



  [The foregoing numbers were estimated for purposes of, and at the time of, signing the Merger Agreement. Therefore, the numbers may be different from those contained in the historical financial statements of SPC set forth elsewhere in this Proxy Statement/Prospectus.]

                                   Exhibit C

                                   EXHIBIT D

                         OPTION CANCELLATION AGREEMENT

  This OPTION CANCELLATION AGREEMENT (this "Agreement") is made and entered to
as of this      day of           1998, by and among Data Processing Resources
Corporation, a California corporation ("DPRC"), Systems & Programming
Consultants, Inc., a North Carolina corporation ("SPC"), and          , a
holder ("Holder") of options to purchase shares of common stock, no par value, of SPC.

                                   RECITALS

  A. DPRC, DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of DPRC ("Acquisition"), SPC, and certain shareholders of SPC have entered into an Agreement and Plan of Merger dated as of June 16, 1998 (the "Merger Agreement"), pursuant to which Acquisition is merging with and into SPC.

  B. All capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Merger Agreement.

  C. Holder is the owner of Outstanding SPC Performance Options and in lieu of exercising such Outstanding SPC Performance Options, and in consideration of the cancellation and termination thereof, Holder desires to acquire the right to receive shares of DPRC Common Stock (the "DPRC Common Shares") on the terms and subject to the conditions of this Agreement.

                                   AGREEMENT

  In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

  1. Cancellation of Outstanding SPC Performance Options. By the execution of this Agreement, effective as of the Effective Date, Holder hereby relinquishes all of his or her rights and interest in and to the Outstanding SPC Performance Options, and his or her right to now or hereafter purchase shares of SPC Common Stock pursuant to each of Applicable Stock Option Agreements (as defined in Section 3.2, below), whether accruing or arising before or after the Effective Date, and the Outstanding SPC Performance Options and each of the Applicable Stock Option Agreements, shall each be automatically canceled as of the Effective Date.

  2. Option Cancellation Amount. Promptly after the Effective Date, DPRC shall deliver to Holder, or his or her designee, the number of shares of DPRC Common Stock which when multiplied by the DPRC Applicable Share Value, equals the Fair Market Value (as defined herein) of Holder's Outstanding SPC Performance Options. The fair market value of the Outstanding SPC Performance Options (the "Fair Market Value") shall be determined by an appraisal to be conducted prior to the Effective Date by Hitchner . Whitt & Co., P.A. (the "Appraiser"). In determining the Fair Market Value of Holder's Outstanding Performance Options, the Appraiser shall consider all factors which he deems relevant, including, without limitation, the value of the SPC Common Stock and the probability of the satisfaction of all performance levels to which the vesting of Holder's Outstanding SPC Performance Options are subject. Holder acknowledges and agrees that the Appraiser's determination of the Fair Market Value of Holder's Outstanding SPC Performance Options shall be conclusive and binding.

  3. Representations, Warranties and Covenants of Holder. Holder represents, warrants and covenants as follows:

    3.1 Authority. Holder has full power and authority to enter into, executive, deliver and perform Holder's obligations under this Agreement, to make the representations, warranties and covenants herein contained and to perform Holder's obligations hereunder.

                                   Exhibit D

    3.2 Outstanding SPC Performance Options Owned. Attachment 1 hereto sets forth all Outstanding SPC Performance Options owned by Holder and the stock option agreements (collectively, the "Applicable Stock Option Agreements") by which Holder has been granted such Outstanding SPC Performance Options. At the date hereof, all of the Outstanding SPC Performance Options owned by Holder are, and at all times until and through the Effective Date (as hereinafter defined) will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances.

    3.3 Further Assurances. Holder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of DPRC or SPC, to carry out the purposes and intent of this Agreement and the Merger Agreement.

  4. Effective Date of Agreement. The parties acknowledge and agree that this Agreement is expressly made and conditioned upon the consummation of the Merger and in the event that the Merger is not consummated, all of the obligations of the parties hereunder shall be null and void.

  5. Miscellaneous Provisions.

    5.1 Governing Law. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California.

    5.2 Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.

    5.3 Assignment. Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by a party without the prior written consent of the other.

    5.4 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or (b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section 4.4 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

    5.5 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

                    [rest of page intentionally left blank]

                                   Exhibit D

    5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

"DPRC":                                   "SPC":


DATA PROCESSING                           SYSTEMS & PROGRAMMING
RESOURCES CORPORATION,                    CONSULTANTS, INC.
a California corporation                  a North Carolina corporation


By:                                       By:
  ---------------------------------          ----------------------------------
  Michael A. Piraino                         Its:
  Executive Vice President                      -------------------------------


Address:                                  Address:
4400 MacArthur Boulevard                  212 S. Tryon
Suite 600                                 Suite 700
Newport Beach, CA 92660-2037              Charlotte, NC 28281
Phone No.: (714) 553-1102                 Phone No.: (704) 348-9000
FAX No.: (714) 752-5850                   FAX No.: (704) 348-9050

                                          "HOLDER":

                                          -------------------------------------
                                          [NAME OF HOLDER]

                                          Address:
                                          -------------------------------------
                                          -------------------------------------
                                          -------------------------------------
                                          Phone No.: (   )    -
                                          Fax No.:  (   )    -

                                   Exhibit D

                                 ATTACHMENT "1"

                      Outstanding SPC Performance Options

                                [Name of Holder]

            APPLICABLE STOCK                     NUMBER OF OUTSTANDING
           OPTION AGREEMENTS                    SPC PERFORMANCE OPTIONS

                                   Exhibit D

                                   EXHIBIT E

                               ESCROW AGREEMENT

  This ESCROW AGREEMENT (this "Agreement") is made and entered into as of this
     day of            1998, by and among Data Processing Resources
Corporation, a California corporation ("DPRC"), Richard K. Carlisle, an individual ("R. Carlisle"), Thomas G. Carlisle, an individual ("T. Carlisle"), Jeffery Carter, an individual ("Carter"), Robert Gallagher, an individual ("Gallagher"), and U.S. Trust Company of California, N.A., as escrow agent (the "Escrow Agent"). R. Carlisle, T. Carlisle, Carter and Gallagher are collectively referred to herein as the "Shareholders" and sometimes individually referred to as a "Shareholder."

                                   RECITALS

  A. DPRC, DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of DPRC ("Acquisition"), Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), and the Shareholders have entered into an Agreement and Plan of Merger dated as of June 16, 1998 (the "Merger Agreement"), pursuant to which Acquisition is merging with and into SPC.

  B. All capitalized terms used herein but which are not otherwise defined shall have the meanings given to them in the Merger Agreement.

  C. Pursuant to Section 3.1 of the Merger Agreement, shares of DPRC Common Stock (the "DPRC Common Shares") are to be issued to the Shareholders.

  D. Section 3.4 of the Merger Agreement provides for certain of the Initial DPRC Shares to be placed in an escrow account to secure certain indemnification obligations of SPC and Shareholders to DPRC under Section 11.2 of the Merger Agreement, on the terms and subject to the conditions set forth herein (the "Escrow").

                                   AGREEMENT

  In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

  1. Establishment of Escrow; Account

    1.1 Deposit in Escrow. As soon as practicable after the execution of this Agreement, pursuant to Section 3.4 of the Merger Agreement, DPRC and the Shareholders shall deposit with the Escrow Agent, that number of the DPRC Common Shares, which when multiplied by the DPRC Applicable Share Value shall be equal to Seven Million Dollars ($7,000,000), but in no event shall such amount exceed 10% of the total number of shares of DPRC Common Shares issued in exchange for the outstanding shares of SPC Common Stock plus 10% of the total number of shares of DPRC Common Shares issued in cancellation of the Outstanding SPC Performance Options in connection with the Merger, and shall promptly deliver to the Escrow Agent duly authorized stock certificates for such DPRC Common Shares registered in the names of the Shareholders. The DPRC Common Shares so deposited are referred to herein as the "Initial Escrowed Shares." Any shares of DPRC capital stock that results from any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events generally made with respect to the DPRC Common Shares ("Additional Shares") shall be delivered to the Escrow Agent and shall be held in the Escrow Account (and, as required under this Agreement, shall be released from the Escrow Account). Unless otherwise indicated, as used in this Agreement, the term "Escrowed Shares" includes the Initial Escrowed Shares and any Additional Shares. The Escrow Agent agrees to accept delivery of the Escrowed Shares, to hold such Escrowed Shares in Escrow in accordance with this Agreement and to release the Escrowed Shares out of Escrow only as provided in this Agreement.

    1.2 Escrow Account. The Escrow Agent shall maintain the Escrowed Shares in a separate account (the "Escrow Account").

                                   Exhibit E

    1.3 Dividends; Voting and Rights of Ownership. Any cash dividends, dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrowed Shares shall be distributed currently by DPRC to the Shareholders. The Shareholders shall have the right to vote the Escrowed Shares deposited in the Escrow Account to the account of the Shareholders during such time that the Escrowed Shares are held in Escrow, and DPRC shall take all steps necessary to allow the exercise of such rights. While the Escrowed Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders will retain and shall be able to exercise all other incidents of ownership of the Escrowed Shares that are not inconsistent with the terms and conditions hereof or the Merger Agreement.

  2. Release from Escrow.

    2.1 Release of Escrowed Shares to the Shareholders. As soon as possible after the first anniversary of the Effective Date, but in no event later than five business days after all of the applicable conditions for release are satisfied (the "Final Release Date"), the Escrow Agent shall release to the Shareholders from the Escrow Account all of the Escrowed Shares remaining in the Escrow Account, less any Escrowed Shares subject to delivery to DPRC in accordance with Section 3, below, with respect to any then pending, but unresolved Claims by DPRC. Upon the resolution of any Claim referred to in this Section 2.1 the Escrowed Shares that were subject to the Claim shall be promptly released by the Escrow Agent to DPRC or to the Shareholders as determined pursuant to the resolution of the Claim and in accordance with this Agreement.

    2.2 Distribution to the Shareholders. The Escrowed Shares shall be held by the Escrow Agent until required to be released to either the Shareholders or DPRC as provided for in Sections 2.1 and 2.3. Within 10 business days after the first anniversary of the Effective Date, DPRC and the Shareholders shall deliver to the Escrow Agent a written notice (a "Release Notice") setting forth the number of Escrowed Shares to be released (the "Released Escrowed Shares") and stating the number of Released Escrowed Shares to be released to the Shareholders. The Released Escrowed Shares are to be released to the Shareholders, and the payment to be made to the Shareholders in lieu of fractional shares, if any (as indicated below in this Section 2.2) shall be sent to the address to which the Released Escrowed Shares are to be delivered. Within five business days after receipt of the Release Notice, the Escrow Agent shall deliver (by registered mail or overnight carrier) to the Shareholders the number of Escrowed Shares specified in the Release Notice and shall pay by check to the Shareholders the amount payable in lieu of fractional shares, if any. Within five business days after the conditions for the release of any Released Escrowed Shares have been satisfied, DPRC shall (a) take such action as may be necessary to cause a stock certificate to be issued in the name of the Shareholders bearing any legends required by the Merger Agreement and shall provide such certificate to the Escrow Agent, and (b) deposit with the Escrow Agent sufficient funds to pay the cash amount for fractional shares. Cash shall be paid in lieu of fractions of Released Escrowed Shares in an amount equal to the product determined by multiplying such fraction by the DPRC Applicable Share Value (the "Share Price"). The Escrow Agent shall not be required to deliver the Released Escrowed Shares to the Shareholders following the satisfaction of all release conditions until it has received the Release Notice from DPRC and the Shareholders. The Escrow Agent shall not be required to invest the funds deposited with it for payment in lieu of fractional shares, but will make such investment arrangements as are expressly requested in writing by DPRC to the extent reasonable.

    2.3 Release of Escrowed Shares to DPRC. Within five business days after resolution of any Claim in accordance with Section 3, below, DPRC and the Shareholders shall deliver to the Escrow Agent a Release Notice setting forth the number of Escrowed Shares equal to the amount, if any, deemed to be owing to DPRC pursuant to the resolution of the Claim divided by the Share Price. In lieu of any fractional shares, any fraction of a share that would otherwise be released shall be rounded to the nearest whole share. Within five business days after receipt of such Release Notice, or if no such Release Notice is received, then within 20 calendar days after receipt of any DPRC Demand provided for in Section 3.4(a), below, or a DPRC Distribution Notice as provided for in Section 3.4(b), below (unless the Shareholders give the Escrow Agent written notice within such 20-day period that the Shareholders object to the DPRC Demand or Distribution

                                   Exhibit E

  Notice as provided in Section 3.4(a) or 3.4(b), below, as the case may be), the Escrow Agent and DPRC shall cause the transfer agent for DPRC Common Shares (the "Transfer Agent") to cancel the number of Escrowed Shares to be released pursuant to this Section 2.3 and reissue certificates for Escrowed Shares that are to be either distributed to the Shareholders pursuant to
  Section 2.2, above, or retained by the Escrow Agent in Escrow as Escrowed Shares. Any Escrowed Shares released from Escrow to DPRC shall be subject to cancellation by DPRC, without requiring DPRC to pay any consideration whatsoever in receipt thereof to the Shareholders.

    2.4 No Encumbrance. Except for sales of Escrowed Shares in which the proceeds of such Sale are deposited in the Escrow Account on the terms and subject to the conditions of Section 2.6 of this Agreement (a "Sale") as if such proceeds were Escrowed Shares, no Escrowed Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of Law, by a Shareholder or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Shareholder, prior to the delivery of the Escrowed Shares by the Escrow Agent to such Shareholders pursuant to Sections 2.1 and 2.2, above.

    2.5 Power to Transfer Escrowed Shares. The Escrow Agent is hereby granted the power to effect any transfer of the Escrowed Shares provided for in this Agreement. DPRC will cooperate with the Escrow Agent in causing the Transfer Agent to promptly issue stock certificates to effect such transfers.

    2.6 Cash in Lieu of Escrowed Shares.

      (a) In General. Subject to the terms and conditions of the Merger Agreement or any of the Ancillary Agreements, each Shareholder shall have the right to require the Escrow Agent to release any or all of his Escrowed Shares to such Shareholder upon such time that such Shareholder has deposited in immediately available funds with the Escrow Agent an amount equal to the greater of (i) the proceeds from a Sale, or (ii) the Share Price of all of the Escrowed Shares to be released to such Shareholder (the "Cash Deposit"). As soon as possible after such Shareholder has made the Cash Deposit, the Escrow Agent shall hold the Cash Deposit in the Escrow Account and release the Escrowed Shares so paid for. The Cash Deposit, together with any and all remaining Escrowed Shares, shall thereafter secure, or continue to secure, the indemnification obligations of the Shareholders to DPRC under Section 11.2 of the Merger Agreement on the terms and subject to the conditions of this Agreement. DPRC shall have the same recourse against the Cash Deposit as it would have had against the Escrowed Shares so paid for, and such Shareholder shall have the same rights in and to the Cash Deposit as it otherwise would have had with respect to the Escrowed Shares so paid for.

      (b) Investments. The Escrow Agent shall invest and reinvest the Cash Deposit and any interest received thereon at the joint written direction of DPRC and such Shareholder in (i) marketable securities issued or guaranteed by the United States of America or any of its agencies, (ii) commercial paper issued by a United States corporation having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or their respective successors (or comparable ratings if such rating systems are changed or similar rating services substituted therefor), (iii) certificates of deposit of banks or trust companies incorporated and doing business under the Laws of the United States of America or one of the states thereof, each having a combined capital and surplus of at least $14,000,000, or (iv) bankers' acceptances and other bills of exchange of the kind and maturities made eligible, pursuant to Law, for purchase in the open market by Federal Reserve Banks, provided the accepting bank is a member of the Federal Reserve System and has a combined capital and surplus of at least $50,000,000 (all such marketable securities, commercial paper, certificates of deposit, time deposits, bankers' acceptances and bills of exchange being herein collectively called "Investments"); provided, however, that all such investments shall have maturities no later than 30 days after the date of purchase thereof; the Escrow Agent may register any securities held in its own name or in the name of a nominee or in bearer form and may deposit any securities or other property in a depository or a clearing corporation.


                                   Exhibit E

  3. Resolution of Claims.

    3.1 Indemnification Obligations. The Escrowed Shares shall serve as security only for the indemnity obligations of SPC and the Shareholders under Section 11.2 of the Merger Agreement. Payment for any Damages shall be made by releasing to DPRC Escrowed Shares as provided in this Agreement. To the extent the Escrowed Shares are insufficient to fully compensate DPRC for the Damages, DPRC shall be entitled to all of its other rights pursuant to the Merger Agreement.

    3.2 Notice of Claims. Promptly after receipt by DPRC of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under the Merger Agreement (a "Claim"), DPRC shall give the Shareholders written notice of such Claim pursuant to Section 11.2 of the Merger Agreement and shall provide a copy of such notice to the Escrow Agent. Each notice of a Claim by DPRC (the "Notice of Claim") shall be in writing and shall be delivered on or before the Final Release Date.

    3.3 No Release to DPRC Until Resolution. DPRC shall not request the Escrow Agent to release to DPRC any of the Escrowed Shares held in the Escrow Account pursuant to a Notice of Claim until such Claim has been resolved in accordance with Section 3.4, below.

    3.4 Resolution of Claims. Any Notice of Claim received by the
  Shareholders and the Escrow Agent pursuant to Section 3.2, above, shall be resolved as follows:

      (a) Uncontested Claims. If the Shareholders do not contest a Notice of Claim in writing in accordance with Section 11.2 of the Merger Agreement, DPRC may deliver to the Escrow Agent, with a copy to the Shareholders, a written demand by DPRC (a "DPRC Demand") stating that a Notice of Claim had been given as required in the Merger Agreement and that no Notice of Contest has been received from the Shareholders during the period specified in the Merger Agreement and further stating the number of Escrowed Shares to be withheld from release to the Shareholders or to be released to DPRC in accordance with this Section 3.4(a). The Escrow Agent shall within 20 calendar days after receipt of such DPRC Demand, release to DPRC for cancellation that number of Escrowed Shares having a value (determined pursuant to Section 2.2, above, treating the 30th calendar day after the date of the Notice of Claim as the Final Release Date) equal to the amount of Damages specified in the Notice of Claim and shall notify the Shareholders of such transfer. It is provided, however, that within 20 calendar days after receipt of the DPRC Demand, the Shareholders may object to DPRC's calculation of the number of Escrowed Shares to be released to DPRC (but may not object to the validity or amount of the Claim noticed in the Notice of Claim), whereupon, the Escrow Agent shall not release the Escrowed Shares to DPRC until either (i) DPRC and the Shareholders shall have given the Escrow Agent written notice as to the number of Escrowed Shares to be released, or (ii) the matter is resolved as provided in Sections 3.4(b) and 3.4(c), below.

      (b) Contested Claims. If the Shareholders give written notice contesting all or a portion of a Notice of Claim to DPRC and the Escrow Agent (a "Contested Claim") within the applicable period set forth in
    Section 11.2 of the Merger Agreement, matters that are subject to third party Claims brought against DPRC or the Shareholders in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, while matters that arise between DPRC on the one hand and the Shareholders on the other hand, including any disputes regarding performance or non-performance of a party's obligations under this Agreement ("Arbitrable Claims") shall be settled in accordance with Section 3.4(c), below. Any portion of the Notice of Claim that is not contested shall be resolved as set forth above in
    Section 3.4(a), above. If notice is received by the Escrow Agent that a Notice of Claim is contested by the Shareholders, then the Escrow Agent shall hold in the Escrow Account, after what would otherwise be the Final Release Date, Escrowed Shares having a value (determined pursuant to Section 2.2, above, as of the Final Release Date) sufficient to cover Damages alleged in such Claim and to the earlier of (i) receipt of a settlement agreement executed by DPRC and the Shareholders setting forth the resolution of the Notice of Claim and setting forth the number of Escrowed Shares, if any, to be released to DPRC, or (ii) receipt of a written notice from DPRC (a

                                   Exhibit E

    "DPRC Distribution Notice") attaching a copy of the final award or decision of the Arbitrator and setting forth the number of Escrowed Shares, if any, to be released to DPRC as a result of such award (DPRC shall provide a copy of the DPRC Distribution Notice to the Shareholders; if the award does not specify the number of Escrowed Shares to be released, the Shareholders shall have 20 calendar days to object to the calculation of the number of Escrowed Shares to be released, but not to the award itself; in the event that the Escrow Agent receives any such objection within such 20-day period, the Escrow Agent shall be entitled to require that the matter be resolved by a notice from both DPRC and the Shareholders or by a clarification of the award). If the Escrow Agent institutes an action for interpleader in accordance with Section 4.6 of this Agreement as a result of a dispute between the parties, the parties agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or, if the parties are unable to agree, pursuant to this
    Section 3.4(b) and 3.4(c), below.

    (c) Arbitration.

      (i) AAA Rules. Any Arbitrable Claim, in any dispute between the Shareholders and DPRC under this Agreement, shall be submitted to final and binding arbitration in (a) the County of Mecklenburg, State of North Carolina, if DPRC is the claimant, or (b) the County of Orange, State of California, if a Shareholder is the claimant, which arbitration shall, except as herein specifically stated, be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect; provided, however, that the parties agree first to try in good faith to resolve any Arbitrable Claim that does not exceed $100,000 by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration; provided, further, that in the event of an arbitration, the arbitration provisions of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the AAA rules.

      (ii) Binding Affect. The final decision of the arbitrator shall be furnished in writing to the Escrow Agent, the Shareholders and DPRC and will constitute a conclusive determination of the issue in question, binding upon the Shareholders and DPRC. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding, institute or resolve any Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

      (iii) Compensation of Arbitrator. Any such arbitration shall be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties and by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

      (iv) Selection of Arbitrator. The AAA shall have the authority to select an arbitrator from a list of arbitrators who are partners in a nationally recognized firm of independent certified public accountants from the management advisory services department (or comparable department or group) of such firm or who are partners in a major law firm; provided, however, that neither the accounting firm, law firm nor the individual arbitrator shall be a firm or individual that has within the last three years rendered, or is then rendering, services to any party or, also in the case of a law firm, a firm or an individual lawyer, who has appeared, or is then appearing, as counsel of record in opposition to any party; provided, further, that the individual arbitrator cannot have any other prior relationship or affiliation to DPRC, the Shareholders or any of their officers, directors or employees which is likely to affect or compromise the arbitrator's independence.

      (v) Limited Discovery. The parties shall be permitted reasonable discovery under the rules set by the arbitrator. The arbitrator shall have power to impose such sanctions as the arbitrator deems appropriate for failure of a party or counsel for a party to comply in good faith with the discovery rules established by the arbitrator.

                                   Exhibit E

      (vi) Payment of Costs. The parties will share responsibility for the attorneys' fees and costs and all costs of arbitration, including those provided for above, based on the degree to which the arbitrator accepts the respective positions of the parties, as conclusively determined by the arbitrator.

      (vii) Terms of Arbitration. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of the Merger Agreement or any other documents that are executed in connection therewith.

      (viii) Exclusive Remedy. Arbitration or mediation under this Section 3.4(c) shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Agreement.

  4. Escrow Agent.

    4.1 Duties. The duties of the Escrow Agent hereunder shall be entirely administrative and not discretionary. The Escrow Agent shall be obligated to act only in accordance with written instructions received by it as provided in this Agreement and as authorized herewith to comply with any orders, judgments or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

    4.2 Legal Opinions. As to any legal questions arising in connection with the administration of this Agreement, the Escrow Agent may rely absolutely upon the joint instruction of DPRC and the Shareholders or the opinions given to the Escrow Agent by its outside independent counsel and shall be free of liability for acting and relying on such opinions.

    4.3 Signatures. The Escrow Agent may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement.

    4.4 Receipts and Releases. The Escrow Agent may, as a condition to the disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Escrow Agent from any liability arising out of its execution or performance of this Agreement. Such release to be in a form reasonably satisfactory to the Escrow Agent.

    4.5 Refrain from Action. The Escrow Agent shall be entitled to refrain from taking any action contemplated by this Agreement in the event it becomes aware of any dispute between the Shareholders and DPRC as to any material facts or as to the happening of any event, precedent to such action.

    4.6 Interpleader. If any controversy arises between the parties or with any third party, the Escrow Agent shall not be required to determine the same or to take any action, but the Escrow Agent in its discretion may institute such interpleader or other proceedings in connection therewith as the Escrow Agent may deem proper, and in following such other course, the Escrow Agent shall not be liable.

    4.7 Tax Forms. All persons or entities entitled to receive interest from the Escrow Account will provide the Escrow Agent with W-9 tax forms prior to disbursement of interest. Interest earned in the Escrow Account will be reported as income to the party receiving such interest.

  5. Indemnity.

    5.1 Waiver Indemnification. DPRC and the Shareholders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Agreement, in accordance with the terms and conditions hereof, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Escrow Agent. They further agree to indemnify the Escrow Agent against and from any and all claims, demands, costs, liabilities and expenses, including reasonable counsel fees, which may be asserted against it or to which it may be exposed or to which it may

                                   Exhibit E
  incur by reason of its execution or performance of this Agreement, except to the extent attributable to its willful neglect, gross negligence or bad faith. Such agreement to indemnify shall survive the termination of this Agreement or breach of this Agreement until extinguished by any applicable statute of limitations.

    5.2 Conditions to Indemnification. In case any litigation is brought against the Escrow Agent in respect of which indemnity may be sought hereunder, the Escrow Agent shall give prompt notice of that litigation to the parties, and the parties, upon receipt of that notice, shall have the obligation and the right to assume the defense of such litigation, provided that failure of the Escrow Agent to give the notice shall not relieve the parties from any of their obligations under this Section 5 unless that failure prejudices the defense of any of such litigation by said parties. The cost of defense of any such litigation shall be borne by DPRC unless the litigation is brought by the Escrow Agent by or on behalf of the Shareholders, in which case the cost of defense of any such litigation shall be borne by the Shareholders. At its own expense, the Escrow Agent may employ separate counsel and participate in the defense. Parties shall not be liable for any settlement agreed to by the Escrow Agent without the respective consents.

  6. Acknowledgment by the Escrow Agent. By execution and delivery of this Agreement, the Escrow Agent acknowledges that the terms and provisions of this Agreement are acceptable and agrees to carry out the provisions of this Agreement on its part.

  7. Resignation or Removal of Escrow Agent; Successor.

    7.1 Resignation and Removal.

      (a) The Escrow Agent may resign as such following the giving of 30 days' prior written notice to the other parties. Similarly, the Escrow Agent may be removed and replaced following the giving of 30 calendar days' prior written notice to be given to the Escrow Agent jointly by the Shareholders and DPRC. In either event, the duties of the Escrow Agent shall terminate 30 calendar days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrowed Shares then in its possession to a successor Escrow Agent as shall be appointed by the other parties as evidenced by a written notice filed with the Escrow Agent.

      (b) If the parties are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of 30 calendar days following the date of the notice of resignation or removal, then the acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or other appropriate relief and any such resulting appointment shall be binding upon all of the parties.

    7.2 Successors. Every successor appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Shareholders and DPRC, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; that such predecessor, nevertheless, on the written request of its successor or any of the parties, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Agreement to a successor (a "Successor Transfer"). Should any instrument be required by any successor for more fully vesting in such successor, the duties, responsibilities and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties, be executed, acknowledged and delivered by the predecessor.

    7.3 New Custodian. In the event of an appointment of a successor, upon the consummation of the Successor Transfer, the predecessor shall cease to be custodian of any funds, securities or other assets and records previously held by it pursuant to this Agreement, and the successor shall become such custodian.

    7.4 Release. Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrowed Shares, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement that may arise and accrue thereafter.

                                   Exhibit E

  8. Fee. The Escrow Agent shall be paid for service hereunder in accordance with the fee schedule attached hereto as Exhibit A. DPRC shall be responsible for paying all such fees to the Escrow Agent. In the event that the Escrow Agent is required to render any service not provided for in this Agreement and fee schedule, or there is any assignment of the interest of this Escrow or any modification hereof, the Escrow Agent shall be entitled to receive from the party requesting the service, assignment or amendment reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including attorneys' fee.

  9. Termination. This Agreement and the Escrow created hereby shall terminate following the Escrow Agent's delivery of all remaining Escrowed Shares to the Shareholders and/or DPRC pursuant to Section 2, above. In the event any fees or charges owed to the Escrow Agent remain unpaid in excess of 60 days following DPRC's receipt of an invoice therefor, the Escrow Agent may terminate this Agreement.

  10. Miscellaneous Provisions.

    10.1 Governing Law. The validity, construction and performance of this Agreement, and any Action arising out of or relating to this Agreement shall be governed by the Laws, without regard to the Laws as to choice or conflict of Laws, of the State of California.

    10.2 Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.

    10.3 Assignment. Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by DPRC or the Shareholders without the prior written consent of the other.

    10.4 Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient at the addresses set forth under such recipient's signature on the signature page hereto and shall be deemed to have been duly given; (a) upon delivery, if served personally on the party to whom notice is to be given; or (b) on the date or receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, or by air courier. Any party may give written notice of a change of address in accordance with the provisions of this Section 10.4 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

    10.5 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

                    [rest of page intentionally left blank]

                                   Exhibit E

    10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.

"DPRC":                                   THE "SHAREHOLDERS":


DATA PROCESSING                           -------------------------------------
RESOURCES CORPORATION,                    RICHARD K. CARLISLE
a California corporation


                                          Address:
By:                                       c/o Systems & Programming
  ---------------------------------       Consultants, Inc.
  Michael A. Piraino                      212 S. Tryon, Suite 700
  Executive Vice President                Charlotte, NC 28281
                                          Phone No.: (704) 348-9000
Address:                                  FAX No.:  (704) 348-9050
4400 MacArthur Boulevard
Suite 600                                 -------------------------------------
Newport Beach, CA 92660-2037              THOMAS G. CARLISLE
Phone No.: (714) 553-1102
FAX No.:  (714) 752-5850                  Address:
                                          c/o Systems & Programming
"ESCROW AGENT":                           Consultants, Inc.
                                          212 S. Tryon, Suite 700
U.S. TRUST COMPANY OF                     Charlotte, NC 28281
CALIFORNIA, N.A.                          Phone No.: (704) 348-9000
                                          FAX No.:  (704) 348-9050
By:

  ----------------------------------      -------------------------------------

                                          JEFFERY CARTER
  Its:

    -------------------------------       Address:

                                          c/o Systems & Programming
Address:                                  Consultants, Inc.
515 South Flower Street, Suite 2700       212 S. Tryon, Suite 700
Los Angeles, CA 90071-2291                Charlotte, NC 28281
Attn: Patricia Glazier                    Phone No.: (704) 348-9000
Phone No.: (213) 861-5038                 FAX No.:  (704) 348-9050
FAX No.:  (213) 488-1370

                                          -------------------------------------
                                          ROBERT GALLAGHER

                                          Address:
                                          c/o Systems & Programming
                                          Consultants, Inc.
                                          212 S. Tryon, Suite 700
                                          Charlotte, NC 28281
                                          Phone No.: (704) 348-9000
                                          FAX No.:  (704) 348-9050

                                   Exhibit E

                                  SCHEDULE A

                                 FEE SCHEDULE

                      PROPOSAL FOR ESCROW AGENT SERVICES
                                     FROM
                    U.S. TRUST COMPANY OF CALIFORNIA, N.A.

     ANNUAL ADMINISTRATION FEE............................... $2,500

  For review and complete analysis of the escrow agreement, meetings and conferences with all parties, execution of documents and opening of required accounts. Attendance at the closing by the accountant officer and the authentication and delivery of securities. For normal administrative functions as specified in the escrow agreement, including maintenance of administrative records and custody of funds. Any extraordinary services will be charged based on our appraisal of the services rendered.

     OTHER CHARGES...............................$35 Per transaction

     Purchase, sale, receipt, delivery maturity or redemption of securities (investment transactions.)

     Wire transfers............................$25 Per wire transfer

     Out-of-pocket expenses and disbursements................AT COST

  Includes expenses incurred on the issuers behalf such as postage, telephone, insurance, express mail and messenger charges, travel expenses to attend the closing or other meetings, etc.

  Charges for any services not specifically covered in this schedule will be billed commensurate with the services rendered. Review of reinvestment agreements and repurchase agreements not included. This schedule reflects charges which are now in effect for our normal and regular services and are minimal only, subject to modification where unusual conditions or requirements prevail.

                                   Exhibit E

                                   EXHIBIT F

                       FORM OF SPC AFFILIATES AGREEMENT

Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, CA 92660

    Re: Agreement and Plan of Merger

Ladies and Gentlemen:

  The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 16, 1998, by and among Data Processing Resources Corporation, a California corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation, and Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"). Capitalized terms used but not defined in this letter have the meanings given to such terms in the Merger Agreement.

  The undersigned, as a holder of shares of SPC Common Stock, will be entitled to receive shares of DPRC Common Stock pursuant to the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SPC within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act") or Accounting Series Releases 130 and 135, as amended (the "Releases"), of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

  If, in fact, the undersigned were to be deemed to be an affiliate under the Securities Act, the undersigned=s ability to sell, assign or transfer the shares of DPRC Common Stock to be received by the undersigned pursuant to the Merger would be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that DPRC is not under any obligation to effect such registration, and (ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

  The undersigned hereby covenants with DPRC that the undersigned will not sell, assign or transfer any shares of DPRC Common Stock to be received by the undersigned pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act; or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to DPRC or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

  In the event of a sale or other disposition by the undersigned pursuant to Rule 145 of DPRC Common Stock received pursuant to the Merger, the undersigned will provide DPRC with evidence of compliance with Rule 145 by means of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that DPRC may instruct its transfer agent to withhold the transfer of any DPRC Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the DPRC Common Stock sold as indicated in the letter.

  The undersigned acknowledges that the Merger is to be accounted for as a pooling of interests and that such accounting treatment is material to DPRC. In compliance with the requirements for such accounting treatment, the undersigned covenants and agrees with DPRC that the undersigned will not (i) between the date hereof and the Effective Date, sell, transfer or otherwise dispose of, or reduce the undersigned's risk (within the meaning of the Releases) with respect to, any shares of SPC Common Stock held by the undersigned, or (ii) sell, transfer or otherwise dispose of, or reduce the undersigned's risk (within the meaning of the Releases) with respect to, any DPRC Common Stock received pursuant to the Merger until after such time as a report including

                                   Exhibit F
results covering at least 30 days of combined operations of the SPC and DPRC has been published by DPRC. Without limiting the generality of the foregoing, DPRC and the undersigned acknowledge and agree that de minimis sales by the undersigned of SPC Common Stock or DPRC Common Stock during the periods referred to in the immediately preceding sentence are permitted under the SEC's interpretations of the Releases and the undersigned shall be free to effect any such de minimis sales during such periods; provided, however, that no sale of SPC Common Stock or DPRC Common Stock may be made by the undersigned in reliance on such de minimis exception except in reliance upon a written statement from DPRC's independent accountants that such sale is permitted under such exception.

  The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing the shares of DPRC Common Stock to be received by the undersigned pursuant to the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to DPRC from counsel reasonably satisfactory to DPRC to the effect that such legends are no longer required for purposes of the Securities Act.

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of DPRC Common Stock to be received by the undersigned pursuant to the Merger, and
(ii) the receipt by DPRC of this letter as an inducement and a condition to DPRC's obligation to consummate the Merger.

                                          Very truly yours,

Dated:                                    -------------------------------------
      ------------------------------      Signature

                                          -------------------------------------
                                          Print or Type Name

                                   Exhibit F

                                    ANNEX I

                                 TO EXHIBIT F

Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, CA 92660

To whom it may concern:

  On                   , the undersigned sold                 shares (the
"Shares") of the Common Stock of Data Processing Resources Corporation ("DPRC"). The Shares were received by the undersigned in connection with the merger of DPRC Acquisition Corp, a subsidiary of DPRC, with and into Systems & Programming Consultants, Inc., a North Carolina corporation.

  Based upon the most recent report or statement filed by DPRC with the Securities and Exchange Commission, the Shares sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

  The undersigned hereby represents that the Shares were sold in one or more "brokers' transactions," within the meaning of such term as defined in Section 4(4) of the Securities Act, or in one or more transactions directly with a "market maker," as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Shares, and that the undersigned has not made any payment in connection with the offer of sale of the Shares to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

Dated:                                    -------------------------------------
      ------------------------------      Signature

                                          -------------------------------------
                                          Print or Type Name

                                   Exhibit F

                                   EXHIBIT G

                       FORM OF DPRC AFFILIATES AGREEMENT

Data Processing Resources Corporation
4400 MacArthur Boulevard, Suite 600
Newport Beach, CA 92660

    Re: Agreement and Plan of Merger

Ladies and Gentlemen:

  The undersigned refers to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 16, 1998, by and among Data Processing Resources Corporation, a California corporation ("DPRC"), DPRC Acquisition Corp., a North Carolina corporation, and Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"). Capitalized terms used but not defined in this letter have the meanings given to such terms in the Merger Agreement.

  The undersigned, as a holder of shares of DPRC Common Stock, acknowledges that the undersigned may be deemed an "affiliate" of DPRC within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act") or Accounting Series Releases 130 and 135, as amended (the "Releases"), of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

  The undersigned acknowledges that the Merger is to be accounted for as a pooling of interests and that such accounting treatment is material to DPRC. In compliance with the requirements for such accounting treatment, the undersigned covenants and agrees with DPRC that the undersigned will not sell, transfer or otherwise dispose of, or reduce the undersigned's risk (within the meaning of the Releases) with respect to, any DPRC Common Stock between the date hereof and until after such time as a report including results covering at least 30 days of combined operations of SPC and DPRC has been published by DPRC. Without limiting the generality of the foregoing, DPRC and the undersigned acknowledge and agree that de minimis sales by the undersigned of DPRC Common Stock during the period referred to in the immediately preceding sentence are permitted under the SEC's interpretations of the Releases and the undersigned shall be free to effect any such de minimis sales during such periods; provided, however, that no sale of DPRC Common Stock may be made by the undersigned in reliance on such de minimis exception except in reliance upon a written statement from DPRC's independent accountants that such sale is permitted under such exception.

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of DPRC Common Stock, and (ii) the receipt by DPRC of this letter as an inducement and a condition to DPRC's obligation to consummate the Merger.

                                          Very truly yours,

Dated:
      ------------------------------      -------------------------------------
                                          Signature

                                          -------------------------------------
                                          Print or Type Name

                                   Exhibit G

                                   EXHIBIT H

                    FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

  This Employment Agreement (this "Agreement") is made and entered into as of
        , 1998, by and between DPRC Acquisition Corp., a North Carolina corporation (the "Company") and a wholly-owned subsidiary of Data Processing
Resources Corporation, a California corporation ("DPRC"), and                ,
an individual ("Employee"), with reference to the following:

  A. Pursuant to that certain Agreement and Plan of Merger dated June 16, 1998, by and among DPRC, the Company, Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), Employee and the other shareholders of SPC, the Company is merging with and into SPC (the "Merger"), pursuant to which SPC, as the surviving corporation, shall become a wholly-owned subsidiary of DPRC.

  B. Upon the consummation of the merger, the Company wishes to employ Employee, and Employee wishes to be employed by the Company, as an employee of
the Company, including the position of       of the Company.

  C. The Company and Employee now wish to memorialize their agreement regarding the employment and compensation of Employee.

  NOW, THEREFORE, in consideration for the promises and obligations set forth below, the Company and Employee agree as follows:

1. EMPLOYMENT AND TERM.

  1.1 The Company agrees to employ, and Employee agrees to be employed by the Company, on the terms and conditions described below (the "Employment"). The Company and Employee acknowledge and agree that this Agreement is expressly made and conditioned upon the consummation of the Merger and in the event that the Merger is not consummated, all of the obligations of the parties hereunder shall be null and void.

  1.2 The term of this Agreement (the "Initial Term") shall commence on the
effective date of the Merger and continue until       , unless sooner
terminated pursuant to the terms hereof.

2. DUTIES.

  Employee agrees that during the Employment, Employee shall serve as an
employee of the Company and as         of the Company at the Company's offices
located at                    . Whereas Employee shall ultimately be
responsible to the Board of Directors of the Company, Employee shall report
directly to and be directed in his duties by the                           of
                         .

3. COMPENSATION.

  3.1 As consideration for said performance of duties and adherence to the covenants in this Agreement, Employee shall be entitled to the compensation set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "Compensation").

  3.2 Employee understands and acknowledges that the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with the Company's employment of Employee, and for the performance of all his promises and obligations under this Agreement.

  3.3 Aside from the Compensation, the Company may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees, which may include, but not be limited to, group life insurance, medical insurance, etc. The Company may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefits plans now in force or later adopted by the Company shall be governed solely by the terms of such plans.

                                   Exhibit H

4. DUTY TO DEVOTE TIME AND AVOID CONFLICT OF INTEREST.

  Employee agrees that during the Employment he shall devote his full-time
efforts to his duties as          of the Company. During the Employment,
Employee shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of the Company.

5. COMPLIANCE WITH RULES AND REGULATIONS.

  Employee agrees to comply with the Company's current rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6. NON-COMPETITION AND NON-SOLICITATION BY EMPLOYEE.

  6.1 Employee agrees that, during the Employment, Employee will not engage in any activity competitive with or adverse to the Company's businesses or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with the Company's business or combine or conspire with other employees or representatives of the Company for the purpose of organizing any such competitive business activity. This prohibition shall not include ownership of less than five percent of the outstanding stock by Employee in a publicly traded corporation. As used in Sections 6 through 10 of this Agreement, the term the "Company" shall mean the Company, DPRC and all of their respective affiliates.

  6.2 It is understood that Employee will gain knowledge and make contacts with the Company's customers and clients (sometimes collectively referred to in this Agreement as the "Clients") and prospective clients of the Company in the course of his employment that would provide Employee with an unfair competitive advantage for Employee over the Company, as compared to a normally competitive situation, in the event Employee should seek to solicit business from the Clients and said prospective clients. In recognition of this understanding, Employee agrees that, upon termination of the Employment, he will not engage in unfair competition, as defined below, against the Company. For the purposes of this Agreement, the term "unfair competition" shall be construed to include without limitation the following specific prohibitions:

    (a) For a period of one (1) year following the termination of the Employment, Employee shall not interfere or attempt to interfere in any way with any existing relationships of the Company with the Clients with whom the Company has participated in at least one project or placement within two (2) years prior to the termination of Employment, and shall not solicit, divert or take away or attempt to solicit, divert or take away any business of the Company that is either under contract or in negotiation at the time of the termination of the Employment.

    (b) For a period of one (1) year following the termination of the Employment, Employee shall not interfere or compete in any way with any proposal efforts of the Company already in progress (that is, a proposal sent to or being then currently developed for a specific Client or potential client of the Company) at the time of the termination of Employment.

    (c) For a period of one (1) year following the termination of the Employment, Employee shall not make use, in a manner competitive with the business of the Company, of any of his personal relationships or business contacts developed during the Employment or prior to the Employment.

    (d) For a period of one (1) year following the termination of the Employment, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person, who is engaged as an employee or otherwise by the Company, to terminate his employment or other engagement with the Company.

                                   Exhibit H

7. TRADE SECRETS OF THE COMPANY.

  7.1 Employee acknowledges and understands that during the Employment, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code
Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of the Company necessary for the successful conduct of the Company's business. This information includes, but is not limited to: (a) The Company's listings of and data regarding the Company's customer and clients (sometimes collectively referred to in this Agreement as the "Clients") (past and current); (b) the Company's information regarding potential customers and clients; (c) data relating to the personnel, supervisory structure and procedures of the Clients; (d) specific computer technician staffing needs of the Clients; (e) the identity, whereabouts, capabilities and availability of contractors in the Company's database; (f) the Company's bidding, billing and pricing practices; (g) the nature and type of services rendered by the Company to the Clients; and (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports, and records (all of which information is sometimes referred to in this Agreement as the "Secrets"). Employee understands further that the Secrets have been and will be accumulated by Employee and other personnel at the Company at a considerable expense to the Company (including but not limited to compensation paid to the Company personnel dealing with the Secrets and the Clients), and that the Company has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to the Company, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

    (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

    (b) Any and all data, notes, letters, computer programs and data, reports, telephone records and all other written documentation relating to the business of the Company (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee from or by reason of services performed by Employee for the Company shall become the absolute property of the Company, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

    (c) Employee shall hold the Secrets in strictest confidence, and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Employment or afterward, or (ii) use any or all of the Secrets in Employee's subsequent business or employment, without the prior express written authorization of the Company.

    (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of the Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of the Company.

8. CONFIDENTIAL INFORMATION OF CLIENTS.

  All ideas, concepts, information and written material disclosed to Employee by the Company, or acquired from any of the Clients, and all financial, accounting, statistical personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of the Company, or said Client, and are disclosed in confidence by the Company or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of the Company's business. Employee agrees to execute the Company's standard confidentiality agreement requested from each of its employees, at such time as he shall be requested by the Company to do so.

                                   Exhibit H

9. RETURN OF INFORMATION.

  At the time of the termination of the Employment, Employee agrees to deliver promptly to the Company all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of the Company, including not limited to each original and all copies of all or any part thereof.

10. COOPERATION.

  Employee agrees that, both during the Employment and afterward, he will give evidence and testimony at the Company's expense, and perform all acts which are necessary to carry out and fulfill the purposes and intents of this Agreement.

11. REMEDIES: INJUNCTIVE RELIEF.

  In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that the Company, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

12. TERMINATION OF EMPLOYMENT.

  12.1 The Company and Employee each acknowledge and understand that the Employment is terminable by the Company with cause (as defined below) without advance notice. For the purposes of this Agreement, termination "with cause" shall mean termination because of death, disability or any actions taken by Employee during the Employment (including but not limited to inactions) which constitute either (a) gross insubordination, gross negligence, unethical or criminal behavior, or a breach of fiduciary duty of Employee as an officer and/or director of the Company, or (b) a violation of any of Sections 4 through 10, inclusive. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of the Employment by the Company for cause, the Company shall have no further obligation to Employee under this Agreement by way of compensation or otherwise, but Employee's duties under Sections 6 through 10, inclusive, shall continue after said termination of Employment. For the purposes of this Agreement, Employee shall be deemed disabled in the event that, by reason of sickness, physical or mental impairment or injury, Employee's ability to perform his duties under this Agreement is impaired more than twenty-five percent (25%) for a period of six
(6) consecutive months or for nine (9) months in any twelve (12) month period, such disability to be determined independently by a physician of Employee's choosing and by a physician of the Company's choosing. If such two (2) chosen physicians are unable to agree upon whether Employee shall be disabled, as defined above, they shall agree upon a third physician, whose conclusion on such matter shall be final.

  12.2 The Company and Employee each acknowledge and understand that the Employment is terminable by the Company without cause (as defined below) by giving Employee ninety (90) days' advance written notice. In the event that the Company terminates the Employment without cause prior to the termination of the Term, except as provided in Section 1.2, the Company shall (i) pay to Employee the base salary of the Compensation, and (ii) provide the same health and life insurance benefits to which Employee was entitled during the Employment, in each case (i.e., base salary and benefits), until the earlier to occur of (a) six months after the date of Employee's termination, (b) the expiration of the remaining portion of the Term, (c) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (d) the date upon which Employee violates any of Sections 6 through 10, inclusive. The Company may make such payments in accordance with its regular payroll schedule. For the purposes of this Agreement, the term "without cause" shall mean any circumstances by which this Agreement is terminated other than (i) voluntary termination by Employee or (ii) termination by the Company "with cause", as defined in Section 12.1.

                                   Exhibit H

  12.3 The payments contemplated by this Section 12 shall constitute the exclusive and sole remedy for any termination of Employee's employment by the Company (whether pursuant to, or in violation of, the terms of this Agreement), and Employee covenants not to assert or pursue any remedies, other than an action to enforce the payments due to Employee under this Agreement, at law or in equity, with respect to any termination of employment.

  12.4 The Company and Employee each acknowledge and understand that the Employment is terminable by Employee by giving the Company ninety (90) days' advance written notice. Upon Employee's voluntary termination of the Employment, the Company shall have no further obligation to Employee under this Agreement by way of compensation or otherwise (except for the obligation to pay any of the Compensation to which Employee may be entitled at the time of such termination), but Employee's duties under Sections 6 through 10, inclusive, shall continue after said termination of the Employment.

  12.5 No policies or procedures the Company or benefits provided by the Company, whether oral or written express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of the Company or Employee to terminate the Employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of Employment neither the Company nor Employee shall have any further obligation to each other way by way of compensation or otherwise.

13. MISCELLANEOUS PROVISIONS.

  13.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.

  13.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

  13.3 This Agreement shall be construed and enforced according to the laws of the State of North Carolina, exclusive of its choice of law rules.

  13.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed by both the Company and Employee.

14. ACKNOWLEDGMENT BY EMPLOYEE.

  Employee has carefully read and considered the provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of the Company. Employee further acknowledges that the goodwill and value of the Company is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates his acceptance of this Agreement by signing and returning the enclosed copy of this Agreement where indicated below.


THE "COMPANY"                             "EMPLOYEE":

DRPC ACQUISITION CORP.,
a North Carolina corporation

By:
  ---------------------------------       -------------------------------------
  Michael A. Piraino                      [Name of Employee]
  Executive Vice President

Dated:            , 1998                  Dated:            , 1998
      ------------                              ------------

                                   Exhibit H

                                   EXHIBIT A

                            Compensation of

  The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.

  1. BASE SALARY: Employee's base annual salary during the Term shall be
$           per year, paid in at least bi-weekly installments. Employer will review annually and may, in the sole discretion of its Board of Directors, increase Employee's annual salary in light of Employee's performance, inflation, cost of living or other factors that the Board deems reasonable.

  2. VACATION: During the Employment, Employee shall be entitled to take
           (   ) weeks of paid vacation time per calendar year of the Company
(plus such other time as may be permitted by the Board). The maximum number of
vacation days that Employee may accrue shall be            (   ) weeks. If
Employee's earned but unused vacation days reaches such maximum, Employee will not accrue any further vacation days. If Employee thereafter uses sufficient vacation days to fall below the maximum, he will resume accruing vacation days (again, subject to the maximum).

  3. OTHER BENEFITS: Employee shall be entitled to participate in and receive benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of additional compensation or benefits to employees of the Company which the Company at any time maintains for executive employees.

  4. BUSINESS EXPENDITURES: Employee is authorized to incur reasonable expenses for promoting and conducting the business of the Company, including but not limited to expenditures for entertainment and travel. The Company shall reimburse Employee monthly for all such business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

  5. INCENTIVE BONUS: Employee shall be entitled to an incentive bonus (the "Bonus") for DPRC's 1999 fiscal year (i.e., August 1, 1998 through July 31,
1999), payable not later than three (3) business days following the review and approval, by the Compensation Committee of DPRC, of the final financial statement results of the audit for said fiscal year by DPRC's independent auditors. The Bonus shall be based upon the table set forth on Schedule 1 attached hereto. After the 1999 fiscal year, Employee shall be entitled to an incentive bonus for each additional year during the Term, provided, however, that such additional, annual bonuses shall be adopted by the Compensation Committee of DPRC, in its sole and absolute discretion, to meet the tactical and strategic objectives of the Company.

                                   Exhibit H

                                   EXHIBIT I

                       FORM OF NONCOMPETITION AGREEMENT

  This NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as
of this      day of            1998, by and between Data Processing Resources
Corporation, a California corporation ("DPRC"), Richard K. Carlisle, an individual ("R. Carlisle"), Thomas G. Carlisle, an individual ("T. Carlisle"), Jeffery Carter, an individual ("Carter"), and Robert Gallagher, an individual ("Gallagher"). R. Carlisle, T. Carlisle, Carter and Gallagher are collectively referred to herein as the "Shareholders" and sometimes individually referred to as a "Shareholder."

                                   RECITALS

  A. DPRC, DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of DPRC ("Acquisition"), Systems & Programming Consultants, Inc., a North Carolina corporation ("SPC"), and the Shareholders, have entered into an Agreement and Plan of Merger dated as of June 16, 1998 (the "Merger Agreement"), pursuant to which Acquisition is merging with and into SPC. Capitalized terms used herein but which are not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

  B. The Shareholders have intimate knowledge of the Business, which, if exploited by either of them in contravention of this Agreement, would seriously, adversely and irreparably affect the ability of DPRC and its affiliates to continue the Business acquired pursuant to the Merger Agreement.

  C. To induce DPRC to enter into the Merger Agreement, the Shareholders have agreed to execute this Agreement.

                                   AGREEMENT

  In consideration of the foregoing recitals and the mutual covenants and conditions contained herein and in the Merger Agreement, the parties, intending to be legally bound, agree as follows:

  1. Non-Compete Covenant. Each of the Shareholders covenants and agrees that for the period ending (a) three years from the date of this Agreement, or (b) two years after the date of the termination of his employment with Acquisition, whichever is the last to occur (the "Restrictive Period"), such Shareholder will not, without the prior written consent of DPRC, directly or indirectly, in the United States of America (the "Territory"), own, manage, finance, operate, join, control or participate in the ownership, management, financing, operation or control of, or be employed or connected in any manner with, any business that competes with the Business. Notwithstanding the foregoing, with respect to Carter and Gallagher, the Restrictive Period shall be for the period ending (a) two years from the date of this Agreement, or (b) two years after the date of the termination of his employment with Acquisition.

  2. Definition of Compete. For purposes of this Agreement, the term "compete" shall mean (a) calling on, soliciting or taking away, as a client or customer any individual, partnership, corporation or association that is a client or customer of SPC or Acquisition or was a client or customer of SPC or Acquisition during the 36 calendar month period immediately preceding any such act for the purpose of competing with Acquisition; (b) hiring, soliciting, taking away or attempting to hire, solicit or take away any employee of SPC or Acquisition either on behalf of itself or any other person or entity; or (c) entering into or attempting to enter into any business substantially similar to or competing in any way with the Business within the Territory, either alone or with any individual, partnership, corporation or association.

  3. Direct or Indirect Competition. For purposes of this Agreement, the words "directly or indirectly" as they modify the word "compete" shall mean (a) acting as an agent, representative, consultant, officer, director,

                                   Exhibit I
independent contractor or employee of any entity or enterprise, which is competing (as defined in Section 2, above) with the Business; (b) participating in any such competing entity or enterprise, or the affiliate of such entity or enterprise, as an owner, partner, limited partner, joint venturer, creditor or shareholder (except as a shareholder holding less than a two percent interest in a corporation whose shares are actively traded on a regional or a national securities exchange or in the over-the-counter market); or (c) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present or identified prospective client or customer of SPC or Acquisition.

  4. Confidential Data. For purposes of this Agreement, "Trade Secrets" shall mean any scientific or technical information, design, process, procedure, formula or improvement, or any portion or phase thereof, whether or not patentable, that is owned by, or that has, at the time of determination of its status, been used by SPC or Acquisition and that is not generally known to competitors of SPC or Acquisition, and information concerning proposed new products, software and marketing processes, market feasibility studies, and proposed or existing marketing techniques or plans relating to the Business that is not generally known to competitors of SPC or Acquisition. The term "Confidential Information" shall mean any data or information, other than Trade Secrets, that is owned by, or that has, at the time of termination of its status, been used by SPC or Acquisition relating to the Business and is not generally known to competitors of SPC or Acquisition, including, but not limited to, Proprietary Customer Information (as defined below), information relating to the Business, the identity of suppliers, customers, subscribers, advertisers, sales methodology, software and information about the personnel of SPC or Acquisition. The term "Proprietary Customer Information" shall mean all information concerning the identity and purchasing habits of customers of SPC or Acquisition with respect to the Business to the extent that such information is a valuable component of the Business and is not generally ascertainable by parties unaffiliated with SPC or Acquisition. The terms Trade Secrets, Confidential Information and Proprietary Customer Information are hereinafter sometimes collectively referred to as "Confidential Data."

  Each of the Shareholders agrees that, during the period set forth in Section 1, above, and thereafter for so long as such information remains Confidential Data, he will keep confidential and not directly or indirectly divulge, furnish, make accessible to anyone, or appropriate for his own use any Confidential Data, and that at no time will he divulge, furnish or make accessible to anyone or appropriate for his own use any Trade Secrets. Each of the Shareholders further acknowledges and agrees that DPRC has a legitimate interest in protecting Proprietary Customer Information from misappropriation or diversion by such Shareholder or any competitor. Each of the Shareholders hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which DPRC may have available pursuant to the Laws of any jurisdiction or at common law to prevent the disclosure of Trade Secrets and other Confidential Proprietary Data, and the enforcement by DPRC of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in Law or equity absent this Agreement.

  5. Consideration. In consideration of the covenants and agreements provided for herein, at the Effective Time, DPRC shall pay the Shareholders $400,000, which amount shall be allocated among the Shareholders as follows:

      NAME OF SHAREHOLDER                                               PAYMENT
      -------------------                                               --------
      Richard K. Carlisle.............................................. $100,000
      Thomas G. Carlisle...............................................  100,000
      Jeffery Carter...................................................  100,000
      Robert Gallagher.................................................  100,000
                                                                        --------
          Total........................................................ $400,000
                                                                        ========

                                   Exhibit I

  6. Reasonableness of Restrictions. Each of the Shareholders recognizes that the territorial and time limitations set forth in Section 1, above, are reasonable, not burdensome and are properly required by Law for the adequate protection of DPRC, and in the event that such territorial or time limitations are deemed to be unreasonable by a court of competent jurisdiction, then the Shareholders and DPRC agree and submit to the reduction of either said territorial or time limitation, or both, to such an area or period as said court shall deem reasonable.

  7. Injunctive Relief. Each of the Shareholders acknowledges that his expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value, and that a breach by him of all of the provisions of this Agreement cannot be reasonably or adequately compensated in damages in an action at Law and that such breach will cause DPRC irreparable injury and damage. Each of the Shareholders further acknowledges that he possesses unique skills, knowledge and ability that competition in violation of this Agreement would be extremely detrimental to DPRC. By reason thereof, each of the Shareholders agrees that DPRC shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to temporary, preliminary and/or permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement, without proof of actual damages that have been or may be caused to DPRC by such breach or threatened breach; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

  8. Effective Date of Agreement. Each of the parties acknowledge and agree that this Agreement is expressly made and conditioned upon the consummation of the Merger and in the event that the Merger is not consummated, all of the obligations of the parties hereunder shall be null and void.

  9. Miscellaneous Provisions.

    (a) Entire Agreement. This Agreement, together with the agreements referred to herein, set forth the entire agreement between the parties with regard to the subject matter of this Agreement. This is an integrated agreement.

    (b) Governing Law. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of North Carolina, without giving effect to principles of conflict of laws.

    (c) Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

    (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

                    [rest of page intentionally left blank]

                                   Exhibit I

  (e) Third Party Beneficiaries. Each of the Shareholders acknowledges and agrees that each of the Subsidiaries of DPRC (including Acquisition) is a third party beneficiary of all of the Shareholders' liabilities, obligations and commitments under this Agreement and each such beneficiary may enforce such liability, obligation and commitment on its own behalf.

  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

"DPRC":                                   THE "SHAREHOLDERS":


DATA PROCESSING                           -------------------------------------
RESOURCES CORPORATION,                    RICHARD K. CARLISLE
a California corporation


                                          -------------------------------------
By:                                       THOMAS G. CARLISLE
  ---------------------------------

  Michael A. Piraino                      -------------------------------------
  Executive Vice President                JEFFERY CARTER

                                          -------------------------------------
                                          ROBERT GALLAGHER

                                   Exhibit I

                                   EXHIBIT J

                      FORM OF OTHER EMPLOYMENT AGREEMENTS

  This Employment Agreement (this "Agreement") is made and entered into as of
            , 1998, by and between DPRC Acquisition Corp., a North Carolina
corporation (the "Company"), and         ("Employee"), with reference to the
following:

  A. The Company is in the business of providing information technology staffing services to corporate clients.

  B. The Company wishes to employ Employee, and Employee desires to be so
employed, in the capacity of          at          .

  C. The Company and Employee now wish to formalize the terms of the Employment, as hereinafter provided.

  NOW, THEREFORE, in consideration for the promises and obligations set forth below, the Company and Employee agree as follows:

1. EMPLOYMENT.

  The Company agrees to employ, and Employee agrees to be so employed by the Company on the terms and conditions described below. Employee agrees that during his/her employment by the Company (sometimes referred to in this Agreement as the "Employment Period"), Employee shall devote his/her full-time efforts to his/her duties as an Employee of the Company.

2. DUTIES AND COMPENSATION.

  2.1 Employee agrees to perform any and all duties now or in the future assigned to Employee by the Company, in his/her capacity as or otherwise.

  2.2 As consideration for said performance of duties and adherence to the covenants in this Agreement, Employee shall be entitled to the compensation set forth on Exhibit "A," attached hereto and incorporated herein by this reference (the "Compensation").

  2.3 Employee understands and acknowledges that the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with the Company's employment of Employee, and for the performance of all his/her promises and obligations under this Agreement.

  2.4 The Company or its affiliates (collectively, the "Company") may adopt, or continue in force, benefit plans for the benefit of its or their employees or certain of its or their employees, which may include, but not be limited to, group life insurance, medical insurance, etc. The Company may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefits plans now in force or later adopted by the Company shall be governed solely by the terms of such plans.

3. COVENANTS OF EMPLOYEE.

  3.1 Employee agrees that during the Employment Period, Employee will not engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with the Company's business or combine or conspire with other employees or representatives of the Company for the purpose of organizing any such competitive business activity.

                                   Exhibit J

  3.2 It is understood that Employee will gain knowledge and make contacts with customers, clients and prospective clients of the Company (sometimes collectively referred to in this Agreement as the "Clients") in the course of his/her employment that would provide Employee with an unfair competitive advantage for Employee over the Company, as compared to a normally competitive situation, in the event Employee should seek to solicit business from the Clients. In recognition of this understanding, Employee agrees that, upon termination of the Employment Period, he/she will not engage in unfair competition, as defined below, against the Company. For the purposes of this Agreement, the term "unfair competition" shall be construed to include without limitation the following specific prohibitions which shall be in effect for a period of two (2) years following the termination of the Employment Period:

    (a) Employee shall not interfere or attempt to interfere in any way with any existing relationships of the Company with the Clients with whom Employee had contact during the Employment Period.

    (b) Employee shall not solicit, divert or take away or attempt to solicit, divert or take away any business of the Company that is either under contract or in negotiation and that Employee was involved with at the time of termination of the Employment Period.

    (c) Employee shall not interfere or compete in any way with any proposal efforts of the Company already in progress (that is, a proposal sent to or being then currently developed for a specific Client of the Company) with which Employee may have been involved at the time of termination of the Employment Period.

    (d) Employee shall not make use of any of his/her personal relationships or business contacts developed during the Employment Period and utilized for business purposes, for the benefit of him/herself, or another, in a competitive manner with respect to the business of the Company.

    (e) Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person, who is engaged as an employee or otherwise by the Company, to terminate his/her employment or other engagement with the Company.

  3.3 Employee acknowledges and understands that during the Employment Period, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets and/or confidential and proprietary material and information of or relating to the business of the Company necessary for the successful conduct of the Company's business. This information includes, but is not limited to: (a) the Company's listings of and data regarding the Clients; (b) data relating to the personnel, supervisory structure and procedures of the Clients; (c) specific computer technician staffing needs of the Clients; (d) the identity, whereabouts, capabilities and availability of contractors in the Company's database; (e) the Company's bidding, billing and pricing practices; (f) the nature and type of services rendered by the Company to the Clients; and (g) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports, and records (all of which information is sometimes referred to in this Agreement as the "Secrets"). Employee understands further that the Secrets have been and will be accumulated, by Employee and other personnel at the Company, at a considerable expense to the Company (including but not limited to compensation paid to the Company personnel dealing with the Secrets and the Clients), and that the Company has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to the Company, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees to execute the Company's standard confidentiality agreement requested from each of its employees, at such time as he/she shall be requested by the Company to do so.

  3.4 At the time of or before the termination of Employee's employment with the Company, Employee agrees to deliver promptly to the Company all notes, books, electronic data (regardless of storage media), correspondence and other written and graphical records (including all copies thereof in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of the Company, including but not limited to all original and copies of all or any part thereof.


                                   Exhibit J

  3.5 Employee agrees to comply with the Company's current rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

  3.6 Employee hereby agrees to indemnify the Company against any and all joint and several liability, loss, damage, costs or expense which the Company may hereafter incur, suffer or be required to pay by reason of the violation or breach of any agreement to which Employee was or is bound in connection with Employee's prior employment.

4. RELIEF.

  In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that the Company, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

5. EFFECTIVE DATE OF AGREEMENT.

  Each of the parties acknowledge and agree that this Agreement is expressly made and conditioned upon the consummation of the merger (the "Merger") of the Company with and into Systems & Programming Consultants, Inc., a North Carolina corporation, and in the event that the Merger is not consummated, all of the obligations of the parties hereunder shall be null and void.

6. MISCELLANEOUS PROVISIONS.

  6.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

  6.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

  6.3 All affiliates of the Company, including Data Processing Resources Corporation, shall be deemed third party beneficiaries to this Agreement and shall be afforded the same rights, benefits and privileges as the Company.

  6.4 This Agreement shall be construed and enforced according to the laws of the State of Minnesota, excluding its choice of law rules.

  6.5 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed by both the Company and Employee.

  6.6 Except as otherwise provided in this Agreement, the Company and the Employee hereby consent to the resolution by binding, non-appealable arbitration of all claims or controversies in any way arising out of, relating to or associated with the Employee's employment with the Company or its termination ("Claims"), that the Company may have against the Employee or that the Employee may have against the Company or against its officers, directors, employees, agents or clients. The Claims covered by this Agreement include, but are not limited to, Claims for wages or other compensation due; Claims for breach of any contract or covenant, express

                                   Exhibit J
or implied; tort Claims; Claims for discrimination or harassment; Claims for benefits, including stock options, except as excluded below; and Claims for violation of any federal, state or other governmental constitution, statute, ordinance or regulation. This consent to arbitrate, however, shall not apply to, or cover Claims for workers' compensation benefits; Claims for unemployment compensation benefits; Claims by the Company for injunctive and/or other equitable relief; Claims relating to unfair competition or solicitation and/or the use or disclosure of trade secrets, confidential information, proprietary information or other intellectual property rights of the Company or its clients; and Claims based upon an employee's pension or other benefit plan, the terms of which contain an arbitration or other non-judicial dispute resolution procedure, in which case the provisions of such plan shall apply. Any arbitration required by this Agreement shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, order or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction and the prevailing party shall be entitled to recover its fees and expenses incurred in connection with such arbitration. All such arbitration proceedings shall be conducted on a confidential basis.

7. TERMINATION OF EMPLOYMENT.

  The Company and Employee each acknowledge and understand that the employment of Employee by the Company is at will, and that said employment of Employee shall be terminable by either the Company or Employee by providing the other party with fourteen (14) days' prior written notice. Further, the Company shall have the right to terminate the employment of Employee at any time, without notice, for violating any of the covenants set forth in Article 3, above. No policies or procedures of the Company or benefits provided by the Company, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of the Company or Employee to terminate said employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of employment neither the Company nor Employee shall have any further obligation to each other by way of compensation or otherwise.

                    [rest of page intentionally left blank]

                                   Exhibit J

8. ACKNOWLEDGMENT BY EMPLOYEE.

  Employee has carefully read and considered the provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of the Company. Employee further acknowledges that the goodwill and value of the Company is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates his/her acceptance of this Agreement by signing and returning the enclosed copy of the Agreement where indicated below.

THE "COMPANY"                             "EMPLOYEE":


DRPC ACQUISITION CORP.,
a North Carolina corporation


By:
  ---------------------------------       -------------------------------------
  Michael A. Piraino                      [Name of Employee]
  Executive Vice President

Dated:            , 1998                  Dated:            , 1998
      ------------                              ------------
                                   Exhibit J

                                 EXHIBIT K

                         LIST OF OMITTED SCHEDULES

         1.1  List of Key Persons Employed by SPC
         4.1  Articles and Bylaws of SPC
         4.4  Certain Conflicts or Violations--none
         4.5 SPC's Consents and Approvals--consents required to continue office leases and bank commitment letter
         4.6  SPC's Litigation--two employment disputes
         4.7  Capitalization of SPC
         4.8  Financial Statements of SPC
         4.9  Undisclosed Liabilities--none
         4.10 Certain Changes or Events--new bonuses or other compensation for key employees of SPC and certain recent leases by SPC
         4.11 Properties of SPC
         4.13 Intellectual Property of SPC
         4.14 Leases of SPC
         4.15 Receivables of SPC
         4.16 Contracts and Major Customers of SPC
         4.17 Employment Matters--wages and benefits of SPC employees
         4.18 Employee Benefit Plans of SPC
         4.19 Transactions With Affiliated Parties--none
         4.21 Tax Matters--audits of SPC and list of filing jurisdictions
         4.23 Permits--business licenses
         4.24 Insurance Coverage of SPC--1996 to 1998
         4.27 Banking Facilities of SPC
         6.5 DPRC's Consents and Approvals--consent to the Merger of Lenders under DPRC's credit facilities
        11.4  Stock Options Granted to SPC Employees by DPRC

                                   Exhibit K

                                    ANNEX B

               OPINION OF NATIONSBANC MONTGOMERY SECURITIES LLC

             [Letterhead of NationsBanc Montgomery Securities LLC]

                                 June 15, 1998

Board of Directors
Data Processing Resources Corporation
4400 MacArthur Blvd., Suite 600
Newport Beach, CA 92660

Ladies and Gentlemen:

  We understand that Systems & Programming Consultants, Inc., a North Carolina corporation ("Seller"), the Controlling Shareholders (all terms not defined herein shall have the same meanings as set forth in the Merger Agreement (defined below)), Data Processing Resources Corporation, a California corporation ("Buyer") and DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of Buyer ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, a draft of which has been provided to us by management of Buyer dated June 12, 1998 (the "Merger Agreement") pursuant to which Acquisition Sub will be merged with and into Seller, which will be the surviving entity (the "Merger"). We understand that the aggregate consideration to be delivered by Buyer in connection with the Merger will be paid exclusively in shares of common stock, no par value, of Buyer ("Buyer Common Stock") valued at $86.0 million less deductions for certain payments and liabilities to be assumed by Buyer (the "Consideration"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Buyer: (i) all of the outstanding common stock, no par value, of Seller ("Seller Common Stock") will be convertible into and exchangeable for, the right to receive shares of Buyer Common Stock in accordance with an exchange ratio (the "Exchange Ratio") based on the Consideration; (ii) Buyer will assume Seller's existing stock option plan and certain outstanding stock options to purchase shares of Seller Common Stock, which options, following the Merger, will remain outstanding and be exercisable for shares of Buyer Common Stock of equivalent value, as determined by the Exchange Ratio; and (iii) certain other options to purchase shares of Seller Common Stock which are outstanding under Seller's stock option plan will be cancelled in the Merger in exchange for shares of Buyer Common Stock with an aggregate value equal to the appraised value of such options. The number of shares of Buyer Common Stock issued in connection with the Consideration will be reduced by the number of shares of Buyer Common Stock issued in consideration of the cancellation of such options. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Buyer with respect to alternatives to the Merger or Buyer's underlying decision to proceed with or effect the Merger.

  In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to Buyer, including the consolidated financial statements for recent years and interim periods to January 31, 1998 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock, (iv) compared Seller and Buyer from a financial point of view with certain other companies in the information technology supplemental staffing industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the information technology supplemental staffing industry which we deemed to be comparable, in whole or in part, to the Merger;
(vi) reviewed and discussed with

Board of Directors
  Data Processing Resources Corporation
June 15, 1998
Page Two

representatives of the management of Seller certain information of a business and financial nature regarding Seller, including financial forecasts and related assumptions of Seller furnished to us by Seller with respect to Seller and reviewed financial forecasts with respect to Buyer which were obtained by us from a NationsBanc Montgomery Securities LLC research report ("Buyer Forecasts"); (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel; and
(viii) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by Seller's management and Buyer's Forecasts, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to Buyer as to all legal matters with respect to Buyer, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. We shall provide, if practicable, an update of this opinion to you as to the financial fairness of the Consideration to Buyer as of the Effective Date; provided, however, that subsequent developments may affect our ability to provide such an opinion.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder.

  We have provided this fairness opinion letter in connection with the Merger and will receive a fee for our services upon delivery of this letter to you. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Buyer and performed various investment banking services for Buyer. Our parent corporation, NationsBank Corp., is a significant client of Seller.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

  This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to be paid by Buyer and does not address the

Board of Directors
  Data Processing Resources Corporation
June 15, 1998
Page Three

relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /s/ NationsBanc Montgomery
                                           Securities, LLC

                                          NATIONSBANC MONTGOMERY SECURITIES
                                           LLC

             [Letterhead of NationsBanc Montgomery Securities LLC]

                                 June 16, 1998

Board of Directors
Data Processing Resources Corporation
4400 MacArthur Blvd., Suite 600
Newport Beach, CA 92660

Ladies and Gentlemen:

  We have previously delivered to you our opinion letter, dated June 15, 1998 (the "Opinion Letter"; all terms not defined herein shall have the meanings set forth in the Opinion Letter). We understood that the Consideration to be paid in the Merger has increased from the $86,000,000 used as a basis for the analysis performed in connection with the Opinion Letter to $87,500,000 (the "New Consideration"). With your consent, we have not updated the analyses performed in connection with the Opinion Letter; however, if the analyses conducted with respect to the Opinion Letter and the assumptions and qualifications expressed therein had been performed on the basis of the New Consideration, it would not have changed our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger was fair to Buyer from a financial point of view, as of the date hereof.

  This letter and the Opinion Letter have been directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this letter addresses only the financial fairness of the New Consideration to be paid by Buyer and does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. This letter may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this letter in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger, provided it is accompanied by the Opinion Letter. In furnishing this letter, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this letter constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          /s/ NationsBanc Montgomery
                                           Securities, LLC

                                          NATIONSBANC MONTGOMERY SECURITIES
                                           LLC

             [Letterhead of NationsBanc Montgomery Securities LLC]

                               October 21, 1998

Board of Directors
Data Processing Resources Corporation
4400 MacArthur Blvd., Suite 600
Newport Beach, CA 92660

Ladies and Gentlemen:

  We understand that Systems & Programming Consultants, Inc., a North Carolina corporation ("Seller"), the Controlling Shareholders (all terms not defined herein shall have the same meanings as set forth in the Merger Agreement (defined below)), Data Processing Resources Corporation, a California corporation ("Buyer") and DPRC Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of Buyer ("Acquisition Sub") have entered into an Agreement and Plan of Merger dated as of September 1, 1998 and as amended on October 13, 1998 and October 20, 1998 (collectively, the "Merger Agreement") pursuant to which Acquisition Sub will be merged with and into Seller, which will be the surviving entity (the "Merger"). We understand that the aggregate consideration to be delivered by Buyer in connection with the Merger will be paid exclusively in shares of common stock, no par value, of Buyer ("Buyer Common Stock") valued at $71,501,000 less deductions for certain payments and liabilities to be assumed by Buyer (the "Consideration"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Buyer: (i) all of the outstanding common stock, no par value, of Seller ("Seller Common Stock") will be convertible into and exchangeable for, the right to receive shares of Buyer Common Stock in accordance with an exchange ratio (the "Exchange Ratio") based on the Consideration; (ii) Buyer will assume Seller's existing stock option plan and certain outstanding stock options to purchase shares of Seller Common Stock, which options, following the Merger, will remain outstanding and be exercisable for shares of Buyer Common Stock of equivalent value, as determined by the Exchange Ratio; and (iii) certain other options to purchase shares of Seller Common Stock which are outstanding under Seller's stock option plan will be cancelled in the Merger in exchange for shares of Buyer Common Stock with an aggregate value equal to the appraised value of such options. The number of shares of Buyer Common Stock issued in connection with the Consideration will be reduced by the number of shares of Buyer Common Stock issued in consideration of the cancellation of such options. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

  You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Buyer with respect to alternatives to the Merger or Buyer's underlying decision to proceed with or effect the Merger.

  In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to Buyer, including the consolidated financial statements for recent years and interim periods to July 31, 1998 and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock, (iv) compared Seller and Buyer from a financial point of view with certain other companies in the information technology supplemental staffing industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the information technology supplemental staffing industry which we deemed to be comparable, in whole or in part, to the Merger;
(vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, including financial forecasts and related assumptions of Seller furnished to us by Buyer's management on behalf of Seller's management with respect to Seller and reviewed financial forecasts with respect to Buyer which were obtained by us from a NationsBanc Montgomery Securities LLC research report ("Buyer

Board of Directors
 Data Processing Resources Corporation
October 21, 1998
Page Two

Forecasts"); (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Buyer's counsel; and
(viii) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by Buyer's management on behalf of Seller's management and Buyer's Forecasts, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's or Buyer's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the Merger and the Merger Agreement, and financial reporting matters with respect to Seller. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. We shall provide, if practicable, an update of this opinion to you as to the financial fairness of the Consideration to Buyer as of the Effective Date; provided, however, that subsequent developments may affect our ability to provide such an opinion.

  We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by Buyer of any of the conditions to its obligations thereunder.

  We have provided this fairness opinion letter in connection with the Merger and will receive a fee for our services upon delivery of this letter to you. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Buyer and performed various investment banking services for Buyer. Our parent corporation, BankAmerica Corp., is a significant client of Seller.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof.

  This opinion is directed to the Board of Directors of Buyer in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to be paid by Buyer and does not address the relative merits of the Merger and any alternatives to the Merger, Buyer's underlying decision to proceed with or affect the Merger or any other aspect of the Merger. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby

Board of Directors
 Data Processing Resources Corporation
October 21, 1998
Page Three

given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          NATIONSBANC MONTGOMERY
                                          SECURITIES LLC

                                   ANNEX C-1

 CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW RELATING TO DISSENTERS'
                            RIGHTS OF SHAREHOLDERS

Section 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and, provided further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization, or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301.  DEMAND FOR PURCHASE.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

                                     C-1-1

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302.  ENDORSEMENT OF SHARES.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfer of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. AGREED PRICE--TIME FOR PAYMENT.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

                                     C-1-2

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305.  APPRAISERS' REPORT--PAYMENT--COSTS.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Section 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

Section 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

                                     C-1-3

Section 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Section 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311.  EXEMPT SHARES.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

                                     C-1-4

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     C-1-5

                                   ANNEX C-2

   TEXT OF CHAPTER 55, ARTICLE 13 OF THE GENERAL STATUTES OF NORTH CAROLINA
                 CONCERNING RIGHTS OF DISSENTING SHAREHOLDERS

PART I. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

Section 55-13-01. Definitions

  In this Article:

    (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

    (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

    (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

    (7) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 55-13-02. Right to dissent.

  (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

    (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

    (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

    (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

                                     C-2-1

    (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  (c) Notwithstanding any other provision of this Article, there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

    (1) The articles of incorporation of the corporation issuing the shares provide otherwise;

    (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

      a. Cash;

      b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders; or

      c. A combination of cash and shares as set forth in sub-subdivisions
    a. and b. of this subdivision.

Section 55-13-03. Dissent by nominees and beneficial owners.

  (a) A record shareholder may assert dissenter's rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenter's rights as to shares held on his behalf only if:

    (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenter's rights; and

    (2) He does so with respect to all shares of which he is the beneficial shareholder.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

Section 55-13-20. Notice of dissenters' rights.

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

  (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

  (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he

                                     C-2-2
suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

Section 55-13-21. Notice of intent to demand payment.

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

    (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (2) Must not vote his shares in favor of the proposed action.

  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

Section 55-13-22. Dissenters' notice.

  (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

  (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

    (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (3) Supply a form for demanding payment;

    (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

    (5) Be accompanied by a copy of this Article.

Section 55-13-23. Duty to demand payment.

  (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

  (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

Section 55-13-24. Share restrictions.

  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

                                     C-2-3

Section 55-13-25. Payment.

  (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

  (b) The payment shall be accompanied by:

    (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

    (2) An explanation of how the corporation estimated the fair value of the shares;

    (3) An explanation of how the interest was calculated;

    (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

    (5) A copy of this Article.

Section 55-13-26. Failure to take action.

  (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

Section 55-13-27  [Reserved for future codification purposes.]


Section 55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform.

  (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

    (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

    (2) The corporation fails to make payment under G.S. 55-13-25; or

    (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision
(a)(1) within 30 days after the corporation made payment for his shares or
(ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

                                     C-2-4

Section 55-13-30. Court action.

  (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

  (b) Reserved for future codification purposes.

  (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

Section 55-13-31. Court costs and counsel fees.

  (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

    (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

                                     C-2-5

                                    ANNEX D

                     DATA PROCESSING RESOURCES CORPORATION
                      1994 STOCK OPTION PLAN, AS AMENDED

1. PURPOSE.

  This Data Processing Resources Corporation 1994 Stock Option Plan, as amended (the "Plan") is intended to allow employees, directors, officers and consultants (all of whom are sometimes hereinafter referred to collectively as "Employees", even though some, particularly directors, may not be employees) of Data Processing Resources Corporation, a California corporation ("DPRC"), and Subsidiaries which it may have from time to time (DPRC and such Subsidiaries being together referred to herein as the "Company") to receive certain options ("Stock Options") to purchase DPRC's common stock (the "Common Stock"), as herein provided. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of DPRC, within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). "Parent" shall mean each corporation which is a "parent corporation" of DPRC, within the definition contained in Section 424(e) of the Code. The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

2. ADMINISTRATION.

  2.1 The Plan shall be administered by the entire Board of Directors of DPRC (the "Board"), or by a Compensation Committee consisting of two (2) or more Board members (the Board, or if applicable, the Compensation Committee administering the Plan shall hereinafter be referred to as the "Committee"). The members of the Committee must qualify as "outside directors" under Section 162(m) of the Code and "disinterested directors" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent that those provisions apply. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum; provided, however, that no member of the Committee or the Board shall be entitled to vote upon the granting of Stock Options to himself or herself. The Committee shall be governed by the provisions of DPRC's Bylaws and of California law applicable to the Board, except as otherwise provided herein or determined by the Board.

  2.2 The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the employees, directors, officers and/or consultants of the Company (all of whom are sometimes hereinafter referred to collectively as "Employees", even though some, particularly directors, may not be employees) nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to establish the terms and conditions upon which Stock Options may vest; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate, extend or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

  2.3 The Company hereby agrees to indemnify and hold harmless each Committee member and each Employee, and the estate and heirs of such Committee member or Employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees incurred by such Committee member or employee, which such Committee member or Employee, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items, unless the losses are due to the individual's gross negligence, willful misconduct or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any individual for any amount incurred through any settlement unless the Company consents in writing to the settlement.

3. ELIGIBILITY AND PARTICIPATION.

  Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

4. GRANTS.

  The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options and any such Stock Options shall be designated nonstatutory stock options by the Committee on the date of grant. However, incentive stock options may only be granted to employees of the Company. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of DPRC and any Parent or Subsidiary of DPRC) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Nonstatutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is canceled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

5. PURCHASE PRICE.

  The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") which are intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code shall be equal to the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of DPRC or of any Parent or Subsidiary (after taking into account the constructive ownership rules of Section 424(d) of the Code) shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which DPRC's shares were traded, and the method for determining the closing price shall be determined by the Committee; provided, however, that if the Common Stock is not then traded on an exchange, through an automated quotation system or otherwise in a manner determined by the Committee suitable for determining the Fair Market Value, the Committee shall determine the Fair Market Value in its reasonable judgment. The Exercise Price of any Stock Option which shall not qualify as an incentive stock option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock in the case of Option Shares granted to an individual who is a "covered employee" as that term is defined in Code Section 162(m).

6. OPTION PERIOD.

  The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of DPRC or of any Parent or Subsidiary (after taking into account the constructive ownership rules of Section 424(d) of the Code) shall not exceed five years.

Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. Notwithstanding the foregoing, but subject to the provisions of paragraph 2.2, Stock Options granted to Employees who are subject to the reporting requirements of Section 16(a) of the Exchange Act ("Section 16 Reporting Persons") shall not be exercisable until at least six months and one day from the date the Stock Option is granted. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

7. EXERCISE OF OPTIONS.

  7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Chief Financial Officer, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of outstanding shares of the Company's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

  7.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability; (d) if the Employee is a Section 16 Reporting Person, the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws; and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

  7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

  7.4 Notwithstanding anything contained herein to the contrary,

    7.4.1 Stock Options granted hereunder may be exercisable by the Optionee in the amounts and at such time as shall be determined by the Committee at the time the Stock Options are granted.

    7.4.2 The Committee, with prior approval of the Board, may authorize the Company to lend, to an Employee who shall desire to exercise his or her options granted hereunder, an amount up to and including the exercise price of such options, such loan to be evidenced by a promissory note issued by said Employee and secured by the Common Stock purchased by said Employee in exercising his or her Stock Options.

8. SERVICE REQUIREMENTS.

  Except as provided in paragraph 10 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the service of the Company. For purposes of this Paragraph 8, the period of continuous service of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed ninety (90) days, unless the Employee's rights to reemployment are guaranteed by statute or contract. However, an Employee will not be considered to have incurred a severance of employment because of a transfer of employment between DPRC and a Subsidiary or Parent (or vice versa). If such Employee fails to return to the service of the Company at the expiration of such leave of absence, such Employee's service with the Company shall be deemed terminated as of the date such leave of absence commenced. For purposes of this paragraph 8, an Employee who is a consultant to the Company shall be considered to be in continuous employment as long as the Employee continues performing services for the Company.

9. RESTRICTIONS ON TRANSFER.

  Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's lifetime only by such Employee.

10. TERMINATION OF EMPLOYMENT.

  10.1 Upon an Employee's Retirement, Disability or death, all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised prior to the earlier to occur of (i) the expiration of a period of ninety (90) days thereafter or (ii) the expiration at the end of the fixed term of said Stock Options, except that, in the case of disability, the foregoing ninety (90) day period shall be increased to one (1) year. Unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of service with the Company and shall not be exercisable thereafter.

  10.2 Upon the termination of the Employee's service with the Company for any reason other than the reasons set forth in paragraph 10.1 hereof, unless otherwise provided by the Committee, (a) all Stock Options to the extent then presently exercisable by such Employee shall remain exercisable only for a period of ninety (90) days after the date of such termination of service and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of service and shall not be exercisable thereafter.

  10.3 For purposes of this Plan:

    10.3.1 "Retirement" shall mean an Employee's retirement from service with the Company on or after the date on which such Employee attains the age of sixty-five (65) years; and

    10.3.2 "Disability" shall mean the total and permanent disability of an Employee in accordance with Section 22(e)(3) of the Code. An individual is permanently and totally disabled if the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless the Employee furnishes proof of the existence thereof in such form and manner, and at such times, as designated by the Committee.

11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

  11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under the Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend, a recapitalization

(other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

  11.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which DPRC is not the surviving corporation, or in which DPRC survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to shareholders, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

12. WITHHOLDING TAXES.

  The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company; (ii) by withholding from the Employee's compensation; (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option.

13. RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS.

  Income recognized by an Employee as the result of the exercise of Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

14. AMENDMENTS AND TERMINATION.

  The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to shareholder approval, which would: (a) materially increase the benefits accruing to Employees under this Plan; (b) materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof); or (c) materially modify the requirements as to eligibility for participation in the Plan.

15. SUCCESSORS IN INTEREST.

  The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

16. OTHER DOCUMENTS.

  All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted. Each agreement shall specify whether a Stock Option is an incentive stock option or a nonstatutory stock option.

17. NO OBLIGATION TO CONTINUE ENGAGEMENT.

  This Plan and grants hereunder shall not impose any obligation on the Company to continue to engage the services of any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant hereto shall be deemed modified in any way by any employment contract or other engagement agreement between an Employee and the Company.

18. MISCONDUCT OF AN EMPLOYEE.

  Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such Employee shall forfeit all rights and benefits under this Plan.

19. TERM OF PLAN.

  This Plan was adopted by the Board effective January 1, 1994, and was amended as of January 15, 1996, as of June 2, 1997, as of November 1, 1997 and
as of July    , 1998. No Stock Option may be granted under this Plan after
December 31, 2004.

20. GOVERNING LAW.

  This Plan shall be construed in accordance with, and governed by, the laws of the State of California.

21. SHAREHOLDER APPROVAL.

  No Stock Option shall be exercisable unless and until the shareholders of the Company have approved this Plan, including the classes of individuals entitled to receive incentive stock options under the Plan and the aggregate number of shares of Common Stock that may be issued under the Plan, and all other legal requirements have been fully complied with.

22. PRIVILEGES OF STOCK OWNERSHIP.

  The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Company Common Stock not actually issued to such holder.

23. COMMON STOCK SUBJECT TO PLAN.

  The total number of shares of Common Stock for which Stock Options may be granted under this Plan shall not exceed in the aggregate 3,000,000 shares of Common Stock, as such number may be adjusted from time to time in accordance with Section 11. The maximum number of shares that may be issued to a single Employee is 3,000,000.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the Corporation under certain circumstances set forth in Section 317 thereof. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

  Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. Section 317 provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

  If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

  If the agent loses or settles a suit brought by or on behalf of the corporation, his or her rights to indemnification are more limited. If he or she is adjudged to be liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in addition, that he or she acted with the care, including reasonable inquiry, of an ordinarily prudent person.

  The indemnification discussed above may be authorized by a majority vote of the disinterested directors or shareholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought. DPRC's Board of Directors makes all decisions regarding the indemnification of its officers and directors on a case-by-case basis.

  Any provision in DPRC's Articles of Incorporation or Bylaws or contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with Section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Lastly, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

  DPRC's Articles of Incorporation authorize the Board of Directors to provide indemnification of its agents through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by
Section 317, subject to the limits on such excess indemnification set forth in
Section 204 of the California Corporations Code. DPRC's Bylaws require DPRC to indemnify each of its directors and officers' to the maximum extent permitted by the California Corporations Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of DPRC. DPRC is also required to advance to such director or officer expenses incurred in defending any such proceeding, to the maximum extent permitted by such law. DPRC's Bylaws also provide that the Board of Directors, in its discretion, may provide for indemnification of or advance of expenses to other agents of DPRC.

  DPRC has also entered into agreements with each of its directors and officers pursuant to which DPRC has agreed to indemnify such director or officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or officer in or arising out of his or her capacity as a director, officer, employee and/or agent of DPRC or any other corporation of which he or she is a director or officer at the request of DPRC to the maximum extent permitted by applicable law. In addition, such director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

  DPRC carries directors' and officers' liability insurance covering its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 2.1     Agreement and Plan of Merger dated as of June 16, 1998, by and among
         Data Processing Resources Corporation, DPRC Acquisition Corp., Systems
         & Programming Consultants, Inc., Richard K. Carlisle, Thomas G.
         Carlisle, Jeffrey Carter and Robert Gallagher(7)
 2.2     Agreement of Purchase and Sale of Assets dated July 1, 1996, by and among Data Processing Resources Corporation, ADD Consulting, Inc. and
         Gerald R. Ladd(1)
 2.3     Registration Rights Agreement dated July 1, 1996, by and between Data
         Processing Resources Corporation and ADD Consulting, Inc.(1)
 2.4     Stock Purchase Agreement dated December 16, 1996, by and among Data
         Processing Resources Corporation, Leardata Info-Services, Inc.,
         General Atlantic Leardata Partners, LP., Bruce M. Smith, Chris P.
         Smith, Steve P. Donaldson, Robert M. Howe and Barbara A. Kuhler(3)
 2.5     Form of Registration Rights Agreement to be entered into among Data
         Processing Resources Corporation, Leardata Info-Services, Inc.,
         General Atlantic Leardata Partners, LP., Bruce M. Smith, Chris P.
         Smith, Steve P. Donaldson, Robert H. Howe and Barbara A. Kuhler(3)
 2.6     Agreement and Plan of Merger dated April 29, 1997, by and among Data
         Processing Resources Corporation, DPRC Acquisition Corp., Computec
         International Strategic Resources, Inc., Christopher W. Lancashire,
         Alicia R. Lancashire and Merrill Lynch Trust Company of California, as
         Trustee of The Lancashire Charitable Remainder Unitrust(4)
 2.7     Registration Rights Agreement dated April 29, 1997, by and among Data
         Processing Resources Corporation, Christopher W. Lancashire and Alicia
         R. Lancashire(4)
 2.8     Agreement of Purchase and Sale of Assets dated January 27, 1998, by and among Data Processing Resources Corporation, S3G, Inc. and Michael
         G. McCarthy(6)
 2.9     Registration Rights Agreement dated January 27, 1998, by and between
         Data Processing Resources Corporation and S3G, Inc.(6)
 2.10    Letter Agreement amending certain terms of the Merger Agreement, dated
         October 13, 1998(8)
 2.11    Letter Agreement amending certain terms of the Merger Agreement, dated
         October 20, 1998(9)
 3.1     Restated Articles of Incorporation of Data Processing Resources
         Corporation(2)
 3.2     Restated Bylaws of Data Processing Resources Corporation(2)
 4.1     Investor's Rights Agreement dated as of March 2, 1995, by and among
         Data Processing Resources Corporation and the Holders who are
         signatories thereto, as amended by Amendment No. 1(2)
 4.2     Specimen Common Stock certificate(2)
 4.3     Indenture dated as of March 24, 1998 between Data Processing Resources
         Corporation and State Street Bank and Trust Company of California,
         N.A. and Form of Note(5)
 4.4     Registration Rights Agreement dated as of March 24, 1998 between Data
         Processing Resources Corporation and NationsBanc Montgomery
         Securities, LLC, Donaldson, Lufkin, Jenrette Securities Corporation,
         Robert W. Baird & Co., Incorporated and Lehman Brothers (the "Initial
         Purchasers")(5)
 4.5     Purchase Agreement dated as of March 18, 1998 between Data Processing
         Resources Corporation and the Initial Purchasers(5)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  5.1++  Opinion of Riordan & McKinzie, a Professional Law Corporation
  8.1++  Tax Opinion of Riordan & McKinzie, a Professional Law Corporation
 23.1++  Consent of Deloitte & Touche LLP, Costa Mesa, California
 23.2++  Consent of Deloitte & Touche LLP, Dallas, Texas
 23.3++  Consent of Jack Anthony, CPA, Charlotte, North Carolina
 23.4++  Consent of Arthur Andersen LLP, Omaha, Nebraska
 23.5++  Consent of Arthur Andersen LLP, Chicago, Illinois
 23.6++  Consent of Riordan & McKinzie (included in Exhibit 5.1)
 23.7    Consent of NationsBanc Montgomery Securities LLC (included in Annex B to the Proxy Statement/Prospectus constituting Part I of this
         Registration Statement)*
 23.8++  Consent of Riordan & McKinzie (included in Exhibit 8.1)
 23.9++  Consent of Hitchner Whitt & Co., P.A.
 24.1    Power of Attorney with respect to Data Processing Resources
         Corporation (included on page II-6)*
 99.1    Form of Proxy Card*
 99.2    Opinion of NationsBanc Montgomery Securities LLC, dated June 15, 1998;
         Letter of NationsBanc Montgomery Securities LLC, dated June 16, 1998 and Opinion of NationsBanc Montgomery Securities LLC, dated October
         21, 1998 (incorporated by reference from Annex B to the Proxy
         Statement/Prospectus constituting Part I of this Registration
         Statement)*

--------
 ++ Filed herewith.

 *  Previously filed as an exhibit to this Registration Statement on Form S-4.

(1) Incorporated by reference to DPRC's Current Report on Form 8-K dated July 1, 1996, as filed with the Securities and Exchange Commission on July 16, 1996 and, as amended, on August 27, 1996.

(2) Incorporated by reference to Amendment No. 3 to DPRC's Registration Statement on Form S-1 (No. 333-00098) as filed with the Securities and Exchange Commission on March 5, 1996.

(3) Incorporated by reference to Amendment No. 1 to DPRC's Registration Statement on Form S-1 (No. 333-18719) as filed with the Securities and Exchange Commission on January 21, 1997.

(4) Incorporated by reference to DPRC's Current Report on Form 8-K dated April 30, 1997 as filed with the Securities and Exchange Commission on May 15, 1997.

(5) Incorporated by reference to DPRC's Current Report on Form 8-K dated March 24, 1998 as filed with the Securities and Exchange Commission on March 24, 1998.

(6) Incorporated by reference to DPRC's Current Report on Form 8-K dated January 27, 1998, as filed with the Securities and Exchange Commission on February 11, 1998.

(7) Incorporated by reference to DPRC's Current Report on Form 8-K dated June 16, 1998, as filed with the Securities and Exchange Commission on June 17, 1998.

(8) Incorporated by reference to DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

(9) Incorporated by reference to DPRC's Current Report on Form 8-K dated October 20, 1998, as filed with the Securities and Exchange Commission on October 22, 1998.

  (b) FINANCIAL STATEMENT SCHEDULES

  Not applicable.

  (c) OPINION OR APPRAISAL IS FURNISHED AS PART OF THIS PROSPECTUS.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (7) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (8) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (9) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 3, 1998.

                                          DATA PROCESSING RESOURCES
                                           CORPORATION

                                          By: /s/ David M. Connell
                                          _____________________________________
                                            David M. Connell
                                            President

  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following person in the capacities and on the date indicated.


             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----

                 *                   Chairman of the Board, Chief  November 3, 1998
____________________________________  Executive Officer, and
         Mary Ellen Weaver            Director (Principal
                                      Executive Officer)

      /s/ David M. Connell           President, Chief Operating    November 3, 1998
____________________________________  Officer and Director
          David M. Connell


                 *                   Executive Vice President      November 3, 1998
____________________________________  (Principal Financial
         Michael A. Piraino           Officer)

       /s/ James A. Adams            Chief Financial Officer       November 3, 1998
____________________________________  (Principal Accounting
           James A. Adams             Officer)
                 *                   Director                      November 3, 1998
____________________________________
        J. Christopher Lewis

                 *                   Director                      November 3, 1998
____________________________________
          Patrick C. Haden

                 *                   Director                      November 3, 1998
____________________________________
     Christopher W. Lancashire

*By: /s/
       David M. Connell
  ----------------------------
       David M. Connell
       Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1    Agreement and Plan of Merger dated as of June 16, 1998, by and among
          Data Processing Resources Corporation, DPRC Acquisition Corp.,
          Systems & Programming Consultants, Inc., Richard K. Carlisle, Thomas
          G. Carlisle, Jeffrey Carter and Robert Gallagher/(7)/
  2.2    Agreement of Purchase and Sale of Assets dated July 1, 1996, by and among Data Processing Resources Corporation, ADD Consulting, Inc. and
          Gerald R. Ladd/(1)/
  2.3    Registration Rights Agreement dated July 1, 1996, by and between Data
          Processing Resources Corporation and ADD Consulting, Inc./(1)/
  2.4    Stock Purchase Agreement dated December 16, 1996, by and among Data
          Processing Resources Corporation, Leardata Info-Services, Inc.,
          General Atlantic Leardata Partners, LP., Bruce M. Smith, Chris P.
          Smith, Steve P. Donaldson, Robert M. Howe and Barbara A. Kuhler/(3)/
  2.5    Form of Registration Rights Agreement to be entered into among Data
          Processing Resources Corporation, Leardata Info-Services, Inc.,
          General Atlantic Leardata Partners, LP., Bruce M. Smith, Chris P.
          Smith, Steve P. Donaldson, Robert H. Howe and Barbara A. Kuhler/(3)/
  2.6    Agreement and Plan of Merger dated April 29, 1997, by and among Data
          Processing Resources Corporation, DPRC Acquisition Corp., Computec
          International Strategic Resources, Inc., Christopher W. Lancashire,
          Alicia R. Lancashire and Merrill Lynch Trust Company of California,
          as Trustee of The Lancashire Charitable Remainder Unitrust /(4)/
  2.7    Registration Rights Agreement dated April 29, 1997, by and among Data
          Processing Resources Corporation, Christopher W. Lancashire and
          Alicia R. Lancashire/(4)/
  2.8    Agreement of Purchase and Sale of Assets dated January 27, 1998, by and among Data Processing Resources Corporation, S3G, Inc. and
          Michael G. McCarthy/(6)/
  2.9    Registration Rights Agreement dated January 27, 1998, by and between
          Data Processing Resources Corporation and S3G, Inc./(6)/
  2.10   Letter Agreement amending certain terms of the Merger Agreement, dated
          October 13, 1998/(8)/
  2.11   Letter Agreement amending certain terms of the Merger Agreement, dated
          October 20, 1998/(9)/
  3.1    Restated Articles of Incorporation of Data Processing Resources
          Corporation/(2)/
  3.2    Restated Bylaws of Data Processing Resources Corporation/(2)/
  4.1    Investor's Rights Agreement dated as of March 2, 1995, by and among
          Data Processing Resources Corporation and the Holders who are
          signatories thereto, as amended by Amendment No. 1/(2)/
  4.2    Specimen Common Stock certificate/(2)/
  4.3    Indenture dated as of March 24, 1998 between Data Processing Resources
          Corporation and State Street Bank and Trust Company of California,
          N.A. and Form of Note/(5)/
  4.4    Registration Rights Agreement dated as of March 24, 1998 between Data
          Processing Resources Corporation and NationsBanc Montgomery
          Securities, LLC, Donaldson, Lufkin, Jenrette Securities Corporation,
          Robert W. Baird & Co., Incorporated and Lehman Brothers (the "Initial
          Purchasers")/(5)/
  4.5    Purchase Agreement dated as of March 18, 1998 between Data Processing
          Resources Corporation and the Initial Purchasers/(5)/
  5.1++  Opinion of Riordan & McKinzie, a Professional Law Corporation
  8.1++  Tax Opinion of Riordan & McKinzie, a Professional Law Corporation
 23.1++  Consent of Deloitte & Touche LLP, Costa Mesa, California
 23.2++  Consent of Deloitte & Touche LLP, Dallas, Texas

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 23.3++  Consent of Jack Anthony, CPA, Charlotte, North Carolina
 23.4++  Consent of Arthur Andersen LLP, Omaha, Nebraska
 23.5++  Consent of Arthur Andersen LLP, Chicago, Illinois
 23.6++  Consent of Riordan & McKinzie (included in Exhibit 5.1)
 23.7    Consent of NationsBanc Montgomery Securities LLC (included in Annex B to the Proxy Statement/Prospectus constituting Part I of this
          Registration Statement)*
 23.8++  Consent of Riordan & McKinzie (included in Exhibit 8.1)
 23.9++  Consent of Hitchner Whitt & Co., P.A.
 24.1    Power of Attorney with respect to Data Processing Resources
          Corporation (included on page II-6)*
 99.1    Form of Proxy Card*
 99.2    Opinion of NationsBanc Montgomery Securities LLC, dated June 15, 1998;
          Letter of NationsBanc Montgomery Securities LLC, dated June 16, 1998 and Opinion of NationsBanc Montgomery Securities LLC, dated October
          21, 1998 (incorporated by reference from Annex B to the Proxy
          Statement/Prospectus constituting Part I of this Registration
          Statement)*

--------
++ Filed herewith.

 * Previously filed as an Exhibit to this Registration Statement on Form S-4.

(1) Incorporated by reference to DPRC's Current Report on Form 8-K dated July 1, 1996, as filed with the Securities and Exchange Commission on July 16, 1996 and, as amended, on August 27, 1996.

(2) Incorporated by reference to Amendment No. 3 to DPRC's Registration Statement on Form S-1 (No. 333-00098) as filed with the Securities and Exchange Commission on March 5, 1996.

(3) Incorporated by reference to Amendment No. 1 to DPRC's Registration Statement on Form S-1 (No. 333-18719) as filed with the Securities and Exchange Commission on January 21, 1997.

(4) Incorporated by reference to DPRC's Current Report on Form 8-K dated April 30, 1997 as filed with the Securities and Exchange Commission on May 15, 1997.

(5) Incorporated by reference to DPRC's Current Report on Form 8-K dated March 24, 1998 as filed with the Securities and Exchange Commission on March 24, 1998.

(6) Incorporated by reference to DPRC's Current Report on Form 8-K dated January 27, 1998, as filed with the Securities and Exchange Commission on February 11, 1998.

(7) Incorporated by reference to DPRC's Current Report on Form 8-K dated June 16, 1998, as filed with the Securities and Exchange Commission on June 17, 1998.

(8) Incorporated by reference to DPRC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

(9) Incorporated by reference to DPRC's Current Report on Form 8-K dated October 20, 1998, as filed with the Securities and Exchange Commission on October 22, 1998.